UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. 2)

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Nukkleus Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Nukkleus Inc.

575 Fifth Ave, 14th floor

New York, New York 10017

212-791-4663

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the stockholders of Nukkleus Inc.:

We are pleased to invite you to attend our Special Meeting of the Stockholders (the “Special Meeting”) of Nukkleus Inc., a Delaware corporation (the “Company”), which will be held at 10:00 a.m. eastern time on *, 2025, virtually at www.*.com, for the following purposes:

1.	To approve the terms of that certain Securities Purchase Agreement and Call Option, dated December 15, 2024, between the Company, Star Capital 26, Inc. (“Star”), a Delaware corporation, the equity holders of Star (the “Star Equity Holders”), and Menachem Shalom, as representative of the Star Equity Holders, as amended, which was amended on each of February 11, 2025, May 13, 2025 and June 15, 2025 (as it may be further amended from time to time and including all exhibits and schedules thereto, “Star Agreement”), including, but not limited to, the issuance of shares of Company common stock, par value $0.0001 per share (the “Common Stock”), for purposes of complying with the Nasdaq Listing Rules, issuable in connection therewith, pursuant to which the Company will acquire shares of class A common stock of Star representing 51% of the economic interest of Star (this proposal is referred to herein as the “Star Purchase Proposal”);

2.	To approve the terms of that certain Share Purchase Agreement, dated December 23, 2024, between Jamal Khurshid (“Khurshid” or “Buyer”) and Match Financial Limited, an England and Wales company and a wholly owned subsidiary of the Company (“Match”), pursuant to which Match will sell to Buyer its 100% interest in Digital RFQ Limited (“DRFQ”) (as it may be further amended from time to time and including all exhibits and schedules thereto, “DRFQ Agreement”) (this proposal is referred to herein as the “DRFQ Sale Proposal”);

3.	To approve of the issuance of shares of Common Stock to X Group Fund of Funds pursuant to the exercise of a Stock Purchase Warrant to acquire 150,000 shares of Common Stock at an exercise price of $2.00 per share for a term of five years and the exercise of a Stock Purchase Warrant to acquire 351,424 shares of Common Stock at an exercise price of $2.41 per share for a term of five years with such modifications, amendments, or changes (consistent with the intent and purpose of this proposal) for purposes of complying with the Nasdaq Listing Rules, (this proposal is referred to herein as the “Warrant Proposal”);

4.	To approve and ratify the 2025 Equity Incentive Plan (the “Incentive Plan”) and the authorization of 1,950,000 shares of common stock for issuance thereunder (“Incentive Plan Proposal”); and

5.	To conduct any other business as may properly come before the meeting or any adjournment thereof.

After careful consideration, the Board of Directors of the Company (the “Board”) unanimously determined that (i) the Star Agreement and the transactions contemplated thereby, (ii) the DRFQ Agreement and the transactions contemplated thereby, (iii) the issuance of the shares of Common Stock upon exercise of the X Group Warrants; and (iv) the adoption of the Incentive Plan, are in the best interests of the Company and its stockholders, and approved each of the aforementioned matters, and recommends that you vote “FOR” (i) the Star Purchase Proposal, (ii) the approval of the DRFQ Sale Proposal, (iii) the approval of the Warrant Proposal and (iv) the approval of the Incentive Plan Proposal.

We do not expect to transact any other business at the Special Meeting. Only holders of record of shares of the Common Stock at the close of business on *, 2025 (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments thereof.

The Board unanimously approved a reverse stock split of the Company’s common stock at a ratio of one-for-eight (the “Reverse Stock Split”). The Company’s shareholders approved a reverse stock split at a ratio of not less than one-for-two and not greater than one-for-thirty at the Company’s annual meeting on October 11, 2024. On October 11, 2024, the Company filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Delaware Secretary of State as corrected on October 16, 2024 to effect the Reverse Stock Split (the “Reverse Certificate of Amendment”), which became effective 12:01 am eastern time on October 24, 2024. As a result of the Reverse Stock Split, every eight shares of the Company’s Common Stock issued and outstanding on the effective were consolidated into one issued and outstanding share. All stockholders entitled to receive fractional shares as a result of the Reverse Stock Split received one whole share for their fractional share interest. On October 31, 2024, the Company received notice from DTCC on behalf of the brokerage firms that hold the shares of Company common stock held in “street name” that in connection with the foregoing rounding of shares the Company would need to issue 182,004 shares of common stock. The Company does not believe the number of shares being requested is correct based on the historical number of shareholders of its common stock and is aware of similar occurrences in recent months for other companies completing a reverse stock split. As such, the Company has begun an inquiry into the calculations set forth in the request. During the pendency of this inquiry, the Company does not intend to issue any shares in connection with the fractional shares being requested. The Company may face potential liability for its failure to issue the shares of Common Stock if it is determined that it is required to issue such shares. There was no change in the par value of our common stock. In addition, proportionate adjustments will be made to the exercise prices of the Company’s outstanding stock options and warrants and to the number of shares issued and issuable under the Company’s existing stock incentive plans. All Common Stock per share numbers and prices included herein have been adjusted to reflect the Reverse Split, unless stated otherwise.

At the close of business on the Record Date * shares of Common Stock were outstanding. Each share of Common Stock represents one vote that may be voted on each matter that may come before the Special Meeting.

Your vote is very important.

The Star Agreement will result in the issuance of a number of shares of Common Stock that will be in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the stock to Star, which Star will in turn assign to the Star Equity Holders.

On December 15, 2024, the Company entered into the Star Agreement with Star, the Star Equity Holders and Menachem Shalom, the representative of such shareholders, to acquire a controlling 51% interest in Star, a defense acquisition company (the “Transaction”). On February 11, 2025, the Company, Star and the Star Equity Holders, entered into an Amendment No. 1 to the Star Agreement (the “Amendment”) providing that the consideration to be invested by the Company into Star shall be increased. Star holds a 100% interest of B. Rimon Agencies Ltd. (“Rimon”), an Israeli corporation engaged as a supplier of generators for “iron dome” launchers and other defense products. Mr. Shalom, who is the Chief Executive Officer and a director of the Company, is a controlling shareholder, Chief Executive Officer and a director of Star. Pursuant to the Star Agreement, the Company at closing will acquire 51% of the issued and outstanding capital of Star in consideration of (i) $15,000,000 in a combination of cash in the minimum amount of $5,000,000 and a promissory note for the remaining balance maturing in 12 months following the closing (the “Investment Note”), (ii) the Company issuing Star 2,385,170 shares of Common Stock of the Company (the “Shares”) and (iii) the Company issuing Star a five-year warrant to purchase an aggregate of 6,907,859 shares of the Company’s Common Stock for an exercise price of $1.50 per share (the “Initial Warrant”). At closing, Star intends to assign the Shares and the Initial Warrant to the Star Equity Holders. The Star Equity Holders granted the Company an option (the “Option”) to purchase the balance of their equity in Star (49%) for an aggregate of $16,084,250 (the “Option Exercise Price”) in consideration for the issuance to the Star Equity Holders five-year warrants to purchase an aggregate of 720,000 shares of the Company’s Common Stock for an exercise price of $1.50 per share (the “Option Warrant”). The Option Exercise Price to be paid by the Company to the Star Equity Holders will consist of $3,000,000 in cash, a promissory note in the principal amount of $3,000,000, which shall accrue interest at the rate of 8% and be due and payable six (6) months after the issuance thereof, 2,385,170 shares of Common Stock of the Company (the “Exercise Shares”) and a five-year warrant to purchase 5,109,789 shares of the Company’s common stock for an exercise price of $1.50 per share (the “Option Exercise Warrant”). At the closing, the Shares and the Initial Warrant will be assigned by Star to the Star Equity Holders. If, for a period of 12 months after the closing, the Company’s shares of Common Stock are delisted from Nasdaq, Star shall have the right, at its own discretion, to require the Company to exchange the Investment Note for all the shares of Star then held by the Company, provided, however, the Option shall be automatically cancelled and Star shall retain any cash payments made by the Company to Star and the Company shall retain an equity interest in Star equivalent to all cash payments. On February 11, 2025, the Company, Star and the Star Equity Holders, entered into the Amendment providing that the consideration to be invested by the Company into Star shall be increased to $21,000,000 from $15,000,000 consisting of cash in the amount of $5,000,000, as initially contemplated, and increasing the Investment Note to $16,000,000. Further, the Amendment increased the amount that the Company will lend to Star prior to the closing date from $1,000,000 to $1,800,000. The Amendment also provided that in the event Star consummates its initial public offering or a direct listing to a national exchange (Nasdaq or NYSE) of its shares of Class A Common Stock, then the Option shall automatically expire. On May 13, 2025, the parties entered into Amendment No. 2 increasing the amount that the Company will lend to Star prior to the closing date from $1,800,000 to $3,000,000 and removing the closing condition that a fairness opinion be delivered at closing. Star also executed a promissory note memorializing the previous $2,000,000 funded by the Company as well as future advances to be provided to Star up to a total of $3,000,000. The promissory note provides that the loans are due November 30, 2025 if the transactions contemplated by the Star Agreement are not consummated by said date. On June 15, 2025, the parties entered into Amendment No. 3 whereby they clarified that if the Company fails to make all payments by the agreed time or if the Star Agreement is terminated as a result of the Company failing to perform or observe the covenants or agreements of the Company or if Company fails to maintain its listing on Nasdaq, Star shall be entitled to a payment from the Company in the amount of $3,000,000.

The closing of the Transaction is subject to customary closing conditions, including regulatory approvals, third-party consents, and approval by the Company’s shareholders as required under applicable Nasdaq listing rules. As a result of the above transaction, the Shares issued to Star and assigned to the Star Equity Holders represents 49.9% of the issued and outstanding shares of Common Stock as of the Record Date. Further, assuming the Company has exercised the Option and the Company has issued the Exercise Shares to the Star Equity Holders and the Star Equity Holders have exercised the Initial Warrant, the Option Warrant and the Option Exercise Warrant, the Star Equity Holders would hold an aggregate of 17,507,988 shares of Common Stock representing 366.2% of the issued and outstanding shares of Common Stock of the Company as of the Record Date.

As a result, the transactions would result in a “change of control” and we are required to obtain stockholder approval for the Star Agreement and the transactions contemplated therein, pursuant to Nasdaq Listing Rules 5635(a) and (b).

Pursuant to Nasdaq Listing Rule 5635(a) stockholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if: (1) where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, or securities convertible into or exercisable for common stock, other than a public offering for cash: (A) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Further, Nasdaq Listing Rule 5635(a)(2) provides that shareholder approval is required in the event any director, officer or Substantial Shareholder (as defined by Rule 5635(e)(3)) of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more. Mr. Shalom, the CEO and a director is the CEO, a director and the controlling shareholder of Star. As a result, we are required to obtain stock approval for the Star Agreement as pursuant to Nasdaq Listing Rule 5635(a)(2).

Pursuant to Nasdaq Listing Rule 5635(b) shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. This rule does not specifically define when a change of control of a company may be deemed to occur for this purpose; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding shares of common stock or voting power, and such ownership or voting power would represent the Company’s largest concentration of ownership or voting power. The issuance of Common Stock under the Star Agreement, as described therein, and as a result thereof, will result in the Star Equity Holders holding 49.9% of the issued and outstanding shares of Common Stock of the Company as of the Record Date and such ownership could represent the Company’s largest ownership position. This could be further increased to 366.2% assuming the exercise of the Initial Warrant and the Option Warrant of the issued and outstanding shares of Common Stock of the Company as of the Record Date. Accordingly, we are seeking shareholder approval pursuant to Nasdaq Listing Rule 5635(b) of the issuance of Common Stock issuable pursuant to the Star Agreement in excess of these limits. Shareholders should note that a “change of control” as described under Nasdaq Listing Rule 5635(b) applies only with respect to the application of such rule, and does not necessarily constitute a “change of control” for purposes of Delaware law, our organizational documents or any other agreements to which we may be a party.

In addition, pursuant to Nasdaq Rule 5635(d), Nasdaq listed companies are required to obtain shareholder approval for a transaction, other than a “public offering,” involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) which equals 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance at a price that is the lower of (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement, or (ii) the average Nasdaq official closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement.

As the issuance of the Company shares to Star under the Star Agreement will result in the issuance of more than 20% of the Company’s outstanding shares of Common Stock and pursuant to the requirements of Nasdaq Rule 5635(a)(2), we are required to obtain stockholder approval for the Star Agreement and the transactions contemplated therein, pursuant to Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d).

We are therefore seeking the approval of the Star Agreement and the transactions contemplated therein by the Company’s stockholders by adopting a resolution as described in the accompanying proxy statement under “Proposal One: Stockholder Approval of the Star Agreement”.

Proposal One requires that more votes are cast in favor of the proposal than are cast opposing the proposal, by the holders of shares of the Company’s voting stock present in person or by proxy and entitled to vote on the matter at the Special Meeting, provided that a quorum exists at such Special Meeting.

While neither the Nasdaq Listing Rules nor the Delaware General Corporate Law (the “DGCL”) requires shareholder approval of the sale of DRFQ as contemplated in the DRFQ Agreement, which will occur following the Star transaction, we have agreed, pursuant to the terms of the DRFQ Agreement to seek stockholder approval of the transactions contemplated thereby and the sale of DRFQ to Khurshid.

We are therefore seeking the approval of the DRFQ Agreement and the transactions contemplated therein by the Company’s stockholders by adopting a resolution as described in the accompanying proxy statement under “Proposal Two: Stockholder Approval of the DRFQ Agreement”.

Proposal Two requires that more votes are cast in favor of the proposal than are cast opposing the proposal, by the holders of shares of the Company’s voting stock present in person or by proxy and entitled to vote on the matter at the Special Meeting, provided that a quorum exists at such Special Meeting.

Pursuant to Nasdaq Listing Rule 5635(b) shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. This rule does not specifically define when a change of control of a company may be deemed to occur for this purpose; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding shares of common stock or voting power, and such ownership or voting power would represent the Company’s largest concentration of ownership or voting power.

Pursuant to Nasdaq Rule 5635(d), Nasdaq listed companies are required to obtain shareholder approval for a transaction, other than a “public offering,” involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) which equals 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance at a price that is the lower of (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement, or (ii) the average Nasdaq official closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement.

The shareholders of the Company are being asked to approve the issuance of shares of Common Stock to X Group Fund of Funds pursuant to the exercise of a Stock Purchase Warrant to acquire 150,000 shares of Common Stock at an exercise price of $2.00 per share for a term of five years and the exercise of a Stock Purchase Warrant to acquire 351,424 shares of Common Stock at an exercise price of $2.41 per share for a term of five years with such modifications, amendments, or changes (consistent with the intent and purpose of this proposal) agreed upon by the parties and in accordance with the stockholder approval requirements of the Nasdaq Listing Rules 5635(b) and 5635(d).

We are therefore seeking the approval of the Warrants held by X Group and the transactions contemplated therein by the Company’s stockholders by adopting a resolution as described in the accompanying proxy statement under “Proposal Three: Stockholder Approval of the X Group Warrants”

Proposal Three requires that more votes are cast in favor of the proposal than are cast opposing the proposal, by the holders of shares of the Company’s voting stock present in person or by proxy and entitled to vote on the matter at the Special Meeting, provided that a quorum exists at such Special Meeting.

Nasdaq Rule 5635(c) requires shareholder approval is required prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants.

We are asking you to approve and ratify the 2025 Equity Incentive Plan (the “Incentive Plan”) and the authorization of 1,950,000 shares of common stock for issuance thereunder as described in the accompanying proxy statement under “Proposal Four: Stockholder Approval of the 2025 Incentive Stock Plan”.

Proposal Four requires that more votes are cast in favor of the proposal than are cast opposing the proposal, by the holders of shares of the Company’s voting stock present in person or by proxy and entitled to vote on the matter at the Special Meeting, provided that a quorum exists at such Special Meeting.

If You Plan to Attend

The Special Meeting of Stockholders will be held virtually. To attend the meeting, please go to www.*.com and enter the 16-digit control number found on your proxy card. If you are a beneficial owner, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the Special Meeting, please have a legal proxy from your nominee authorizing you to vote your shares. You will be able to attend and participate in the Special Meeting online, vote your shares electronically, and submit questions prior to and during the meeting.

You will not be able to attend the Special Meeting in person.

By the Order of the Board of Directors

/s/ Menachem Shalom
Menachem Shalom
Chief Executive Officer The proxy statement is dated *, 2025, and is first being made available to stockholders on or about *, 2025.

Dated: *, 2025

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by phone or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

i

Nukkleus Inc.

575 Fifth Ave, 14th Floor

New York, New York 10017

212-791-4663

SPECIAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is being sent to the holders of shares of voting stock of Nukkleus Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Special Meeting of Stockholders of the Company which will be held at 10:00 a.m. eastern time on *, 2025, virtually at www.*.com (the “Special Meeting”).

QUESTIONS AND ANSWERS REGARDING THE SPECIAL MEETING OF STOCKHOLDERS

Who is entitled to vote at the Special Meeting?

The Board has fixed the close of business on *, 2025 as the record date (the “Record Date”) for a determination of the stockholders entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were * shares of common stock, par value $0.0001 per share (“Common Stock”) of the Company outstanding. Each share of Common Stock represents one vote that may be voted on each matter that may come before the Special Meeting.

What matters will be voted on at the Special Meeting?

The proposals that are scheduled to be considered and voted on at the Special Meeting are as follows:

●	To approve the terms of the Star Purchase Proposal.

●	To approve the terms of the DRFQ Sale Proposal.

●	To approve the Warrant Proposal.

●	To approve the Incentive Plan Proposal.

Why am I receiving these materials?

Pursuant to Nasdaq Listing Rules 5635(a) and (d), stockholder approval is required prior to the issuance of the shares due in connection with the Star Agreement, because such shares are in excess of 19.99% of the number of shares of Common Stock outstanding before the issuance of such shares. In addition, pursuant to Nasdaq Listing Rules 5635(b), stockholder approval is required prior to the issuance of the shares in connection with the Star Agreement because such shares effect a change of control of the Company. Further, Nasdaq Listing Rule 5635(a)(2) provides that shareholder approval is required in the event any director, officer or Substantial Shareholder (as defined by Rule 5635(e)(3)) of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more. Mr. Shalom, the CEO and a director is the CEO, a director and the controlling shareholder of Star. As a result, we are required to obtain stock approval for the Star Agreement as pursuant to Nasdaq Listing Rule 5635(a)(2).

We are therefore seeking the approval of the Star Agreement and the transactions contemplated therein by the Company’s stockholders by adopting a resolution as described in the accompanying proxy statement under “Proposal One: Stockholder Approval of the Star Agreement”.

While neither the Nasdaq Listing Rules nor the DGCL requires shareholder approval of the sale of DRFQ of the Company contemplated in the DRFQ Agreement, we have agreed pursuant to the terms of the DRFQ Agreement to seek stockholder approval of the transactions contemplated thereby and the sale of DRFQ to Khurshid.

We are therefore seeking the approval of the DRFQ Agreement and the transactions contemplated therein by the Company’s stockholders by adopting a resolution as described in the accompanying proxy statement under “Proposal Two: Stockholder Approval of the DRFQ Agreement”.

Pursuant to Nasdaq Listing Rule 5635(b) shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. Pursuant to Nasdaq Rule 5635(d), Nasdaq listed companies are required to obtain shareholder approval for a transaction, other than a “public offering,” involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) which equals 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance at a price that is the lower of (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement, or (ii) the average Nasdaq official closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement.

We are therefore seeking the approval of the Warrants held by X Group and the transactions contemplated therein by the Company’s stockholders by adopting a resolution as described in the accompanying proxy statement under “Proposal Three: Stockholder Approval of the X Group Warrants”

Nasdaq Rule 5635(c) requires shareholder approval is required prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants.

We are asking you to approve and ratify the 2025 Equity Incentive Plan (the “Incentive Plan”) and the authorization of 1,950,000 shares of common stock for issuance thereunder as described in the accompanying proxy statement under “Proposal Four: Stockholder Approval of the 2025 Incentive Stock Plan”.

The Company is sending these materials to you to help you decide how to vote your shares of the Company’s common stock with respect to the matters to be considered at the Special Meeting. This proxy statement contains important information about the Star Purchase, the DRFQ Sale, the X Group Warrants, the Incentive Plan and the Special Meeting, and you should read it carefully.

Why is the Company seeking stockholder approval of the Star Purchase and the issuance of shares of common stock issuable in connection therewith?

Because our common stock is listed on The Nasdaq Capital Market, we are subject to The Nasdaq Stock Market Listing Rules. Rule 5635(a) of The Nasdaq Stock Market listing standards requires stockholder approval with respect to issuances of our common stock, among other instances, when the shares to be issued are being issued in connection with the acquisition of the stock of another company and are equal to 20% or more of the Company’s outstanding common stock or voting shares before the issuance. Further, Nasdaq Listing Rule 5635(a)(2) provides that shareholder approval is required in the event any director, officer or Substantial Shareholder (as defined by Rule 5635(e)(3)) of the Company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more. Mr. Shalom, the CEO and a director is the CEO, a director and the controlling shareholder of Star. As a result, we are required to obtain stock approval for the Star Agreement as pursuant to Nasdaq Listing Rule 5635(a)(2).

Pursuant to Nasdaq Listing Rule 5635(b) shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. This rule does not specifically define when a change of control of a company may be deemed to occur for this purpose; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding shares of common stock or voting power, and such ownership or voting power would represent the Company’s largest concentration of ownership or voting power. The issuance of Common Stock under the Star Agreement whether at closing of the Star acquisition or upon exercise of the Initial Warrant or the Option Warrant will result in Star holding 20% or more of our outstanding Common Stock and such ownership could represent the Company’s largest ownership position. Accordingly, we are seeking shareholder approval pursuant to Nasdaq Listing Rule 5635(b) of the issuance of Common Stock issuable pursuant to the Star Agreement in excess of these limits. Shareholders should note that a “change of control” as described under Nasdaq Listing Rule 5635(b) applies only with respect to the application of such rule, and does not necessarily constitute a “change of control” for purposes of Delaware law, our organizational documents or any other agreements to which we may be a party.

Pursuant to Rule 5635(d), Nasdaq listed companies are required to obtain shareholder approval for a transaction, other than “public offering,” involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) which equals 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance at a price that is the lower of (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement, or (ii) the average Nasdaq official closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. Although the Company will not initially issue more than 20% of the Company’s outstanding shares of Common Stock, the Star Agreement may require the issuance of more than 20% of the Company’s outstanding Common Stock subject to certain revenue-based milestones, as described therein, and as a result, we are required to obtain stockholder approval.

On December 15, 2024, the Company entered into the Star Agreement with Star, the Star Equity Holders and Menachem Shalom, the representative of such shareholders, to memorialize the proposed Transaction. On February 11, 2025, the Company, Star and the Star Equity Holders, entered into the Amendment providing that the consideration to be invested by the Company into Star shall be increased. Star holds a 100% interest of Rimon. Mr. Shalom, who is the Chief Executive Officer and a director of the Company, is a controlling shareholder, Chief Executive Officer and a director of Star. Pursuant to the Star Agreement, the Company at closing will acquire 51% of the issued and outstanding capital of Star in consideration of (i) $15,000,000 in a combination of cash in the minimum amount of $5,000,000 and the Investment Note, (ii) the Company issuing the Shares to Star and (iii) the Company issuing the Initial Warrant to Star. The Star Equity Holders granted the Company the Option in consideration for the issuance of the Option Warrant to the Star Equity Holders. The Option Exercise Price to be paid by the Company to the Star Equity Holders will consist of $3,000,000 in cash, a promissory note in the principal amount of $3,000,000, which shall accrue interest at the rate of 8% and be due and payable six (6) months after the issuance thereof, the Exercise Shares and the Option Exercise Warrant. At the closing, the Shares and the Initial Warrant will be assigned by Star to the Star Equity Holders. If, for a period of 12 months after the closing, the Company’s shares of Common Stock are delisted from Nasdaq, Star shall have the right, at its own discretion, to require the Company to exchange the Investment Note for all the shares of Star then held by the Company, provided, however, the Option shall be automatically cancelled and Star shall retain any cash payments made by the Company to Star and the Company shall retain an equity interest in Star equivalent to all cash payments. On February 11, 2025, the Company, Star and the Star Equity Holders, entered into the Amendment providing that the consideration to be invested by the Company into Star shall be increased to $21,000,000 from $15,000,000 consisting of cash in the amount of $5,000,000, as initially contemplated, and increasing the Investment Note to $16,000,000. Further, the Amendment increased the amount that the Company will lend to Star prior to the closing date from $1,000,000 to $1,800,000. The Amendment also provided that in the event Star consummates its initial public offering or a direct listing to a national exchange (Nasdaq or NYSE) of its shares of Class A Common Stock, then the Option shall automatically expire. On May 13, 2025, the parties entered into Amendment No. 2 increasing the amount that the Company will lend to Star prior to the closing date from $1,800,000 to $3,000,000 and removing the closing condition that a fairness opinion be delivered at closing. Star also executed a promissory note memorializing the previous $2,000,000 funded by the Company as well as future advances to be provided to Star up to a total of $3,000,000. The promissory note provides that the loans are due November 30, 2025 if the transactions contemplated by the Star Agreement are not consummated by said date. On June 15, 2025, the parties entered into Amendment No. 3 whereby they clarified that if the Company fails to make all payments by the agreed time or if the Star Agreement is terminated as a result of the Company failing to perform or observe the covenants or agreements of the Company or if Company fails to maintain its listing on Nasdaq, Star shall be entitled to a payment from the Company in the amount of $3,000,000.

The closing of the Transaction is subject to customary closing conditions, including regulatory approvals, third-party consents, and approval by the Company’s shareholders as required under applicable Nasdaq listing rules. As a result of the above transaction, the Shares issued to Star and assigned to the Star Equity Holders represents 74.0% of the issued and outstanding shares of Common Stock as of the Record Date. Further, assuming the Company has exercised the Option and the Company has issued the Exercise Shares to the Star Equity Holders and the Star Equity Holders have exercised the Initial Warrant, the Option Warrant and the Option Exercise Warrant, the Star Equity Holders would hold an aggregate of 17,507,988 shares of Common Stock representing 543.2% of the issued and outstanding shares of Common Stock of the Company as of the Record Date. See “Proposal One: Shareholder Approval of the Star Agreement”. As the aggregate number of shares of common stock issuable pursuant to the terms of the Star Agreement exceed 19.99% of the Company’s outstanding voting shares of Common Stock, we are required to obtain Stockholder Approval.

Why is the Company seeking stockholder approval of the DRFQ Agreement and the sale of certain assets to Khurshid?

While neither the Nasdaq Listing Rules nor the DGCL requires shareholder approval of the sale of assets of the Company contemplated in the DRFQ Agreement, we have agreed pursuant to the terms of the DRFQ Agreement to seek stockholder approval of the transactions contemplated thereby and the sale of certain assets of the Company to Khurshid.

We are therefore seeking the approval of the DRFQ Agreement and the transactions contemplated therein by the Company’s stockholders by adopting a resolution as described in the accompanying proxy statement under “Proposal Two: Stockholder Approval of the DRFQ Agreement”.

Why is the Company seeking stockholder approval of the exercise of the Warrants held by X Group Fund of Funds?

Pursuant to Nasdaq Listing Rule 5635(b) shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. This rule does not specifically define when a change of control of a company may be deemed to occur for this purpose; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding shares of common stock or voting power, and such ownership or voting power would represent the Company’s largest concentration of ownership or voting power.

Pursuant to Nasdaq Rule 5635(d), Nasdaq listed companies are required to obtain shareholder approval for a transaction, other than a “public offering,” involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) which equals 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance at a price that is the lower of (i) the Nasdaq official closing price immediately preceding the signing of the binding agreement, or (ii) the average Nasdaq official closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement.

We are therefore seeking the approval of the Warrants held by X Group and the transactions contemplated therein by the Company’s stockholders by adopting a resolution as described in the accompanying proxy statement under “Proposal Three: Stockholder Approval of the X Group Warrants”

Why is the Company seeking stockholder approval of the Incentive Plan?

Nasdaq Rule 5635(c) requires shareholder approval is required prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants.

We are asking you to approve and ratify the 2025 Equity Incentive Plan (the “Incentive Plan”) and the authorization of 1,950,000 shares of common stock for issuance thereunder as described in the accompanying proxy statement under “Proposal Four: Stockholder Approval of the 2025 Incentive Stock Plan”.

What are the Board’s voting recommendations?

The Board recommends that you vote “FOR” each of the Proposals.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who may attend the Special Meeting?

Record holders and beneficial owners may attend the Special Meeting. To attend the meeting, please go to www.* and enter the 16-digit control number found on your proxy card.

How do I vote?

If you are a stockholder of record, you may:

1.	Vote by Internet. The website address for Internet voting is on the voting instruction form or proxy card.

2.	Vote by phone. The phone number for phone voting is on your proxy card.

3.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card.

4.	Vote at the Special Meeting. Register, attend virtually and vote at the Special Meeting.

If you vote by phone or internet, please DO NOT mail your proxy card.

If you are a beneficial owner, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the Special Meeting, please have a legal proxy from your nominee authorizing you to vote your shares.

What constitutes a quorum?

To carry on the business of the Special Meeting, we must have a quorum. A quorum is present when one-third of the voting power of the issued and outstanding capital stock of the Company, as of the Record Date, is represented in person or by proxy. Shares owned by the Company are not considered outstanding or considered to be present at the Special Meeting. Broker non-votes and abstentions are counted as present for the purpose of determining the existence of a quorum. As of the Record Date, there are a total of * votes that may be voted on each matter that may come before the Special Meeting. The quorum is therefore * votes.

What happens if the Company is unable to obtain a quorum?

If a quorum is not present to transact business at the Special Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit continued solicitation of proxies.

What is a “broker non-vote”?

Broker non-votes occur with respect to shares held in “street name,” in cases where the record owner (for instance, the brokerage firm or bank) does not receive voting instructions from the beneficial owner and the record owner does not have the authority to vote those shares on a proposal.

Various national and regional securities exchanges applicable to brokers, banks, and other holders of record determine whether the record owner (for instance, the brokerage firm, or bank) is able to vote on a proposal if the record owner does not receive voting instructions from the beneficial owner. The record owner may vote on proposals that are determined to be routine under these rules and may not vote on proposals that are determined to be non-routine under these rules. If a proposal is determined to be routine, your broker, bank, or other holder of record is permitted to vote on the proposal without receiving voting instructions from you.

Each proposal is non-routine and the record owner may not vote your shares on any proposal if it does not get instructions from you. If you do not provide voting instructions, a broker non-vote will occur. Broker non-votes, as well as abstentions, will each be counted towards the presence of a quorum but will not be counted towards the number of votes cast for Proposal One and Proposal Two. Broker non-votes as well as abstentions will have the same legal effect as a vote “AGAINST” Proposal Three.

How many votes are needed for each proposal to pass?

Proposals		Vote Required
(1)	Approve the Star Agreement.	Majority of the voting power present in person or by proxy and entitled to vote on the matter
(2)	Approve the DRFQ Agreement.	Majority of the voting power present in person or by proxy and entitled to vote on the matter
(3)	Approve the Exercise of the Warrants by X Group Fund of Funds	Majority of the voting power present in person or by proxy and entitled to vote on the matter
(4)	Approve the adoption of the Incentive Plan	Majority of the voting power present in person or by proxy and entitled to vote on the matter

What constitutes outstanding shares entitled to vote?

At the close of business on the Record Date, there were * shares of Common Stock which are entitled to one (1) vote on all matters at the Special Meeting.

Is broker discretionary voting allowed and what is the effect of broker non-votes?

Proposals		Broker Discretionary Vote Allowed	Effect of Broker Non- Votes on the Proposal
(1)	Approve the Star Agreement	No	None
(2)	Approve the DRFQ Agreement	No	None
(3)	Approve the Exercise of the Warrants by X Group Fund of Funds	No	None
(4)	Approve the adoption of the Incentive Plan	No	None

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under the DGCL, abstentions are counted as shares present and entitled to vote at the Special Meeting. Generally, unless provided otherwise by applicable law, our Bylaws provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either in person or by proxy) vote in favor of such action. Therefore, votes marked as “ABSTAIN” will have no effect on the outcome on each of the proposals.

What are the voting procedures?

You may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any of these proposals. You should specify your respective choices on the accompanying proxy card or your voting instruction form.

Is my proxy revocable?

You may revoke your proxy and reclaim your right to vote up to and including the day of the Special Meeting by giving written notice to the Corporate Secretary of the Company, by delivering a proxy card dated after the date of the proxy or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Nukkleus Inc., 575 Fifth Ave, 14th floor, New York, New York 10017, Attention: Corporate Secretary.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by the Company’s officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing. We may hire an independent proxy solicitation firm.

Could other matters be decided at the Special Meeting?

Other than the Star Purchase Proposal, the DRFQ Sale Proposal, the Warrant Proposal and the Incentive Plan Proposal no other matters will be presented for action by the stockholders at the Special Meeting.

Do I have dissenters’ (appraisal) rights?

Appraisal rights are not available to the Company’s stockholders with respect to any of the proposals brought before the Special Meeting.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please follow the instructions and vote in accordance with each proxy card and voting instruction card you receive.

Interest of Officers and Directors in Matters to Be Acted Upon

Menachem Shalom, who is the Chief Executive Officer and a director of the Company, is a controlling shareholder, Chief Executive Officer and a director of Star. Except as outlined herein, none of the other officers or directors of the Company have any interest in any of the matters to be acted upon at the Special Meeting.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL ONE,  “FOR” PROPOSAL TWO, “FOR” PROPOSAL THREE, AND “FOR” PROPOSAL FOUR.

PROPOSAL ONE:

STOCKHOLDER APPROVAL OF THE STAR AGREEMENT

As discussed elsewhere in this proxy statement, including under “The Star Purchase”, below, the holders of the Company’s Common Stock will consider and vote on the Star Purchase Proposal. The holders of the Company’s Common Stock should read this proxy statement carefully in its entirety, including but not limited to the section titled “The Star Purchase”, below, including Annex A (which is incorporated by reference herein), for more detailed information concerning the Star Agreement and the Star Purchase. A copy of the Star Agreement is attached to this proxy statement as Annex A.

Stockholder Approval of the Star Agreement

Pursuant to applicable Nasdaq Listing Rules, the issuance of the Shares, the Initial Warrant, the Option Warrant, the Exercise Shares and the Option Exercise Warrant to Star and the Star Equity Holders in connection with the Star Agreement, require approval of our stockholders, and we are therefore asking our stockholders to approve the Purchase Proposal by adopting the following resolution:

“WHEREAS, the Board of Directors of the Company has determined that it is expedient and in the best interests of the Company and its stockholders for the Company to complete the Star Purchase on the terms and subject to the conditions set forth in that certain Securities Purchase Agreement and Call Option, dated December 15, 2024 and amended on February 11, 2025, between the Company, Star, the equity holders of Star (the “Star Equity Holders”), and Menachem Shalom, as representative of the Star Equity Holders, as amended (as it has, and may be, further amended from time to time and including all exhibits and schedules thereto, the “Star Agreement”), pursuant to which the Company will acquire shares of class A common stock of Star representing 51% of the economic interest of Star.

RESOLVED, that (1) the purchase of the equity interest in Star on the terms and subject to the conditions set forth in the Star Agreement, and (2) the other terms and conditions of the Star Agreement, including, but not limited to, as required by and in accordance with Nasdaq Listing Rules 5635(a), (b) and 5635(d), the issuance of shares of Common Stock and warrants to acquire shares of Common Stock of the Company to Star, which will be assigned to the Star Equity Holders and the potential issuance of shares of Common Stock and a warrant to acquire shares of common stock upon the Company exercising its Option to acquire the Star Equity Holders balance of their equity in Star (49%) as set forth therein, which number of shares of Common Stock exceed 19.99% of the Company’s outstanding shares of Common Stock as of the date of the closing of the Star Agreement, and effect a “change of control” of the Company, are each hereby approved, authorized and adopted in all respects.”

A vote in favor of the Star Purchase Proposal will be deemed the approval of the Star Agreement, each of the terms and conditions thereof, and all of the transactions contemplated therein and thereby.

Required Vote; Recommendation of the Board

Approval of the Star Purchase Proposal requires that more votes are cast in favor of such Star Purchase Proposal than are cast opposing such Star Purchase Proposal, by the holders of shares of the Company’s voting stock present in person or by proxy and entitled to vote on the matter at the Special Meeting, provided that a quorum exists at such Special Meeting. For purposes of the vote on the Star Purchase Proposal, an abstention, a broker non-vote or a failure to submit a proxy card or vote by mail, telephone, over the Internet or in person at the Special Meeting will have no effect on the vote to approve the Star Purchase Proposal, except to the extent that a failure to vote prevents the Company from obtaining a quorum for the Special Meeting. The Star Purchase is contingent upon the Star Purchase Proposal being approved by the Company’s stockholders at the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE STAR PURCHASE PROPOSAL.

THE STAR PURCHASE

The discussion of the Star Purchase in this proxy statement is qualified in its entirety by reference to the Star Agreement, a copy of which (including the amendment thereto) is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We encourage you to read the Star Agreement carefully and, in its entirety, as it is the legal document that governs the Star Purchase.

Overview of the Star Purchase

On December 15, 2024, the Company entered into the Star Agreement with Star, the Star Equity Holders and Menachem Shalom, the representative of such shareholders, to memorialize the proposed Transaction. Star holds a 100% interest of Rimon. Mr. Shalom, who is the Chief Executive Officer and a director of the Company, is a controlling shareholder, Chief Executive Officer and a director of Star. Pursuant to the Star Agreement, the Company at closing will acquire 51% of the issued and outstanding capital of Star in consideration of (i) $15,000,000 in a combination of cash in the minimum amount of $5,000,000 and the Investment Note, (ii) the Company issuing the Shares to Star and (iii) the Company issuing the Initial Warrant to Star. The Star Equity Holders granted the Company the Option in consideration for the issuance of the Option Warrant to the Star Equity Holders. The Option Exercise Price to be paid by the Company to the Star Equity Holders will consist of $3,000,000 in cash, a promissory note in the principal amount of $3,000,000, which shall accrue interest at the rate of 8% and be due and payable six (6) months after the issuance thereof, the Exercise Shares and the Option Exercise Warrant. At the closing, the Shares and the Initial Warrant will be assigned by Star to the Star Equity Holders. If, for a period of 12 months after the closing, the Company’s shares of Common Stock are delisted from Nasdaq, Star shall have the right, at its own discretion, to require the Company to exchange the Investment Note for all the shares of Star then held by the Company, provided, however, the Option shall be automatically cancelled and Star shall retain any cash payments made by the Company to Star and the Company shall retain an equity interest in Star equivalent to all cash payments. On February 11, 2025, the Company, Star and the Star Equity Holders, entered into the Amendment providing that the consideration to be invested by the Company into Star shall be increased to $21,000,000 from $15,000,000 consisting of cash in the amount of $5,000,000, as initially contemplated, and increasing the Investment Note to $16,000,000. Further, the Amendment increased the amount that the Company will lend to Star prior to the closing date from $1,000,000 to $1,800,000. The Amendment also provided that in the event Star consummates its initial public offering or a direct listing to a national exchange (Nasdaq or NYSE) of its shares of Class A Common Stock, then the Option shall automatically expire. On May 13, 2025, the parties entered into Amendment No. 2 increasing the amount that the Company will lend to Star prior to the closing date from $1,800,000 to $3,000,000 and removing the closing condition that a fairness opinion be delivered at closing. Star also executed a promissory note memorializing the previous $2,000,000 funded by the Company as well as future advances to be provided to Star up to a total of $3,000,000. The promissory note provides that the loans are due November 30, 2025 if the transactions contemplated by the Star Agreement are not consummated by said date. On June 15, 2025, the parties entered into Amendment No. 3 whereby they clarified that if the Company fails to make all payments by the agreed time or if the Star Agreement is terminated as a result of the Company failing to perform or observe the covenants or agreements of the Company or if Company fails to maintain its listing on Nasdaq, Star shall be entitled to a payment from the Company in the amount of $3,000,000.

The closing of the Transaction is subject to customary closing conditions, including regulatory approvals, third-party consents, and approval by the Company’s shareholders as required under applicable Nasdaq listing rules. As a result of the above transaction, the Shares issued to Star and assigned to the Star Equity Holders represents 49.9% of the issued and outstanding shares of Common Stock as of the Record Date. Further, assuming the Company has exercised the Option and the Company has issued the Exercise Shares to the Star Equity Holders and the Star Equity Holders have exercised the Initial Warrant, the Option Warrant and the Option Exercise Warrant, the Star Equity Holders would hold an aggregate of 17,507,988 shares of Common Stock representing 366.2% of the issued and outstanding shares of Common Stock of the Company as of the Record Date.

A complete copy of the Star Agreement is attached to this proxy statement as Annex A.

Parties to the Star Purchase

Nukkleus Inc.

We currently operate as a financial technology company with the aim of providing blockchain-enabled technology solutions. Through DRFQ we to provide cross-border payment and transactions solutions to institutional investors, and offer blockchain enabled financial services solutions to institutional investors in a secure, compliant and globally accessible manner. On December 15, 2024, the Company entered into the Star Agreement with Star, the Star Equity Holders and Menachem Shalom, the representative of such shareholders, to acquire a controlling 51% interest in Star, a defense acquisition company (the “Transaction”), which was amended February 11, 2025. Star holds a 100% interest of B. Rimon Agencies Ltd. (“Rimon”), an Israeli corporation engaged as a supplier of generators for “iron dome” launchers and other defense products. As a result of the proposed Transaction, we intend to shift our core business focus from cross-border payment and transactions solutions to the defense industry.

Star 26 Capital Inc.

Star 26 Capital Inc. is a corporation organized under the laws of the State of Nevada on January 17, 2024. We were formed as an acquisition holding company to invest in and/or buy controlling stakes in private businesses with a view towards improving their operations, management, and sales and marketing, and leading them to an improved financial outcome for the benefit of our stockholders. Our acquisition strategy currently focuses on business sectors that are expected to provide higher-than-average return such as the Israeli defense and aerospace industries; provided, that we are not currently negotiating with any potential acquisition targets. Our defense technology business operates through B. Rimon Agencies Ltd., an Israeli limited liability company we acquired on February 15, 2024. Our primary market for our Rimon products is Israel, where we serve defense, security, and military clients. Israel is a significant player in the global defense market, accounting for 2.3% of global military exports and ranking as the 10th largest defense exporter from 2018 to 2022. We offer a diverse range of products for our clients:

●	Specialty Vehicles: Including command vehicles, mobile communication trailers, covert operations vehicles, SWAT trucks, UAV ground centers, satellite news vans, and rescue trailers.

●	Generators and Hybrid Energy Packs: Providing AC and DC current generating kits, energy banks, and rugged air conditioning kits for combat vehicles and harsh field missions.

●	Advanced Lighting Systems: Offering energy and lighting trailers and advanced field lighting solutions.

●	Multi-Mission Trailers: Such as reconnaissance vehicles, firefighting trailers, and satellite broadcast mobility platforms.

●	Telescopic Masts: Used for various field applications.

Our special utility vehicles are customized to meet the unique needs of law enforcement and military agencies, emphasizing durability, safety, and performance features.

Star 26 Capital Inc. Shareholders – Represented by Menachem Shalom

The Star 26 shareholders (the Selling Shareholders) are represented by Menachem Shalom, who is the controlling shareholder of Star 26. Menachem Shalom is also the CEO and a director of Nukkleus.

Recommendation of the Board and its Reasons for the Star Purchase

The Board evaluated the terms of the Star Agreement and the Star Purchase. After careful consideration, the Board, after several meetings held to discuss the transactions, unanimously approved the Star Agreement on December 15, 2024 and the Amendments on each of February 11, 2025, May 13, 2025 and June 15, 2025. Mr. Shalom, due to his relationship with Star, recused himself from voting on the matter.

The Board considered the following factors in reaching its conclusion to approve the Star Agreement and to recommend that the stockholders approve the Star Agreement and the issuance of shares of Common Stock in connection with the Star Purchase, the majority of which the Board viewed as supporting its decision to approve the acquisition:

●

The Board had undertaken a comprehensive and thorough process of reviewing and analyzing potential merger/combination/acquisition candidates to identify the opportunity that would, in the opinion of the Board, create the most value for the stockholders. The Board reviewed four candidates for consideration, and the board undertook discussions and evaluations of their financial statements.

As part of that process the Company’s Board has identified several comparable indicators, parameters and requirements for the “desired” target. These include, for example, the proposed target financials, corporate governance, sector and industry, projections, business model, shareholders’ equity, whether it would be considered an operating activity under the applicable Nasdaq rules, third party investors or investment bank indicating the ability to raise funds for the target before or after a business combination, the proposed structure of the business combination, availability of detailed due diligence materials, availability of PCAOB audited financials, reasonability of the proposed terms, the likelihood of the proposed target to be approved by shareholders’ vote and, very importantly, the likelihood and timeline to close such transaction. Other factors were considered as well.

In addition to the parameters set forth above, the Board also evaluated each of the four opportunities with respect to their ability to move at a rapid pace, the target’s operations, terms and valuations and the industry the target operates in. Two of the entities were operating in the agriculture or agtech space one of which was unable to provide any due diligence. Due to the lack of diligence materials for one opportunity and the lack of expertise in the agriculture space in general, the Company declined to pursue these transactions. The third proposed merger candidate reviewed by the Board operated in the merchant banking space with limited operations that carried a debt burden and was unable to address certain diligence questions including, but not limited to, valuation and clarity on the business model. In evaluating Star 26, the Board believed the defense industry was the most appealing of all opportunities evaluated. Further, Star 26 was able to provide audited financials reflecting that it was generating revenue and thorough diligence materials. The Board determined that the valuation of Star 26 was reasonable and that if the Company were to proceed with Star 26 that such transaction was most appealing to the Board and it believed, in turn, to its shareholders. Further, the recent developments in the world (war in Ukraine, war in Israel, increasing tension in China, and an incoming Republican administration) provided indication that the defense sector was a market the Company should be entering.

●

The Board believes, based in part on the judgment, advice, and analysis of its Board with respect to the potential strategic, financial, and operational benefits of the Star Agreement, that the Star Agreement represents an attractive market opportunity following the completion of the Star Purchase as the Board viewed the defense sector as growing. The Board, in making this assessment requested, that Reuven Yeganeh, a director of the Company and member of the audit committee, shall direct the analysis, evaluation and negotiations of the potential acquisition and provide a full assessment to the Board. Mr. Yeganeh, in making such assessment and analysis, first described the background and situation of the Company which included – lack of funds, late filings with the Securities and Exchange Commission and Nasdaq delisting notices, severe negative cash flow, an operating subsidiary (DRFQ) that was losing money and multiple claims and threatened litigation by various third parties. Mr. Yeganeh further enumerated the considerations to evaluate potential target companies and acquisitions. These considerations included the potential target company financials, operations and management; the target company’s revenues, profitability, shareholders’ equity, debt, capital structure and business plan; the sector the company is operating in; the business model and proposed valuation; readiness to close a potential acquisition (primarily if the target companyhas PCAOB audited financials); the likelihood that the acquisition would be approved by the stockholders and the ability of the Company to obtain financing from investors for a proposed acquisition; the scope of the due diligence materials provided by the company; and the proposed deal structure and potential effect on the Company and the value for the shareholders.

 Mr. Yeganeh provided the Board a detailed analysis of all potential acquisition targets and determined that the immaturity of some of the potential targets’ businesses, the lack of experience in certain industries of the board of directors of the Company (such as agriculture), the lack of information on other opportunities, the fact that many potential targets were not able to provide audited financials and the un-attractiveness of their business model, business plans and financial results all supported further investigating the potential acquisition of Star. Mr. Yeganeh assessment then focused on Star’s capability to enter into an acquisition agreement and its readily availability of audited financial statements, which is a critical component for a public company similarly situated as Nukkleus. Further, the assessment also focused on the growing nature of the defense industry recent developments in the world such as the war in Ukraine, the war in Israel and Gaza, the increasing tension with China and the change in the administration in the United States which was presumed to be more focused on military readiness. Additional important considerations included Star business plan and operations and strong indications from investment bankers willing to raise capital for the Company in connection with an acquisition of Star. The defense industry, in which the Company will operate in post merger, has received increased attention to the various conflicts around the world and is projected to grow.

The Board then made the ultimate decision to proceed with the Star Agreement. Mr. Shalom recused himself from all discussions regarding this decision.

Our primary geographic market focus as of the date of this prospectus is Israel where the majority of our customers are located and operate. We believe that Israel is a heavyweight in the global defense market, primarily due to its advanced military industries, with the country specifically accounting for 2.3% of global military exports (Observer Research Foundation, the strategic and military-technological significance of Israel). Israel was the 10th largest defense exporter from 2018 to 2022, with the U.S. and United Kingdom being among those customers that implemented Israeli defense systems such as the ‘Trophy’ Active Protection system, which creates a neutralization bubble around military vehicles and rapidly detects, classifies and engages all known chemical energy (CE) threats including recoilless rifles, ATGMs, AT rockets, HEAT tank rounds, and RPGs. Israel has a strong missile defense system and is one of few countries with successful experience in a multi-tiered missile defense system. There have also been multiple sales between Israel and national providers of defense technologies. For example, the U.S. approved the sale of David’s Sling, a complete air defense system designed to defeat the full spectrum of long range air and missile threats, by Israel and the private company Rafael Advanced Defense Systems Ltd., manufacturer of the David’s sling system, to Finland on August 2, 2023, a project that was valued at more than 300 million euros, marking a key development in Israel’s medium-tier missile defense offerings.

We also believe that the economic and market dislocations resulting from the conflict in Israel, as well as other conflicts worldwide, provide an opportunity for companies in the defense industry to see higher-than-average demand for their products and services. Such market conditions, if they persist, would allow us to focus on acquiring profitable businesses in the defense sector, with the opportunity to take advantage of their potential future growth. Within the Israeli defense market in particular, we expect to see a significant number of businesses struggling to satisfy growing demand for their products and services due to a lack of access to capital and experienced executive level leadership among other factors. We believe we will be able to provide these needed resources to any Israeli target company that we acquire. We are confident that the expertise of our management team and the relationships that they can bring to an acquisition represent a compelling value proposition for any potential acquisition target looking to add working capital, a pathway to exit, and a solid leadership base, to assist such a company to grow and expand and to be able to take advantage of market opportunities as they arise.

●	The Board concluded that the Star Agreement would provide the existing stockholders a significant opportunity to participate in the potential growth of the Company following the closing of the Star Purchase.

●	The Board also considered that the post Star Purchase company will continue to be led by Menachem Shalom, the existing CEO of the Company, who is an experienced senior manager with considerable experience.

●	The Board considered the valuation and business prospects of all the potential merger/combination/acquisition candidates. In particular, their collective view was Star was the most attractive acquisition candidate. After considering the comprehensive diligence review that the management had completed of other prospective merger/combination/acquisition targets, the board concluded that the Star Purchase had the potential to create more value for the stockholders than any of the other proposals that the board had received.

●	The Board considered the conditions to closing contained in the Star Agreement, which the Board believed are reasonable and customary in number and scope.

●

The Board received a valuation indication as of November 24, 2024, by C Value Business Consulting, a third party valuation firm based in Israel. The valuation indication was conducted in accordance with generally accepted accounting principles (GAAP) and utilized two primary approaches: the Income Approach (Discounted Cash Flow method) and the Market Approach (Multiples method).

The valuation examined the business and financial projections provided by Star. Star’s forecasted revenues amounted to $526,000 for the periods from November 25 to December 31, 2024; $9,333,000 for fiscal year 2025; 39,667,000 for fiscal year 2026; $102,600 for fiscal year 2027; $163,440 for fiscal year 2028 and $200,764,000 for fiscal year 2029. This projection indicated revenue growth amounting to 75%, 325%, 158%, 59% and 36% during the period from November 25 to December 31, 2024 and in years 2025, 2026, 2027, 2028 and the period from January 1 to November 24,2029. According to the Star’s forecast, the cost of revenue included other expenses, salaries, changes in inventory and related expenses. The cost of revenue is expected to amount to $395, $7,000, $29,750, $76,950, $122,580 and $150,573 thousand periods from November 25 to December 31, 2024, and for the years 2025, 2026, 2027, 2028 and from January 1 to November 24, 2029, respectively. Cost of sales representing 75% of the revenue throughout the entire forecast period. According to the Star’s forecast, research and development expenses primarily encompass the development costs of its subsidiaries. Additionally, these expenses include potential costs associated with financing new initiatives from inception. The research and development costs expected to amount to $5, $143, $621, $1,112, $2,579 and $4,483 thousand periods from November 25 to December 31, 2024, and for the years 2025, 2026, 2027, 2028 and from January 1 to November 24, 2029, respectively. Representing 1.0%, 1.5%, 1.6%, 1.1%, 1.6% and 2.2% of the revenues, respectively. According to the Star’s forecast, sales and marketing expenses primarily include support for subsidiaries in securing tenders and engaging international consultants. The sales and marketing costs expected to amount to 4, 95, 383, 572, 948 and 1,177 thousand USD periods from November 25 to December 31, 2024, and for the years 2025, 2026, 2027, 2028 and from January 1 to November 24, 2029, respectively. Representing 0.7%, 1.0%, 1.0%, 0.6%, 0.6% and 0.6% of the revenues, respectively. According to the Star’s forecast, the company’s general and administrative expenses primarily include vehicle and maintenance costs, licenses and insurance, legal and professional fees, rent, telephone, repairs and maintenance, travel, meals, and entertainment, utilities, supplies, office expenses, lease payments, bank fees, salaries and wages, and public company-related expenses. The general and administrative costs expected to amount to $102, $1,602, $5,769, $7,705, $11,430 and $12,713 thousand periods from November 25 to December 31, 2024, and for the years 2025, 2026, 2027, 2028 and from January 1 to November 24, 2029, respectively. Representing 19.3%, 17.2%, 14.5%, 7.5%, 7.0% and 6.3% of the revenues, respectively. Due to the fact that as of the valuation date the Star does involve debt, the valuation used the capital asset pricing model (CAPM) to calculate the Star’s weighted average cost of capital (WACC).

The resulting Star value for 100% ownership was estimated at $38.9 million, which represented $21.1 million for 51% interest in Star. The intangible assets were valued using the Income Approach, with a weighted average cost of capital (WACC) of 31%, reflecting the company’s risk profile. Customer relationships and distributor relations were assessed based on projected revenues (40% from distributors, 60% from direct customers), a 42.15% attrition rate that was calculated according to historic parameters and data provided by Star, and a 4-year economic life. The order backlog was valued based on expected 2025 revenues of $1,024,307, with a 1-year life. The valuation firm assumed the backlog would be converted to actual revenues and therefore attributed relevant value to the backlog. However, prior to the Board resolution, no valuation firm provided an opinion on the fairness of the Star Agreement. Notwithstanding, the Board determined that in light of several factors, including the market acceptance of the transactions contemplated by the Star Agreement and increased valuation of Star, obtaining a fairness opinion need not be one of the Closing conditions of the Star agreement.

On February 11, 2025, the Company, Star and the Star Equity Holders, entered into the Amendment providing that the consideration to be invested by the Company into Star shall be increased from $15,000,000 consisting of cash in the amount of $5,000,000, as initially contemplated, to $21,000,000 and increase the Investment Note to $16,000,000. Further, the Amendment increased the amount that the Company will lend to Star prior to the closing date from $1,000,000 to $1,800,000. The Amendment also provided that in the event Star consummates its initial public offering or a direct listing to a national exchange (Nasdaq or NYSE) of its shares of Class A Common Stock, then the Option shall automatically expire.

On May 13, 2025, the parties entered into Amendment No. 2 increasing the amount that the Company will lend to Star prior to the closing date from $1,800,000 to $3,000,000 and removed the closing condition requiring a fairness opinion be delivered at closing. The determination to increase the amount that the Company will lend to Star was not a result of a change in the valuation the Board has ascribed to Star. Rather, the Board increased the loan to Star in the interest of further supporting the transaction and providing Star with the flexibility to pursue its goals, which in turn would benefit the Company following the closing. After the execution of the Agreement and given worldwide increase in defense spending and overall growth of the Sector, Star has demonstrated the ability to further grow its business, more than initially anticipated as additional business opportunities have been introduced to Star. The announcement of the acquisition created a significant rise in the share price of the Company and allowed it to raise $10mm – two critical factors that provided further support to the Board’s recommendation. Therefore, the Board determined that it is in the best interests of the Company to enable Star to further grow its business and operations – without increasing the consideration elements paid to Star shareholders – but only increasing the amounts invested and provided to Star itself. The Board does not believe that the consideration component to be paid to Star’s shareholders (as opposed to the components invested in Star itself) changed as of May 13, 2025 and, as of such date, still recommends that the that the shareholders approve the Star Purchase proposal. The Board firmly considers that the proposed acquisition is in the best interest of the Company and its shareholders.

The Board of Directors, after careful consideration, determined that obtaining a fairness opinion was not necessary for the proposed acquisition of Star. This decision was based on several factors. First, the Board conducted a thorough due diligence process, which included a comprehensive review of the target company’s financial performance, operations, and strategic alignment with our business objectives. Second, the transaction terms were negotiated at arm’s length, with independent legal and financial advisors providing guidance to ensure the acquisition price and structure were reasonable and in the best interests of the Company and its shareholders. Third, the Board’s extensive experience in evaluating similar transactions, combined with the robust market data available, provided sufficient confidence in the fairness of the transaction without the need for a separate fairness opinion. Fourth, the significant rise of the Company’s share price and the investment made by a third-party investor immediately after the announcement of the proposed acquisition serve as strong indication and evidence that the terms of the acquisition, and specifically Star’s valuation, are adequate. The Board believes this approach aligns with its fiduciary duties and optimizes the use of Company resources while maintaining a focus on delivering value to its shareholders.

●	The Board also reviewed the terms of the Star Agreement and associated transactions, including that the number of shares of common stock to be issued in the Star Purchase was based on the relative valuation of the companies and is based on a fixed percentage.

In the course of its deliberations, the Board also considered a variety of risks and other countervailing factors related to entering into the Star Agreement, including:

●	The substantial expenses to be incurred in connection with the Star Agreement, including the costs associated with any related litigation.

●	The possible volatility, at least in the short term, of the trading price of the Common Stock resulting from the announcement of the Star Agreement.

●	The risk that the Star Purchase might not be consummated in a timely manner or at all, the potential adverse effect of the public announcement of the Star Agreement and the potential adverse effect of the delay or failure to complete the Star Purchase on the reputation of the Company.

●	The risk to the business, operations, and financial results in the event that the Star Purchase is not consummated.

●	The strategic direction of the post Star Purchase company, which will be determined by the Board.

●	The risk that the value of the acquired assets could decline after the execution of the Star Agreement and announcement of entering into the Star Agreement, particularly in light of the fact that the purchase price consideration would not be adjusted to reflect declines in the value of such assets.

●	The significant portion of the outstanding Common Stock which could be issued as part of the Star Purchase, as well as the dilution to existing stockholders associated therewith.

●

The conflict of interest between our CEO, who is the CEO and controlling shareholder of Star and the best interests of the Company. Mr. Shalom owns 100% of all Class B Common Stock, which represents 54.95% of all issued and outstanding shares of common stock outstanding. Approximately 12 shareholders hold the Class A Common Stock including family members of Mr. Shalom which hold 45.05% of the Class A Common Stock. The rights of the Class A Common stockholders and Class B Common stockholders are identical, except that each share of class A common stock is entitled to one vote per share, and each share of Class B Common Stock is entitled to 100 votes per share, voting together as one class and is convertible into one share of Class A Common Stock upon the occurrence of certain events or circumstances. The Class A and Class B Common Stock vote together on all matters which the common stockholders are entitled to vote upon according to our articles of incorporation and bylaws, as amended. As a result of Mr. Shalom holding 100% of all Class B Common Stock, Mr. Shalom is able to control Star. In order to address the issues stemming from this conflict of interest, Reuven Yeganeh, a director of the Company, provided the Board with a full assessment and analysis of all potential acquisition opportunities. Mr. Yeganeh, together with the full Board, then negotiated the consideration and the terms of the Star Agreement.

The Board believes, based in part on the judgment, advice, and analysis of its Board with respect to the potential strategic, financial, and operational benefits of the Star Agreement, that the Star Agreement represents an attractive market opportunity following the completion of the Star Purchase as the Board viewed the defense sector as growing. The Board in making this assessment requested that Reuven Yeganeh, a director of the Company, provide a full assessment. The Board then made the ultimate decision to proceed with the Star Agreement, which Mr. Shalom recused himself from. Mr. Shalom also recused himself from all subsequent Board decisions regarding the Star Agreement and proposed transaction, such as the two amendments to the Star Agreement. The defense industry, in which the post Star Purchase company will operate, has received increased attention to the various conflicts around the world and is projected to grow

* * * * *

The above discussion of the factors considered by the Board is not intended to be exhaustive, but does set forth certain material factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the Star Purchase and the complexity of these matters, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have held varied views of the relative importance of the factors considered. The Board viewed its position and recommendation as being based on an overall review of the totality of the information available to it.

The Board recommends that our stockholders vote “FOR” the Star Purchase Proposal.

Activities of the Company Following the Closing of the Star Purchase

Following the completion of the Star Purchase, the Company’s operating business, the Company intends to sell its existing operating entity, DRFQ. To that end, Match has entered into that certain Share Purchase Agreement with Khurshid, dated December 27, 2024, pursuant to which Match will sell to Khurshid its 100% interest in DRFQ.

Following the completion of the Star Purchase, the Company will continue to be a public company and will continue to be listed on The Nasdaq Global Market following the Closing under the same trading symbol. In the event the Company is required, prior to Closing, to file an initial listing application with the Nasdaq Stock Market (“Nasdaq”) and such application is not approved by Nasdaq, the Star Purchase may not close unless the Company and the Star Equity Holders mutually agreed to waive the closing condition regarding the continued listing of our Common Stock on Nasdaq following the Closing, which if waived, could mean that the Common Stock is delisted from the Nasdaq at Closing. Further, on November 13, 2024, the Company received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it will be delisted from The Nasdaq Global Market for failure to comply with Nasdaq Listing Rule 5450(b)(2)(C) providing for a market value of its publicly held shares of at least $15 million (“MVPHS Rule”) and Listing Rule 5450(b)(2)(A) providing for a market value of its listed securities of at least $50 million (“MVLS Rule” and together with the MVPHS Rule, the “Rules”). This Notice follows the initial notification of non-compliance provided by Nasdaq on May 16, 2024 providing the Company with 180 calendar days, or until November 12, 2024, to regain compliance with the Rules. Specifically, the Company has failed to maintain a minimum market value of publicly held shares of $15 million for 30 consecutive business days as required by the MVPHS Rule and a minimum market value of $50 million for 30 consecutive business days as required by the MVLS Rule. The Company was provided a 180-calendar day period from the date of the initial notice on May 16, 2024, to regain compliance with the Rules. As the Company has not regained compliance within this period, Nasdaq determined to delist the Company’s securities from The Nasdaq Global Market. On November 26, 2024, the Company received a notice from the Listing Qualification Staff (the “Staff”) of Nasdaq stating that Nasdaq’s above delisting action has been stayed pending a final written decision by a Nasdaq Hearing Panel (the “Panel”), subsequent to the Company’s appeal, at an oral hearing scheduled to be held on January 21, 2025, as a result of the Company timely appealing the Staff’s delisting determination to the Panel and filing a hearing request with Nasdaq on November 20, 2024. Pending the final written decision by the Panel, the Company’s securities will continue to be listed on the Nasdaq Global Market. There can be no assurance that the Company’s appeal will be successful or that the Company will otherwise be in compliance with the other Nasdaq listing rules or remain listed on Nasdaq.

The Star Purchase will have no effect on the attributes of shares of the Common Stock held by the Company’s stockholders, except for the increase in such outstanding shares of Common Stock in connection with the issuance of shares of Common Stock, as discussed in greater detail herein.

Purchase Agreement Consideration

Pursuant to the Star Agreement, the Company at closing will acquire 51% of the issued and outstanding capital of Star in consideration of:

(i)	$21,000,000 in a combination of cash in the minimum amount of $5,000,000 and a promissory note for the remaining balance maturing in 12 months following the closing (the “Investment Note”),

(ii)	the Company issuing Star 2,385,170 shares of Common Stock of the Company (the “Shares”), which Star intends to assign to the Star Equity Holders, and

(iii)	the Company issuing Star a five-year warrant to purchase an aggregate of 6,907,859 shares of the Company’s Common Stock for an exercise price of $1.50 per share (the “Initial Warrant”), which Star intends to assign to the Star Equity Holders.

The Company agreed to increase the purchase price component from $15,000,000 to $21,000,000 pursuant to the February 11, 2025 Amendment, which would include a cash component in the minimum amount of $5,000,000 and, assuming the minimum amount of cash of $5,000,000 was paid, an Investment Note of $16,000,000 to be delivered to Star at closing. The increase in consideration to be paid was the result of a negotiation between the parties, which was led by Mr. Yeganeh on behalf of the Company. Star had advised that the number of acquisition opportunities and investments that it intended to pursue had increased and, in turn the opportunity and valuation for Star had also increased. In order to address the increased valuation and also provide Star with the needed capital to pursue its opportunities, the Board believes the increase in consideration to be paid was acceptable.

The Company intends to issue the Shares and the Initial Warrant to Star and is relying on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as the issuance did not involve the use of general solicitation or advertising, Star is the only purchaser, the Star management team is financially sophisticated, Star has access to the Company’s information through its filings made with the SEC under the Securities Exchange Act of 1934, as amended, there is no public offering intent and there is a restriction on resale, which all support the conclusion that the issuance does not involve a public offering. Star intends to assign the Shares and Initial Warrant to its shareholders. No consideration will be paid by the Star Equity Holders to Star in consideration for the assignment of the Shares and the Initial Warrant and such assignment, which will be made to the 16 shareholders of Star, will be on a pro rata basis. As such assignment is to a limited number of parties consisting of only 16 Star shareholders, there is an exemption from registration provided by Section 4(a)(1) under the Securities Act of 1933, as amended, as Star is not transferring the securities with the intent to engage in a distribution, the assignment is a private, non-public transaction between Star and its shareholders, the securities will remain restricted and the transfer is conducted privately, without general solicitation or advertising.

The Star Equity Holders granted the Company an option (the “Option”) to purchase the balance of their equity in Star (49%) for an aggregate of $16,084,250 (the “Option Exercise Price”) in consideration for the issuance to the Star Equity Holders five-year warrants to purchase an aggregate of 720,000 shares of the Company’s Common Stock for an exercise price of $1.50 per share (the “Option Warrant”). The Option Exercise Price to be paid by the Company to the Star Equity Holders if exercised will consist of:

(i)	$3,000,000 in cash,

(ii)	a promissory note in the principal amount of $3,000,000, which shall accrue interest at the rate of 8% and be due and payable six (6) months after the issuance thereof, 2,385,170 shares of Common Stock of the Company (the “Exercise Shares”) and

(iii)	a five-year warrant to purchase 5,109,789 shares of the Company’s common stock for an exercise price of $1.50 per share (the “Option Exercise Warrant”).

At the closing, the Shares and the Initial Warrant will be assigned by Star to the Star Equity Holders.  See “Overview of the Star Purchase” above.

Effective Time of the Star Agreement

The Star Agreement requires the Closing to take place remotely by exchange of documents and signatures (or their electronic counterparts) no later than the third business day following the date on which all of the conditions set forth in Section 2.3 of the Star Agreement have been satisfied (other than the conditions with respect to actions the respective parties hereto will take at the Closing itself) or, to the extent permitted, waived by the applicable party in writing, or at such other place and times and the parties may mutually agree.

Governmental and Regulatory Approvals

The Company must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of Common Stock and the Initial Warrant upon the closing of the Star Agreement.

The Company and Star have determined that no antitrust or competition law approvals, or other governmental or regulatory approvals are required to be applied for or obtained in any jurisdiction in connection with the Star Purchase.

No Appraisal or Dissent Rights

Under the DGCL, appraisal rights or rights of dissent are not available to any stockholder in connection with the Star Purchase, regardless of whether such stockholder votes for or against the approval of the Star Purchase Proposal.

Expenses, Fees and Costs

Except as explicitly provided otherwise in the Star Agreement, whether or not the Star Purchase is consummated, all expenses incurred by any party or on its behalf in connection with the Star Agreement and the Star Purchase (“Expenses”) shall be paid by the Party incurring those Expenses. If the securities of the Company are not traded on Nasdaq or the Board of Directors of the Company has determined not to appeal a decision of Nasdaq to delist the securities of the Company or stockholder approval of the Transaction has not been obtained within ninety (90) days after the date of the Star Agreement, unless the failure of not obtaining stockholder approval was as a result of the Company failing to perform or observe the covenants or agreements of the Company provided for in Section 6.8 of the Star Agreement, in which case Star shall be entitled to damages of $1,000,000 from the Company.

Tax Treatment of the Star Agreement

Since the stockholders of the Company will continue to own and hold their existing shares of the Common Stock following the closing of the Star Purchase, we anticipate that the Star Agreement generally will not result in U.S. federal income tax consequences to the Company’s stockholders.

However, tax matters are very complicated and the tax consequences to a particular stockholders of the Company will depend on such stockholder’s circumstances. Accordingly, you should consult your tax advisor for a full understanding of the tax consequences of the Star Agreement to you, including the applicability and effect of federal, state, local and foreign income and other tax laws.

Material U.S. Federal Income Tax Consequences of the Star Purchase

The following discussion is a general summary of the anticipated material U.S. federal income tax consequences of the Star Purchase. The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, currently applicable and proposed Treasury Regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this proxy statement. No rulings have been requested or received from the Internal Revenue Service (the “IRS”) as to the tax consequences of the Star Purchase and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of the Star Purchase discussed below or, if it does challenge the tax treatment, that it will not be successful.

The Star Purchase will be treated for U.S. federal income tax purposes as a tax-free exchange in accordance with Section 351 of the U.S. Internal Revenue Code of 1986, as amended.

In addition, in general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to annual limitations on its ability to use its pre-change net operating losses (NOLs) or other tax attributes to offset future taxable income or reduce taxes. The issuance of the Common Stock to Star and other changes in our stock ownership may result in an ownership change within the meaning of Section 382 of the Code; accordingly, our pre-Closing NOLs may be subject to limitation under Section 382. This may have a material adverse effect on our future operating results.

Nasdaq Stock Market Listing

The Common Stock is currently listed on The Nasdaq Global Market under the symbol “NUKK.” The Company has agreed to use commercially reasonable efforts to obtain approval for listing on The Nasdaq Global Market of the Common Stock that Star will be entitled to receive pursuant to the Star Agreement.

In the event the Company is required, prior to Closing, to file an initial listing application with Nasdaq and such application is not approved by Nasdaq, the Star Purchase may not close unless the Company and Star  mutually agreed to waive the closing condition regarding the continued listing of our Common Stock on the Nasdaq Global Market following the Closing, which if waived, could mean that the Common Stock is delisted from the Nasdaq Global Market at Closing.

Further, on November 13, 2024, the Company received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it will be delisted from The Nasdaq Global Market for failure to comply with Nasdaq Listing Rule 5450(b)(2)(C) providing for a market value of its publicly held shares of at least $15 million (“MVPHS Rule”) and Listing Rule 5450(b)(2)(A) providing for a market value of its listed securities of at least $50 million (“MVLS Rule” and together with the MVPHS Rule, the “Rules”). This Notice follows the initial notification of non-compliance provided by Nasdaq on May 16, 2024 providing the Company with 180 calendar days, or until November 12, 2024, to regain compliance with the Rules. Specifically, the Company has failed to maintain a minimum market value of publicly held shares of $15 million for 30 consecutive business days as required by the MVPHS Rule and a minimum market value of $50 million for 30 consecutive business days as required by the MVLS Rule. The Company was provided a 180-calendar day period from the date of the initial notice on May 16, 2024, to regain compliance with the Rules. As the Company has not regained compliance within this period, Nasdaq determined to delist the Company’s securities from The Nasdaq Global Market. On November 26, 2024, the Company received a notice from the Listing Qualification Staff (the “Staff”) of Nasdaq stating that Nasdaq’s above delisting action has been stayed pending a final written decision by a Nasdaq Hearing Panel (the “Panel”), subsequent to the Company’s appeal, at an oral hearing scheduled to be held on January 21, 2025, as a result of the Company timely appealing the Staff’s delisting determination to the Panel and filing a hearing request with Nasdaq on November 20, 2024. Pending the final written decision by the Panel, the Company’s securities will continue to be listed on the Nasdaq Global Market. There can be no assurance that the Company’s appeal will be successful or that the Company will otherwise be in compliance with the other Nasdaq listing rules or remain listed on Nasdaq.

Anticipated Accounting Treatment

The Star Agreement will be accounted for as a business combination using the acquisition method which requires all assets acquired and liabilities assumed to be recognized at fair value. The acquisition of Star will be accounted for as a business combination in accordance with the acquisition method of accounting, with the Company considered to be the accounting acquirer of Star. The Company was determined to be the accounting acquirer as it primarily issued cash and a promissory note as well as shares for a controlling financial interest in Star.  Under the acquisition method of accounting, the preliminary purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess purchase price, if any, allocated to goodwill. Costs related to the transaction are expensed as incurred. Goodwill is recognized as the difference between the fair value of the consideration transferred and the net assets acquired. Upon the closing of the DRFQ sale, Star will comprise substantially all of the ongoing operations of the post-combination company.

Management Following the Closing of the Star Purchase

Following the Closing, Menachem Shalom will continue to serve as the Company’s Chief Executive Officer. At the Closing, all existing Board members will stay in place.

Biographical information for Mr. Shalom is included below under “Management Following the Closing of the Star Purchase—Executive Officers and Directors of the Company Following the Closing of the Star Purchase”.

Indemnification of Parties to the Star Agreement

The Star Agreement contain indemnification provisions pursuant to which each of the Company and Star agreed to indemnify and hold harmless the other party, from and against any and all losses incurred, suffered, or paid by, or asserted against, or resulting to any of such parties and which result from, arise out of or in connection with, are based upon or related to, or exist by reason of: (a) any inaccuracy in or breach of any of the other party’s representations or warranties or in any certificate delivered pursuant to the Star Agreement or (b) any breach of any covenant or agreement contained in the Star Agreement.

The representations and warranties of each party contained the Star Agreement survive the Closing and expire and terminate on the date that is six (6) months after the Closing Date.

Material U.S. Federal Income Tax Consequences of the Star Purchase

The following discussion is a general summary of the anticipated material U.S. federal income tax consequences of the Star Purchase. The following discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, currently applicable and proposed Treasury Regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this proxy statement. No rulings have been requested or received from the Internal Revenue Service (the “IRS”) as to the tax consequences of the Star Purchase and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of the Star Purchase discussed below or, if it does challenge the tax treatment, that it will not be successful.

The Star Purchase will be treated for U.S. federal income tax purposes as a tax-free exchange in accordance with Section 351 of the U.S. Internal Revenue Code of 1986, as amended.

In addition, in general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to annual limitations on its ability to use its pre-change net operating losses (NOLs) or other tax attributes to offset future taxable income or reduce taxes. The issuance of the Common Stock to Star and other changes in our stock ownership may result in an ownership change within the meaning of Section 382 of the Code; accordingly, our pre-Closing NOLs may be subject to limitation under Section 382. This may have a material adverse effect on our future operating results.

This summary is not a complete description of all of the tax consequences of the Star Purchase that may be relevant to you. Stockholders should consult their own tax advisers for advice regarding the U.S. federal, state, local and other tax consequences if proceeds from the Star Purchase are distributed or paid to stockholders.

Meeting of the Company’s Stockholders

The Company is obligated under the Star Agreement to call, give notice of, convene and hold a meeting of its stockholders for the purposes of voting on the Star Agreement and the issuance of securities pursuant to the Star Agreement. The stockholders’ meeting will be held as promptly as practicable after the date that the definitive proxy statement is filed with the SEC and the SEC either does not comment on such proxy statement, or notifies the Company that it has no comments on such proxy statement (or any amendment thereto). If on the scheduled date of the Special Meeting, the Company has not obtained the requisite approval of its stockholders, the Company will have the right to adjourn or postpone the stockholder meeting to a later date or dates, such later date or dates not to exceed 30 days from the original date that the stockholder meeting was scheduled.

THE STAR AGREEMENT

On December 15, 2024, the Company entered into the Star Agreement with Star, the Star Equity Holders and Menachem Shalom, the representative of such shareholders, to memorialize the proposed Transaction. Star holds a 100% interest of Rimon. Mr. Shalom, who is the Chief Executive Officer and a director of the Company, is a controlling shareholder, Chief Executive Officer and a director of Star. Pursuant to the Star Agreement, the Company at closing will acquire 51% of the issued and outstanding capital of Star in consideration of (i) $15,000,000 in a combination of cash in the minimum amount of $5,000,000 and the Investment Note, (ii) the Company issuing the Shares to Star and (iii) the Company issuing the Initial Warrant to Star. The Star Equity Holders granted the Company the Option in consideration for the issuance of the Option Warrant to the Star Equity Holders. The Option Exercise Price to be paid by the Company to the Star Equity Holders will consist of $3,000,000 in cash, a promissory note in the principal amount of $3,000,000, which shall accrue interest at the rate of 8% and be due and payable six (6) months after the issuance thereof, the Exercise Shares and the Option Exercise Warrant. At the closing, the Shares and the Initial Warrant will be assigned by Star to the Star Equity Holders. If, for a period of 12 months after the closing, the Company’s shares of Common Stock are delisted from Nasdaq, Star shall have the right, at its own discretion, to require the Company to exchange the Investment Note for all the shares of Star then held by the Company, provided, however, the Option shall be automatically cancelled and Star shall retain any cash payments made by the Company to Star and the Company shall retain an equity interest in Star equivalent to all cash payments. On February 11, 2025, the Company, Star and the Star Equity Holders, entered into the Amendment providing that the consideration to be invested by the Company into Star shall be increased to $21,000,000 from $15,000,000 consisting of cash in the amount of $5,000,000, as initially contemplated, and increasing the Investment Note to $16,000,000. Further, the Amendment increased the amount that the Company will lend to Star prior to the closing date from $1,000,000 to $1,800,000. The Amendment also provided that in the event Star consummates its initial public offering or a direct listing to a national exchange (Nasdaq or NYSE) of its shares of Class A Common Stock, then the Option shall automatically expire. On May 13, 2025, the parties entered into Amendment No. 2 increasing the amount that the Company will lend to Star prior to the closing date from $1,800,000 to $3,000,000 and removing the closing condition that a fairness opinion be delivered at closing. Star also executed a promissory note memorializing the previous $2,000,000 funded by the Company as well as future advances to be provided to Star up to a total of $3,000,000. The promissory note provides that the loans are due November 30, 2025 if the transactions contemplated by the Star Agreement are not consummated by said date. On June 15, 2025, the parties entered into Amendment No. 3 whereby they clarified that if the Company fails to make all payments by the agreed time or if the Star Agreement is terminated as a result of the Company failing to perform or observe the covenants or agreements of the Company or if Company fails to maintain its listing on Nasdaq, Star shall be entitled to a payment from the Company in the amount of $3,000,000.

The closing of the Transaction is subject to customary closing conditions, including regulatory approvals, third-party consents, and approval by the Company’s shareholders as required under applicable Nasdaq listing rules. As a result of the above transaction, the Shares issued to Star and assigned to the Star Equity Holders represents 74.0% of the issued and outstanding shares of Common Stock as of the Record Date. Further, assuming the Company has exercised the Option and the Company has issued the Exercise Shares to the Star Equity Holders and the Star Equity Holders have exercised the Initial Warrant, the Option Warrant and the Option Exercise Warrant, the Star Equity Holders would hold an aggregate of 17,507,988 shares of Common Stock representing 543.2% of the issued and outstanding shares of Common Stock of the Company as of the Record Date.

A complete copy of the Star Agreement is attached to this proxy statement as Annex A. Amendment No. 1 is attached to this proxy statement as Annex G and Amendment No. 2 as Annex H.

Star Business Overview

Star is an acquisition holding company focused on locating undervalued and undercapitalized companies, primarily in the defense, industrial machinery and application, manufacturing, transportation, information technology, and aerospace industries, and providing them capitalization and leadership to maximize their value and the potential of their private enterprises while also promoting diversification and risk mitigation for our stockholders. Our acquisition strategy focuses on small and medium businesses, which we characterize as those that have an enterprise value of less than $200 million, in a variety of different industries, with a preference for multinational businesses. To date, we have completed a single acquisition of a defense technology company. Star has not identified any specific business as a target for its next acquisition, and it has not entered into any letters of intent, nor has anyone on its behalf, initiated any substantive acquisition discussions, directly or indirectly, with any such target.

Star completed its first acquisition on February 15, 2024, in connection with our operating subsidiary in the Israeli defense industry, B. Rimon Agencies Ltd. Rimon is a defense technology company and has been in business since 1992 serving the country of Israel and acting as an exclusive distributor in Israel of tier-1 generators, masts, and lighting solutions, as well as a wide range of defense, homeland security and commercial systems.

Through its structure, Star intends to offer investors an opportunity to participate in the ownership and growth of a portfolio of businesses that it will continue to expand, which have traditionally been owned and managed by private equity firms, private individuals or families, financial institutions, or large conglomerates. The Company seeks to acquire controlling interests in small and medium businesses that it believes operates in industries with long-term growth opportunities, which continue to have positive and stable earnings and cash flows, face minimal threats from technological or competitive obsolescence, and have strong management teams largely in place. Star’s mission is to make these businesses its majority-owned subsidiaries and actively manage and grow such businesses. Star expects to improve its business over the long term through organic growth opportunities, add-on acquisitions, and operational improvements.

For the avoidance of doubt, as of the date hereof, Star has not identified any target businesses which it intends to acquire, nor has it made any material or significant steps towards acquiring any such businesses. Further, it does not expect to engage in any such negotiations prior the date of the Special Meeting.

Star’s Corporate History and Structure

Star was incorporated by its founder, Menachem Shalom, on January 17, 2024, as Star 26 Capital Inc., a Nevada corporation. Our founder is the owner of all 9,250,000 shares of its class B common stock which are issued and outstanding. Mr. Shalom’s class B common stock ownership entitles him to 100 votes per share of class B common stock, or 925,000,000 total votes on any matter which its class A common stockholders are entitled to approve as a single class.

Zero One Capital LLC, Star’s Manager, is a New York limited liability company formed by Mr. Shalom on January 19, 2024, as a management services company. Zero One became our manager upon the execution of a management services agreement by and between the same on June 28, 2024. The Manager is also the manager of Rimon, Star’s indirect wholly owned subsidiary operating in the defense industry, pursuant to the offsetting management services agreement dated August 12, 2024, by and between Zero One, Rimon, and the Company as a third-party beneficiary.

Billio Inc., Star’s wholly owned subsidiary, is a Delaware corporation formed by Mr. Shalom on February 12, 2021, to act as an intermediate holding company for Rimon

Star Acquisition of Rimon

On February 15, 2024, Star executed an assignment and assumption agreement with Mr. Shalom, pursuant to which Star, through its wholly owned subsidiary, Billio, acquired all of the issued and outstanding capital stock of Rimon. Under the terms of that agreement, Star agreed to assume all of Mr. Shalom’s rights and obligations toward the sellers of Rimon, as outlined in earlier agreements by and between the same, dated December 22, 2023, and February 15, 2024. Additionally, Star agreed to reimburse Mr. Shalom for his out-of-pocket costs related to the acquisition of Rimon, and for operating loans which he made to Rimon thereafter. To do so, Star issued him a demand grid promissory note with an initial principal of $155,405, which increased to $280,857 by August 28, 2024, with the initial principal being advanced to cover Mr. Shalom’s out-of-pocket costs, and the increase therein related to the advance for operations. The grid note bears interest at 8% per annum and matures 60 days after the earlier of one year from the issuance date or upon the closing of a private placement or public offering of at least $5,000,000.

Star’s Market Opportunity and Growth Strategy

Star believes there is a significant opportunity for organic growth via the acquisition of small and medium size businesses with an enterprise value of less than $200 million (based on the opinion of our management team and advisory board), that may be operating in highly fragmented markets throughout the world, including the U.S. and Israel, which are owned and operated by persons within isolated networks of family offices, entrepreneurs, and intermediaries, each of which with the potential to generate attractive returns for our stockholders and investors. Star’s core operational principles focus on managing our acquired enterprises to ensure recurring cash flow and lasting terminal value, while fostering long-term sustainability in our investments. To do so, Star aims to invest in and/or buy controlling stakes in operating, revenue-generating businesses. Controlling stakes would allow us to lead the companies into operational efficiencies, growth in revenues, improved financial reporting and operational procedures, hire talented employees and managers and increase the overall enterprise value of these companies. Star’s search for future acquisition targets focuses on companies located in the U.S. or Israel, or both, that provide products and or services to large defense and aerospace companies and or governments. Notwithstanding the forgoing, we may target and acquire companies for acquisition that are located outside the U.S. and Israel if such acquisitions fit within our overall acquisition philosophy and strategy.

Star also believe that the economic and market dislocations resulting from the conflict in Israel, as well as other conflicts worldwide, provide an opportunity for companies in the defense industry to see higher-than-average demand for their products and services. Such market conditions, if they persist, would allow us to focus on acquiring profitable businesses in the defense sector, with the opportunity to take advantage of their potential future growth. Within the Israeli defense market in particular, Star expects to see a significant number of businesses struggling to satisfy growing demand for their products and services due to a lack of access to capital and experienced executive level leadership among other factors. Star believes it will be able to provide these needed resources to any Israeli target company that it acquires. It is confident that the expertise of our management team and the relationships that they can bring to an acquisition represent a compelling value proposition for any potential acquisition target looking to add working capital, a pathway to exit, and a solid leadership base, to assist such a company to grow and expand and to be able to take advantage of market opportunities as they arise.

Star’s Acquisition Process and Strategy

Star’s current acquisition strategy involves the acquisition of small and medium size businesses in various industries, with an initial focus on industries associated with the defense sector, including but not limited to industrial machinery and application, manufacturing, transportation, information technology, and aerospace, that we expect will produce positive, stable earnings, and provide attractive returns on our invested capital. As part of its evaluation of whether it will acquire a particular business, it will perform a comprehensive due diligence review to determine the quality and intrinsic value of the targeted company. Star will also seek to identify operational inefficiencies which it would expect to resolve, post-closing, by implementing streamlined processes, optimizing resource allocation, and leveraging innovative solutions with the objective of enhancing overall productivity and effectiveness of such companies. Its due diligence typically includes an analysis of the target Company’s financial statements, detailed document reviews, meetings with current management, consultations with relevant industry experts, competitors, suppliers, and customers, and any other information gathering that we deem appropriate in conducting a comprehensive analysis.

Star believes that the defense sector is poised to experience significant growth in the next few years due to the increasing number of violent conflicts in the world, which may cause an increase in direct demand for defense solutions from conflict participants and their allies. Star also anticipate seeing indirect, additional defense industry growth for, as we have observed, countries not involved in or participating in conflicts tend to increase their defense budgets and spending in anticipation of additional future conflicts in which they may become involved. It is Star’s belief that acquiring companies in the defense sector will help us establish a unique marketing network and build expertise in the greater defense sector, thus enabling us to cross-sell products to our large customers and facilitate higher success rates in our sales efforts.

According to Star’s industry specific market research and analysis, and the network and knowledge of its management team, it is Star’s expectation that attractive opportunities are likely to emerge as private sector owners aim to grow their businesses through scaling or by forming outside partnerships to add value. Star’s value-add proposition involves partnering with exceptional entrepreneurs, acquiring their companies, and guiding them by providing the funding and resources they will need to become global enterprises. Star believes that through this approach Star will be more likely to identify and attract potential and appropriate targets for acquisition. Star also believe that the greatest opportunities for consistent annual returns and residual returns on capital from its acquisitions lie in targeting businesses in niche geographical markets with a competitive edge in the defense, government, and military sectors, especially in the U.S. and Israel. While Star expects its management team will be most effective working with the types of businesses described above, Star will also consider acquiring businesses outside of these industries and sectors as long as any such businesses are congruent with our acquisition strategy.

Pursuant to the acquisition strategy, Star will seek to structure its transactions such that each of the businesses it acquires will become its wholly owned or controlled subsidiary. However, Star may also close acquisitions that result in its ownership of an entity being less than 100%, to meet certain objectives of the target management team or their then-existing stockholders, or for other strategic reasons; provided that Star will always acquire more than 50% of the outstanding voting control of any target, or otherwise obtain a controlling interest in such target.

Star intends to finance acquisitions primarily through the public or private sale of our equity and debt securities. While the success of this financing strategy cannot be guaranteed, the ability to finance future acquisitions through its general capital resources, rather than through acquisition-specific financing, will allow Star to minimize delays and closing conditions, thereby enhancing its ability to acquire attractive businesses. Because the timing and size of future acquisitions cannot be readily predicted, we may need access to funding on short notice to be able to benefit fully from attractive acquisition opportunities.

As part of the acquisition strategy, Star will seek to evaluate each potential target’s management team and operational and financial strengths and weaknesses. It will review and compare identified targets to comparable businesses and conduct in-depth research on each potential target’s industry to enhance our assessment of their financial and operational performance and their growth and success potential. Star will thoroughly negotiate appropriate terms and conditions of any acquisition of a target company that satisfies its acquisition criteria. Some of the future acquisition targets may be financially unstable or in the early stages of development or growth. Even if pre-existing conditions do not negatively impact its decision to acquire a target company, such target may also be subject to numerous other risks inherent in its business and industry, as well as the risks faced by generally by capital markets participants. Although its management team will endeavor to comprehensively evaluate the risks associated with any particular acquisition target, Star cannot assure you that it will properly ascertain, assess, or protect against all significant risk factors.

Valuation and Due Diligence

Star will perform rigorous business operations and financial evaluations of any target businesses (or assets) that it may acquire. During such due diligence, Star intends to evaluate the financial aspects of its acquisition targets using the following metrics:

●	discounted cash flow analysis;

●	evaluation of trading values of comparable public companies;

●	expected value matrices;

●	assessment of competitor, supplier, and customer environments; and

●	review and examination of recent/precedent transactions.

Star expects its target review process will yield two outcomes, (1) an accurate projection of expected cash flows, and (2) an understanding of the types and levels of risk associated with those projections. While future performance and projections are always uncertain, Star believes that its detailed target company review process will enable us to effectively evaluate the prospects and upside of any given acquisition opportunity. Additionally, to assist Star in identifying material risks and validating key assumptions in our financial and operational analysis, Star will engage third-party experts to review key risk areas, including legal, tax, regulatory, accounting, insurance and environmental. Star may also engage technical, operational or industry consultants, as necessary.

Star also engages in an extensive evaluation of each target’s existing management team, including a focus on recent performance, expertise, experience, culture, and performance incentives. Where necessary, and consistent with our management strategy, following the acquisition of a target company, we will actively seek to augment, supplement, or replace existing members of target company management who we believe are not likely to properly execute our business plan for the target. Star also analyzes and evaluates the operational and financial systems of each target business and, when necessary, post-acquisition, we will actively seek to enhance and improve those existing systems that are deemed to be inadequate or insufficient to support our business plan for the target business.

Financing

Star expect to finance acquisitions primarily through additional equity and debt offerings. Although Star cannot guarantee that it will be successful with this strategy, Star believes that having the ability to finance particular future acquisitions with the general capital resources raised by the company will provide us with an advantage in acquiring attractive businesses by minimizing delay and closing conditions that are often related to acquisition-specific financings. In this respect, Star believes that, in the future, it will need to pursue access to additional capital via debt or equity offerings to successfully fund and execute our business and acquisition strategy.

Competition

In identifying, evaluating, and selecting potential target businesses for its acquisition strategy, Star may encounter intense competition from other entities that have business objectives similar to Star, including blank check companies such as SPACs, leveraged buyout funds, operating businesses seeking strategic acquisitions, and private equity groups. Many of these entities are well-established and well-financed and may have greater experience identifying and effecting acquisitions directly or indirectly. These competitors may possess greater financial, technical, human, and other resources than we do. Star’s ability to acquire larger target businesses in our target sectors will be limited by its available financial resources. Star’s inherent financial limitations may provide others with an advantage to pursue the acquisition of one or more of its identified target businesses. Any of these factors may place Star at a competitive disadvantage in successfully negotiating acquisitions.

Competitive Advantages

Star believe that its Manager’s collective investment experience and approach to executing its investment strategy will enable it to have several competitive advantages. Star’s competitive strengths that differentiate Star from other acquisition holding companies include:

●	Specialization in the Military and Defense sector. Star believes that its focus on the military and defense sectors will enable it to be competitive. This industry may be undergoing a significant transformation as government acquisition processes and new policy incentives align to prioritize national security objectives and promote the adoption of new commercial technologies for military use. In addition, the combination of governments of multiple countries having a need for new, advanced technologies to combat modern threats, along with changing warfare tactics, is driving this specific demand. We believe we are uniquely positioned to enter and succeed as an acquisition holding company in this industry.

●	International and Sector-Specific Expertise. Mr. Shalom, the founder and Chief Executive Officer of Star, has operated businesses internationally, including in Israel. His extensive international experience and knowledge of Israeli business operations, along with a broad network of contacts, provide us with a competitive advantage. This network can assist Star in identifying new acquisition targets, finding suitable managers, and securing international capital. Additionally, its directors and executive officers bring executive, investment, and operational experience in managing and growing small and middle-market companies in the defense sector. Star believes this combined expertise gives it a significant edge in evaluating future business and acquisition opportunities.

●	Value Proposition for Business Owners. Star employs a creative, flexible approach by tailoring each acquisition structure to meet the specific liquidity needs and certain qualitative objectives of a target’s owners and management team. Star is open to providing a complete exit strategy to its sellers or providing opportunities to retain incumbent management. In this effort, Star believes that its company is an appealing buyer for small business owners and managers. As a result, Star believes business owners and managers will find it to be a dynamic, value-added buyer that brings resources to achieve their strategic, capital and operating needs, resulting in value creation for the operating subsidiary.

Human Capital

Star has one full-time employee. As indicated below, Star’s operating subsidiary Rimon employs 14 people: three technicians, two engineers, two assembly workers, three sales employees, one customer support employee, one financial bookkeeper, and two management employees. None of our employees or any of our subsidiary’s employees are represented by labor unions, and we believe that we have an excellent relationship with such employees.

Sales and Marketing

Star markets its generators, masts, lightning and utility vehicles through our websites and by working with our internal sales team that offers relevant off-the-shelf or tailor-made solutions based on specific client needs and requests. In the future, Star intends to utilize numerous avenues to promote its business, including digital marketing across social media channels, Web3 reservation systems, and various modes of advertisements.

Legal Proceedings

From time to time, Star and its subsidiaries may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not currently aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

Government Regulation

The following is a list of government regulations which may apply to Star now or in the future as it continues to carry out its business:

●	Approval of U.S. and Other Defense Acquisitions. Many countries, including Israel, require governmental approval of acquisitions of local defense companies or assets by foreign entities. Mergers and acquisitions of defense-related and other potentially sensitive businesses in the U.S. are subject to the Foreign Investment Risk Review Modernization Act of 2018 (FIRRMA). Under FIRRMA, its future acquisitions of defense-related and other potentially sensitive businesses in the U.S., if any, may require review, and in some cases approval, by the Committee on Foreign Investment in the U.S. (CFIUS). CFIUS has the authority to impose additional restrictions through National Security Agreements (NSA) as part of its review and approval of the acquisitions.

●	Procurement Regulations. Solicitations for procurement by governmental purchasing agencies in Israel, the U.S. and other countries are governed by laws, regulations and procedures such as those relating to procurement integrity, including due diligence, avoiding conflicts of interest and corruption, and meeting information assurance and cyber-security requirements. Such regulations also include provisions relating to the avoidance of human trafficking and counterfeit parts in the supply chain. In view of the ongoing conflict between Russia and Ukraine, various countries and organizations have adopted specific sanctions and regulations to restrict, among other things, the use of certain goods and technologies originating from Russia. Similarly, the United Stated has adopted specific regulations to restrict, among other things, the procurement of goods or services from specific Chinese entities. Such regulations may apply to us as well as to our supply chain.

●	Anti-Bribery/Corruption Regulations. Star may conduct operations in a number of markets that are considered high risk from an anti-bribery/anti-corruption compliance perspective. Laws and regulations such as the Israel Penal Code, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and corresponding legislation in other countries, prohibit providing personal benefits or bribes to government officials in connection with the governmental procurement process. Israeli defense exporters are required to maintain and follow an anti-bribery/corruption compliance program.

●	Cybersecurity and Data Privacy Regulations. Certain data relating to employees, customers and supply chain that we may receive and maintain, now or in the future, directly or indirectly, is subject to data privacy regulations, including those of the European General Data Privacy Regulation and corresponding Israeli legislation. There has also been an increased focus on cybersecurity, as global privacy, cybersecurity and data protection-related laws and regulations are evolving, extensive, and complex. Star may also be required to comply with expanding and increasingly complex cybersecurity regulations and guidelines in the United States, Israel and elsewhere with respect to reporting adverse events and additional requirements for avoiding or responding to an adverse event.

●	Audit Regulations. In the future, the Israeli Ministry of Defense may audit the books and records of our Israeli defense contractor subsidiaries. Such books and records and other aspects of projects related to U.S. defense contracts, if any, will also be subject to audit by U.S. government audit agencies. Such audits review compliance with government contracting cost accounting and other applicable standards. If discrepancies are found this could result in a downward adjustment of the applicable contract’s price as well as potential penalties. Some other customers have similar rights under specific regulations or contract provisions.

●	Competition Laws. Competition laws and regulations in Israel, the U.S. and other countries often require governmental approvals for transactions that are considered to limit competition. Such transactions may include the formation of joint venture entities, cooperative agreements for specific programs or areas, as well as mergers and acquisitions.

●	Environmental, Health and Safety Regulations. Star may become subject to a variety of environmental, health and safety laws and regulations in the jurisdictions in which we have operations. This potentially includes regulations relating to air, water and ground contamination, hazardous waste disposal and other areas with a potential environmental, health or safety impact. Increased public concern may result in more international, U.S. federal, and/or regional requirements to reduce or mitigate the effects of climate change, such as regulating greenhouse gas emissions, policies mandating or promoting the use of renewable or zero-carbon energy and sustainability initiatives, and additional taxes on fuel and energy. Legislation or regulations may be enacted or promulgated in any jurisdiction in which we do business that impose more stringent restrictions and requirements than our current legal or regulatory obligations. In January 2023, the European Corporate Sustainability Reporting Directive (CSRD) came into force, which requires in-scope companies, among other things, to make sustainability reports including certain mandatory disclosures and other voluntary disclosures on impacts, risks, and opportunities in relation to sustainability matters identified as material by the relevant entity. On March 6, 2024, new SEC rules on climate-related disclosure were adopted which may subject us to burdensome and potentially costly emissions and other data gathering and reporting requirements. We will continue to assess the potential impact of the CSRD and SEC rules on our business and subsidiaries, if any.

B. Rimon Agencies Ltd., Star’s Israeli Defense Business

Star’s defense military technology business is operated by B. Rimon Agencies Ltd., an Israeli limited liability company and our indirect, wholly owned operating subsidiary that it acquired on February 15, 2024.

Through Rimon, Star operates in two primary lines of business:(i) the purchase and sale of generators, masts, and lightning products and solutions, which it acquires through exclusive distributorship agreements with key third-party suppliers. Most of these products are sold to defense, security, and military clients in Israel, including Refeal, the manufacturer of anti-rocket systems like Iron Dome, Israel Aviation Industries and Elbit Systems, two major Israeli defense companies with global reach, the Israeli Ministry of Defense, the Israeli Police, and other security-related entities; and (ii) the engineering, design, production and integration of special tactical vehicles and trailers, including reconnaissance vehicles, mobile command and control vehicles, firefighting trailers, energy and lighting trailers, mobile bank branches, and satellite broadcast mobility platforms which are primarily sold to special defense forces, intelligence agencies, the Israeli Defense Forces, municipalities, and other governmental and security-focused clients.

The Defense Industry

The primary geographic market focus as of the date hereof is Israel where the majority of its customers are located and operate. Star believes that Israel is a heavyweight in the global defense market, primarily due to its advanced military industries, with the country specifically accounting for 2.3% of global military exports (Observer Research Foundation, the strategic and military-technological significance of Israel). Israel was the 10th largest defense exporter from 2018 to 2022, with the U.S. and United Kingdom being among those customers that implemented Israeli defense systems such as the ‘Trophy’ Active Protection system, which creates a neutralization bubble around military vehicles and rapidly detects, classifies and engages all known chemical energy (CE) threats including recoilless rifles, ATGMs, AT rockets, HEAT tank rounds, and RPGs. Israel has a strong missile defense system and is one of few countries with successful experience in a multi-tiered missile defense system. There have also been multiple sales between Israel and national providers of defense technologies. For example, the U.S. approved the sale of David’s Sling, a complete air defense system designed to defeat the full spectrum of long range air and missile threats, by Israel and the private company Rafael Advanced Defense Systems Ltd., manufacturer of the David’s sling system, to Finland on August 2, 2023, a project that was valued at more than 300 million euros, marking a key development in Israel’s medium-tier missile defense offerings.

Further, the market size for the defense industry was approximately $76.1 billion in the U.S. in 2022 and is estimated to grow to $184.7 billion by 2027. Further, it is estimated that the compound annual growth rate for the defense technology market will be approximately 15.9% from 2022 to 2027 (PitchBook, Emerging Tech Research). It has also been estimated that approximately $135.3 billion was invested in the defense industry from 2016 to 2022. While we do not currently have any United States operations or customers, and do not have any current plans to enter the United States defense industry, we may and intend to do so in the future via directed sales and marketing efforts, or via the acquisition of complimentary United States defense industry businesses.

Separation of Current Assets and Liabilities

Following the completion of the Star Purchase, the Company intends to sell its existing operating entity, DRFQ. To that end, Match has entered into that certain Share Pruchase Agreement with Khurshid, dated December 27, 2024, pursuant to which Match will sell to Khurshid its 100% interest in DRFQ.

Consideration for the Star Purchase

Pursuant to the Star Agreement, the Company at closing will acquire 51% of the issued and outstanding capital of Star in consideration of:

(iv)	$15,000,000 in a combination of cash in the minimum amount of $5,000,000 and a promissory note for the remaining balance maturing in 12 months following the closing (the “Investment Note”),

(v)	the Company issuing Star 2,385,170 shares of Common Stock of the Company (the “Shares”), which Star intends to assign to the Star Equity Holders, and

(vi)	the Company issuing Star a five-year warrant to purchase an aggregate of 6,907,859 shares of the Company’s Common Stock for an exercise price of $1.50 per share (the “Initial Warrant”), which Star intends to assign to the Star Equity Holders.

The Star Equity Holders granted the Company an option (the “Option”) to purchase the balance of their equity in Star (49%) for an aggregate of $16,084,250 (the “Option Exercise Price”) in consideration for the issuance to the Star Equity Holders five-year warrants to purchase an aggregate of 720,000 shares of the Company’s Common Stock for an exercise price of $1.50 per share (the “Option Warrant”). The Option Exercise Price to be paid by the Company to the Star Equity Holders if exercised will consist of:

(iv)	$3,000,000 in cash,

(v)	a promissory note in the principal amount of $3,000,000, which shall accrue interest at the rate of 8% and be due and payable six (6) months after the issuance thereof, 2,385,170 shares of Common Stock of the Company (the “Exercise Shares”) and

a five-year warrant to purchase 5,109,789 shares of the Company’s common stock for an exercise price of $1.50 per share (the “Option Exercise Warrant”).

Nasdaq Stock Market Listing

The Common Stock is currently listed on The Nasdaq Global Market under the symbol “NUKK.” The Company has agreed to use commercially reasonable efforts to obtain approval for listing on The Nasdaq Global Market of the Common Stock that  Star  will be entitled to receive pursuant to the Star Agreement.

In the event the Company is required, prior to Closing, to file an initial listing application with Nasdaq and such application is not approved by Nasdaq, the Star Purchase may not close unless the Company and Star  mutually agreed to waive the closing condition regarding the continued listing of our Common Stock on the Nasdaq Global Market following the Closing, which if waived, could mean that the Common Stock is delisted from the Nasdaq Global Market at Closing.

Further, on November 13, 2024, the Company received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it will be delisted from The Nasdaq Global Market for failure to comply with Nasdaq Listing Rule 5450(b)(2)(C) providing for a market value of its publicly held shares of at least $15 million (“MVPHS Rule”) and Listing Rule 5450(b)(2)(A) providing for a market value of its listed securities of at least $50 million (“MVLS Rule” and together with the MVPHS Rule, the “Rules”). This Notice follows the initial notification of non-compliance provided by Nasdaq on May 16, 2024 providing the Company with 180 calendar days, or until November 12, 2024, to regain compliance with the Rules. Specifically, the Company has failed to maintain a minimum market value of publicly held shares of $15 million for 30 consecutive business days as required by the MVPHS Rule and a minimum market value of $50 million for 30 consecutive business days as required by the MVLS Rule. The Company was provided a 180-calendar day period from the date of the initial notice on May 16, 2024, to regain compliance with the Rules. As the Company has not regained compliance within this period, Nasdaq determined to delist the Company’s securities from The Nasdaq Global Market. On November 26, 2024, the Company received a notice from the Listing Qualification Staff (the “Staff”) of Nasdaq stating that Nasdaq’s above delisting action has been stayed pending a final written decision by a Nasdaq Hearing Panel (the “Panel”), subsequent to the Company’s appeal, at an oral hearing scheduled to be held on January 21, 2025, as a result of the Company timely appealing the Staff’s delisting determination to the Panel and filing a hearing request with Nasdaq on November 20, 2024. Pending the final written decision by the Panel, the Company’s securities will continue to be listed on the Nasdaq Global Market. There can be no assurance that the Company’s appeal will be successful or that the Company will otherwise be in compliance with the other Nasdaq listing rules or remain listed on Nasdaq.

Background to the Star Agreement

The Company’s Board, in collaboration with senior management, routinely assesses the Company’s performance, growth potential, and overarching strategic objectives. This includes gauging possible avenues to bolster the Company’s business operations and amplify value for its shareholders. Such evaluations encompass the analysis of the Company’s standalone strategy and potential avenues for business amalgamations, strategic alliances, mergers, acquisitions, and other fiscal and strategic alternatives. Occasionally, the Company has received inquiries and also approached third parties, including potential acquirers, to discuss prospective strategic endeavors.  The following chronology summarizes certain key events and contacts that led to the signing of the Star  Agreement. It does not purport to catalogue every conversation among the Company’s Board, members of Company  management or Company representatives, advisors  and other parties.

Below is a brief chronicle of pivotal events and discussions leading up to the Star Agreement. It is essential to note that this summary does not detail every interaction involving the Company’s Board, its management, representatives, advisors, and other associated entities.

a.	Prior to the Star Agreement, Star, through its management, has taken action to become a public company on its own accord including engaging an investment bank with the goal of raising $15 million through a firm commitment underwriting, had its financial statements audited and commenced the process of filing a Form S-1 Registration Statement and took initial steps with respect to listing on Nasdaq.

b.	The Company’s CEO, Menachem Shalom, was appointed as CEO and a director on September 1, 2024.

c.	Once appointed, Mr. Shalom began exploring alternative business including merger and acquisition. As part of that multiple meetings were held with bankers, brokers, advisors, shareholders and potential companies.

d.	None of the potential targets satisfied the Board’s parameters review and analysis.

e.	On October 17, 2024, select board members and shareholders of the Company approach Mr. Shalom and offered for the Company to acquire Star, which, as stated Mr. Shalom is the CEO and a director and the controlling shareholder. It should be noted that the CEO has initially refused such a transaction mainly because of the Company’s situation (lack of funds, deficiencies with Nasdaq, negative shareholders equity and more) and, for the fact he founded, managed and controlled Star that was on its own route to becoming a public company.

f.	After further discussions, the parties agreed on a deal structure that would benefit the Company providing for it to acquire a majority control of Star, with no funds at that time, while allowing Star management to continue its journey to become a public company on its own.

Officers and Directors of the Company Following the Closing

Following Closing, the management and the Board of Directors of the Company will continue with the current structure with no changes.

Effective Time and Closing

The Star Agreement requires the Closing to take place remotely by exchange of documents and signatures (or their electronic counterparts) no later than the second business day following the date on which all of the conditions set forth in Article VI of the Star Agreement have been satisfied (other than the conditions with respect to actions the respective parties hereto will take at the Closing itself) or, to the extent permitted, waived by the applicable party in writing, or at such other place and times and the parties may mutually agree.

Representations and Warranties

The Star Agreement contains customary representations and warranties made by Star to the Company. Specifically, the representations and warranties of Star in the Star Agreement (many of which are qualified by concepts of knowledge, materiality and/or dollar thresholds and are further modified and limited by confidential disclosure schedules delivered by Star to the, as may or may not be specifically indicated in the text of the Star Agreement) relate to the following subject matters, among other things:

●	Organization and Power. Star and its respective subsidiaries are validly existing and in good standing under the Law of its jurisdiction of organization and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on with its business as now conducted.

●	Organization Documents. Star has made available to the Company true and complete copies of organization documents which are in full force and effect.

●	Governmental Authorization. The execution, delivery and performance of this Agreement by Star and the Star Equity Holders and the consummation by Star and the Star Equity Holders of the transactions pursuant to the Star Agreement) do not and will not require any consent, approval or other authorization of, or registration or filing with or notification to any governmental authority.

●	Corporate Authorization. Star and the Star Equity Holders have all necessary corporate power and authority to enter into the Star Agreement, and the consummation by the Star and the Star Equity Holders of the transactions under the Star Agreement have been duly and validly authorized by all necessary corporate action on the part of Star. The Star Agreement constitutes a legal, valid and binding agreement of Star enforceable against Star in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

●

Non-Contravention. The execution, delivery and performance of the Star Agreement by Star and the consummation of the transactions under the Star Agreement do not and will not contravene or conflict with, or result in any material violation or breach of, any provision of (i) Star’s organizational documents, (ii) Star’s organizational documents or (ii) the comparable organizational or governing documents of any of the Subsidiaries of Star, if any, (b) any Law applicable to Seller, Star or any of its Subsidiaries or by which any assets of Star are bound, (c) Company Material Contracts (as defined in the Star Agreement) or Company Real Property Leases (as defined in the Star Agreement) or (d) result in the creation of any Liens (other than Permitted Liens) upon any of the assets of Star.

●	Financial Statements. The audited balance sheet of Seller and its Subsidiaries, if any, as of December 31, 2023 and the related statements of operations, stockholders’ equity and cash flows fairly present, in all material respects, the financial condition and results of operations of Seller and its consolidated Subsidiaries, if any, and have been prepared in conformity with United States generally accepted accounting principles. There are no off-balance sheet arrangements to which Seller or any of its Subsidiaries, if any, is a party.

●	Undisclosed Liabilities. There are no liabilities or obligations of any kind, whether accrued, contingent, absolute, inchoate or otherwise of Seller or any of its Subsidiaries, if any, individually or in the aggregate, that are required to be recorded or reflected on a balance sheet prepared in accordance with GAAP, other than liabilities that are reflected or reserved against in Star’s financial statements, incurred in the ordinary course of business, permitted under the Star Agreement, or that which would not have a material adverse effect.

●	Litigation. There are no legal actions, claims, demands, arbitrations, hearings, charges, complaints, sanctions investigations, examinations, indictments, litigations, suits or other civil, criminal, administrative or investigative proceedings before a governmental authority pending or, to the Knowledge of Star, threatened against Star or any of its Subsidiaries, if any, or any of its or their assets; and there are no orders outstanding against Star or any of its Subsidiaries, if any, or any of its or their assets or properties.

●	Material Contracts. Each material contract to which Star or any of its Subsidiaries, if any, is a party, is a valid and binding agreement of Star or its applicable Subsidiary, except where the failure to be valid and binding would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

●	Tax. With respect to Star or any of its Subsidiaries: (a) all income and other material Tax Returns required to be filed by or with respect to Star or any of its Subsidiaries have been timely filed (taking into account all applicable extensions), (b) all such Tax Returns are true, complete and correct in all material respects, (c) all Taxes due and payable have been fully paid, and (d) have complied in all material respects with all applicable Laws relating to Taxes.

●	Intellectual Property. Each of Star and its Subsidiaries owns, is licensed to use, pursuant to valid, enforceable and binding contracts, or otherwise has the right to use all Intellectual Property used, held for use or necessary for the operation of the business of Star and its Subsidiaries.

●	Company Assets; Real Property; Personal Property. (i) Star and its Subsidiaries have good and marketable title to, or have a valid and enforceable right to use or a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements thereto) used by the business of Star and its Subsidiaries (the “Company Real Property”) and (ii) the ownership of or leasehold interest in any Company Real Property is not subject to any Lien (except in all cases for Permitted Liens).

●	Compliance with Law. Each of Star and its Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, easements, variances, exceptions, consents, certificates, approvals, waivers, notices, and other permits of any Governmental Authority necessary for each of Star and its Subsidiaries to own, lease and operate their respective properties and assets or to carry on their respective business as it is now being conducted. Each of Star and its Subsidiaries have been in compliance in all material respects with all laws applicable to Star and its Subsidiaries.

The Star Agreement also contains customary representations and warranties made by the Company to Star. Specifically, the representations and warranties of the Company  in the Star Agreement (some of which are qualified by concepts of knowledge and/or materiality) relate to the following subject matters, among other things: (a) the Company is duly organized, validly existing and in good standing under the Law of its jurisdiction of organization and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted; (b) execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Star Purchase do not and will not require any Governmental Authorizations; (c) The execution, delivery and performance of this Agreement by the Company and the consummation of the Star Purchase does not and will not contravene or conflict with, or result in any violation or breach of, any provision of the Company’s or its subsidiaries’ organizational documents, applicable laws, material contracts or results in the creation of liens; (d) as of the date of the Star Agreement, the Company’s authorized capital stock is as stated therein; (e) the Company has filed with or furnished to the SEC each report, statement, schedule, form, certification or other document (including exhibits and all other information incorporated therein) or filing required by applicable Law to be filed with or furnished to the SEC; (f) the Company’s audited consolidated financial statements and unaudited consolidated interim financial statements and its consolidated Subsidiaries included in the Company’s SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC, were prepared in accordance with GAAP and fairly presented in all material respects the consolidated financial position of the Company; (g) there are no Liabilities of Buyer or any of its Subsidiaries, individually or in the aggregate, that are required to be recorded or reflected on a balance sheet prepared in accordance with GAAP other than those reflected or reserved against in the consolidated balance sheet of the Company, in the ordinary course of business, permitted under the Star Agreement or in the aggregate is not material to the Company and its subsidiaries; (h) there are no Legal Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their assets or properties, and no orders outstanding against the Company and its subsidiaries; (i) each material contract to which the Company or its subsidiary is a party is a valid and binding agreement of the Company or its applicable Subsidiary; (j) all income and other material Tax Returns required to be filed by or with respect to the Company and its Subsidiaries have been timely filed, all such Tax Returns are true, complete and correct in all material respects, and the Company and its subsidiaries have fully and timely paid all material Taxes; (k) each of the Company and its Subsidiaries owns, is licensed to use, pursuant to valid, enforceable and binding Contracts, or otherwise has the right to use all intellectual property used, held for use or necessary for the operation of the business of the Company and its Subsidiaries; (l) the Company and its Subsidiaries have good and marketable title to, or have a valid and enforceable right to use or a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements thereto) used by the business of the Company and its Subsidiaries; and (m) each of the Company and its Subsidiaries is in possession of all material permits necessary for each of the Company and its Subsidiaries to own, lease and operate their respective properties and assets or to carry on their respective business as it is now being conducted; (n) the Company and its Subsidiaries currently conduct, and have at all times since December 31, 2020, conducted their respective business in compliance in all material respects with all Laws applicable to their respective operations, activities or services and any Orders to which they are a party or are subject.

Many of the representations and warranties contained in the Star Agreement are qualified by a materiality standard, including in some cases a “Company Material Adverse Effect” or “Buyer Material Adverse Effect”. Moreover, the representations and warranties contained in the Star Agreement are complicated and are not easily summarized. You are urged to carefully read the sections of the Star Agreement, which is attached hereto as Annex A.

The representations and warranties contained in the Star Agreement (as well as the covenants described herein and set forth in the Star Agreement) were made solely for purposes of the Star Agreement and solely for the benefit of the parties to the Star Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by references to the Company’s filings with the SEC and/or confidential disclosures, made for the purposes of allocating contractual risk among the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Star Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities laws that might otherwise contradict the terms and information contained in the Star Agreement and will update such disclosures as required by federal securities laws.

Covenants and Agreements of Star

Star agreed not to take any of the following actions, without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed during the period from the date of the Star Agreement through Star implementing an initial public offering:

●	amend, waive or otherwise change, in any respect, any of Star’s or its Subsidiaries’ Organizational Documents;

●	authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities or other securities or interests, including any securities convertible into or exchangeable for any of its equity securities or securities interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such equity securities or other securities or equity interests;

●	split, combine, recapitalize or reclassify any of its equity interests or issue any other securities in respect thereof or declare, pay or set aside any distribution or other dividend (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its equity securities or securities interests;

●	incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, liability or obligation of any Person;

●	Fire or hire any executive. Increase the wages, salaries or compensation of any of its employees or increase bonuses for the foregoing individuals, or make commitments to advance with respect to bonuses for fiscal year 2024, or increase other benefits of any of the foregoing individuals, or enter into, establish, amend or terminate any Non-U.S. Benefit Plan with, for or in respect of any current consultant, officer, manager, director or employee, in each case other than as required by applicable Law, pursuant to the terms of any such Benefit Plan;

●	make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with Seller Accounting Principles;

●	transfer or license to any Person or otherwise extend, amend or modify, permit to lapse or fail to preserve the Intellectual Property or any Intellectual Property related to, or used in, the business and operations of Star, or disclose to any Person who has not entered into a confidentiality agreement any trade secrets;

●	terminate or waive or assign any right under any Seller Contract or any of the Leases, or enter into any contract (A) involving amounts potentially exceeding $5,000 per year, (B) that would be a Seller Contract; or (C) with a term longer than one year that cannot be terminated without payment of a material penalty and upon notice of sixty (60) days or less;

●	fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

●	establish any new Subsidiary or enter into any new line of business;

●	fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to the assets, operations and activities of Star, in an amount and scope of coverage as is comparable to that which are currently in effect;

●	revalue any of its material assets or make any change in accounting methods, principles or practices, except in compliance with Seller Accounting Principles and approved by its outside auditors;

●	waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by Star or its Affiliates) not in excess of $5,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any claims, liabilities or obligations, unless such amount has been reserved in Star Financials;

●	close or materially reduce any activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

●	acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

●	make capital expenditures in excess of $5,000 (individually or in the aggregate) other than in the ordinary course of business consistent with past practice;

●	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than in connection with the Transaction);

●	voluntarily incur any liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $5,000 in the aggregate other than pursuant to the terms of a Seller Contract;

●	sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

●	enter into any agreement, understanding or arrangement with respect to the voting of the securities or the capital equity of Star;

●	take any action that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any Governmental Authority to be obtained in connection with this Agreement;

●	Approve any annual budget;

●	enter into, amend, waive or terminate (other than terminations in accordance with their terms) any Affiliate Transaction; or

●	authorize or agree to do any of the foregoing actions.

Efforts to Obtain Nasdaq Approval; and Continued Listing

If, for a period of 12 months after the closing, the Company’s shares of Common Stock are delisted from Nasdaq, Star shall have the right, at its own discretion, to require the Company to exchange the Investment Note for all the shares of Star then held by the Company, provided, however, the Option shall be automatically cancelled and Star shall retain any cash payments made by the Company to Star and the Company shall retain an equity interest in Star equivalent to all cash payments. The closing of the Transaction is subject to customary closing conditions, including approval by the Company’s shareholders as required under applicable Nasdaq listing rules.

Conditions to the Completion of the Star Purchase

The obligations of Star and the Star Equity Holders are also subject to the satisfaction on or before the Closing Date of the following conditions, unless waived in writing by Star and the Star Equity Holders:

●	Stockholder Approval must be obtained and the Current Report on Form 8-K disclosing the results of the Company shareholders’ meeting shall have been filed by the Company with the SEC.

●	The authorizations, notifications, approvals and permits required to be obtained from or made with the stockholders of the Company, the SEC and Nasdaq in order to consummate the Transaction have been obtained.

●	No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that is in effect and makes illegal or otherwise prohibits the Transaction.

●	The securities of the Company shall be listed on the Nasdaq.

●	Each of the representations and warranties of the Company shall have been true and correct.

●	The Company shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants to be performed or complied with by them at or prior to the Closing Date.

●	The Company shall have delivered to the Company the organizational documents.

The obligations of the Company are also subject to the satisfaction on or before the Closing Date of the following conditions, unless waived in writing by the Company:

●	Each of the representations and warranties of Star and the Star Equity Holders shall have been true and correct.

●	Star and the Star Equity Holders shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants to be performed or complied with by them at or prior to the Closing Date.

●	Star shall have delivered to the Company the organizational documents.

Closing Deliverables

At the Closing, the Company shall deliver to Seller the following:

(a) a certificate of the Secretary (or other officer) of the Company certifying: (i) that attached thereto are true and complete copies of all resolutions of the board of directors of the Company authorizing the execution, delivery, and performance of the Star Agreement, and the other agreements, instruments, and documents required to be delivered by in connection with the Star Agreement or at the Closing to which the Company is a party (collectively, the “Company Transaction Documents”) and the consummation of the transactions contemplated thereby and by the Star Agreement, and that such resolutions are in full force and effect; and (ii) the names, titles, and signatures of the officers of the Company authorized to sign the Star Agreement and the other Company Transaction Documents.

(b) the consideration including a cash payment in the minimum amount of $5,000,000, the Investment Note, the Shares, the Initial Warrant and the Option Warrant;

(c) all documents, instruments, agreements and certificates required pursuant to the Star Agreement; and

(d) all other documents, instruments and writings which are reasonably requested by Seller to be delivered by the Company at or prior to the Closing pursuant to the Star Agreement.

Termination of the Star Agreement

The Star Agreement is subject to termination prior to Closing under certain circumstances, and may be terminated:

(a) at any time prior to the Closing Date by the mutual consent of the parties;

(b) by written notice by either Star or the Company, if any governmental authority shall have enacted, issued, promulgated, enforced or entered any governmental order or law or taken any other action that is, in each case, then in effect and is final and non-appealable and has the effect of restraining, enjoining or otherwise preventing or prohibiting the Transaction or the agreements contemplated hereby, or any governmental authority shall have finally, without the right to appeal, declined to grant any of the regulatory approvals required pursuant to the Star Agreement.

(b) by written notice by either the Company or Star, if the securities of the Company are not traded on Nasdaq or the Board of Directors of the Company has determined not to appeal a decision of Nasdaq to delist the securities of the Company or stockholder approval has not been obtained within ninety (90) days after the date of the Star Agreement in which case Star shall be entitled to damages of $1,000,000 from the Company;

(c) by written notice by the Company, if there has been a breach by Star or a Star Equity Holder of any of its representations, warranties, covenants or agreements contained in the Star Agreement; or

(d) by written notice by Star, if there has been a breach by the Company or of any of its representations, warranties, covenants or agreements contained in the Star Agreement;

If the Star Agreement is validly terminated, it shall become void and of no further force and effect, with no Liability on the part of any party (or any stockholder or Representative of such party). The following provisions of the Star Agreement shall survive any valid termination of the Star Agreement: Section 9.2 (Effect of Termination), Section 6.2 (Confidentiality), Section 6.5 (Public Announcements) and Article X (Miscellaneous).

Governing Law

All matters arising out of or relating to the Star Agreement and the Star Purchase (including its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the Law of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of Laws of any jurisdictions other than those of the State of Delaware.

MANAGEMENT FOLLOWING THE CLOSING OF THE STAR PURCHASE

There will be no change in the executive officers and directors of the Company following the Closing. Menachem Shalom, the Chief Executive Officer and a director of the Company, is the Chief Executive Officer, a director and

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Common Stock as of the Record Date.

●	each of our directors and named executive officers; and

●	each person known to us to beneficially own more than 5% of our Common Stock on an as-converted basis.

The calculations in the table below are based on 5,370,939 shares of Common Stock issued and outstanding as of the Record Date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Nukkleus Inc., 575 Fifth Avenue, 14th Floor, New York, New York 10017.

Name	Position	Number of Shares of Common Stock	Percentage of Common Stock (1)
Officer and Directors
Menachem Shalom	CEO and Director	500,000	9.3%
David Rokach	Director	10,000	*
Tomer Nagar	Director	10,000	*
Aviya Volodarsky	Director	10,000	*
Reuven Yeganeh	Director	10,000	*
Anastasiia Kotaieva(2)	Director	971,376	16.5%
Total Officers and Directors (6 people)		1,511,376	26.6%
5% Stockholders

X Group Fund of Funds Limited Partnership(2)		971,376	16.5%
Emil Assentato		671,191	12.5%
East Asia Technology Investments Limited(3)		381,000	6.6%

(1)	Applicable percentage ownership is based on 5,276,568 shares of common stock outstanding as of May 12, 2025. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of are deemed to be beneficially owned by the person holding such securities for computing the percentage of ownership of such person, but are not treated as outstanding for computing the percentage ownership of any other person.

(2)	Represents 150,000 shares of common stock personally and 319,952 shares of common stock, 150,000 shares of common stock issuable upon exercise of a warrant at $1.50 per share and 351,424 shares of common stock issuable upon exercise of a warrant at $2.41 per share. Anastasiia Kotaieva, a director of the Company, is the owner of X Group Fund of Funds Limited Partnership.

(3)

Represents 206,000 shares of common stock issuable upon conversion of a Senior Unsecured Promissory Note issued August 1, 2024 at a conversion price of $2.50 per share and 175,000 shares of common stock issuable upon exercise of a Warrant at an exercise price of $2.00 per share.  Ben White, a director of East Asia Technology Investments Limited has voting and dispositive control over the securities held by East Asia Technology Investments Limited.

*	Less than 1%.

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2024 with respect to our compensation plans under which equity securities may be issued, there are no securities remaining to be issued for future issuances under the 2023 Equity Incentive Plan or the 2024 Equity Incentive Plan and there are no options, warrants or rights outstanding.

PRINCIPAL STOCKHOLDERS OF THE COMPANY FOLLOWING THE CLOSING OF THE STAR PURCHASE

The following table and the related notes present information on the beneficial ownership of shares of the Company following the closing of the Star Purchase by:

●	each director of the Company following the closing of the Star Purchase, which will be identical to the Board of Directors prior to the Star Purchase;

●	each executive officer of the Company following the closing of the Star Purchase, which will be identical to the Board of Directors prior to the Star Purchase;

●	each stockholder known by us to beneficially own more than five percent of the Company’s common stock shares following the closing of the Star Purchase.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. The number of shares owned, total shares beneficially owned and the percentage of common stock beneficially owned assumes, in each case, the consummation of the Star Purchase, for a total of 7,756,109 shares of Common Stock to be outstanding immediately following the consummation of the Star Purchase, including a total of approximately 2,385,170 shares of common stock immediately issuable to Star pursuant to the terms of the Star Agreement, which will be assigned to the Star Equity Holders.

This table is based on information supplied by each prospective director, officer and principal stockholder of the Company’s common stock shares following the closing of the Star Purchase. Except as indicated in footnotes to this table, the Company believes that the stockholders named in this table have or will have (following the closing of the Star Purchase) sole voting and investment power with respect to all shares of the Company’s common stock shown to be beneficially owned by them, based on information provided by such stockholders. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of our directors, director nominees and officers is c/o Nukkleus Inc., 575 Fifth Avenue, 14th Floor, New York, New York 10017.

Name	Position	Number of Shares of Common Stock	Percentage of Common Stock (1)
Officer and Directors
Menachem Shalom(4)	CEO and Director	9,864,470	43.1%
David Rokach	Director	10,000	*
Tomer Nagar	Director	10,000	*
Aviya Volodarsky	Director	10,000	*
Reuven Yeganeh	Director	10,000	*
Anastasiia Kotaieva(2)	Director	971,376	11.8%
Total Officers and Directors (6 people)		10,875,846	55.4%
5% Stockholders

X Group Fund of Funds Limited Partnership(2)		971,376	11.8%
Emil Assentato		671,191	8.7%
East Asia Technology Investments Limited(3)		381,000	4.7%

(1)	Applicable percentage ownership is based on 7,661,738 shares of Common Stock to be outstanding immediately following the consummation of the Star Purchase. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of are deemed to be beneficially owned by the person holding such securities for computing the percentage of ownership of such person, but are not treated as outstanding for computing the percentage ownership of any other person.

(2)	Represents 150,000 shares of common stock personally and 319,952 shares of common stock, 150,000 shares of common stock issuable upon exercise of a warrant at $1.50 per share and 351,424 shares of common stock issuable upon exercise of a warrant at $2.41 per share. Anastasiia Kotaieva, a director of the Company, is the owner of X Group Fund of Funds Limited Partnership.

(3)	Represents 206,000 shares of common stock issuable upon conversion of a Senior Unsecured Promissory Note issued August 1, 2024 at a conversion price of $2.50 per share and 175,000 shares of common stock issuable upon exercise of a Warrant at an exercise price of $2.00 per share.

(4)	Represents (i) 500,000 shares of common stock currently held by Mr. Shalom, (ii) 1,245,006 shares of common stock to be issued upon closing of the acquisition of Star, (iii) 3,605,751 shares of common stock issuable upon exercise of the Initial Warrant, (iv) 395,604 shares of common stock issuable upon exercise of the Option Warrant issued to all Star Equity Holders by the Company as consideration for providing the Company an option to acquire the balance of the 49% interest in Star and (v) assuming the Company exercise the Option to acquire the balance of the 49% interest in Star (A) 1,310,533 Exercise Shares and (B) 2,807,576 shares of common stock issuable upon exercise of the Option Exercise Warrant.

*	Less than 1%.

RELATED PARTY TRANSACTIONS

Star Agreement

As discussed herein, on December 15, 2024, the Company entered into the Star Agreement with Star, the Star Equity Holders and Menachem Shalom, the representative of such shareholders to acquire a controlling 51% interest in Star, a defense acquisition company. Mr. Shalom, who is the Chief Executive Officer and a director of the Company, is a controlling shareholder, Chief Executive Officer and a director of Star. Pursuant to the Star Agreement, the Company advanced $1,000,000 to Star in December 2024. In February 2025, the Company advanced an additional $800,000 to Star pursuant to the first amendment of the Star Agreement, bringing the total amount of the advance made to Star to $1,800,000 as of March 31, 2025. This is amount is treated as a short-term non-interest bearing advance and will be deducted from the total investment consideration upon the closing of the transaction. No interest was imputed due to immateriality. In the event the transaction is not approved, Star will return the total amount of the advance to the Company.

X Group Conversion

On June 11, 2024 the Company issued the X Group Note to X Group in consideration of cash proceeds in the amount of $250,000. As an additional inducement to provide the X Group Note 1, the Company issued X Group the X Group Warrant 1. The Company and X Group also entered into a Restructuring Agreement providing that, among other items, X Group, in its sole discretion, will have the right for a period for six months from the effective date to lend the Company an additional $500,000.

On September 10, 2024, the Company issued the X Group Note 2 in the principal amount of $125,000 to X Group in consideration of cash proceeds in the amount of $100,000, which was funded on September 4, 2024.

On November 8, 2024, the Company entered the Conversion Agreement with X Group to convert outstanding principal and interest totaling of $771,085 payable under the X Group Note 1 and the X Group Note 2 (the “X Group Debt”) into shares of common stock of the Company. Pursuant to the Conversion Agreement, the Company issued 385,542 shares of its common stock and an additional warrant to purchase 351,424 shares of common stock exercisable for a period of five years at an exercise price of $2.00 per share (“X Group Warrant 2”) in exchange for the cancellation of the X Group Debt. Further, the Company and X Group entered into a letter agreement providing that X Group may not exercise the X Group Warrant 1 in the event such exercise would result in X Group holding in excess of 19.9% of the Company’s outstanding shares of common stock as of November 8, 2024. On November 14, 2024, the Company and X Group entered into a letter agreement pursuant to which it amended the terms of the Conversion Agreement and the X Group Warrant 2 issued in connection with the Conversion Agreement. Pursuant to the letter agreement, the shares of common stock to be issued under the Conversion Agreement were amended to be 319,952 shares of common stock of the Company and the exercise price of the X Group Warrant 2 was amended to be $2.41.

Services provided by related parties

From time to time, Oliver Worsley, a shareholder of the Company, provides consulting services to the Company. As compensation for professional services provided, the Company recognized consulting expenses of $0, $54,499 and $55,140 for the three months ended December 31, 2024 and the years ended September 30, 2024 and 2023, respectively, which have been included in professional fees on the reconciliation summary of discontinued operations (see Note 5).

From time to time, Craig Vallis, a shareholder of the Company, provides consulting services to the Company. As compensation for professional services provided, the Company recognized consulting expenses of $321,110, $105,834 and $136,625 for the three months ended December 31, 2024 and the years ended September 30, 2024 and 2023, respectively, which have been included in professional fees on the reconciliation summary of discontinued operations (see Note 5).

From time to time, Jamal Khurshid, the Company’s former chief executive officer and director, provides consulting services to the Company. As compensation for professional services provided, the Company recognized consulting expenses of $2,593 and $61,327 for the three months ended December 31, 2024 and the year ended September 30, 2024, respectively, which have been included in professional fees on the reconciliation summary of discontinued operations (see Note 5). Jamal Khurshid did not provide any consulting services to the Company for the year ended September 30, 2023.

Revenue from related party and cost of revenue from related party

The Company’s general support services operated under a GSA with TCM providing personnel and technical support, marketing, accounting, risk monitoring, documentation processing and customer care and support. The minimum monthly amount received was $1,600,000. Due to non-payment by TCM under the GSA, the Company has advised TCM that the GSA has been terminated as of December 31, 2023. The Company has historically generated substantially most of its revenue through the services rendered under the GSA.

The Company’s general support services operated under a GSA with FXDIRECT receiving personnel and technical support, marketing, accounting, risk monitoring, documentation processing and customer care and support. The minimum monthly amount payable was $1,575,000. Effective May 1, 2023, the minimum amount payable by the Company to FXDIRECT for services was reduced from $1,575,000 per month to $1,550,000 per month. Effective December 31, 2023, the GSA with FXDIRECT was terminated.

Both of the above entities are affiliates through common ownership.

During the three months ended December 31, 2024 and the years ended September 30, 2024 and 2023, general support services provided to the related party, which was recorded as revenue – general support services - related party on the reconciliation summary of discontinued operations (see Note 5) were as follows:

	Three Months Ended December 31,	Years Ended September 30,
	2024	2024	2023
Service provided to:
TCM	$—	$4,800,000	$19,200,000
	$—	$4,800,000	$19,200,000

During the three months ended December 31, 2024 and the years ended September 30, 2024 and 2023, services received from the related party, which was recorded as cost of revenue – general support services - related party on the reconciliation summary of discontinued operations (see Note 5) were as follows:

	Three Months Ended December 31,	Years Ended September 30,
	2024	2024	2023
Service received from:
FXDIRECT	$—	$4,650,000	$18,775,000
	$—	$4,650,000	$18,775,000

During the three months ended December 31, 2024 and the years ended September 30, 2024 and 2023, Digital RFQ earned revenue from related parties in the amount of $4,601, $69,619 and $138,419, respectively, which was included in revenue – financial services on the reconciliation summary of discontinued operations (see Note 5).

Due from affiliates

At December 31, 2024 and September 30, 2024 and 2023, due from affiliates consisted of the following:

	December 31,	September 30,	September 30,
	2024	2024	2023
Digiclear	$—	$—	$229,837
Jacobi	—	—	95,274
Jamal Khurshid	50,768	10,382	—
Forexware (1)	—	6,151	—
FXDD Mauritius (1)	—	6,004	1,500
TCM (1)	—	12,508	1,942,500
Total	$50,768	$35,045	$2,269,111

(1)	FXDD Mauritius, Forexware, and TCM are controlled by Emil Assentato, the Company’s former chief executive officer and chairman and current 5%+ shareholder.

The balance due from Jamal Khurshid represents monies the Company paid on behalf of Jamal Khurshid. The balances due from Forexware, FXDD Mauritius, and TCM represent outstanding receivables owed to Digital RFQ for financial services. The balances due from Jacobi and FXDD Mauritius represent monies that the Company paid on behalf of Jacobi and FXDD Mauritius. The balance due from TCM represents unsettled funds due related to the General Services Agreement and monies that the Company paid on behalf of TCM.

Management believes that the affiliates’ receivables are fully collectable. Therefore, no allowance for doubtful account is deemed to be required on its due from affiliates at September 30, 2024 and 2023.

Due to affiliates

At December 31, 2024 and September 30, 2024 and 2023, due to affiliates, which is included partially on the reconciliation summary of discontinued operations as well as the accompanying consolidated balance sheets, consisted of the following:

	December 31,	September 30,	September 30,
	2024	2024	2023
Forexware LLC	$—	$—	$1,211,778
FXDIRECT	—	—	5,064,428
Currency Mountain Holdings Bermuda, Limited (“CMH”) (1)	42,000	42,000	42,000
FXDD Trading (1)	441,402	470,716	396,793
Markets Direct Payments (1)	2,384	2,543	2,317
Craig Vallis	—	16,532	—
Match Fintech Limited (2)	36,293	47,733	91,433
Total	$522,079	$579,524	$6,808,749

(1)	CMH, FXDD Trading, and Markets Direct Payments are controlled by Emil Assentato, the Company’s former chief executive officer and chairman, and current 5%+ shareholder.

(2)	Match Fintech Limited is controlled by affiliates of the Company.

The balances due to affiliates represent expenses paid by FXDD Trading, Markets Direct Payments, and Match Fintech Limited on behalf of the Company and advances from CMH. The balance due to Craig Vallis represents unpaid consulting fees.

Amounts due to affiliates are short-term in nature, non-interest bearing, unsecured and repayable on demand.

Customer digital currency assets and liabilities – related parties

At December 31, 2024 and September 30, 2024 and 2023, related parties’ digital currency, which was controlled by Digital RFQ, amounted to $1,028, $20,020 and $0, respectively, which was included in customer digital currency assets and liabilities on the reconciliation summary of discontinued operations.

Note receivable – related parties

Promissory note

The Company originated a note receivable to a shareholder in the principal amount of $35,000 on September 1, 2022. The note matured with respect to $17,500 on March 1, 2023 and with respect to $17,500 on September 1, 2023. The note bears a fixed interest rate of 5.0% per annum. On April 1, 2024, the outstanding principal and interest of this note receivable was applied to the principal of a cash loan made to the Company from this shareholder in March 2024.

For the three months ended December 31, 2024 and the years ended September 30, 2024 and 2023, the interest income related to this note amounted to $0, $949 and $1,836, respectively, and has been included in other (expense) income: other income (expense) on the accompanying consolidated statements of operations and comprehensive loss.

As of December 31, 2024 and September 30, 2024 and 2023, the outstanding interest balance related to this note was $0, $0 and $1,980, respectively, and was included in other current assets on the accompanying consolidated balance sheets.

Line of credit

On July 31, 2023, the Company entered into a credit deed providing a $1,000,000 line of credit (the “Line of Credit”) to an affiliate a shareholder’s sibling controls. The Line of Credit allows the borrower to request loans thereunder until total advances reach $1.0 million. Amounts drawn under the Line of Credit bear interest at an annual rate of 8.0% and installment repayments commence on December 31, 2023. The Line of Credit was collateralized by 133,514 shares of the Company’s common stock that are owned by the borrower.

During the year ended September 30, 2023, $764,892 was advanced to the borrower under the Line of Credit. At September 30, 2023, the Company recorded a reserve for credit loss of $637,072 on the Line of Credit. During December 2023, the Company and the related party company entered into a Stock Transfer Agreement pursuant to which the collateral, 133,514 shares of the Company’s common stock owed by the related party, were to be transferred to the Company to satisfy the amount owed under the Line of Credit. As of September 30, 2024, the transfer of the 133,514 shares of the Company’s common stock back to the Company had not occurred and management deemed it remote that the transfer will occur. During the year ended September 30, 2024, the Company collected $132,826. At September 30, 2024, after exhaustive efforts at collection of the outstanding amounts owed under the Line of Credit and unsuccessful attempts to collect the collateral, the Company wrote off the remaining outstanding balance of the Line of Credit against the reserve for credit loss.

For the three months ended December 31, 2024 and the years ended September 30, 2024 and 2023, the interest income related to notes receivable – related parties amounted to $0, $362  and $12,082, respectively, and has been included as a component of other income (expense), net on the accompanying consolidated statements of operations and comprehensive loss.

As of December 31, 2024 and September 30, 2024 and 2023, the outstanding interest receivable related to the notes receivable – related parties was $0, $0 and $12,179, respectively, and was included as a component of other current assets on the accompanying consolidated balance sheets.

Loan payable – related parties and interest payable – related parties

On July 19, 2023, Digital RFQ issued a promissory note (the “July 2023 Loan”) in the principal amount of $75,619 to Jamal Khurshid, the Company’s chief operating officer and director, in consideration of cash proceeds in the amount of $75,619. The July 2023 Loan bears interest of 5.0% per annum and is due and payable on July 19, 2026. The outstanding principal and interest of the July 2023 Loan was fully repaid in November 2023.

On August 15, 2023, Digital RFQ issued a promissory note (the “August 2023 Loan”) in the principal amount of $75,000 to Emil Assentato, the Company’s chief executive officer and chairman, in consideration of cash proceeds in the amount of $75,000. The August 2023 Loan bears interest of 5.0% per annum and is due and payable on August 15, 2026. A partial repayment of the August 2023 Loan of $50,000 was paid to Emil Assentato in January 2024.

On September 18, 2023, the Company issued a promissory note (the “September 2023 Loan”) in the principal amount of $270,000 to Emil Assentato, the Company’s chief executive officer and chairman, in consideration of cash proceeds in the amount of $270,000. The September 2023 Loan bears interest of 5.0% per annum and is due and payable on September 18, 2026. In December 2023, the September 2023 Loan principal of $270,000 was converted into 70,129 shares of common stock of the Company.

During the year ended September 30, 2024, the Company issued promissory notes in the aggregate principal of $1,105,639 and $248,000 to a shareholder and to an entity managed by that shareholder, respectively, (collectively, the “Shareholder 2024 Loans”), in consideration of cash proceeds in the same amount in the following tranches:

October 2023	$199,000
December 2023	424,000
January 2024	25,000
February 2024	188,000
March 2024	80,000
April 2024	31,000
May 2024	100,000
June 2024	120,500
July 2024	59,000
August 2024	58,000
September 2024	69,139
Total	$1,353,639

The 2024 Shareholder Loans bear interest of 5.0% per annum and each individual loan will be due and payable three years from the date of issuance.

In March 2024, the Company entered into a facility agreement with a shareholder (the “March 2024 Facility”), whereby a Company’s subsidiary can request loans up to an aggregate $500,000 from the shareholder. The proceeds from advances under the March 2024 Facility are restricted to fund working capital and operating expense. Advances drawn under the March 2024 Facility bear interest of 4.0% per month. This loan will be repaid in installments in accordance with the terms of the March 2024 Facility, with the last installment due on July 31, 2024. In April 2024, $11,820, a portion of the March 2024 Facility’s outstanding principal was exchanged for due from affiliates. As of December 31, 2024, the outstanding principal balance and accrued and unpaid interest of the March 2024 Facility was GBP 320,646 and GBP 148,149, respectively ($402,379 and $185,912, respectively), at December 31, 2024.

In March 2024, the Company entered into a loan agreement with a Company shareholder (the “March 2024 Loan”), providing the Company with a loan up to GBP 395,000 ($495,686 at December 31, 2024). The proceeds from advances under the March 2024 Loan are restricted to fund working capital and operating expense. Advances drawn under the March 2024 Loan bear interest at a rate of 10.0% per annum. This March 2024 Loan is unsecured and is due and payable on March 31, 2025. In April 2024, GBP 32,337 ($37,198 at the exchange date), a portion of the March 2024 Loan’s outstanding principal, was exchanged for note receivable – related party. As of December 31, 2024, the outstanding principal balance and accrued and unpaid interest was GBP 217,663 and GBP 12,125, respectively ($273,145 and $15,215, respectively), at December 31, 2024.

Letter agreement with ClearThink

Nukkleus was party to a letter agreement with ClearThink dated as of November 22, 2021, pursuant to which ClearThink was engaged by Nukkleus in connection with the Business Combination.

Craig Marshak, a former member of the Board of Directors of the Company, was a managing director of ClearThink, a transaction advisory firm. ClearThink had been engaged by the Company to serve as the exclusive transactional financial advisor, and finder with respect to the Business Combination, to advise the Company with respect to the Business Combination. The letter agreement was terminated on October 27, 2023. The Company paid ClearThink $210,000 as of the date of closing of the Business Combination. Mr. Marshak no longer serves as a director of the Company.

Customers

The following table sets forth information as to each customer that accounted for 10% or more of the Company’s revenues for the years ended September 30, 2024 and 2023.

	Years Ended September 30,
Customer	2024	2023
A – related party	81.2%	90.2%

As of September 30, 2024, the GSA agreement in relation to the above referenced related party customer was no longer active and nothing was owed by this customer to the Company.

One related party customer, whose outstanding receivable accounted for 10% or more of the Company’s total outstanding accounts receivable and due from affiliates at September 30, 2023, accounted for 95.2% of the Company’s total outstanding accounts receivable and due from affiliates at September 30, 2023.

Suppliers

The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s costs of revenues for the years ended September 30, 2024 and 2023.

	Years Ended September 30,
Supplier	2024	2023
A – related party	94.6%	86.8%

As of September 30, 2024, the GSA agreement in relation to the above referenced related party supplier was no longer active and nothing was owed to this supplier by the Company.

Two related party suppliers, whose outstanding payables accounted for 10% or more of the Company’s total outstanding accounts payable and due to affiliates at September 30, 2023, accounted for 81.7% of the Company’s total outstanding accounts payable and due to affiliates at September 30, 2023.

FINANCIAL INFORMATION RELATED TO THE STAR PURCHASE

Financial Statements of the Company

The audited historical financial statements of the Company and its subsidiaries for the years ended September 30, 2024 and 2023 and the transition period ended December 31, 2024 are contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2024 and the unaudited historical financial statements of the Company and its subsidiaries for the three months ended March 31, 2025 and 2024, and are incorporated by reference into this proxy statement. See “Where You Can Find More Information”, below.

A representative of GreenGrowthCPAs, our independent registered public accounting firm, will not be attending the Special Meeting.

Financial Statements of Star

The audited historical financial statements of Star and its subsidiaries for the years ended December 31, 2024 and December 31, 2023 and the unaudited financial statements of Star and its subsidiaries for the three months ended March 31, 2025 are included herein. See “Annex F”.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Star

You should read the following discussion and analysis of Star’s financial condition and operating results together with the audited financial statements and related notes included elsewhere in this proxy statements.

This discussion and analysis contains forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Future results may differ materially from those anticipated in these forward-looking statements as a result of various factors.

Recent Developments

On February 3, 2025, Star entered into an agreement to purchase shares and options of Mia Dynamics Motors Ltd., a public company traded on the Tel Aviv Stock Exchange (“Mia”). Star purchased a total of 2,250,000 ordinary shares of Mia at NIS 0.01 par value and 2,250,000 options (non-tradable) exercisable for 2,250,000 ordinary shares of the public company, up to 24 months from the date of the engagement and against an exercise price of NIS 0.60 per option for NIS 900,000 (approximately $249,000). On February 7, 2025, Star additionally purchased a total of 2,083,300 ordinary shares and 1,458,310 options (non-tradable) of Mia for NIS 750 thousand (approximately $208,000).

On February 11, 2025, we executed and delivered an amendment to the Securities Purchase Agreement and Call Option, dated December 15, 2024 (as amended, the “Nukkleus Agreement”) with the Company, its equity holders and Mr. Shalom, acting in his capacity as the representative of the Star Equity Holders, increasing the amount of advances we can borrow from Nukkleus to $1,800,000.

On May 13, 2025, another amendment was executed among the parties increasing the amount of advances Star can borrow from Nukkleus to $3,000,000. On June 15, 2025, the parties entered into Amendment No. 3 whereby they clarified that if Nukkleus fails to make all payments by the agreed time or if the Star Agreement is terminated as a result of Nukkleus failing to perform or observe the covenants or agreements of Nukkleus or if Nukkleus fails to maintain its listing on Nasdaq, Star shall be entitled to a payment from the Company in the amount of $3,000,000.

Our Acquisition of Rimon

B. Rimon Agencies Ltd., which we refer to as Rimon, is an Israeli limited liability company formed by the late Binyamin Rimon, its founder and former chief executive officer, on June 4, 1992. Rimon, an Israeli defense industry company, serves the Israeli market as an exclusive distributor of generators, masts, lighting solutions, and a wide range of defense, homeland security, and commercial systems. Star acquired Rimon from its founder and Chief Executive Officer, Menachem Shalom, on February 15, 2024 pursuant to an agreement in which he assigned and transferred all of his Rimon shareholdings, constituting 100% ownership thereof, to Billio, Star’s wholly owned subsidiary, in exchange for Star (1) assumption of his obligations and rights under certain agreements between himself, Rimon, and the former owners and sellers of Rimon, who we refer to as the Sellers, including but not limited to the right to be repaid by Rimon for a loan of NIS 425,000 which Mr. Shalom extended to the Sellers on December 25, 2023, and a NIS 750,000 payment obligation and other conditional/performance based payment obligations; (2) indemnification of the founder with respect to any and all of his obligations to the Sellers; and (3) Star’s reimbursement of the founder costs incurred in connection with his acquisition of Rimon. On December 12, 2024, the Sellers agreed that we may remove their names from the shares on which such names are currently affixed on the official Israeli securities registrar upon our payment of NIS 171,837 to the Sellers, an amount equal to (i) the sum of the final NIS 300,000 installment due February 15, 2024 and a fee owed to the sellers of Rimon in connection with a certain mast brokerage transaction between Fireco SARL and BL Advanced Ground Support Systems Ltd., (ii) less NIS 152,203, representing funds held in a private account of the late Binyamin Rimon, as collateral for certain of Rimon’s debt which was to be returned to us upon repayment of the debt and release of the collateral. Star paid the prior amount on December 18, 2024, and had the Sellers name removed from the official Israeli securities registrar thereafter.

In connection with our acquisition of Rimon from Mr. Shalom, we agreed to reimburse him for the costs incurred during his acquisition of Rimon and to establish the terms and conditions for the working capital advances he planned to provide, and subsequently provided, to Rimon. To do so, on February 15, 2024, we issued Mr. Shalom a demand grid promissory note with an initial principal of $155,405, representing the amounts he had extended to Rimon before that date, bearing interest at 8% per annum and maturing 60 days after the earlier of February 15, 2025, or upon the closing of a private placement or public offering for gross proceeds of at least $5,000,000. Since its issuance, the outstanding principal of the note: (i) increased by $23,424 to $178,829 on March 22, 2024, due to a working capital advance from Mr. Shalom, then (ii) decreased by $20,270 to $158,559 on May 23, 2024, after we repaid that amount of the outstanding principal of the note, then (iii) increased by $59,540 to $218,100 on August 28, 2024, due to an additional working capital advance from Mr. Shalom, then (iv) increased by $54,054 to $272,154 on the prior date to reflect an advance from Mr. Shalom to cover a portion of the second required payment to the Rimon sellers; then (v) increased by $189,362 to $461,516, the current outstanding principal of the note, on December 4, 2024, following an additional working capital advance from Mr. Shalom extended until that date.

Rimon Acquisition Accounting Treatment

Star accounted for the acquisition of Rimon as a business combination using the acquisition method under FASB ASC Topic 805 as of the date we obtained control. In compliance with ASC 810-10-40-6, we treated the series of transactions leading up to our acquisition of Rimon as a single transaction because: (i) we executed each transaction around the same time and in contemplation of one another, (ii) Mr. Shalom formed Star to acquire Rimon, (iii) Star’s formation depended on Mr. Shalom’s acquisition of Rimon, and (iv) the transactions formed a unified arrangement to make Rimon a wholly owned subsidiary of Star.

As the accounting acquirer, Star recorded the consideration that Mr. Shalom paid on our behalf. Star estimated the purchase price, identified the acquired assets and assumed liabilities as of the acquisition date, and recognized any excess of the purchase price over the fair value of the net assets acquired as goodwill. However, we are still finalizing the purchase price allocation. As a result, our current fair value estimates for contingent consideration, goodwill, and related tax impacts are preliminary and may change as we receive more information, including final adjustments to net working capital. We expect to complete the valuation as soon as possible and no later than one year after the acquisition date.

The excess of Rimon’s purchase price over the fair market value of its net tangible and identifiable intangible assets acquired was recorded as goodwill, primarily reflecting Rimon’s the market opportunities in Israel. There is no goodwill in this purchase.

The following table sets forth the preliminary components of identifiable intangible assets acquired and their estimated useful lives as of the  date of acquisition (in months):

	Fair value	Useful life
Distributor rights	$89,000	60
Backlog	242,000	24
Customer Relationships	70,000	60
Total intangible assets	$401,000

As described above and elsewhere in this prospectus, on February 15, 2024, we executed an assignment and assumption agreement with Mr. Shalom, pursuant to which we, through our wholly owned subsidiary Billio, acquired all 200 shares of Rimon’s issued and outstanding capital stock in exchange for our assumption of all Mr. Shalom’s rights and obligations under his agreements with the former owners and sellers of Rimon, dated December 22, 2023, and February 15, 2024. According to ASC 805in a common control transaction, a receiving entity records assets and liabilities at the transferring entity’s carrying amounts, not at fair value, because such transactions do not involve a substantive change in ownership and do not require a step up in basis. As a result, we recorded Rimon’s assets at their carrying values and treated them as a capital contribution from Mr. Shalom.

Securities Purchase Agreement with Nukkleus

On December 15, 2024, Star entered into a Securities Purchase Agreement and Call Option, as amended on each of February 11, 2025, May 13, 2025 and June 15, 2025 (collectively, the “Nukkleus Agreement”) with Nukkleus, Star’s equity holders and Mr. Shalom, acting in his capacity as the representative of the Star holders, to sell to Nukkleus a controlling 51% interest in Star in exchange for an aggregate investment of (i) $21,000,000 that consists of $5,000,000 in cash, (ii) a promissory note in the principal amount of $16,000,000 less amounts previously borrowed from Nukkleus and (iii) shares and warrants in Nukkleus. Our equity holders granted Nukkleus an option (the “Option”) to purchase the balance of their equity in Star (49.0%) for an aggregate $16,084,250 (the “Option Exercise Price”) in consideration for the issuance to them of five-year stock purchase warrants to purchase an aggregate of 720,000 shares of Star’s common stock with an exercise price of $1.50 per share.

If, for a period of 12 months after the closing of the transactions contemplated by the Nukkleus Agreement, the shares of Nukkleus are delisted from Nasdaq, Star shall have the right, at its own discretion, to require Nukkleus to exchange the note for all the shares of Star then held by Nukkleus, the option shall be automatically cancelled and we shall retain any cash payments made by Nukkleus. In such instance, Nukkleus shall retain an equity interest in Star equivalent to all cash payments. The closing of the transaction is subject to customary closing conditions, including regulatory approvals, third-party consents, fairness opinion, and approval by the shareholders of Nukkleus as required under applicable Nasdaq listing rules.

If the Nukkleus Agreement is canceled because stockholder approval was not obtained within 90-days after the date of the Agreement and the failure was a result of Nukkleus failing to perform or observe its covenants or agreements provided for in the Agreement, Star is entitled to damages of $1,800,000 from Nukkleus.

You should note that (i) until the exercise of the Nukkleus call option described above, or (ii) for the foreseeable future if such Nukkleus call option terminates prior to its exercise, or (iii) following our decision to redeem the shares purchased by Nukkleus under the Nukkleus call option if Nasdaq delists Nukkleus’ common stock within the 12 months following its exercise, then Mr. Shalom will have the ability to determine all matters requiring approval by our stockholders, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets, due to his class B common stockholdings referred to in the prior paragraphs, each of which entitle him to 100 votes per share on any matter which our common stockholders are entitled to vote upon according to our articles of incorporation and bylaws, as amended from time to time. This also means that even if Nukkleus acquires 51% of our capital stock, Mr. Shalom will still maintain voting control over our company through his class B common stockholdings which carries super majority voting rights. Notwithstanding the foregoing, Mr. Shalom has agreed to forego his supermajority voting rights with respect to the conduct of our business until the completion of the offering , effectively giving Nukkleus voting and management control over our company.

Results of Operations

Comparison of three months ended March 31, 2025 and the period from January 17, 2024 to March 31, 2024

The following table sets forth key components of Star’s results of operations during the three months ended March 31, 2025 and the period from January 17, 2024 to March 31, 2024, in thousands dollars.

	For the Three-month period ended March 31,	For the period from January 17, 2024* to March 31,
	2025	2024

Revenues	903	857
Cost of revenues	(735)	(527)
Gross profit	168	330
General and administrative expenses – related party	(94)	(32)
General and administrative expenses	(539)	(257)
Other Income	-	37
Operating income (loss)	(465)	78

Financial income, net	651	-
	186	78
Income tax	(116)	(29)
Net income	70	49

Revenue

Total revenues for the three months ended March 31, 2025, were $903,000 compared to $857,000 for the period from January 17, 2024 to March 31, 2024.

Cost of Revenue

Cost of revenues for the three months ended March 31, 2025, were $795,000 compared to $527,000 for period from January 17, 2024 to March 31, 2024. The cost of revenues consisted of materials $539,000, salaries and related expenses $123,000, rent and asset management $41,000 and other expenses $31,000. For the period from January 17, 2024 to March 31, 2024, the costs consisted of materials $405,000, salaries and related expenses $61,000, rent and asset management $50,000 and other expenses $11,000. The increase in the cost of revenues is mainly due to rising prices of materials.

Gross Profit and Gross Margin

Our gross profit for the three months ended March 31, 2025 was $168,000, or a gross margin of 18.6%. Gross profit for the period from January 17, 2024 to March 31, 2024 was $330,000, or a gross margin of 38.5%. The decrease in gross profit was due rising prices of materials.

General and Administrative expenses

General and administrative expenses were $633,000 for the three months ended March 31, 2025 compared to $289,000 for the period from January 17, 2024 to March 31, 2024. The expenses for the three months ended March 31, 2025 were comprised of professional services ($329,000), salaries and related expenses ($166,000), other expenses ($101,000), rent and asset management ($16,000) and amortization ($21,000). The expenses for the period from January 17, 2024 to March 31, 2024 were comprised of professional services ($14,000), salaries and related expenses ($81,000), other expenses ($18,000), rent and asset management ($18,000) and amortization ($27,000). The increase was primarily as a result of the increase of professional services and salaries and related expenses.

Net Income

As a result of the foregoing, net income for the three months ended March 31, 2025 was $70,000 compared to net income of $49,000 for the period from January 17, 2024 to March 31, 2024.

Operating Activities

Net cash used in operating activities was $962,000 during the three months ended March 31, 2025, compared to net cash used of $182,000 during the period from January 17, 2024 to March 31, 2024. The increase in net cash used in operating activities of $780,000 is primarily attributable to change in the value of securitiesin the amount of $685,000.

Financing Activities

Net cash provided by financing activities was $402,000 for the three months ended March 31, 2025, compared to $147,000 for the period from January 17, 2024 to March 31, 2024. The difference in the 2025 period compared to 2024 is attributable to loans from Nukkleus (a related party) in amounts of $800.000 and repayment of a loan from related party in amount of $511,000.

Investing Activities

Net cash provided by investing activities was $87,000 for the three months ended March 31, 2025, compared to $101,000 for the period from January 17, 2024 to March 31, 2024.

Comparison of the years Ended December 31, 2024 and 2023

The following table sets forth key components of our results of operations during the years ended December 31, 2024 (Star 26 Capital Inc.) and 2023 (B. Rimon Agencies Ltd) both in thousands of dollars and as a percentage of our revenues.

	Year ended December 31
	2024	2023
Revenues	4,994	3,797
Cost of revenues	(3,808)	(2,648)
Gross profit	1,186	1,149

General and administrative expenses	(1,687)	(547)
Operating Income (Loss)	(501)	602
Other Income	55	38
Financial income, net	(143)	(104)

	(589)	536
Taxes on income	34	(129)
Net Income (loss)	(555)	407

Revenue

Rimon’s revenue for the years ended December 31, 2024 and 2023 were $4,994,000 and $3,797,000, respectively, an increase of $1,197,000, or 31.52%. Revenues increased as a result of growing demand for the products of Rimon, particularly as a result of the situation in Israel and the general geopolitical trends.

Cost of revenue

Rimon’s cost of revenue for the years ended December 31, 2024 and 2023 were $3,808,000 and $2,648,000, respectively, an increase of $1,160,000. Cost of revenue increased in line with our increase in revenue.

Gross profit and Gross margin

Gross profit for the years ended December 31, 2024 and 2023 were $1,186,000 and $1,149,000, respectively, and its gross margin for the respective year ends were 23.75% and 30.26%, respectively.

General and Administrative expenses.

General and administrative expenses increased from $547,000 in 2023 to $1,687,000 in 2024. This overall increase masks a shift in the composition of the following expenses:

-	Salaries and related expenses increase from $289,000 in 2023 to $467,000 in 2024.

-	Rent expenses increase from $39,000 to 60,000 due to municipality tax benefits received; and

-	Professional fees increased from $88,000 in 2023 to $712,000 in 2024, due to higher professional service fees related to compliance and consulting in Rimon and professional service fees related to compliance and consulting in the Company. The fees are directed related to the proposed transaction between the Company and Star, which directly results in increased compliance and consulting and professional service fees incurred by Rimon.

-	Amortization of intangible assets in 2024 was $196,000.

Income Tax

Our income tax expense decreases from $129,000 in 2023 to income tax of $34,000 in 2024 As of December 31, 2024, Rimon and subsidiary have carried forward losses for tax purposes of approximately$430 ,000 and $660,000, respectively.

Net Income

Net income decreased significantly, from net income of $407,000 in 2023 to net loss of $555,000 in 2024.

Comparison of Years Ended December 31, 2023 and 2022 - B. Rimon Agencies Ltd

The following table sets forth key components of our results of operations during the years ended December 31, 2023 and 2022, in thousands of dollars and as a percentage of our revenues.

	Year ended December 31
	2023	2022
Revenues	3,797	2,698
Cost of revenues	(2,648)	(2,041)
Gross profit	1,149	657

General and administrative expenses	(547)	(518)
Operating Income	602	139
Other Income	38	78
Financial income, net	(104)	(100)

	536	(117)
Taxes on income	(129)	43
Net Income	407	(74)

Revenue

Our revenue increased by 41%, from $2,698,000 in 2022 to $3,797,000 in 2023. This growth was driven primarily by increased demand for masts, which accounted for approximately 62% of the revenue growth. Additionally, our generators saw a 38% rise in sales due to increased demand in the Israeli market attributed to the war in Israel.

Cost of Revenue

Cost of revenue rose by 30%, from $2,041,000 in 2022 to $2,648,000 in 2023. This increase correlates with higher sales volumes, particularly in masts, which carries higher production and delivery costs. Notably, the cost of raw materials increased by 30%, contributing to the rise in our cost structure.

Gross Profit and Gross Margin

Gross profit improved from $657,000 in 2022 to $1,149,000 in 2023, reflecting a 75% increase. Our gross margin also rose from 24.4% to 30.3%, primarily due to a favorable shift in our product mix towards higher-margin masts  and improved operational efficiencies.

General and Administrative expenses.

General and administrative expenses increased from $518,000 in 2022 to $574,000 in 2023, a rise of approximately 10.8%. This overall increase masks a shift in the composition of the following expenses:

●	Salaries and related expenses decreased from $340,000 in 2022 to $289,000 in 2023, reflecting the impact of workforce optimization initiatives;

●	Rent expenses decreased from $42,000 to 39,000 due to municipality tax benefits received; and

●	Professional fees increased from $11,000 in 2022 to $88,000 in 2023, due to higher professional service fees related to compliance and consulting, which accounted for $77,000 of the increase, and a $3,000 rise in consulting and marketing costs.

Income Tax

Our income tax expense increased to $129,000 in 2023, up from $43,000 in 2022, driven by higher taxable income. Our effective tax rate remained consistent at approximately 23%. Despite this, we carried forward tax losses of $635,000 as of December 31, 2023, which will reduce taxable income in future periods.

Net Income

Net income increased substantially, from $200,000 in 2022 to $443,000 in 2023. This improvement was the result of higher revenue and gross margin, partially offset by increased administrative expenses.

Liquidity and Capital Resources

On March 31, 2025, Star had $681,000 in cash and cash equivalents.

Rimon’s capital resources are lines of credit extended to it by banks and its vendors. In addition, and based on short term needs, the founder is willing to provide Rimon with working capital advances to cover short term financial needs.

Plan of Operations

Rimon can maintain its current operations, both in the short term over the next 12 months and in the long term, with no additional funding by relying on lines of credit provided by its vendors, banks, and its self-generating cashflow. [projected need of Star for the next 12 months]

Off Balance-sheet Arrangements

Star has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

The following discussion relates to critical accounting policies for our company. The preparation of financial statements in conformity with GAAP requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Income taxes

We account for income taxes in accordance with ASC 740, “Income Taxes” by recognizing the current year’s tax payable and deferred tax assets or liabilities for the future impact of events already reflected in Star’s financial statements or tax returns.

Deferred tax assets and liabilities arise from temporary differences between financial reporting and tax reporting bases. They are measured using the enacted tax rates and laws expected to apply when these amounts reverse or are utilized. Valuation allowances are recorded to reduce deferred tax assets to amounts that are more likely than not to be realized. For uncertain tax positions, Star uses a more-likely-than-not recognition threshold and measures the potential outcomes based on the amounts and probabilities of resolution with taxing authorities.

Revenue Recognition

We recognize revenues upon delivery of our finished products to customers. Delays or failure to make deliveries prevent us from recognizing revenue. To produce and deliver our products, we rely on purchasing and obtaining physical parts and goods from suppliers worldwide. Delays in manufacturing or shipments can significantly impact our production capabilities, and therefore, the number and value of products we can deliver to customers. Additionally, Global events like Covid-19 and the Russia-Ukraine war have disrupted supply chains, affecting our operations and revenues.

Revenue recognition in any accounting period involves significant management judgments and estimates. If these judgments or estimates are incorrect, or if they change due to evolving business or market conditions, it may result in material differences in the amount of revenue recognized during a given period. We recognize revenues in accordance with ASC 606, “Revenue from Contracts with Customers”, which provides a unified model to determine how revenue is recognized.

Pursuant to ASC 606, we recognize revenue when control of promised goods or services is transferred to our customers in an amount that reflects the consideration we expect to receive in exchange. We determine revenue recognition through the following steps: (1) identifying the contract with a customer; (2) identifying the performance obligations within the contract; (3) determining the transaction price; (4) allocating the transaction price to the performance obligations; and (5) recognizing revenue when, or as, we fulfill a performance obligation.

As of the date of this report, we generate two main types of revenue:

●	Revenue from selling imported goods, such as generators, masts, and lighting.

●	Revenue from integration projects, where we design, engineer, source raw materials, assemble, and complete tactical vehicles and trailers.

Leases

We determine whether an arrangement is or contains a lease at the contract inception and include operating leases in operating lease right-of-use assets, other current liabilities, and operating lease liabilities on our balance sheets.

Right-of-use assets represent our right to use an underlying asset for a given lease term, and lease liabilities represent our obligation to make lease payments. We recognize operating lease right-of-use assets and liabilities at the commencement date, based on the present value of lease payments over the lease term. Since our leases do not provide an implicit interest rate, we generally use the incremental borrowing rate based on the estimated interest rate for collateralized borrowing over a similar term on our lease commencement dates. The operating lease right-of-use asset includes any lease payments made and excludes lease incentives. Our lease terms may also include options to extend or terminate the lease when we are reasonably certain to exercise that option. We recognize lease expense on a straight-line basis over the lease term.

We monitor for events or changes in circumstances that require us to reassess our leases. If a reassessment leads to the remeasurement of a lease liability, we make a corresponding adjustment to the carrying amount of the related right-of-use asset, unless this would reduce the right-of-use asset’s carrying amount below zero. In such a case, we record the amount that would result in a negative ROU asset balance in the statement of comprehensive loss.

Related Party Transactions

Star follows ASC 850, “Related Party Disclosures”, for the identification of related parties and disclosure of related party transactions.

Key Financial Terms and Metrics

The following discussion summarizes the key factors our management believes are necessary for an understanding of our financial statements:

●	Research and Development Expense. The process of researching and developing our product candidates may be lengthy, unpredictable, and subject to many risks. We are unable, with any certainty, to estimate either the costs or the timelines in which those expenses will be incurred. Our research and development costs may include internal recurring costs, such as personnel-related costs (salaries, employee benefits, equity compensation and other costs), materials and supplies, facilities and maintenance costs attributable to research and development functions.

●	Marketing. Our marketing expenses consist primarily of payment to freelancers, salaries, employee benefits, equity compensation, and other personnel-related costs associated with executive and other support staff. Other significant marketing expenses may include the costs associated with professional fees to develop our marketing strategy and fees associated with setting up exhibitions and shops, with marketing promotions and with digital marketing. Our marketing costs are part of the General and Administrative Expenses in our Profit and Loss report.

●	General and Administrative Expenses. Likewise, our general and administrative expenses consist primarily of salaries, employee benefits, equity compensation, and other personnel-related costs associated with executive, administrative and other support staff. Other significant general and administrative expenses include the costs associated with professional fees for accounting, auditing, insurance costs, consulting and legal services, along with facility and maintenance costs attributable to general and administrative functions.

●	Financial Expenses. Our financial expenses consist primarily of the impact of the exchange rate derived from re-measurement of monetary balance sheet items denominated in non-dollar currencies. Other financial expenses include bank fees and interest on long-term loans.

Operating Activities

Net cash used in operating activities consists of net income adjusted for certain non-cash items and changes in assets and liabilities. Net cash used in operating activities was $1,216,000 for the twelve months ended December 31, 2024.

Investing Activities

Net cash used in investing activities was $131,000 for the twelve months ended December 31, 2024.

Financing Activities

Net cash provided by financing activities was $2,514,000 for the for the twelve months ended December 31, 2024.

NUKKLEUS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Star Acquisition

On December 15, 2024, the Company entered into a Securities Purchase Agreement and Call Option with Star 26 Capital Inc. (“Star”), the shareholders of Star (“Star Equity Holders”) and an officer of the Company in his capacity as the representative of the Star Equity Holders, (the “Star Agreement”) to acquire a controlling 51% interest in Star, an Israeli corporation engaged as a supplier of generators for “iron dome” launchers and other defense products, in exchange for an aggregate investment of $21,000,000 that consists of:

●	A minimum amount of $5,000,000 in cash, less the amounts owed pursuant to Seller Notes, which shall be forgiven and cancelled as of the closing of the transaction

●	A promissory note in the principal amount of $16,000,000, which shall be reduced if the Company provides cash in excess of $5,000,000 maturing in 12 months following the closing (the “Investment Note”)

●	2,385,170 shares of the Company’s common stock issued to the Seller which shall constitute approximately 29.75% of the issued and outstanding capital of the Company on a fully diluted basis, excluding the out of the money warrants

●	6,907,859 stock purchase warrants with a five year term and an exercise price of $1.50 per share

The Star Equity Holders granted the Company an option (the “Option”) to purchase the balance of their equity in Star (49.0%) for an aggregate $16,084,250 (the “Option Exercise Price”) in consideration for the issuance to the Star Equity Holders five-year stock purchase warrants to purchase an aggregate of 720,000 shares of the Company’s common stock with an exercise price of $1.50 per share. The Option Exercise Price to be paid by the Company to the Star Equity Holders will consist of:

●	$3,00,000 in cash,

●	a promissory note in the principal amount of $3,000,000, which accrues interest at 8.0% per annum and is due and payable six months after the issuance thereof,

●	2,385,170 shares of the Company’s common stock

●	5,109,789 stock purchase warrants for shares of the Company’s common stock with a five-year term and an exercise price of $1.50 per share

Disposition of DQRF

On November 8, 2024, the Company entered into a Settlement Agreement and Release (the “Settlement Agreement”) with a shareholder of the Company and a subsidiary of the Company to sell the subsidiary to the shareholder or his nominee subject to the Company obtaining shareholder approval (the “Settlement Agreement”). The Settlement Agreement requires the Company to pay $61,000 and $31,000 to the shareholder and the subsidiary of the Company, respectively, by November 15, 2024 and $115,000 to the subsidiary of the Company by November 29, 2024. As required by the Settlement Agreement, a Share Purchase Agreement was entered into between the same parties dated December 23, 2024 providing that the Company, subject to it obtaining shareholder approval, will sell the subsidiary to the officer of the Company in consideration of GBP 1,000 (approximately $1,338 at December 31, 2024). In accordance with the terms of the Settlement Agreement will issue 125,000 and 75,000 shares of the Company’s common stock to two shareholders in consideration of each party releasing the Company for compensation owed for services.

The unaudited pro forma condensed combined financial information is presented to illustrate the effects of the acquisition of Star and Disposition of DQRF by the Company and the Related Transactions, as if they had occurred on January 1, 2024, the beginning of the most recently completed fiscal year preceding the Star Acquisition and the disposition of DQRF. The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by Securities and Exchange Commission (the “SEC”) Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses and are presented to illustrate the estimated effects of the Star Acquisition and Related Transactions.

The unaudited pro forma condensed combined balance sheet as of March 31, 2025 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2025 and for the year ended December 31, 2024 are based upon, derived from and should be read in conjunction with Nukk’s historical unaudited condensed consolidated financial statements for the three months ended March 31, 2025 and Nukk’s historical audited consolidated financial statements for the three months ended December 31, 2024 and for the year ended September 30, 2024 (which are available in the Company’s Annual Report on Form 10-K for the three months ended December 31, 2024 and the year ended September 30, 2024, as filed with the SEC on May XX, 2025), and the unaudited historical financial statements as of March 31, 2025 and for the three months ended March 31, 2025 of Star and the audited historical financial statements of Star as of and for the year ended December 31, 2024 included in this Form S-1 as Exhibit XX.

The historical combined financial information has been adjusted to give pro forma effect to reflect the accounting for the Star Acquisition and the Disposition of DQRF in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial information have been made. The assumptions underlying the pro forma adjustments are described fully in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

The Star Acquisition is being accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations” (“ASC 805”). Under ASC 805, all assets acquired and liabilities assumed are recorded at their acquisition date fair value. The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information is based upon management’s internally developed preliminary estimates of the fair market value of the assets acquired and liabilities assumed, as if the Star Acquisition had occurred on the aforementioned dates. This allocation of the purchase price depends upon certain estimates and assumptions, all of which are preliminary and, in some instances, are incomplete and have been made solely for the purpose of developing the unaudited pro forma condensed combined financial information. Any adjustments to the preliminary estimated fair value amounts could have a significant impact on the unaudited pro forma condensed combined financial information contained herein, and our future results of operations and financial position.

The unaudited pro forma condensed combined financial information is not necessarily indicative of the combined financial position or results of operations that would have been realized had the Star Acquisition, Disposition of DQRF and Related Transactions occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the Star Acquisition and Disposition of DQRF.

NUKKLEUS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2024

	As of March 31, 2025
	Nukkleus Inc.	Acquisition of Star26	Disposition of DRFQ	Transaction Adjustments (Note 4)	Note Ref	Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$4,462,916	854,000	(1,338)	$(3,200,000)	A	$2,115,578
Restricted Cash	-	13,000	-	-		13,000
Marketable securities	-	781,000	-	-		781,000
Accounts Receivable	-	653,000	-	-		653,000
Advances – related party	1,800,000	-		(1,800,000)	A	-
Currrent assets from discountinued operations	2,127,120	-	(2,127,120)	-		-
Inventory	-	908,000	-	-		908,000
Other current assets	72,817	737,000		-		809,817
Total current assets	8,462,853	3,946,000	(2,128,458)	(5,000,000)		5,280,395
Funds in respect of employee rights upon retirement	-	68,000	-	-		68,000
Deferred taxes	-	56,000	-	-		56,000
Intangible assets, net		229,000	-	200,435	B	429,435
Goodwill	-	-	-	39,750,537	B	39,750,537
Operating lease right-of-use assets	117,406	307,000	-	-		424,406
Other assets from discontineud operations	11,646	-	(11,646)	-		-
Property and equipment, net	9,922	13,000	-	-		22,922
Total assets	$8,601,827	4,619,000	(2,140,104)	$34,950,972		$46,031,695

Liabilities and stockholders’ equity (deficit)
Current liabilities						-
Short term loans	$-	966,000	-	-		$966,000
Short term loans - related party	-	1,800,000	-	(1,800,000)	A	-
Intercompany	-	-	-	-		-
Accounts payable	18,341	508,000	-	-		526,341
Convertible notes payable, net	831,623	-	-	-		831,623
Note Payable, net	74,600	-		16,000,000	C	16,074,600
Due to affiliates	45,078	-		-		45,078
Loans payable - related parties, current	619,440	-		-		619,440
Interest payable - related parties, current	-	-		-		-
Accrued expenses and other current liabilities	916,949	726,000		42,091	B	1,685,040
Accrued expenses and other current liabilities - related party	-	78,000		-		78,000
Derivative liabilities	280,340					280,340
Stock purchase warrants, liability classified	57,436,236					57,436,236
Current liabilities from discontinued operations	4,435,236		(4,435,236)			-
Operating lease liabilities, current portion	51,214	171,000	-	-		222,214
Total current liabilities	64,709,245	4,249,000	(4,435,236)	14,242,091		78,765,100
Liability for employees’ rights upon retirement	-	93,000	-	-		93,000
Loans payable - related parties, net of current portion	947,548	-	-	-		947,548
Interest payable - related parties, net of current portion	77,952	-	-	-		77,952
Non-current liabilities from discontinued operations	17,906		(17,906)			-
Long-term loans from Banks	-	505,000	-	-		505,000
Operating lease liabilities	66,192	141,000	-	-		207,192
Total liabilities	65,818,843	4,988,000	(4,453,142)	14,242,091		80,595,792
Commitments and contingencies
Stockholders’ equity
Preferred stock	-	-	-	-		-
Common stock	501	-	-	239	D	740
Class A Common stock	-	508	-	(508)	E	-
Class B Common stock	-	625	-	(625)	E	-
Additional paid in capital	40,993,300	105,868	-	1,842,621	D	42,941,789
Other comprehensive income	(93,213)	9,000	-	(9,000)	E	(93,213)
Accumulated deficit	(98,117,604)	(485,000)	2,313,038	485,000	E	(95,804,566)
Non-controlling interest		-		18,391,154	B	18,391,154
Total stockholders’ equity (deficit)	(57,217,016)	(369,000)	2,313,038	20,708,881		(34,564,097)
Total liabilities and stockholders’ equity (deficit)	$8,601,827	4,619,000	(2,140,104)	$34,950,972		$46,031,695

Refer to accompanying notes

NUKKLEUS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

	Nukkleus Inc.	Acquisition of Star26	Disposition of DRFQ	Transaction Adjustments (Note 4)		Note Ref	Pro Forma Combined
REVENUES
Revenue - other	$-	903,000	-	$			903,000
Total revenues	-	903,000	-		-		903,000

COSTS OF REVENUES
Cost of revenue - other	-	735,000	-		-		735,000
Total costs of revenues	-	735,000	-		-		735,000

GROSS PROFIT (LOSS)
Gross Profit (loss) - other	-	168,000	-		-		168,000
Total Gross Profit (Loss)	-	168,000	-		-		168,000

OPERATING EXPENSES
Professional fees	954,142						954,142
Compensation and related benefits	63,510				-		63,510
Amortization of intangible assets	-	21,000			833	AA	21,833
Other general and administrative	489,455	518,000					1,007,455
Other general and administrative	-	94,000					94,000
Total operating expenses	1,507,107	633,000			833		2,140,940

LOSS FROM OPERATIONS	(1,507,107)	(465,000)			(833)		(1,972,940)

OTHER (EXPENSE) INCOME:							-
Interest expense	(164,576)	651,000					486,424
Interest expense - related parties	(33,841)						(33,841)
Change in fair value of liability classified stock purchase warrants	104,278,287						104,278,287
Change in fair value of derivative liabilities	567,413						567,413
Gain on disposition of subsdiary					2,313,038	BB	2,313,038
Other income (expense)	718						718
Total other income (expense), net	104,648,001	651,000			2,313,038		107,612,039
							-
LOSS BEFORE INCOME TAXES	103,140,894	186,000			2,312,205		105,639,099
Income tax expense	-	(116,000)			-		(116,000)
NET LOSS FROM CONITINUING OPERATIONS	$103,140,894	70,000			2,312,205		105,523,099
Net loss from discontinued operations	(182,755)	-	182,755				-
NET LOSS	102,958,139	70,000	182,755		2,312,205		$105,523,099

Refer to accompanying notes

NUKKLEUS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Nukkleus Inc.	Acquisition of Star26	Disposition of DRFQ	Transaction Adjustments (Note 4)		Note Ref	Pro Forma Combined
REVENUES
Revenue - other	$-	4,994,000	-	$			4,994,000
Total revenues	-	4,994,000	-		-		4,994,000

COSTS OF REVENUES							-
Cost of revenue - other	-	3,808,000	-		-		3,808,000
Total costs of revenues	-	3,808,000	-		-		3,808,000
							-
GROSS PROFIT (LOSS)							-
Gross Profit (loss) - other	-	1,186,000	-		-		1,186,000
Total Gross Profit (Loss)	-	1,186,000	-		-		1,186,000

OPERATING EXPENSES
Professional fees	7,596,190						7,596,190
Compensation and related benefits	1,270,799				-		1,270,799
Amortization of intangible assets	-	74,000			13,333	AA	87,333
Other general and administrative	692,221	1,296,000					1,988,221
Other general and administrative	-	307,000					307,000
Impairment loss	293,413						293,413
Total operating expenses	9,852,622	1,677,000			13,333		11,542,955
							-
LOSS FROM OPERATIONS	(9,852,622)	(491,000)			(13,333)		(10,356,955)
							-
OTHER (EXPENSE) INCOME:							-
Interest expense	(696,826)	(105,000)					(801,826)
Interest expense - related parties	(33,083)	(38,000)					(71,083)
Loss on settlement of vendor obligations	(494,619)						(494,619)
Gain on extinguishment of vendor obligations	158,400						158,400
Gain on extinguishment of due to affiliates	144,052						144,052
Gain on sale of investment	63,759						63,759
Day one loss on stock purchase warrants issued in connection with private placement	(13,533,404)						(13,533,404)
Day one loss of stock purchase warrants issued in connection with conversion of convertible notes	(663,408)						(663,408)
Change in fair value of liability classified stock purchase warrants	(140,584,780)						(140,584,780)
Change in fair value of derivative liabilities	(624,888)						(624,888)
Loss on reclassification of stock purchase warrants from equity-classified to liability-classified	(45,784)						(45,784)
Gain on disposition of subsdiary					2,074,600	BB	2,074,600
Other income (expense)	-	55,000					55,000
Total other income (expense), net	(156,310,582)	(88,000)			2,074,600		(154,323,982)
							-
LOSS BEFORE INCOME TAXES	(166,163,203)	(579,000)			2,061,267		(164,680,937)
Income tax expense	-	24,000			-		24,000
NET LOSS FROM CONITINUING OPERATIONS	$(166,163,203)	(555,000)			2,061,267		(164,656,937)
Net loss from discontinued operations	(1,013,666)	-	1,013,666				-
NET LOSS	(167,176,869)	(555,000)	1,013,666		2,061,267		$(164,656,937)

Refer to accompanying notes

NUKKLEUS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 - Description of Transaction

On December 15, 2024, the Company entered into a Securities Purchase Agreement and Call Option with Star 26 Capital Inc. (“Star”), the shareholders of Star (“Star Equity Holders”) and an officer of the Company in his capacity as the representative of the Star Equity Holders, (the “Star Agreement”) to acquire a controlling 51% interest in Star, an Israeli corporation engaged as a supplier of generators for “iron dome” launchers and other defense products, in exchange for an aggregate investment of $21,000,000 that consists of:

●	A minimum amount of $5,000,000 in cash, less the amounts owed pursuant to Seller Notes, which shall be forgiven and cancelled as of the closing of the transaction

●	A promissory note in the principal amount of $16,000,000, which shall be reduced if the Company provides cash in excess of $5,000,000 maturing in 12 months following the closing (the “Investment Note”)

●	2,385,170 shares of the Company’s common stock issued to the Seller which shall constitute approximately 29.75% of the issued and outstanding capital of the Company on a fully diluted basis, excluding the out of the money warrants

●	6,907,859 stock purchase warrants with a five year term and an exercise price of $1.50 per share

The Star Equity Holders granted the Company an option (the “Option”) to purchase the balance of their equity in Star (49.0%) for an aggregate $16,084,250 (the “Option Exercise Price”) in consideration for the issuance to the Star Equity Holders five-year stock purchase warrants to purchase an aggregate of 720,000 shares of the Company’s common stock with an exercise price of $1.50 per share. The Option Exercise Price to be paid by the Company to the Star Equity Holders will consist of:

●	$3,00,000 in cash,

●	a promissory note in the principal amount of $3,000,000, which accrues interest at 8.0% per annum and is due and payable six months after the issuance thereof,

●	2,385,170 shares of the Company’s common stock

●	5,109,789 stock purchase warrants for shares of the Company’s common stock with a five-year term and an exercise price of $1.50 per share

If, for a period of 12 months after the closing of the Star Agreement, the Company’s shares of common stock are delisted from Nasdaq, Star shall have the right, at its own discretion, to require the Company to exchange the Investment Note for all the shares of Star then held by the Company, provided, however, the Option shall be automatically cancelled and Star shall retain any cash payments made by the Company to Star and the Company shall retain an equity interest in Star equivalent to all cash payments.

As a result of the Settlement Agreement and subject to the closing of the acquisition of Star, the Company’s business will be focused on the defense sector.

The allocation of the purchase price discussed below is preliminary. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of Star’s tangible and identifiable intangible assets acquired and liabilities assumed. Such final adjustments, which may include other increases or decreases to amortization resulting from the allocation of the purchase price to amortizable tangible and intangible assets, along with the related income tax effect, may be material.

NUKKLEUS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

The total consideration transferred as if the acquisition date was September 30, 2024 is presented as follows:

Purchase consideration:
2,385,170 shares of Nukk Common Stock, at fair value	$3,315,386
6,907,859 warrants to purchase shares of Nukk Common Stock, at fair value	4,315,905
Notes payable	16,000,000
Cash paid	5,000,000
Purchase option value	(7,482,564)
Total purchase consideration for 51% of Star	$21,148,727

The total preliminary estimated purchase consideration as shown in the table above is allocated to the tangible and intangible assets and liabilities of Star based on their estimated fair values, with any excess purchase consideration allocated to goodwill as follows.

Purchase Price Allocation	Adjusted Balance
Cash and Restricted Cash	$867,000
Marketable Securities	781,000
Accounts Receivable	653,000
Inventory	908,000
Intangible assets	429,435
Other assets	874,000
Goodwill	39,750,537
Operating lease right of use asset	307,000
Accounts payable and other current liabilities	(1,327,000)
Accounts payable and other current liabilities - related party	(78,000)
Lease liability, current and non-current	(312,000)
Deferred tax liability	(42,091)
Loans	(1,471,000)
Loans - related party	(1,800,000)
Noncontrolling interest	(18,391,154)
Fair value of assets acquired	$21,148,727

Disposition of DQRF

On November 8, 2024, the Company entered into a Settlement Agreement and Release (the “Settlement Agreement”) with a shareholder of the Company and a subsidiary of the Company to sell the subsidiary to the shareholder or his nominee subject to the Company obtaining shareholder approval (the “Settlement Agreement”). The Settlement Agreement requires the Company to pay $61,000 and $31,000 to the shareholder and the subsidiary of the Company, respectively, by November 15, 2024 and $115,000 to the subsidiary of the Company by November 29, 2024. As required by the Settlement Agreement, a Share Purchase Agreement was entered into between the same parties dated December 23, 2024 providing that the Company, subject to it obtaining shareholder approval, will sell the subsidiary to the officer of the Company in consideration of GBP 1,000 (approximately $1,338 at September 30, 2024). In accordance with the terms of the Settlement Agreement will issue 125,000 and 75,000 shares of the Company’s common stock to two shareholders in consideration of each party releasing the Company for compensation owed for services.

NUKKLEUS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 2 - Basis of Presentation

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2025 was derived from the unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q (“the Q12025 Form 10-Q”) for the three months ended March 31, 2025, and the unaudited historical financial statements of Star for the three months ended March 31, 2025, and has been prepared as if the Star Acquisition and related transactions had occurred on January 1, 2024.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 was derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K (“the 2023 Form 10-K”) for the three months ended December 31, 2024 and for the year ended September 30, 2024, and the audited historical financial statements of Star for the year ended December 31, 2024, and has been prepared as if the Star Acquisition and related transactions had occurred on January 1, 2024.

The unaudited pro forma condensed combined balance sheet as of March 31, 2025 combines the consolidated balance sheet included in the Q12025 Form 10-Q with the historical audited balance sheet for Star as of March 31, 2025, and has been prepared as if the Star Acquisition had occurred on March 31, 2025. The unaudited pro forma combined financial information herein has been prepared to illustrate the effects of the Star Acquisition and Related Transaction in accordance with U.S. GAAP and pursuant to Article 11 of Regulation S-X.

The Star unaudited historical consolidated financial statements as of and for the three months ended March 31, 2025 and the Star audited historical consolidated financial statements as of and for the year ended December 31, 2024 are included in this Registration Statement. These unaudited pro forma condensed combined statements should be read in conjunction with such historical financial statements. The historical consolidated financial information has been adjusted to give pro forma effect to reflect the accounting for the Star Acquisition and Disposition of DQRF in accordance with U.S. GAAP.

The Company has accounted for the Star Acquisition under the acquisition method of accounting in accordance with the authoritative guidance on business combinations under the provisions of ASC 805. The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information was based on a preliminary valuation of the assets acquired and liabilities assumed, and the accounting is subject to revision as more detailed analyses are completed and additional information about the fair value of assets acquired and liabilities assumed becomes available. The final purchase price allocation may include changes to the amount of intangible assets, goodwill, and deferred taxes, as well as other items. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final purchase accounting may occur, and these differences could be material.

Assets acquired and liabilities assumed in a business combination that arise from contingencies must be recognized at fair value if the fair value can be reasonably estimated. If the fair value of an asset or liability that arises from a contingency cannot be determined, the asset or liability would be recognized in accordance with ASC 450, “Disclosure of Certain Loss Contingencies” (“ASC 450”). If the fair value is not determinable and the ASC 450 criteria are not met, no asset or liability would be recognized. Management is not aware of any material contingencies related to Star.

The unaudited pro forma condensed combined financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods presented, nor is it necessarily indicative of the future results of the combined company. The unaudited pro forma combined financial information does not reflect any cost savings from future operating synergies or integration activities, if any, or any revenue, tax, or other synergies, if any, that could result from the Star Acquisition.

NUKKLEUS INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

Note 3 - Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

A.	Represents $3.2 million cash paid at closing and a $1.8 million advance paid prior to closing for the acquisition of Star

B.	As a result of the acquisition of Star, in addition the working capital accounts, the Company acquired intangibles of $0.2 million and goodwill. Goodwill is calculated as the difference between the fair value of the consideration transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed, including non-controlling interest. This adjustment of $39.8 million represents the adjustment to increase goodwill to its preliminary estimated fair value per the purchase price allocation.

C.	Represents the issuance of a $16 million note balance as consideration for the Star acquisition.

D.	Represents the issuance of 2,385,170 shares at $1.39 and the issuance of 6,907,859 warrants at a fair value of $0.625 to the former shareholders of Star, offset by the recognition of the purchase option value of $7.5 million.

E.	Represents the elimination of Star’s historical equity.

Note 4 - Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the three months ended March 31, 2025 and for the year ended December 31, 2024

AA.	Reflects the removal of the historical Star 26 amortization \ and the addition of recorded pro forma amortization expense on the portion of the purchase price allocated to definite-lived intangible assets.

BB.	As required by the Settlement Agreement, a Share Purchase Agreement was entered into between the same parties dated December 23, 2024 providing that the Company, subject to it obtaining shareholder approval, will sell the subsidiary to the officer of the Company in consideration of GBP 1,000 (approximately $1,338 at December 31, 2024). This adjustment reflects the gain on disposal of DRFQ calculated as the net liabilities disposed of less consideration paid.

PROPOSAL TWO:

STOCKHOLDER APPROVAL OF THE DRFQ AGREEMENT

As discussed elsewhere in this proxy statement, including under “The DRFQ Sale”, below, the holders of the Company’s common stock will consider and vote on the DRFQ Sale Proposal. The holders of the Company’s common stock should read this proxy statement carefully in its entirety, including but not limited to the section titled “The DRFQ Sale”, below, including Annex B (which is incorporated by reference herein), for more detailed information concerning the DRFQ Agreement and the Khurshid Sale. A copy of the DRFQ Agreement is attached to this proxy statement as Annex B.

“The DRFQ Sale”, below, including Annex B (which is incorporated by reference herein), for more detailed information concerning the DRFQ Agreement and the DRFQ Sale. A copy of the DRFQ Agreement is attached to this proxy statement as Annex B.

Stockholder Approval of the DRFQ Agreement

While neither the applicable Nasdaq Listing Rules, nor the DGCL require approval of our stockholders in connection with the sale of less than all or substantially all of the Company’s assets and goven that the fact that the DRFQ assets will not represent substantially all of our assets following the closing of the Star Agreement, we agreed to obtain approval of our stockholders, and we are therefore asking our stockholders to approve the DRFQ Sale Proposal by adopting the following resolution:

“WHEREAS, the Board of Directors of the Company has determined that it is expedient and in the best interests of the Company and its stockholders for the Company to complete the DRFQ Sale on the terms and subject to the conditions set forth in that certain Share Purchase Agreement, dated December 27, 2024, between Khurshid, as buyer, and Match, the Company’s indirect wholly owned subsidiary , as seller (as it has, and may be, further amended from time to time and including all exhibits and schedules thereto, the “DRFQ Agreement”), pursuant to which the Company will sell DRFQ to Jamal Khurshid, the Company’s former CEO.

A vote in favor of the DRFQ Sale Proposal will be deemed the approval of the DRFQ Agreement, each of the terms and conditions thereof, and all of the transactions contemplated therein and thereby.

Required Vote; Recommendation of the Board of Directors

Approval of the DRFQ Sale Proposal requires that more votes are cast in favor of such DRFQ Sale Proposal than are cast opposing such DRFQ Sale Proposal, by the holders of shares of the Company’s voting stock present in person or by proxy and entitled to vote on the matter at the Special Meeting, provided that a quorum exists at such Special Meeting. For purposes of the vote on the DRFQ Sale Proposal, an abstention, a broker non-vote or a failure to submit a proxy card or vote by mail, telephone, over the Internet or in person at the Special Meeting will have no effect on the vote to approve the DRFQ Sale Proposal, except to the extent that a failure to vote prevents the Company from obtaining a quorum for the Special Meeting. The DRFQ Sale Proposal is contingent upon the Star Proposal being approved by the Company’s stockholders at the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” THE APPROVAL OF THE DRFQ SALE PROPOSAL.

THE DRFQ SALE

The discussion of the DRFQ Sale in this proxy statement is qualified in its entirety by reference to DRFQ Agreement, a copy of which is attached to this proxy statement as Annex B and incorporated by reference into this proxy statement. We encourage you to read the DRFQ Agreement carefully and, in its entirety, as it is the legal document that governs the Khurshid Sale.

Overview of the DRFQ Agreement and DRFQ Sale

On November 8, 2024, the Company entered into a Settlement Agreement and Release with Jamal Khurshid and Match Financial Limited, a wholly owned subsidiary of the Company (“Match”), providing that Match agreed to sell Digital RFQ Limited, a wholly owned subsidiary of the Match (“DRFQ”), to Mr. Khurshid or his nominee subject to the Company obtaining shareholder approval (the “Settlement Agreement”). As required by the Settlement Agreement, the Company, Match and Mr. Khurshid entered into a Share Purchase Agreement dated December 27, 2024 (the “DRFQ Agreement”) providing that the Company, subject to it obtaining shareholder approval, will sell DRFQ to Mr. Khurshid in consideration of £1,000. The Company believes the sale of DRFQ is in the best interest of the Company due to continuing net loss generated by DRFQ.

The Consideration

The Company will receive as consideration for the sale of the assets a cash payment of £1,000 at closing.  The Company believes the sale of DRFQ is in the best interest of the Company due to continuing net loss generated by DRFQ and the Company’s new focus on the defense industry.

The DRFQ Agreement provides for representations and warranties, and terms and conditions, as are standard and customary for such a transaction.

The foregoing briefly summarizes certain of the material terms of the DRFQ Agreement. All summaries of the terms and conditions of the DRFQ Agreement contained in this Proxy Statement are qualified in their entirety by reference to the full text of the DRFQ Agreement, a copy of which has been filed with our Securities and Exchange Commission filings which are available over the Internet at the SEC’s website at http://www.sec.gov.

Parties to the Khurshid Sale

Nukkleus Inc.

We currently operate as a financial technology company with the aim of providing blockchain-enabled technology solutions. Through DRFQ we to provide cross-border payment and transactions solutions to institutional investors, and offer blockchain enabled financial services solutions to institutional investors in a secure, compliant and globally accessible manner. On December 15, 2024, the Company entered into the Star Agreement with Star, the Star Equity Holders and Menachem Shalom, the representative of such shareholders, to acquire a controlling 51% interest in Star, a defense acquisition company (the “Transaction”) which was amended February 11, 2025. Star holds a 100% interest of B. Rimon Agencies Ltd. (“Rimon”), an Israeli corporation engaged as a supplier of generators for “iron dome” launchers and other defense products. As a result of the proposed Transaction, we intend to shift our core business focus from cross-border payment and transactions solutions to the defense industry.

Khurshid

Khurshid is our former Chief Executive Officer.

Recommendation of the Board of Directors and its Reasons for the DRFQ Sale

The Board evaluated the terms of the DRFQ Agreement and the DRFQ Sale. After careful consideration, the Board, after several meetings held to discuss the transactions, unanimously approved the DRFQ Agreement on December 27, 2024.

The Board considered the following factors in reaching its conclusion to approve the DRFQ Agreement and to recommend that the stockholders approve the DRFQ Agreement and the sale of DRFQ  in connection with the DRFQ Agreement, all of which the Board of Directors viewed as supporting its decision to approve the acquisition:

1.	Financial Burden: The Company believes the sale of DRFQ is in the best interest of the Company due to continuing net loss generated by DRFQ.

2.	Strategic Focus: The Company going forward intends to focus on the defense industry pursuant to its proposed acquisition of Star. As such, the DRFQ no longer aligns with the Company’s core focus.

Stockholder and Other Approvals

Under Delaware corporate law the proposed sale of less than all or substantially all of the Company’s assets is not  required to be approved by our stockholders. Additionally, the applicable Nasdaq Listing Rules do not require stockholder approval of the sale of less than all or substantially all of the Company’s assets. The sale of DRFQ will occur following the proposed acquisition of Star assuming that the shareholders approve the Star acquistion. Nevertheless, the Company agreed with the purchaser in the DRFQ Agreement to obtain stockholder approval of the agreement and the transactions contemplated thereby.

Expenses, Fees and Costs

Pursuant to the DRFQ Agreement, each party thereto is responsible for its own expenses, fees and costs.

Tax Treatment of the DRFQ Agreement

The following discussion is a general summary of the anticipated U.S. federal income tax consequences of the DRFQ  Sale. The following discussion is based upon the U.S. Internal Revenue Code (the “Code”), its legislative history, currently applicable and proposed Treasury regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax considerations under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this proxy statement. The following discussion has no binding effect on the Internal Revenue Service (the “IRS”) or the courts.

The proposed DRFQ Sale will be treated as a sale of corporate assets in exchange for stock. The proposed DRFQ Sale is a taxable transaction for U.S. federal income tax purposes upon which we will recognize gain or loss. The amount of gain or loss we recognize with respect to the sale of a particular asset will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. The determination of whether we will recognize gain or loss will be made with respect to each of the assets to be sold. Accordingly, we may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset. Further, the sale of certain assets may result in ordinary income or loss, depending on the nature of the asset. The determination of whether the Company will realize gain or loss on the DRFQ Sale and whether and to what extent the Company’s tax attributes will be available is highly complex and is based in part upon facts that will not be known until the completion of the DRFQ Sale. Therefore, it is possible that the proposed DRFQ Sale will generate a U.S. federal income tax liability to the Company; however, the limited nature of the proceeds received from such sale will result in a de minimus tax impact.

The proposed DRFQ Sale by the Company is entirely a corporate action. Our U.S. shareholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the DRFQ Sale.

FINANCIAL INFORMATION RELATED TO THE DRFQ SALE

For financial information related to the DRFQ Sale and the acquisition of Star see Proposal One: Stockholder Approval of the Star Agreement – Nukkleus Inc. and Subsidiaries Unaudited Pro Forma Consensed Combined Financial Statements.

PROPOSAL THREE:

STOCKHOLDER APPROVAL OF THE WARRANT PROPOSAL

As discussed elsewhere in this proxy statement, including under “The X Group Warrants”, below, the holders of the Company’s common stock will consider and vote on the Warrant Proposal. The holders of the Company’s common stock should read this proxy statement carefully in its entirety, including but not limited to the section titled “The X Group Warrants”, below, including Annex C (which is incorporated by reference herein), for more detailed information concerning the X Group Warrant. A copy of the X Group Warrants are attached to this proxy statement as Annex C.

“The X Group Warrants”, below, including Annex C (which is incorporated by reference herein), for more detailed information concerning the X Group Warrant. A copy of the X Group is attached to this proxy statement as Annex C.

The X Group Warrants.

On June 11, 2024 (the “Effective Date”), the Company issued a Senior Unsecured Promissory Note (the “X Group Note 1”) in the principal amount of $312,500 to X Group Fund of Funds, a Michigan limited partnership (“X Group”) in consideration of cash proceeds in the amount of $250,000. As an additional inducement to provide the X Group Note 1, the Company issued X Group a Stock Purchase Warrant (“X Group Warrant 1”) to acquire 150,000 shares of common stock at a per share price of $2.00 for a term of five years that may be exercised on a cash or cashless basis. X Group was initially convertible at a per share conversion price of $2.00.

The Company and X Group also entered into a Restructuring Agreement providing that, among other items, X Group, in its sole discretion, will have the right for a period for six months from the Effective Date (the “Investment Period”), to lend the Company an additional $500,000 in consideration of a convertible promissory note that will have a term of two years, bear interest at 12% and will convert into shares of common stock at a per share price of $2.00. During the Investment Period, the Company may not incur additional debt or enter into any equity financing arrangement without the written consent of the X Group.

In order to induce X Group to provide the loan contemplated pursuant to the Note, Emil Assentato, a former director and executive officer of the Company, entered into a Voting Agreement with the Company and X Group agreeing to vote his shares in support of any transaction provided by X Group. The Company and X Group have agreed that 100% of all loan balances including loans payable to Emil Assentato by the Company will be recorded on the books of the Company as a bona fide debt of the Company, of which 30% of such debt will be paid within nine (9) months of the Effective Date and the balance to be repaid within twenty-four (24) months of the Effective Date.

On September 10, 2024, the Company issued an additional Senior Unsecured Promissory Note (the “X Group Note 2”) in the principal amount of $125,000 to X Group in consideration of cash proceeds in the amount of $100,000, which was funded on September 4, 2024.

On November 8, 2024, the Company entered into a Conversion Agreement (the “Conversion Agreement”) with X Group to convert outstanding principal and interest totaling of $771,085 payable under the X Group Note 1 and the X Group Note 2 (the “X Group Debt”) into shares of common stock of the Company. Pursuant to the Conversion Agreement, the Company issued 385,542 shares of its common stock and an additional warrant to purchase 351,424 shares of common stock exercisable for a period of five years at an exercise price of $2.00 per share (“X Group Warrant 2”) in exchange for the cancellation of the X Group Debt. Further, the Company and X Group entered into a letter agreement providing that X Group may not exercise the X Group Warrant 1 in the event such exercise would result in X Group holding in excess of 19.9% of the Company’s outstanding shares of common stock as of November 8, 2024. On November 14, 2024, the Company and X Group entered into a letter agreement pursuant to which it amended the terms of the Conversion Agreement and the X Group Warrant 2 issued in connection with the Conversion Agreement. Pursuant to the letter agreement, the shares of common stock to be issued under the Conversion Agreement were amended to be 319,952 shares of common stock of the Company and the exercise price of the X Group Warrant 2 was amended to be $2.41.

Stockholder Approval of the X Group Warrants

The shareholders of the Company are being asked to approve the issuance of shares of Common Stock to X Group Fund of Funds pursuant to the exercise of a Stock Purchase Warrant to acquire 150,000 shares of Common Stock at an exercise price of $2.00 per share for a term of five years and the exercise of a Stock Purchase Warrant to acquire 351,424 shares of Common Stock at an exercise price of $2.41 per share for a term of five years with such modifications, amendments, or changes (consistent with the intent and purpose of this proposal) agreed upon by the parties and in accordance with the stockholder approval requirements of the Nasdaq Listing Rules 5635(b) and 5635(d).

The issuance of shares of common stock in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock under the X Group Warrant to X Group is subject to approval by the Company’s stockholders in compliance with the applicable Listing Rules of the Nasdaq Stock Market. The Common Stock is listed on the Nasdaq Global Market and, as such, the Company is subject to the Nasdaq Listing Rules.

Because our Common Stock is listed on the Nasdaq, we are subject to Nasdaq’s rules and regulations. Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities that will result in a change of control of a listed company, which for purposes of Nasdaq Listing Rule 5635(b) is generally deemed to occur when an investor or investor group acquires or has the right to acquire 20% or more of a company’s outstanding common stock or voting power and such ownership or voting power would be the largest ownership position. Shareholders should note that a “change of control” as described under Nasdaq Listing Rule 5635(b) applies only with respect to the application of such rule and does not constitute a “change of control” for purposes of Delaware law, our organizational documents, or any other purpose.

Pursuant to Nasdaq Listing Rule 5635(d), stockholder approval is required prior to a 20% Issuance at a price that is less than the Minimum Price. For purposes of Nasdaq Listing Rule 5635(d), (A) “20% Issuance” means a transaction, other than a public offering, involving: (i) the sale, issuance or potential issuance by us of Common Stock (or securities convertible into or exercisable for Common Stock), which alone or together with sales by our officers, directors, or substantial stockholders equals 20% or more of Common Stock (which for purposes of this calculation, includes issued and outstanding shares of our voting Common Stock and non-voting common stock) or 20% or more of the voting power outstanding before the issuance and (B) “Minimum Price” means a price that is the lower of: (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average closing price of Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. In determining whether multiple issuances should be aggregated for purposes of Nasdaq Listing Rule 5635(d), Nasdaq will consider several factors, including the timing of the issuances. Stockholder approval of this proposal will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635(d).

We are therefore asking our stockholders to approve the Warrant Proposal by adopting the following resolution:

“WHEREAS, the Board of Directors of the Company has determined that it is expedient and in the best interests of the Company and its stockholders for the Company to authorize the exercise of the X Group Warrants into shares of Common Stock on the terms and subject to the conditions set forth in such Warrants in accordance with the stockholder approval requirements of the Nasdaq Listing Rules 5635(b) and 5635(d).

A vote in favor of the Warrant Proposal will be deemed the approval of the exercise of such Warrants, each of the terms and conditions thereof, and all of the transactions contemplated therein and thereby.

Required Vote; Recommendation of the Board of Directors

Approval of the Warrant Proposal requires that more votes are cast in favor of such Warrant Proposal than are cast opposing such Warrant Proposal, by the holders of shares of the Company’s voting stock present in person or by proxy and entitled to vote on the matter at the Special Meeting, provided that a quorum exists at such Special Meeting. For purposes of the vote on the Warrant Proposal, an abstention, a broker non-vote or a failure to submit a proxy card or vote by mail, telephone, over the Internet or in person at the Special Meeting will have no effect on the vote to approve the Warrant Proposal, except to the extent that a failure to vote prevents the Company from obtaining a quorum for the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” THE APPROVAL OF THE WARRANT PROPOSAL.

THE WARRANT PROPOSAL

The discussion of the Warrant Proposal in this proxy statement is qualified in its entirety by reference to Warrants, a copy of which is attached to this proxy statement as Annex C and incorporated by reference into this proxy statement. We encourage you to read the Warrants carefully and, in its entirety, as it is the legal document that governs the exercise of such Warrants.

PROPOSAL FOUR:

STOCKHOLDER APPROVAL OF THE 2025 INCENTIVE PLAN PROPOSAL

As discussed elsewhere in this proxy statement, including under “The Incentive Plan”, below, the holders of the Company’s common stock will consider and vote on the 2025 Incentive Plan Proposal. The holders of the Company’s common stock should read this proxy statement carefully in its entirety, including but not limited to the section titled “2025 Incentive Plan Proposal”, below, including Annex D (which is incorporated by reference herein), for more detailed information concerning the X Group Warrant. A copy of the X Group Warrants are attached to this proxy statement as Annex D.

“The 2025 Incentive Plan Proposal”, below, including Annex D (which is incorporated by reference herein), for more detailed information concerning the 2025 Incentive Plan. A copy of the 2025 Incentive Plan is attached to this proxy statement as Annex D.

The Incentive Plan

The purpose of the Incentive Plan is to enhance Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities.

Summary of the Incentive Award Plan

This section summarizes certain principal features of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan included as Annex D to this proxy statement.

Best Practices

The Incentive Plan includes a number of features that will reinforce the alignment between the interests of participants in the Incentive Plan and those of the Company’s stockholders. These provisions include, but are not limited to, the following:

●	No Discounted Options or SARs. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

●	No Evergreen Provision. The Incentive Plan does not contain an “evergreen” feature that automatically increases the number of shares available for issuance pursuant to awards. Therefore, Nukkleus must obtain stockholder approval each time it desires to authorize additional shares for awards.

●	No Transferability. No award may be transferred, assigned, pledged or encumbered by a participant except pursuant to the laws of descent and distribution or as approved by the Compensation Committee for estate planning or charitable purposes.

●	No Automatic Grants. The Incentive Plan does not provide for “reload” or other automatic grants to participants.

●	No Tax Gross-Ups. The Incentive Plan does not provide for any tax gross-ups to participants.

General

Under the Incentive Plan, the Company may grant awards with respect to its Common Stock to employees and consultants of the Company and its subsidiaries, as well as non-employee members of any board of directors or board of managers of the Company or of its subsidiaries. Awards may consist of restricted stock, restricted stock units, stock options, stock appreciation rights and other stock-based awards. Each award will be governed by the provisions of the Incentive Plan and the applicable award agreement. The Incentive Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974, as amended. The Incentive Plan will become effective upon the approval by the Company’s stockholders.

Purpose

The purpose of the Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its subsidiaries by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.

Administration

The Incentive Plan is administered by the Company’s Board, which has the power, subject to the terms of the Incentive Plan and applicable law, to: (i) select the employees, consultants and non-employee directors who will receive awards pursuant to the Incentive Plan; (ii) determine the type or types of awards to be granted to each participant; (iii) determine the number of shares of Common Stock to which an award will relate, (iv) determine the terms and conditions of any award granted under the Incentive Plan; (v) approve the forms of notice or agreement for use under the Incentive Plan; (vi) determine whether, to what extent and under what circumstances awards may be settled in cash, shares of the Company’s Common Stock or other property or canceled or suspended; (vii) interpret and administer the Incentive Plan and any instrument evidencing an award, notice or agreement executed or entered into under the Incentive Plan; (viii) establish such rules and regulations as it shall deem appropriate for the proper administration of the Incentive Plan; (ix) delegate ministerial duties to such of the Company’s employees as it so determines; and (viii) make all other determinations and take other actions as it may deem necessary or advisable for the administration of the Incentive Plan.

Eligibility

All of the Company’s employees and consultants, all employees and consultants of the Company’s subsidiaries, and all non-employee members of the Company Board and those of the Company’s subsidiaries’ boards, if applicable, are eligible to receive awards under the Incentive Plan.

Shares Available Under the Incentive Plan

If this Incentive Plan Proposal is approved by the Company’s stockholders, 10,000,000 shares of Company Common Stock will be available for grant pursuant to awards under the Incentive Plan.

Awards — Generally

Awards may be granted on the terms and conditions described below. In addition, the Company Board may impose on any award or the settlement or exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Incentive Plan, as the Company Board may determine, including without limitation terms requiring forfeiture of awards in the event of the termination of service of the participant. Each award will be evidenced by an award agreement that will include additional terms and conditions that may be applicable to such Award.

Awards — Types of Awards

Stock Options. Stock options granted under the Incentive Plan may be either ISOs or non-qualified options. The exercise price of an option shall be determined by the Board, but must be at least 100% of the fair market value of the Company’s Common Stock on the date of the grant; provided that the Board may grant non-qualified options with an exercise price per share of less than the fair market value of the Company’s Common Stock if the option (i) is not “deferred compensation” within the meaning of Section 409A of the Code, or (ii) meets all the requirements for awards that are considered “deferred compensation” under Section 409A of the Code. If the participant owns, directly or indirectly, shares constituting more than 10% of the total combined voting power of all classes of the Company’s stock or the stock of any subsidiary, the exercise price of an incentive stock option must be at least 110% of the fair market value of a share of Common Stock on the date the incentive stock option is granted. Each award of an option shall specify the time or times at which the option may be exercised and any terms and conditions applicable to the option, including (i) a vesting schedule which may be based upon the passage of time, attainment of performance goals, or a combination thereof, (ii) whether the exercise price for an option shall be paid in cash, with shares of Common Stock, with a combination of cash and shares of Common Stock, or with other legal consideration, (iii) the methods of payment, which may include payment through cashless and net exercise arrangements, to the extent permitted by applicable law and (iv) the methods by which, and/or the time at which, shares of Common Stock will be delivered or deemed to be delivered to a participant upon exercise of an option. The term of an option may not exceed ten years from the date of grant (or five years from the date of grant in the case of an incentive stock option granted to a participant who owns, directly or indirectly, shares constituting more than 10% of the total combined voting power of all classes of the Company’s stock or the stock of any subsidiary).

Stock Appreciation Rights. A grant of a SAR entitles the holder to receive, upon exercise of the SAR, the excess of the fair market value of one share of the Company’s Common Stock on the date of exercise over the grant price of the SAR as determined by the Compensation Committee. SARs will be settled either in cash, shares of Common Stock, or a combination of the foregoing. The grant price of a SAR may never be less than 100% of the fair market value of a share of Common Stock on the date of grant. The term of an SAR shall be no greater than ten years from the date of grant.

Stock Awards, Restricted Stock and Restricted Stock Units. With a restricted stock or restricted stock unit award, a participant receives a grant of shares of Common Stock or, in the case of restricted stock units, cash (if set forth in the award instrument), that are subject to certain restrictions, including forfeiture of such stock or cash upon certain events. Unless otherwise provided in an award agreement, during the restriction period, holders of restricted stock will have all the rights of a stockholder with respect to the restricted stock, including, without limitation, the right to receive dividends (whether in cash or additional shares of Common Stock) and to vote shares of restricted stock, provided that any dividends declared on restricted stock shall be subject to the same restrictions as the underlying restricted stock and any cash dividends shall be held by the Company and released to the participant upon the vesting of the underlying restricted stock.

Other Stock-Based Awards. The Board is authorized, subject to the terms of the Incentive Plan and limitations under applicable law, to grant participants other incentives payable in cash or in shares of the Company’s Common Stock under the Incentive Plan.

Change in Control and other Corporate Transactions

Unless the Board determines otherwise in the applicable instrument evidencing the award or in a written employment, services or other agreement between the participant and the Company or its applicable subsidiary, in the event of a change of control of the Company, if and to the extent the award is not converted, assumed, substituted for or replaced by the successor company, then such award shall terminate upon effectiveness of the change of control. If and to the extent the successor company converts, assumes, substitutes for or replaces an outstanding award, all vesting restrictions and/or forfeiture provisions shall continue with respect to such award or any shares of the successor company or other consideration that may be received with respect to such Awards. The Board may instead provide in the event of a change of control that a participant’s outstanding awards shall terminate upon or immediately prior to such change of control and that each such participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the acquisition price applicable to the transaction giving rise to the change of control multiplied by the number of shares of the Company’s Common Stock subject to such outstanding awards (either to the extent then vested and exercisable, or subject to restrictions and/or forfeiture provisions, or whether or not then vested and exercisable, or subject to restrictions and/or forfeiture provisions, as the Company Board determines) exceeds (B) if applicable, the respective aggregate exercise, grant or purchase price payable with respect to shares of the Company’s Common Stock subject to such awards.

Termination of Employment or Other Service

Unless otherwise provided in an award agreement, upon a participant’s termination of employment or other service with the Company or its subsidiaries, the unvested portion of such participant’s awards shall cease to vest and shall be forfeited and the vested portion of such participant’s options and SARs shall remain exercisable by the participant or the participant’s beneficiary or legal representative, as the case may be, for a period of (i) three months in the event of a termination by the Company or a subsidiary without cause or in the event of the participant’s disability, or (ii) 12 months in the event of a termination due to death, but in all cases, not beyond the normal expiration date of the option or SAR. All of a participant’s options and SARs, whether or not vested, shall be forfeited immediately upon such participant’s termination by the Company or a subsidiary for cause.

Amendment and Termination

The Incentive Plan has no fixed expiration date. the Company Board may amend, alter, suspend, or terminate the Incentive Plan without the consent of stockholders, except that to the extent required by applicable law, regulation or stock exchange rule, the approval of Nukkleus’ stockholders shall be required for any amendment of the Incentive Plan.

Non-US Participants

Without amending the Incentive Plan, awards may be granted to participants who are foreign nationals or are employed or providing services outside the United States or both, on such terms and conditions different from those specified in the Incentive Plan as may, in the judgment of the Board, be necessary or desirable to foster and promote achievement of the purposes of the Incentive Plan. The Board may approve such supplements to, or amendments, restatements or alternative versions of, the Incentive Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Incentive Plan as in effect for any other purpose.

Summary of U.S. Federal Income Tax Consequences

The following discussion is a summary of certain U.S. federal income tax considerations that may be relevant to participants in the Incentive Plan. This discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that might apply to a participant based on his or her particular circumstances, nor does it address state, local or foreign income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO THEM AS A RESULT OF PARTICIPATING IN THE INCENTIVE PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE, LOCAL OR FOREIGN INCOME TAX OR OTHER TAX CONSIDERATIONS.

Incentive Stock Options. Upon the grant of an ISO, the option holder will not recognize any income. In addition, no income for federal income tax purposes will be recognized by an option holder upon the exercise of an ISO if the requirements of the Incentive Plan and the Code are satisfied, including, without limitation, the requirement that the option holder remain employed by the Company or a subsidiary during the period beginning on the date of grant and ending on the day three months (or, in the case of the option holder’s disability, one year) before the date the option is exercised. If an option holder has not remained an employee of the Company or a subsidiary during the period beginning on the date of grant of an ISO and ending on the day three months (or one year in the case of the option holder’s disability) before the date the option is exercised, the exercise of such option will be treated as the exercise of a non-qualified option and will have the tax consequences described below in the section entitled “Non-Qualified Options.”

The federal income tax consequences upon a disposition of the shares acquired pursuant to the exercise of an ISO depends upon when the disposition of the shares occurs and the type of such disposition.

●	If the disposition of such shares occurs more than two years after the date of grant of the ISO and more than one year after the date of exercise, any gain or loss recognized upon such disposition will be long-term capital gain or loss and the Company or a subsidiary, as applicable, will not be entitled to any income tax deduction with respect to such ISO.

●	If the disposition of such shares occurs within two years after the date of grant of the incentive stock option or within one year after the date of exercise, or a disqualifying disposition, the excess, if any, of the amount recognized over the option price will be treated as taxable income to the participant and, subject to Section 162(m) of the Code, the Company or one of its subsidiaries will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder. The amount of ordinary income recognized by the option holder in a disqualifying disposition (and the corresponding deduction to the Company or a subsidiary, as applicable) is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares on the date of exercise and the option price. Any gain recognized in excess of this amount will be treated as short-term or long-term capital gain (depending upon whether the shares have been held for more than one year). If the option price exceeds the amount recognized upon such a disposition, the difference will be short-term or long-term capital loss (depending upon whether the shares have been held for more than one year).

If a participant is subject to the Alternative Minimum Tax, or the AMT, the tax consequences to the participant may differ from those described above. Under the AMT, a taxpayer will be required to pay an alternative minimum tax if the taxpayer’s “tentative minimum tax” (as defined in Section 55 of the Code) exceeds his or her regular tax for the year in question. For purposes of calculating the AMT, upon the exercise of an ISO, a taxpayer is required to include in his “alternative minimum taxable income” (as defined in Section 55 of the Code) for the taxable year in which such exercise occurs an amount equal to the amount of income the taxpayer would have recognized if the option had not been an ISO (i.e., the difference between the fair market value of the shares on the date of exercise and the option’s exercise price). As a result, unless the shares acquired upon the exercise of the ISO are disposed of in a taxable transaction in the same year in which such option is exercised, the option holder may incur AMT as a result of the exercise of an ISO.

Except as provided in the paragraph immediately below, if an option holder elects to tender shares in partial or full payment of the option price for shares to be acquired upon the exercise of an ISO, the option holder will not recognize any gain or loss on such tendered shares. No income will be recognized by the option holder with respect to the shares received by the option holder upon the exercise of the ISO if the requirements of the Restated Plan and the Code described above are met. The number of shares received equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. Shares received in excess of the number of shares surrendered will have a tax basis of zero. The holding period of the shares received equal to the number of shares tendered will be the same as such tendered shares’ holding period, and the holding period for the excess shares received will begin on the date of exercise. Solely for purposes of determining whether a disqualifying disposition has occurred with respect to shares received upon exercise of the ISO, all shares are deemed to have a holding period beginning on the date of exercise.

If an option holder tenders shares that were previously acquired upon the exercise of an ISO in partial or full payment of the option price for shares to be acquired upon the exercise of another ISO, and each such exercise occurs within two years after the date of grant of such ISO or within one year after such shares were transferred to the option holder, the tender of such shares will be a disqualifying disposition with the tax consequences described above regarding disqualifying dispositions. The shares acquired upon such exercise will be treated as shares acquired upon the exercise of an ISO.

If the holding rules described above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an ISO will be characterized as ordinary income, and, subject to Section 162(m) of the Code, the Company or one of its subsidiaries will be entitled to a corresponding deduction. The amount of such gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. Special rules may apply to disqualifying dispositions where the amount recognized is less than the value at exercise. Any excess of the amount recognized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, in the event that the exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Non-Qualified Options. An option holder will not recognize taxable income, and the Company or a subsidiary, as applicable, is not entitled to a deduction, when a non-qualified option is granted. Upon the exercise of a non-qualified option, an option holder will recognize compensation taxable as ordinary income equal to the excess of the fair market value of the shares received over the option price of the non-qualified option and, subject to Section 162(m) of the Code, the Company or one of its subsidiaries will be entitled to a corresponding deduction. An option holder’s tax basis in the shares received upon the exercise of a non-qualified option will be equal to the fair market value of such shares on the exercise date, and the option holder’s holding period for such shares will begin at that time. Upon the subsequent sale of the shares received in exercise of a non-qualified option, the option holder will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount recognized in connection with the sale of the shares and the option holder’s tax basis in such shares.

If a non-qualified option is exercised in whole or in part with shares held by the option holder, the option holder will not recognize any gain or loss on such tendered shares. The number of shares received by the option holder upon such an exchange that are equal in number to the number of tendered shares will retain the tax basis and the holding period of the tendered shares for capital gain purposes. The shares received by the option holder in excess of the number of shares used to pay the exercise price of the option will have a basis equal to the fair market value on the date of exercise and their holding period will begin on such date.

Restricted Stock. Upon the grant of an award of restricted stock, the shares are considered to be subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives restricted stock does not make the election described below, the participant does not recognize any taxable income upon the receipt of restricted stock and the Company or a subsidiary, as applicable, is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares at that time, less any amount paid for the shares and, subject to Section 162(m) of the Code, the Company or one of its subsidiaries will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock will be equal to the fair market value of such restricted stock when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin on such date. Upon a subsequent sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount recognized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving restricted stock may make an election under Section 83(b) of the Code to recognize compensation taxable as ordinary income with respect to the shares when such shares are received rather than at the time the forfeiture restrictions lapse. If the participant makes such an election, subject to Section 162(m) of the Code, the Company or one of its subsidiaries will be entitled to a corresponding deduction in the year of grant. The amount of such compensation income (and the corresponding deduction) will be equal to the fair market value of the shares when the participant receives them (valued without taking into account restrictions other than restrictions that by their terms will never lapse), less any amount paid for the shares. By making a Section 83(b) election, the participant will recognize no additional ordinary compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize short-term or long-term capital gain or loss with respect to the shares when they are sold, depending upon whether the shares have been held for more than one year at the time of sale. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares will begin at that time. If the shares are subsequently forfeited, the participant will not be entitled to a deduction as a result of such forfeiture, but will be entitled to claim a short-term or long-term capital loss (depending upon whether the shares have been held for more than one year at the time of forfeiture) with respect to the shares to the extent of the consideration paid by the participant for such shares.

Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation taxable as ordinary income (not dividend income) received by the participant, and, subject to Section 162(m) of the Code, the Company or one of its subsidiaries, as applicable, will receive a corresponding deduction. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made or which are paid after the restriction period lapses generally will be treated and taxed as dividend income.

Stock Appreciation Rights. A participant will not recognize taxable income, and the Company or a subsidiary, as applicable, is not entitled to a deduction, upon the grant of a SAR. Upon exercise or settlement of a SAR, a participant will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares received and, subject to Section 162(m) of the Code, the Company or one of its subsidiaries will be entitled to a corresponding deduction. A participant’s tax basis in shares received upon the exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon the sale of shares received from the exercise of a SAR, the participant will recognize short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount recognized in connection with the sale of the shares and the participant’s tax basis in the shares.

Restricted Stock Units. A participant will not recognize taxable income upon the grant of RSUs, and the Company or a subsidiary, as applicable, is not entitled to a deduction upon such grant. When the award is settled and the participant receives cash or shares, the participant will recognize compensation taxable as ordinary income equal to the amount of cash received or the fair market value of the shares at that time (as applicable) and, subject to Section 162(m) of the Code, the Company or one of its subsidiaries will be entitled to a corresponding deduction. A participant’s tax basis in shares received at the end of a restriction period will be equal to the fair market value of the shares when the participant receives them, and the participant’s holding period will begin on such date. Upon the sale of the shares received upon the settlement of restricted stock, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount recognized upon the sale of the shares and the tax basis of the shares in the participant’s hands. Dividend equivalents will be taxable to participants upon distribution as compensation, and accordingly, the participant will recognize ordinary income (not dividend income) in such amount and, subject to Section 162(m) of the Code, the Company or a subsidiary, as applicable, will receive a corresponding deduction. In addition, as discussed below, RSUs may be considered deferred compensation that must comply with the requirements of Section 409A of the Code in order to avoid early income inclusion and tax penalties.

Withholding. Participants will be responsible for making appropriate provision for all taxes required to be withheld in connection with any awards, including taxes relating to the vesting, exercise and transfer of shares pursuant to the Incentive Plan. The Company or a subsidiary is authorized to withhold from any payment relating to an Award under the Incentive Plan, including from a distribution of Common Stock or any payroll or other payment due to a participant, withholding and other taxes due in connection with any transaction involving an award.

Nonqualified Deferred Compensation. Section 409A of the Code contains certain restrictions on the ability to defer receipt of compensation to future tax years. Any award that provides for the deferral of compensation must comply with Section 409A of the Code or else be subject to further adverse tax consequences. If the requirements of Section 409A of the Code are not met with respect to an award, all amounts deferred under the Incentive Plan during the taxable year and all prior taxable years (to the extent not already included in gross income) will be included in the participant’s taxable income in the later of the year in which such violation occurs or the year in which such amounts are no longer subject to a substantial risk of forfeiture, even if such amounts have not been actually received by the participant. In addition, the violation of Section 409A of the Code will result in an additional tax to the participant of 20% of the deferred amount plus applicable interest computed from the date the award was earned, or if later, the date on which it vested.

Excess Parachute Payments. If the vesting or payment of an award made to a “disqualified individual” (as defined in Section 280G of the Code) occurs in connection with a change in control of the Company, such vesting or payment, either alone or when combined with other compensation payments which such disqualified individual is entitled to receive, may result in an “excess parachute payment” (as defined in Section 280G of the Code). Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such “excess parachute payment” received by such “disqualified individual” and Section 280G of the Code would prevent the Company or a subsidiary or affiliate, as applicable, from deducting such “excess parachute payment.”

Stockholder Approval of the Incentive Plan

The shareholders of the Company are being asked to approve the Incentive Plan and the reservation of 1,950,000 shares of common stock for issuance thereunder. .We are therefore asking our stockholders to approve the Incentive Plan Proposal by adopting the following resolution:

“WHEREAS, the Board of Directors of the Company has determined that it is expedient and in the best interests of the Company and its stockholders for the Company to authorize the exercise of the Incentive Plan and the reservation and issuance of 1,950,000 shares of common stock thereunder.”

A vote in favor of the Incentive Plan Proposal will be deemed the approval of the Incentive Plan, each of the terms and conditions thereof, and all of the transactions contemplated therein and thereby.

Required Vote; Recommendation of the Board of Directors

Approval of the Incentive Plan requires that more votes are cast in favor of such Incentive Plan Proposal than are cast opposing such Incentive Plan Proposal, by the holders of shares of the Company’s voting stock present in person or by proxy and entitled to vote on the matter at the Special Meeting, provided that a quorum exists at such Special Meeting. For purposes of the vote on the Incentive Plan Proposal, an abstention, a broker non-vote or a failure to submit a proxy card or vote by mail, telephone, over the Internet or in person at the Special Meeting will have no effect on the vote to approve the Incentive Plan Proposal, except to the extent that a failure to vote prevents the Company from obtaining a quorum for the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” THE APPROVAL OF THE INCENTVE PLAN PROPOSAL.

THE INCENTIVE PLAN PROPOSAL

The discussion of the Incentive Plan Proposal in this proxy statement is qualified in its entirety by reference to Incentive Plan, a copy of which is attached to this proxy statement as Annex D and incorporated by reference into this proxy statement. We encourage you to read the Incentive Plan carefully and, in its entirety, as it is the legal document that governs the exercise of such Incentive Plan.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of the Proxy Statement, the Proxy card and establishment of the Internet site hosting the proxy material. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

WHEREYOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings are made available on our Internet website, www.recruiter.com, as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC. The SEC maintains an Internet site, www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company.

You can obtain documents of the Company’s SEC filings  through the SEC’s website at the address described above or from us directly, at no cost, excluding any exhibits to those documents (unless the exhibit is specifically incorporated by reference into those documents), by requesting them in writing or by telephone at the following address and telephone number:

Nukkleus Inc.

575 Fifth Ave, 14th Floor,

New York, New York 10017

Attention: Corporate Secretary

By Order of the Board of Directors,

/s/ Menachem Shalom
Name:	Menachem Shalom
Title:	Chief Executive Officer

*, 2025

Annex A

SECURITIES PURCHASE AGREEMENT AND CALL OPTION

This Securities Purchase Agreement and Call Option (this “Agreement”) is made and entered into as of December 15, 2024, by and among Nukkleus Inc., a Delaware corporation (the “Company”), Star 26 Capital, Inc, a Nevada corporation (the “Seller”), the equity holders of the capital of the Seller listed on Schedule A attached hereto (collectively, the “Shareholders”) and Menachem Shalom, solely in his capacity as the representative and agent of the Shareholders (the “Shareholders’ Representative”), but solely with respect to the provisions expressly applicable to the Shareholders’ Representative as set forth herein.

WHEREAS, the Company is interested in acquiring 51% of the issued and outstanding capital of the Seller (hereinafter referred to as the “Investment”) in consideration for (i) $15,000,000 in a combination of cash and a promissory note in the form attached hereto as Exhibit A (the “Investment Note”), (ii) the Company issuing the Seller 2,385,170 shares of common stock of the Company, and (iii) the Company issuing the Seller five-year warrants to purchase an aggregate of 6,907,859 shares of the Company’s common stock for an exercise price of $1.50 per share and the other terms provided in the warrant attached hereto as Exhibit B (the “Investment Warrants”). The Company Shares and Warrants shall be assigned by the Seller to the Shareholders on a pro-rata basis.;

WHEREAS, the Seller and the Shareholders agree and acknowledge that as of the Closing Date (as defined below) the Investment represents the economic value of the Seller;

WHEREAS, the Shareholders are further interested in granting the Company an option to purchase the balance of their holdings in the Seller (49%) for an aggregate of $16,084,250 in consideration for the issuance to the Shareholders of five-year warrants to purchase an aggregate of 720,000 shares of the Company’s common stock for an exercise price of $1.50 per share and the other terms provided in the warrant attached hereto as Exhibit C (the “Option Warrants”); and

WHEREAS, the board of directors of each of the Company and the Seller and the Shareholders have approved this Agreement, and each of them has determined that this Agreement and the transactions contemplated herein are advisable and in the respective best interests of each of the Company, the Seller and the Shareholders;

WHEREAS, Nasdaq Rule 5635(a) requires that the Company obtain stockholder approval for a transaction involving (a)  the securities to be issued has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities or the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities and (b) any director, officer or substantial shareholder, directly or indirectly, in the Company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more; and

WHEREAS, Nasdaq Rule 5635(d) requires that the Company obtain stockholder approval for a transaction involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into or exercisable for Common Stock) in connection with a transaction other than a public offering at a price less than the minimum price which either alone or together with sales by our officers, directors or substantial stockholders of the Company equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance; and

Annex A-1

WHEREAS, since the Company has securities listed on The Nasdaq Stock Market LLC (“Nasdaq”) and the transaction involves an officer and director who is affiliated with both the Company and the Seller, the Investment contemplated herein requires stockholder approval pursuant to Nasdaq Rules 5635(a) and 5635(d);

WHEREAS, the issuance of the shares of Common Stock as consideration by the Company for the option granted by the Shareholders also requires stockholder approval pursuant to both Nasdaq Rule 5635(a) and 5635(d);

WHEREAS, promptly upon the execution and delivery of this Agreement, the Company shall seek to obtain the approval of the holders of a majority of the Company’s outstanding voting Common Stock (“Stockholder Approval”) to ratify and approve all of the transactions contemplated by this Agreement in accordance with the applicable rules and regulations of Nasdaq and the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing, and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the receipt and sufficiency of which the parties hereto hereby acknowledge, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Certain Defined Terms.

For purposes of this Agreement, the following capitalized terms have the following meanings, unless otherwise specified herein:

“Acquisition Proposal” means (a) any proposal, offer, inquiry or indication of interest relating to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries, or (b) any acquisition by any Person, resulting in, or any proposal, offer, inquiry or indication of interest that if consummated would result in, any Person becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 15% or more of the total voting power or of any class of equity securities of the Company or 15% or more of the consolidated net revenues, net income or total assets (it being understood that total assets include equity securities of Subsidiaries) of the Company, in each case other than (i) the Transaction or (ii) the acquisition or disposition of inventory, equipment or other tangible personal property of the Company in the ordinary course of business.

“Action” means any claim, action, suit, demand, litigation, arbitration, mediation, inquiry, hearing, inquest, or other proceeding or investigation by any Person or Governmental Authority, in each case, before, heard by or otherwise involving any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

Annex A-2

“Agreement” has the meaning set forth in the recitals (including the Exhibits and Schedules hereto and the Disclosure Letters) and all amendments hereto.

“Business Day” means any day (a) other than a Saturday or a Sunday, (b) on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or (c) in the case of determining a date when any payment is due, any day on which banks in New York, New York, are not required or authorized by Law to be closed for business.

“Company Disclosure Letter” means the Disclosure Letter attached hereto, delivered by the Company to the Seller and the Shareholders in connection with this Agreement.

“Company Out of the Money Warrants” means the warrants issued by the Company at an exercise price which is above 500% of the Company’s share’s price of the date of this agreement.

“Company Securities” means, collectively, all the Common Stock and all issued and outstanding warrants, options and any other securities issued by the Company.

“Common Stock” means the Company’s common stock, par value $0.0001 per share.

“Contract” means any written or oral contract, agreement, commitment, arrangement, lease, license, or plan and each other instrument.

“Disclosure Letter” means the Company Disclosure Letters and the Seller Disclosure Letters.

“Encumbrance” means any security interest, pledge, hypothecation, mortgage, lien (including environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Environmental Law” means any Law or Governmental Order relating to (a) pollution or the protection of the environment or natural resources; (b) health and safety as such relates to exposure to any Hazardous Material; (c) Releases or threatened Releases of Hazardous Materials, or the cleanup, remediation, manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials; or (d) record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means all documented out-of-pocket expenses (including all reasonable and documented fees and expenses of counsel, accountants, experts and consultants to a party hereto) incurred by a party hereto or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, any other documents related to this Agreement and the transactions contemplated herein, any filing required by any Governmental Authority and all other matters related to the Transaction.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977.

Annex A-3

“Governmental Authority” means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Material” means (a) any substances defined, listed, classified or regulated as “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “pollutants,” “solid wastes,” “contaminants,” “radioactive materials,” “petroleum,” “oils” or designations of similar import under any Environmental Law, or (b) any other chemical, material or substance that is regulated or for which liability can be imposed under any Environmental Law.

“Indebtedness” of any Person means (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest) or for the deferred purchase price of property or services, (b) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (c) all obligations of such Person under leases that should be classified as capital leases in accordance with US GAAP, (d) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (e) all obligations of such Person in respect of acceptances issued or created, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (g) all obligations secured by an Encumbrance on any property of such Person and (h) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (i) all obligation described in clauses (a) through (g) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means all intellectual property rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including: (a) patents and patent applications, industrial designs and design patent rights, including any continuations, continuations-in-part, divisionals and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any, reissues, re-examinations, substitutes, supplementary protection certificates, or extensions of any of the foregoing; (b) trademarks, service marks, trade names, service names, brand names, trade dress and internet domain names, social media accounts, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing; (c) database rights and copyrights, including copyrights in computer software, and works of authorship and user manuals and training materials, and other copyrightable works, including website content, database and design rights, and rights in data collections, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing; (d) trade secrets, including information, know-how, confidential and proprietary information, inventions, designs, design rights (whether patentable or unpatentable), invention disclosures, ideas, formulae, models, methodologies or processes discoveries, processes, research and development information, technical information, techniques, procedures, specifications, operating and maintenance manuals, and engineering drawings, in each case, to the extent such item qualifies as a trade secret or otherwise is protectable under applicable Law (including under international treaties or conventions) anywhere in the world; and (e) rights to sue and recover damages for past, present, and future infringement, misappropriation, or other violation of any of the foregoing.

Annex A-4

“Law” means any federal, national, foreign, supranational, state, provincial, local or administrative statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law) or a legally binding directive of, or issued by, a Governmental Authority.

“Licensed Intellectual Property” means all Intellectual Property that is licensed from a third party pursuant to a Contract to the referenced party or any of its Subsidiaries.

“Material Adverse Effect” means any fact, condition, occurrence, development, event, circumstance, or change in or effect on the referenced Person or any of its Subsidiaries that is, or would reasonably be expected to become, individually or in the aggregate with all other facts, conditions, occurrences, developments, events, circumstances, or changes in or effects on the referenced Person or any of its Subsidiaries, materially adverse to or otherwise materially impair or delay: (a)  the business, operations, properties, assets or liabilities (including contingent liabilities), employee or independent contractor relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the referenced Person or any of its Subsidiaries, or materially diminish the value of the Seller Securities or Company Securities, as the case may be; (b) the ability of the referenced Person to perform its respective obligations under this Agreement, including but not limited to all agreements and covenants to be performed or complied by it under the Agreement, or to consummate the Transaction on a timely basis; or (c)  the ability of the Company to operate or conduct the Seller’s business in the manner in which it is currently, operated or conducted by the Seller, provided, however, that none of the following, either alone or in combination, shall be considered in determining whether there has been a “Material Adverse Effect”: (i) events, circumstances, changes or effects that generally affect the industries in which the referenced Person and its Subsidiaries operates the business (including legal and regulatory changes), (ii) changes generally affecting the economy, or financial or securities markets; (iii)  changes arising from the consummation of the Transaction in accordance with the terms of this Agreement or the announcement of the execution of this Agreement; (iv) any change, in and of itself, in the market price or trading volume of the Company Securities (it being understood that any effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso) (v) any changes resulting from any natural disaster, including any hurricane, storm, flood, tornado, volcanic eruption, earthquake, other weather-related events, or other comparable events, or any worsening thereof; (vi) any changes resulting from local, national or international political conditions, including the outbreak or escalation of any military conflict, declared or undeclared war, armed hostilities, acts of foreign or domestic terrorism or civil unrest; (vii) any changes resulting from any action required to be taken by the terms of this Agreement or at the explicit request or direction of the Company or the Seller, as applicable, (viii) the failure to meet any internal or analysts’ expectations, projections or results of operations (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted by another clause of this definition); provided, that in the case of clauses (i), (ii), (v), and (vi), if such effect disproportionately impacts the referenced Person’s business as compared to other participants in the industry in which the referenced Person’s business operates, the incremental disproportionate impact thereof shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur; provided, further, however, and notwithstanding anything to the contrary set forth in this “Material Adverse Effect” definition, any epidemic, plague, pandemic, or other outbreak of illness or public health event, including COVID-19, and any governmental orders, acts of war, lock-downs, legal and regulatory changes related to such epidemic, plague, pandemic or other outbreak of illness or public health event, including COVID-19, are specifically excluded from clause (i) or (ii) above and shall be considered in determining whether a “Material Adverse Effect” has occurred.

Annex A-5

“Organizational Documents” means (a) with respect to any Person that is a corporation, its articles or certificate of incorporation, memorandum and articles of association, as applicable, and bylaws, or comparable documents, (b) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (c) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, or comparable documents, (d) with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document or comparable documents, and (e) with respect to any other Person that is not an individual, its comparable organizational documents.

“Option” shall mean the option issued by each of the Shareholders granting the Company the right to acquire the Seller Securities owned by each Shareholder for twelve (12) months from the Closing Date, in substantially the form attached hereto as Exhibit D.

“Option Exercise Price” shall mean the aggregate amount of $16,084,250, which shall be paid by the Company in cash and Common Stock.

“Permitted Encumbrances” means (a) Encumbrances for water and sewer charges, Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent, or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto; (b) other Encumbrances imposed by operation of Law (including mechanics’, couriers’, workers’, repairers’, materialmen’s, warehousemen’s, landlord’s and other similar Encumbrances) arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Encumbrances incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security, (d) Encumbrances on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (e) title of a lessor under a capital or operating lease and the terms and conditions of a lease creating any leasehold interest, or (f) Encumbrances arising under this Agreement.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Release” means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or upon any soil, sediment, subsurface strata, surface water, groundwater, ambient air or any other media.

“SEC” means the United States Securities and Exchange Commission.

Annex A-6

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, including all exhibits thereto and documents incorporated by reference therein.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Disclosure Letter” means the Disclosure Letter attached hereto, dated hereof, delivered by the Seller to the Company and the Investor in connection with this Agreement.

“Seller Common Stock” means the Class A Common Stock and/or Class B Common Stock of the Seller.

“Seller Equity Awards Plan Options” means the options to purchase any Seller Common Stock that is unexpired, unexercised and outstanding as of immediately prior to the Closing Date.

“Seller IPO” means the initial public offering or a direct listing to a national exchange (Nasdaq or NYSE) of the shares of Class A Common Stock currently contemplated by the Seller.

“Seller Securities” means, collectively, all of the Seller Common Stock and outstanding Seller Equity Awards Plan Options.

“Shareholders” means the holders of all Seller Securities.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company or other organization, whether incorporated or unincorporated, which, directly or indirectly, is controlled by such Person.

“Tangible Personal Property” means machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property, including software.

“Tax” or “Taxes” shall mean any all, tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, imposed by any Governmental Authority (including any federal, state, local, foreign or provincial capital gain, income, windfall profits, severance, gross receipts, property, sales, use, net worth, premium, license, excise, franchise, employment, payroll, social security, workers compensation, unemployment compensation, alternative or added minimum, ad valorem, transfer or excise tax) together with any interest, addition or penalty imposed thereon.

“Transaction” means the Investment, the Option and the other transactions contemplated by the Agreement.

“Transaction Documents” means all agreements, documents, certificates or other instruments delivered by any party hereto pursuant to this Agreement.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, recording, value added, registration and other similar Taxes and all conveyance fees, recording fees and other similar charges.

“Warrant Shares” means the shares of Common Stock issuable upon due exercise of the Investment Warrants and/or the Option Warrants.

Annex A-7

1.2 Interpretation and Rules of Construction.

(a) In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;

(ii) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(iii) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(iv) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(vi) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(vii) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

(viii) references to a Person are also to its successors and permitted assigns;

(ix) the use of “or” is not intended to be exclusive unless expressly indicated otherwise; and

(x) references to sums of money are expressed in lawful currency of the United States of America, and “$” refers to U.S. dollars.

(b) Notwithstanding anything to the contrary contained in the Company Disclosure Letter or the Seller Disclosure Letter, or in this Agreement, the information and disclosures contained in any Section of a Disclosure Letter shall be deemed to be disclosed and incorporated by reference in each other Section of such Disclosure Letter as though fully set forth in such other Section to the extent the relevance of such information to such other Section is reasonably apparent from reading the disclosure (without knowledge of any facts not set forth on the face of such disclosure). Certain items and matters are listed in the Disclosure Letters for informational purposes only and may not be required to be listed therein by the terms of this Agreement. In no event shall the listing of items or matters in a Disclosure Letter be deemed or interpreted to broaden, or otherwise expand the scope of, the representations and warranties or covenants contained in this Agreement. No reference to, or disclosure of, any item or matter in any Section of this Agreement, or any Section of a Disclosure Letter shall be construed as an admission or indication that such item or matter is material or that such item or matter is required to be referred to or disclosed in this Agreement or in such Disclosure Letter. Without limiting the foregoing, no such reference to or disclosure of a possible breach or violation of any contract or agreement, Law or Governmental Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred.

Annex A-8

(c) The parties hereto have participated collectively in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement. Furthermore, each of the parties hereto acknowledges and agrees that it has had an opportunity to have counsel of its own choosing review and represent it in connection with the execution and delivery of this Agreement and advise it in connection with the Transaction.

ARTICLE II
THE TRANSACTION

2.1 The Investment. The Company agrees that, upon the terms and subject to the conditions of this Agreement, the Company shall

2.1.1 invest in the Seller an aggregate of $15,000,000 which shall be made as of the Closing Date and shall consist of (i) a minimum of USD $5,000,000 in cash less the amounts owed pursuant to Seller Notes (as defined below), which Seller Notes shall be forgiven and cancelled as of the Closing Date and (ii) a promissory note payable by the Company to Seller in the principal amount of USD $10,000,000. For clarity, in the event the Company provides cash in excess of USD $5,000,000, then the principal amount of the promissory note shall be reduced by the amount equal to the increase in the cash paid by the Company. The Investment Note shall be substantially in the form of the promissory note attached hereto as Exhibit B;

2.1.2 As of the Closing, the Investment shall be consummated and the Company shall own 51% of the total issued and outstanding capital of Seller. The Investment shall be effectuated by the Company:

(i) wiring the Seller, a minimum of USD $5,000000 in cash less the amounts owed pursuant to Seller Notes (as defined below), which Seller Notes shall be forgiven and cancelled as of the Closing Date;

(ii) issuing to the Seller the Investment Note in the principal amount of USD $10,000,000 which may be adjusted as set forth in Section 2.1.1 set forth above; and

(iii) issuing to the Seller (A) an aggregate of 2,385,170 shares of Common Stock which shall constitute approximately 29.75% of the issued and outstanding capital of the Company on a fully diluted basis other than the Company Out of the Money Warrants; and (B) 6,907,859 of the Investment Warrants. The Company Shares and Warrants shall be assigned by the Seller to the Shareholders as provided on Schedule A attached hereto on a pro-rata basis.

2.1.3 Notwithstanding anything contained herein to the contrary, if at any time after the date hereof until the Closing, the Company has been informed that it no longer qualifies to have its securities listed on Nasdaq, this Agreement shall automatically terminate and none of the parties shall have any further obligations or responsibilities to the other.

Annex A-9

2.1.4 If, for a period of 12 months after the Closing, the Company shares of Common Stock are delisted from Nasdaq, the Seller shall have the right, at its own discretion, to require the Company to exchange the Investment Note for all the shares of the Seller then held by the Company, but these attributed to the cash investment actually transferred to the Seller (as provided for in the Investment Note), and the Option (mentioned in clause 2.2 below) shall be automatically cancelled.

2.2 The Option. As of the Closing Date, the Shareholders shall grant the Company the Option to purchase the balance of their securities in the Seller for the Option Exercise Price. In consideration for the grant of the Option, the Company shall issue to the Shareholders the Option Warrant. The issued Option Warrants shall be allocated among the Shareholders on pro-rated basis as provided on Schedule A attached.

2.2.1 The Option Exercise Price to be paid by the Company to the Shareholders shall consist of:

2.2.1.1 USD $3,000,000 in cash;

2.2.1.2 a promissory note payable by the Company to Shareholders in the principal amount of USD $3,000,000, which shall accrue interest at the rate of 8% and be due and payable six (6) months after the issuance thereof;

2.2.1.3 2,385,170 shares of Common Stock of the Company; and

2.2.1.4 a five-year warrant to purchase 5,109,789 shares of the Company’s common stock for an exercise price of $1.50 per share.

2.2.2 The Option, which shall be exercised by the Company in full or in part during the term thereof, shall entitle the Company the right to purchase all the issued and outstanding shares of Seller Securities for an aggregate purchase price of the Option Exercise Price to all of the Shareholders on a pro-rata basis. Upon exercise of the Option, and without any action on the part of the holder thereof, each Shareholder hereby irrevocably assigns and transfers to the Company, free and clear of all Encumbrances, each Seller Security held by such Shareholder as legal and beneficial owner as set forth opposite such Shareholders name on Schedule A and any and all rights associated with such Seller Securities held by such Shareholder, in exchange for their pro rata portion of the Option Exercise Price.

2.3 The Closing.

2.3.1 Subject to the terms and conditions of this Agreement, the obligation of the parties with respect to (i) the Investment and (ii) the grant of the Option by the Shareholders shall take place subsequent to the Stockholder Approval on the third Business Day following the satisfaction or waiver of the conditions to the obligations of the parties hereto expressly set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing Date, and subject to the satisfaction or waiver of such conditions) or at such other place or at such other time or on such other date as the Seller and the Company may mutually agree upon in writing. The day on which the Stockholder Approval shall have been obtained shall be considered as the “Closing Date”.

Annex A-10

2.3.2 At the Closing Date, or in the case of securities issuance, as soon as thereafter as is practicable, each party shall deliver to the other the various certificates, instruments and documents as provided for in Article VII.

2.4 Effects of the Transaction. As a result of the transactions contemplated by this Agreement and the Investment being made by the Company to the Seller, the Seller shall become a direct 51% owned Subsidiary of the Company. The Company shall obtain 51% of the economic value of the Seller with the voting and managerial powers and authorities resulting from the Covenants below. If the Option is exercised in full by the Company, the Seller shall become a wholly-owned Subsidiary of the Company. Notwithstanding, the parties agree and acknowledge that neither the board of directors of either the Company or the Seller shall change or be modified in any respect as a result of the Transaction. The Company further agrees and acknowledges that the corporate structure of the Seller shall not be modified or changed in any manner.

2.5 Exemption from Registration; Rule 144. The parties intend that the issuances of securities contemplated herein, (i) the issuance of the Company Shares to the Shareholders, (ii) the issuance of the Option by the Shareholders to the Company, (iii) the issuance of the Class A Common Stock of the Seller to the Company and (iv) the issuance of the Option Consideration Securities to the Shareholders, will be issued in transactions exempt from registration under the Securities Act, by reason of Section 4(a)(2) of the Securities Act, and will all be “restricted securities” within the meaning of Rule 144 under the Securities Act, and may not be offered, sold, pledged, assigned or otherwise transferred unless (i) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or (ii) an exemption from such registration exists and if requested, the holder of such securities delivers an opinion of counsel, which counsel and opinion are satisfactory to the issuer of said securities, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws; and the certificates representing such shares will bear an appropriate legend restriction on the books of issuer’s transfer agent to that effect.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Company, subject to such exceptions as are disclosed in the Seller Disclosure Letter:

3.1 Due Organization and Good Standing.

3.1.1 The Seller is a corporation duly incorporated in the State of Nevada, validly existing, and is in good standing under the Laws of the State of Nevada. The Seller has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification.

3.1.2 The Seller has made available to the Company complete and correct copies of the Seller’s Organizational Documents, each in full force and effect as of immediately prior to the execution and delivery of this Agreement. The Seller is not in violation of any of its Organizational Documents.

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3.1.3 Section 3.1(c) of the Seller Disclosure Letter contains a complete and correct list of each jurisdiction in which the Seller is organized and qualified to do business.

3.2 Title to Securities; Capitalization.

3.2.1 The authorized share capital of the Seller consists of 300,000,000 shares of common stock, consisting of (i) 250,000,000 shares of class A common stock, par value $0.0001 per share, and (ii) 50,000,000 shares of class B common stock, par value $0.0001 per share. As of the date of this Agreement, there are issued and outstanding (i) 4,083,333 shares of Seller Class A Common Stock and 6,250,000 shares of Seller Class B Common Stock. All of the outstanding Seller Securities were duly authorized, validly issued, fully paid and nonassessable, free of Encumbrances and have been granted, offered, sold and issued in compliance with all applicable foreign, state and federal securities Laws, including without limitation, the registration requirements of the Securities Act. None of the Seller Securities are subject to, or issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the relevant law in the jurisdiction of incorporation, any of the Seller’s Organizational Documents, or any contract to which the Seller is a party hereto or by which the Seller is bound. There are no outstanding contractual obligations of the Seller to repurchase, redeem or otherwise acquire any of the Seller Securities or any capital equity of the Seller and there are no outstanding contractual obligations of the Seller to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. None of the outstanding Seller Securities has been issued in violation of any applicable securities Laws.

3.2.2 Except as provided on Section 3.2.2 of the Seller Disclosure Letter, there are no (i) outstanding options, puts, calls, convertible securities, preemptive or similar rights, outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Seller, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights, or (iii) except as expressly contemplated by this Agreement, subscriptions or other rights, agreements, arrangements, contracts or commitments of any character, relating to the issued or unissued capital equity of the Seller obligating the Seller to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options, equity securities or securities convertible into or exchangeable for such securities, or obligating the Seller to grant, extend or enter into any option, warrant, call, subscription or other right, agreement, arrangement or commitment for such securities. Schedule A, which shall be updated by the Seller immediately prior to the Closing Date, accurately sets forth opposite their name on Schedule A (i) the number of Seller Securities held by each Shareholder and (ii) the pro rata portion of the Option Consideration Securities issuable to each such Shareholder. The parties hereto hereby agree and acknowledge that all outstanding Seller Securities, including without limitation, all options, warrants, convertible securities and other rights, agreements, arrangements and other commitments relating to the capital stock of the Seller, shall be set forth on Schedule A prior to the Closing Date.

3.2.3 Except as provided on Section 3.2.3 of the Seller Disclosure Letter, there are no registration rights and there is no voting trust, proxy, rights plan, shareholder’s agreement, anti-takeover plan or other contracts or understandings to which the Seller or any Shareholder is a party or by which the Seller or any Shareholder is bound with respect to any of the capital stock of the Seller. Except as set forth in this Agreement, as a result of the consummation of the Transaction, no shares of capital stock, warrants, options or other securities of the Seller are issuable and no rights in connection with any shares, warrants, rights, options or other securities of the Seller accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

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3.2.4 All Indebtedness of the Seller is disclosed in either the Seller Financials or Section 3.2.4 of the Seller Disclosure Letter. Except as disclosed therein, no Indebtedness of the Seller contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by the Seller, or (iii) the ability of the Seller to grant any Encumbrance on its properties or assets.

3.2.5 Except as set forth in Section 3.2.5 of the Seller Disclosure Letter, since its formation, the Seller has not made, declared or paid any distribution or dividend and has not repurchased, redeemed or otherwise acquired any of its securities or equity interests, and no board of directors or other governing board of the Seller has authorized any of the foregoing.

3.3 Subsidiaries. Except as set forth in Section 3.3 of the Seller Disclosure Letter, the Seller does not have any Subsidiaries or any ownership interests in any other entity, nor does the Seller own or have any rights to acquire, directly or indirectly, any capital stock or other equity interests of any Person.

3.4 Authorization. The Seller has all necessary corporate power and to enter into this Agreement, to carry out its obligations hereunder and to consummate the Transaction. The execution and delivery by the Seller of this Agreement, the performance by the Seller of its obligations hereunder and the consummation by the Seller of the Transaction have been duly authorized by all requisite action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Company and the Shareholders), this Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.5 Governmental Approvals. Other than the filings, notices, reports, consents, registrations, approvals, permits, clearances, expirations or terminations of waiting periods or authorizations listed on Section 3.5 of the Seller Disclosure Letter or otherwise required hereunder, and except for any such other consents, registrations, declarations, filings or notices the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect, no notice to, filing with, authorization of, exemption by, or consent or approval of, any Governmental Authority is necessary for the execution, delivery and performance by the Seller or the Shareholders of this Agreement or the consummation by the Seller or the Shareholders of the Transaction.

3.6 No Conflict. Except as otherwise described in Section 3.6 of the Seller Disclosure Letter, the execution and delivery by the Seller of this Agreement, the consummation by the Seller of the Transaction, and compliance by the Seller with any of the provisions hereof, will not, (i) conflict with or violate any provision of Seller’s Organizational Documents, (ii) require any consent, approval, waiver, or notice to, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, amendment or acceleration) under, any Contract, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, a right acceleration under, give rise to any obligation to make payments or provide compensation under, or result (immediately or with the passage of time or otherwise) in the creation or imposition of any Encumbrances (as hereafter defined) upon any of the properties, rights or assets of the Seller, or (iv) subject to obtaining the consents from Governmental Authorities referred to in Section 3.5 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such consent, approval, authorization or waiver having been satisfied, conflict with or violate any Law or Governmental Order to which the Seller or any of its assets or properties is subject.

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3.7 Financial Statements; Books and Records.

3.7.1 The Seller has provided to the Company (i) the audited unconsolidated balance sheets of the Seller as of December 31, 2022 and December 31, 2023 and the related audited consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows (the “Seller Audited Financials”), and (ii) a draft of the unaudited, unconsolidated and unreviewed balance sheets of the Seller as of September 30, 2024 and the related unaudited consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows (the “Seller Interim Financials”, together with the Seller Audited Financials, the “Seller Financials”).

3.7.2 The Seller Financials (including any related notes and schedules thereto) are true and accurate and (i) present fairly, in all material respects, the consolidated financial position, results of operations, income (loss), stockholder’s equity, and cash flows of the Seller as of the dates and for the periods indicated in such Seller Financials (except, for the absence of footnotes and other presentation items and normal year-end adjustments that will not be material in amount and effect), and (ii) in each case were prepared in accordance with generally accepted accounting principles in accordance with the standards of US GAAP (the “Seller Accounting Principles”), consistently applied during the periods involved, and were derived from, and accurately reflect in all material respects, the books and records of the Seller.

3.7.3 Any additional financial statements as may be required to be delivered pursuant to applicable Laws will, when delivered, (i) accurately reflect the Seller’s books and records as of the times and for the periods referred to therein, (ii) be prepared in accordance with the Seller Accounting Principles, methodologies applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except for the absence of footnotes and audit adjustments in the case of unaudited financial statements) and (iii) fairly present in all material respects the consolidated financial position of the Seller as of the respective dates thereof and the consolidated results of the Seller’s operations and cash flows for the periods indicated.

3.7.4 The Seller maintains a system of internal accounting controls that are sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the Seller Accounting Principles and to maintain asset accountability; (iii) access to property is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.7.5 All of the financial books and records of the Seller are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws.

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3.7.6 Since the Seller Interim Financials, neither the Seller (including any director, officer or employee thereof) nor the Seller’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Seller, or (ii) any fraud, whether or not material, that involves the Seller’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Seller, and no written complaint, allegation, assertion or claim regarding any of the foregoing or that the Seller has engaged in questionable accounting or auditing practices has been received by the Seller.

3.7.7 The Seller has never been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

3.7.8 To the extent required for inclusion in any filings with the SEC, the financial statements of the Seller will comply in all material respects with the Securities Act, Regulation S-X and the published general rules and regulations of the SEC.

3.8 Absence of Certain Changes. Since the Seller Interim Financials, except as described in Section 3.8 of the Seller Disclosure Letter and as expressly contemplated by this Agreement, the Seller has conducted its businesses in the ordinary course of business consistent with past practice and the Seller has not been subject to a Material Adverse Effect and there has not been any fact, change, effect, occurrence, event, development or state of circumstances that has had or would reasonably be expected to have a Material Adverse Effect on the Seller or its business or operations.

3.9 Absence of Undisclosed Liabilities. The Seller is not subject to any liabilities or obligations that are not adequately reflected or reserved on or provided for in the Seller Interim Financials, other than (i) liabilities or obligations of the type that have been incurred in the ordinary course of business consistent with past practice, (ii) liabilities or obligations reflected in Section 3.9 of the Seller Disclosure Letter, and (iii) liabilities or obligations under the payment terms of Seller Contracts (but not including liabilities for breaches or for indemnification obligations thereunder), or (iv) that would not, individually or in the aggregate, reasonably be expected to be material to the Seller, taken as a whole.

3.10 Compliance with Laws.

3.10.1 The Seller is not in conflict with, or to its knowledge in default or violation of, nor have any of them received, since its formation, any written notice of any conflict with, or default or violation of, (i) any applicable Law by which it or any property or asset of the Seller is bound or affected, including, without limitation, consumer protection, insurance or securities Laws, or (ii) any Contract.

3.10.2 Seller is in compliance, and has been operated in compliance, in all material respects, with all applicable Law, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Seller has not received any written or, to the knowledge of Seller, oral notification from a Governmental Authority of any non-compliance with any applicable Law, which non-compliance would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.10.3 Seller (i) is and has been at all times in compliance with the applicable money laundering statutes of all jurisdictions having jurisdiction over the Seller and (ii) has not, directly or indirectly, taken any action that would cause the Seller to be in violation of the FCPA or any other anticorruption or anti-bribery Applicable Law, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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3.11 Regulatory Agreements; Permits.

3.11.1 Except as disclosed in Section 3.11.1 of the Seller Disclosure Letter, there are no material agreements, memoranda of understanding, commitment letters, or Governmental Orders to which Seller is a party, on the one hand, and any Governmental Authority is a party or addressee, on the other hand.

3.11.2 Except as disclosed in Section 3.11.2 of the Seller Disclosure Letter, Seller and each employee of the Seller who is legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with the Seller, holds all material permits, licenses, franchises, grants, authorizations, consents, exceptions, variances, exemptions, orders and other authorizations of Governmental Authorities, certificates, consents and approvals necessary to lawfully conduct the Seller’s business as presently conducted, and to own, lease and operate the Seller’s assets and properties (collectively, the “Seller Permits”), except for any such permits, licenses, franchises, grants, authorizations, consents, exceptions, variances, exemptions, certificates and approvals, the failure of which to obtain would not be reasonably expected to result in a Material Adverse Effect. The Seller has made available to the Company true, correct and complete copies of all material Seller Permits. All of the Seller Permits are in full force and effect, and no suspension or cancellation of any of Seller Permits is pending or, to the knowledge of the Seller, threatened. Seller is not in violation in any material respect with the terms of any Seller Permit.

3.12 Litigation. Except as disclosed in Section 3.12 of the Seller Disclosure Letter, there is no Action, or, to the knowledge of the Seller, threatened against the Seller, or any of its properties, rights or assets or any of its managers, officers or directors (in their capacities as such). There is no Governmental Order binding against the Seller, or any of its properties, rights or assets or any of their respective managers, officers or directors (in their capacities as such) that would prohibit, prevent, enjoin, restrict or alter or delay any of the Transaction. The Seller is in compliance with all Governmental Orders. Seller does not have any Actions pending against other parties. There is no Action pending or, to the knowledge of the Seller, threatened against the Seller involving a claim against the Seller for false advertising with respect to any of the Seller’s products or services. Since the date of formation of the Seller, none of its current or former officers, managers or directors have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

3.13 Restrictions on Business Activities. There is no Governmental Order binding upon the Seller that has or would reasonably be expected to have the effect of prohibiting, preventing, restricting or impairing in any respect, any business practice of the Seller as its business is currently conducted, any acquisition of property by the Seller, the conduct of business by the Seller as currently conducted, or the ability of the Seller to compete with other parties.

3.14 Contracts.

3.14.1 Section 3.14.1 of the Seller Disclosure Letter sets forth a true, correct and complete list of, and the Seller has made available to the Company, true, correct and complete copies of, each Contract in effect to which the Seller is a party or by which the Seller, or any of its properties or assets are bound or affected (each, a “Seller Contract”) that:

3.14.1.1 contains covenants that limit the ability of the Seller (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

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3.14.1.2 involves any joint venture, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

3.14.1.3 involves any exchange traded, over the counter or other swap, cap, floor, collar, futures, contract, forward contract, option or other derivative financial instrument or contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

3.14.1.4 evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset);

3.14.1.5 involves the acquisition or disposition (to the extent such transaction would be consummated after the date hereof), directly or indirectly (by merger or otherwise), of assets other than in the ordinary course of business or capital stock or other equity interests of another Person;

3.14.1.6 by its terms calls for aggregate payments by the Seller under such contract of more than $5,000 per year or $50,000 in the aggregate over the length of the contract;

3.14.1.7 with respect to any acquisition or disposition of another Person, pursuant to which the Seller has (A) any continuing indemnification obligations or (B) any “earn out” or other contingent payment obligations;

3.14.1.8 relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of the Seller, its businesses or assets;

3.14.1.9 obligates the Seller to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof;

3.14.1.10 is between the Seller and any of its directors, executive officers, shareholders or Affiliates, including all non-competition, severance and indemnification agreements;

3.14.1.11 relates to a material settlement entered into within three (3) years prior to the date of this Agreement or under which the Seller has outstanding obligations (other than customary confidentiality obligations);

3.14.1.12 provides another Person (other than the Seller) with a power of attorney;

3.14.1.13 obligates the Seller to make any capital commitment or expenditure (including pursuant to any joint venture);

3.14.1.14 relates to the development, ownership, licensing or use of any Intellectual Property material to the business of the Seller; or

3.14.1.15 is otherwise material to the Seller or outside of the ordinary course of business of the Seller and not described in the clauses above.

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3.14.2 Except as disclosed in Section 3.14.2 of the Seller Disclosure Letter, with respect to each Seller Contract: (i) such Seller Contract is valid and binding and enforceable in all respects against the Seller , and, to the knowledge of the Seller, the other party thereto, and are in full force and effect; (ii) the consummation of the Transaction will not affect the validity or enforceability of the Seller Contract against the Seller and, to knowledge of the Seller, the other party thereto; (iii) the Seller is not in material breach or default in any respect, and no event has occurred that with the passage of time or giving of notice or both would constitute a breach or default by the Seller, or permit termination or acceleration by the other party thereto, under such Seller Contract; (iv) to the knowledge of the Seller and the Shareholders, no other party to such Seller Contract is in breach or default in any respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by the Seller, under such Seller Contract; (v) no other party to such Seller Contract has notified the Seller in writing that it is terminating or considering terminating the handling of its business by the Seller or in respect of any particular product, project or service of the Seller, or is planning to materially reduce its future business with the Seller in any manner; and (vi) the Seller has not waived any rights under such Seller Contract.

3.15	Intellectual Property; Cybersecurity.

3.15.1 Seller (i) has all right, title and interest in and to any Intellectual Property owned by the Seller or related to, or used in, the businesses or operations of the Seller, free and clear of all Encumbrances, other than rights and interest licensed to any other Person and Permitted Encumbrances, and (ii) has no Licensed Intellectual Property. Seller has not received any written notice alleging that it has infringed, diluted or misappropriated, or, by conducting its business as currently conducted, has infringed, diluted or misappropriated, the Intellectual Property rights of any Person and there is no valid basis for any such allegation.

3.15.2 Except as set forth in Section 3.15.2 of the Seller Disclosure Letter, neither the execution nor delivery of this Agreement, nor the consummation of the Transaction will impair or alter the Seller’s rights to any of the Intellectual Property owned by it or related to, or used in, the businesses or operations of the Seller, and each item of such Intellectual Property is valid, enforceable and subsisting and, there is no Action that is pending or, to the Seller’s knowledge, threatened that challenges the rights of the Seller to any such Intellectual Property or the validity, enforceability or effectiveness thereof. The Intellectual Property owned by the Seller constitutes all Intellectual Property owned by the Seller used in, or related to, the businesses and operations of the Seller.

3.15.3 There has been no security breach or other compromise of or relating to any of the Seller’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”). The Seller has not been notified of any security breach or other compromise to its IT Systems and Data and to the Seller’s knowledge no event or condition that would reasonably be expected to result in any security breach or other compromise to its IT Systems and Data has occurred. The Seller is in compliance with all applicable Laws and Governmental Orders, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. The Seller has implemented and maintained in a manner consistent with industry standards and practices, (i) safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data, and (ii) backup and disaster recovery technology.

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3.16 Employee Benefit Plans.

3.16.1 Except as set forth in Section 3.16.1 of the Seller Disclosure Letter, the Seller does not have any employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), or material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, or any employment, termination, severance or other contracts or agreements to which the Seller has any obligation or which are maintained, contributed to or sponsored by the Seller for the benefit of any employee who is employed primarily in (or, in the case of any expatriate employee, whose home country is) the United States (a “U.S. Employee”).

3.16.2 There are no bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all material employment, termination, severance or other contracts or agreements, to which the Seller is a party, with respect to which the Seller has any obligation or which are maintained, contributed to or sponsored by the Seller for the benefit of any Non-U.S. Employee (other than statutory plans) (collectively, the “Non-U.S. Benefit Plans”).

3.16.3 The consummation of the Transaction, whether alone or together with any other event, will not entitle any current or former employee, manager, director or consultant of the Seller severance pay or any other payment or accelerate the time of payment or vesting, or increase the amount of compensation, due any such employee, manager, director or consultant.

3.17 Employee Matters.

3.17.1 Except as set forth in Section 3.16.1 of the Seller Disclosure Letter, there are no Actions pending or, to the knowledge of the Seller and any Shareholder, threatened involving the Seller and any of its employees or former employees (with respect to their status as an employee or former employee, as applicable) including any harassment, discrimination, retaliatory act or similar claim.

3.17.2 Since the date of formation of the Seller, there has been: (i) no labor union organizing or attempting to organize any employee of the Seller into one or more collective bargaining units with respect to their employment with the Seller; and (ii) no labor dispute, strike, work slowdown, work stoppage or lock out or other collective labor action by or with respect to any employees of the Seller pending with respect to their employment with the Seller or threatened against the Seller . The Seller is not a party to, or bound by, any collective bargaining agreement or other agreement with any labor organization applicable to the employees of the Seller and no such agreement is currently being negotiated.

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3.17.3 The Seller (i) is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, including Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written notice, or any other form of notice, that there is any Action involving unfair labor practices against the Seller pending, (ii) is not liable for any material arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any trust or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no Actions pending or, to the knowledge of the Seller, threatened against the Seller brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

3.17.4 Section 3.17.4 of the Seller Disclosure Letter hereto sets forth a complete and accurate list of all employees of the Seller showing for each as of that date (i) the employee’s name, job title or description, employer, location, salary level (including any bonus, commission, deferred compensation or other remuneration payable (other than any such arrangements under which payments are at the discretion of the Seller)), (ii) any bonus, commission or other remuneration; and (iii) any wages, salary, bonus, commission or other compensation due and owing to each employee. Except as set forth on Section 3.17.4 of the Seller Disclosure Letter, (A) all employees are a party to a written employment agreement or contract with the Seller and each is employed “at will”, and (B) the Seller has paid in full to all such employees all wages, salaries, commission, bonuses and other compensation due to such employees, including overtime compensation, and there are no severance payments which are or could become payable by the Seller to any such employees under the terms of any written or oral agreement, or commitment or any Law, custom, trade or practice. Except as set forth in Section 3.17.4 of the Seller Disclosure Letter, each such employee has entered into the Seller’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with the Seller, a copy of which has been provided to the Company by the Seller.

3.17.5 Section 3.17.5 of the Seller Disclosure Letter contains a list of all independent contractors (including consultants) currently engaged by the Seller, along with the position, the entity engaging such Person, date of retention and rate of remuneration, most recent increase (or decrease) in remuneration and amount thereof, for each such Person. Except as set forth on Section 3.17.5 of the Seller Disclosure Letter, all of such independent contractors are a party to a written agreement or contract with the Seller. Each such independent contractor has entered into customary covenants regarding confidentiality, non-competition and assignment of inventions and copyrights in such Person’s agreement with the Seller, a copy of which has been provided to the Company by the Seller. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or within the last three (3) years have been, engaged by the Seller are bona fide independent contractors and not employees of the Seller.

3.18 Taxes and Returns.

3.18.1 The Seller has or will have timely filed, or caused to be timely filed, all material federal, state, local and foreign Tax returns and reports required to be filed by the Seller (taking into account all available extensions) (collectively, “Tax Returns”), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Seller Financials have been established.

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3.18.2 Section 3.18.2 of the Seller Disclosure Letter sets forth each jurisdiction where the Seller files or is required to file a Tax Return.

3.18.3 The Seller is not being audited by any Taxing authority or has been notified by any Tax authority that any such audit is contemplated or pending.

3.18.4 There are no claims, assessments, audits, examinations, investigations or other proceedings pending against the Seller in respect of any Tax, and Seller has not been notified in writing of any proposed Tax claims or assessments against the Seller (other than, in each case, claims or assessments for which adequate reserves in the Seller Financials have been established).

3.18.5 There are no Encumbrances with respect to any Taxes upon any of the Seller’s assets, other than (i) Taxes, the payment of which is not yet due, or (ii) Taxes or charges being contested in good faith by appropriate proceedings and for which adequate reserves in the Seller Financials have been established.

3.18.6 The Seller has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Seller for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

3.18.7 The Seller has not made any change in accounting method or received a ruling from, or signed an agreement with, any taxing authority that would reasonably be expected to have a material impact on Taxes following the Closing.

3.18.8 The Seller within the last two years has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

3.18.9 The Seller has not been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return.

3.18.10 The Seller has no liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor.

3.18.11 The Seller has not participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in Treasury Regulation section 1.6011-4(b)(2).

3.18.12 The Seller has no liability or potential liability for the Taxes of another Person (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise.

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3.18.13 The Seller is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice with respect to material Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority) that will be binding on the Seller with respect to any period following the Closing Date.

3.18.14 The Seller has not requested nor is it the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

3.18.15 The Seller has not taken any action, nor to the knowledge of the Seller are there any facts or circumstances, that would reasonably be expected to prevent the Transaction from occurring.

3.19 Title to Properties; Assets.

3.19.1 The Seller does not own any real property.

3.19.2 The Seller holds a valid and enforceable leasehold interest under each real property lease or sublease entered into by the Seller (the “Leases”), free and clear of all Encumbrances, other than Permitted Encumbrances. A complete and correct list of the Leases is listed in Section 3.19.2 of the Seller Disclosure Letter and each Lease is a valid and binding obligation on the Seller, the terms of which have been complied with by the Seller, and, to the knowledge of the Seller, the other parties thereto, and is enforceable and in full force and effect in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.19.3 The Seller has not delivered or received any written notice of any default or breach of any Lease which has not been cured or is in the process of being cured, and to the knowledge of the Seller no event has occurred which, with notice, lapse of time or both, would constitute a material default or breach of any Lease by the Seller. The Seller has made available to the complete and correct copies of the Leases.

3.19.4 Except for assets sold, consumed or disposed of in the ordinary course of business, the Seller owns good title to, or holds a valid leasehold interest in or license to all of the tangible assets shown to be owned or leased by it on the Seller Interim Financials or acquired after the date thereof, free and clear of all Encumbrances, other than Permitted Encumbrances.

3.19.5 All items of Tangible Personal Property which are owned, used or leased by the Seller are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of the Seller. The operation of Seller business as it is now conducted or presently proposed to be conducted is not dependent upon the right to use the Tangible Personal Property of Persons other than a member of the Seller , except for such Tangible Personal Property that is owned by, leased, licensed or otherwise contracted to such entity. Any leases related to the Tangible Personal Property are valid, binding and enforceable in accordance with their terms and are in full force and effect. No event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of the Seller under any lease related to the Tangible Personal Property and the Seller has no knowledge of the occurrence of any event which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default by any other party under any such lease, and Seller has not received notice of any such condition. The Seller has not waived any rights under any lease related to the Tangible Personal Property which would be in effect at or after the Closing. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the other party to any lease related to the Tangible Personal Property with either the Seller to declare a default or to accelerate, or which does accelerate, the maturity of any obligations of the Seller under any such lease.

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3.19.6 The Seller has good, valid and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Encumbrances other than Permitted Encumbrances. The assets (including Intellectual Property rights and contractual rights) of the Seller constitute all of the assets, rights and properties that are used in the operation of the businesses of the Seller as it is now conducted and presently proposed to be conducted or that are used or held by the Seller for use in the operation of the businesses of the Seller, and are adequate and sufficient for the operation of the businesses of the Seller as currently conducted and as presently proposed to be conducted.

3.20 Environmental Matters. Except as set forth in Section 3.20 of the Seller Disclosure Letter:

3.20.1 The Seller is not subject to any current Governmental Order relating to any non-compliance with or liability under any Environmental Law by or of the Seller, or has assumed by contract or, to the knowledge of the Seller, operation of law any liability of any other Person arising under Environmental Law;

3.20.2 The Seller is in compliance in all material respects with all applicable Environmental Law;

3.20.3 The Seller (i) has not manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or released any Hazardous Materials; (ii) has not owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any liability or obligation under applicable Environmental Laws; or (iii) to the knowledge of the Seller after due inquiry, is not subject to liability for any Hazardous Materials use, storage, processing, transport, disposal, exposure of any Person or contamination at the real property subject to the Leases or on any third-party property; and

3.20.4 The Seller holds and is in compliance in all material respects with all the Seller Permits required to conduct its business and operations under all applicable Environmental Law.

3.21 Transactions with Affiliates. Except as disclosed as Seller Contracts, no director, manager, officer or other Affiliate of any Shareholder, the Seller , has or has had, directly or indirectly: (a) an economic interest in any Person that has furnished or sold, or furnishes or sells, services or products that the Seller furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any Person that purchases from or sells or furnishes to, the Seller , any goods or services; (c) a material beneficial interest in any Seller Contract of the Seller; or (d) any contractual or other arrangement with the Seller , other than customary indemnity arrangements (each, an “Affiliate Transaction”).

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3.22 Insurance. The Seller does not have any insurance policies issued in favor of the Seller, or pursuant to which the Seller, or any of its directors or officers are a named insured or otherwise a beneficiary.

3.23 Accounts Receivable. All accounts, notes and other receivables, whether or not accrued, and whether or not billed, of the Seller, in accordance with the Seller Accounting Principles arose from sales actually made or services actually performed in the ordinary course of business and represent valid obligations to the Seller arising from its business. None of the Seller’s accounts receivable are subject to any right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor in excess of any amounts reserved therefore on the Seller Financials.

3.24 Service Contracts. Section 3.24 of the Seller Disclosure Letter sets forth a correct and complete list of all material contracts with service providers (the “Service Provider Contracts”) to which the Seller is a party. None of the Service Provider Contracts has been cancelled or otherwise terminated or, to the Sellers’s knowledge, no such termination has been threatened by any party to such contract. The Seller has not received any notice, and has no reason to believe, that any of its service providers has ceased, or intends to cease, to supply services to Seller or otherwise materially reduce its relationship with the Seller. To the knowledge of the Seller, no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of the Seller under the terms of the Service Provider Contracts.

3.25 Investment Company Act. The Seller is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

3.26 Information Supplied. None of the information supplied or to be supplied by, and relating to, the Seller in connection with this Agreement and the transactions contemplated herein, will, at the respective times such information is supplied or such documents are filed or mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading. All documents which the Seller is responsible for filing with any regulatory agency in connection with the Transactions will comply as to form in all material respects with the provisions of applicable law.

3.27 Finders and Brokers. Neither the Seller nor its officers, directors, agents or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with this Agreement and the Transaction.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Seller and the Shareholders, subject to such exceptions as are disclosed in the Company Disclosure Letter:

4.1 Due Organization and Good Standing. The Company and each of its Subsidiaries, is a corporation, limited liability company or other entity, duly incorporated, formed, or organized, validly existing, and, the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of incorporation, formation, or organization. Each of the Company and its Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification.

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4.2 Title to Securities; Capitalization.

4.2.1 As of the date hereof, the authorized share capital of the Company consists of (i) One Hundred Fifty Million (150,000,000) shares are designated as Common Stock, par value $0.0001 per share, and (ii) Fifteen Million (15,000,000) shares are designated as preferred stock, par value $0.0001 per share. As of the date of this Agreement, there are issued and outstanding (i) 3,222,931 shares of Common Stock and (ii) no shares of Preferred Stock. All of the Company Securities were duly authorized, validly issued, fully paid and nonassessable, free of Encumbrances and have been granted, offered, sold and issued in compliance with all applicable foreign, state and federal securities Laws, including without limitation, the registration requirements of the Securities Act. None of the Company Securities are subject to, or issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the relevant law in the jurisdiction of incorporation, any of the Company’s Organizational Documents, or any contract to which the Company is a party or by which the Company is bound. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of the Company Securities or any capital equity of the Company and there are no outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. None of the outstanding Company Securities has been issued in violation of any applicable securities Laws.

4.2.1 Except as provided on Section 4.2.1 of the Company Disclosure Letter, there are no (i) outstanding options, puts, calls, convertible securities, preemptive or similar rights, outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights, or (iii) except as expressly contemplated by this Agreement, subscriptions or other rights, agreements, arrangements, contracts or commitments of any character, relating to the issued or unissued capital equity of the Company or any of its Subsidiaries obligating the Company or any such Subsidiary to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options, equity securities or securities convertible into or exchangeable for such securities, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any option, warrant, call, subscription or other right, agreement, arrangement or commitment for such securities.

4.2.2 Except as provided on Section 4.2.2 of the Company Disclosure Letter, there are no registration rights and there is no voting trust, proxy, rights plan, shareholder’s agreement, anti-takeover plan or other contracts or understandings to which the Company is a party or by which the Company is bound with respect to any of the capital stock of the Company or any of its Subsidiaries. Except as set forth in this Agreement, as a result of the consummation of the Transaction, no shares of capital stock, warrants, options or other securities of the Company are issuable and no rights in connection with any shares, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

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4.3 Authorization. The Company has all necessary corporate power and to enter into this Agreement, to carry out its respective obligations hereunder and to consummate the Transaction. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transaction have been duly authorized by all requisite action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Seller and the Shareholders), this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.4 Governmental Approvals. Other than the filings, notices, reports, consents, registrations, approvals, permits, clearances, expirations or terminations of waiting periods or authorizations required to be made with or obtained from the SEC and Nasdaq, and except for any such other consents, registrations, declarations, filings or notices the failure of which to be obtained or made would not have a Material Adverse Effect, no notice to, filing with, authorization of, exemption by, or consent or approval of, any Governmental Authority is necessary for the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated herein.

4.5 No Violations. Except as set forth in the SEC Reports, no Action by or against the Company is pending or, to the best knowledge of the Company, threatened, which could affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

4.6 Compliance with Laws. Except where the failure to be, or to have been, in compliance with such Laws has not or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. The business of the Company is not conducted in violation of any applicable Law. The Company has not received any notice or communication of any material noncompliance with any Laws that has not been cured as of the date of this Agreement or is otherwise not disclosed in the SEC Reports.

4.7 Investment Company Act.

The Company is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

4.8 SEC Filings; Financial Statements.

(a) Each of the SEC Reports, at the time of its filing or being furnished (or, if amended, as of the date of such amendment) complied, or if not yet filed or furnished, will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder applicable to the SEC Reports. To the Company’s knowledge, the Company is in compliance in all material respects with all of the applicable rules of Nasdaq, other than as disclosed in the SEC Reports.

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(b) The financial statements included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments as permitted by the applicable rules and regulations of the SEC. The disclosure set forth in the SEC Reports, regarding the Company’s business is current and complete and accurately reflects the Company’s operations as it exists as of the date hereof.

(c) The Company and each of its Subsidiaries maintains a system of internal accounting controls that are sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with the Company Accounting Principles and to maintain asset accountability; (c) access to property is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d) Neither the Company nor any of its Subsidiaries (including any director, officer or employee thereof) nor the Company’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, or (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company, nor has any written complaint, allegation, assertion or claim regarding any of the foregoing or that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices been received by the Company or any of its Subsidiaries.

4.5 Transactions with Affiliates. Except as disclosed as the SEC Reports, no director, manager, officer or other Affiliate of the Company or any of its Subsidiaries, has or has had, directly or indirectly: (a) an economic interest in any Person that has furnished or sold, or furnishes or sells, services or products that the Company or any of its Subsidiaries furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any Person that purchases from or sells or furnishes to, the Company or any of its Subsidiaries, any goods or services; (c) a material beneficial interest in any contract of the Company; or (d) any contractual or other arrangement with the Company or any of its Subsidiaries, other than customary indemnity arrangements (each, an “Affiliate Transaction”).

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ARTICLE V
SHAREHOLDERS’ REPRESENTATIVE; SHAREHOLDER REPRESENTATIONS

5.1 Appointment of Shareholders’ Representative. Upon and by execution and delivery of this Agreement, each of the Shareholders, collectively and irrevocably, hereby appoint, authorize and empower the Shareholders’ Representative to act as the proxy, exclusive representative, true and lawful agent and attorney-in-fact to act on behalf of all of the Shareholders, with full power of substitution to act in the name, place and stead of the Shareholders with respect to this Agreement and the Transaction as the Shareholders’ Representative may deem appropriate and to act on behalf of the Shareholders, including without limitation, in any litigation or arbitration involving this Agreement and the Transaction, to do or refrain from doing all such further acts and things, and execute all such documents as the Shareholders’ Representative shall deem necessary or appropriate in connection with this Agreement, including, in connection with and to facilitate the consummation of the transactions contemplated herein, which shall include the power and authority:

5.1.1 to take any and all actions (including executing and delivering any documents, making any disbursements or distributions, incurring any costs and expenses for the account of the Shareholders, exercising such rights, power and authority, and making any and all decisions and determinations) that the Shareholders’ Representative determines may be required by or necessary, convenient, advisable or appropriate to facilitate the consummation of the transactions or otherwise to perform the duties of or exercise the rights granted to the Shareholders’ hereunder, including: (A) execution of the documents and certificates pursuant to this Agreement; (B) receipt of payments under or pursuant to this Agreement and disbursement thereof to the Shareholders and others, as contemplated by this Agreement; (C) receipt and, if applicable, forwarding of notices and communications pursuant to this Agreement; (D) administration of the provisions of this Agreement; (E) giving or agreeing to, on behalf of all or any of the Shareholders, any and all consents, waivers, amendments or modifications deemed by the Shareholders’ Representative, in its sole and absolute discretion, to be necessary or appropriate under this Agreement or any other agreement contemplated hereby and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (F) amending this Agreement, any other Transaction Document or any of the instruments to be delivered to the Company hereunder or thereunder; and (G) (1) disputing or refraining from disputing, on behalf of each Shareholder relative to any amounts to be received by such Shareholder under this Agreement or any other Transaction Document, any claim made under this Agreement or any other Transaction Document, (2) negotiating and compromising, on behalf of each such Shareholder, any dispute that may arise under, and exercising or refraining from exercising any remedies available under, this Agreement or any other any other Transaction Document, and (3) executing, on behalf of each such Shareholder, any settlement agreement, release or other document with respect to such dispute or remedy, and (4) engaging such counsel, accountants, experts, and other advisors, agents and consultants, on behalf of itself and/or the Shareholders, as it shall deem necessary, convenient, advisable or appropriate in connection with exercising its powers and performing its function hereunder, or otherwise (and the Shareholders’ Representative shall be entitled to conclusively rely on the opinions and advice of such Persons), in each case, with such action being deemed as taken by each Shareholder (as applicable) and which shall be absolutely and irrevocably binding on each Shareholder as if such Shareholder personally or in its corporate capacity had taken such action, exercised such rights, power or authority or made such decision or determination in such Shareholder’s individual or corporate capacity, as applicable;

5.1.2 as the representative, to enforce and protect the rights and interests of the Shareholders and to enforce and protect the rights and interests of the Shareholders’ Representative arising out of the Shareholders under or in any manner relating to this Agreement and the other Transaction Documents, and each other agreement, document, instrument or certificate referred to herein, and to take any and all actions which the Shareholders’ Representative believes are necessary or appropriate under this Agreement and/or the other Transaction Documents for and on behalf of the Shareholders, including asserting or pursuing any claim, action, legal proceeding or investigation against the Company or its Affiliates; and

5.1.3 to refrain from enforcing any right of the Shareholders and/or the Shareholders’ Representative arising out of or under or in any manner relating to this Agreement or any other Transaction Document in connection with the foregoing; provided, however, that no such failure to act on the part of the Shareholders’ Representative, except as otherwise provided in this Agreement or in the other Transaction Documents, shall be deemed a waiver of any such right or interest by the Shareholders’ Representative or the Shareholders unless such waiver is in writing signed by the waiving party or by the Shareholders’ Representative.

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5.2 Authorization. The appointment of the Shareholders’ Representative is coupled with an interest and shall be irrevocable by any Shareholder in any manner or for any reason. This authority granted to the Shareholders’ Representative shall not be affected by the death, illness, dissolution, disability, incapacity or other inability to act of any principal pursuant to any applicable Laws. Menachem Shalom hereby accepts his appointment as the initial Shareholders’ Representative.

5.3 Reliance. The Company, the Seller and each Shareholder shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Shareholder by Shareholders’ Representative and on any other action taken or purported to be taken on behalf of any Shareholder by the Shareholders’ Representative as fully binding upon such Shareholder. A decision, act, consent or instruction of Shareholders’ Representative after Closing, including an amendment, extension or waiver of this Agreement (or any provision hereof) pursuant to the terms of this Agreement shall constitute a decision of the Shareholders and shall be final, binding and conclusive upon the Shareholders. The Company may rely upon any such decision, act, consent or instruction of Shareholders’ Representative after Closing as being the decision, act, consent or instruction of the Shareholders. The Company is hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of Shareholders’ Representative.

5.4 Resignation; Vacancies. The Shareholders’ Representative may resign from its position as the Shareholders’ Representative at any time by written notice delivered to the Seller and to the Shareholders. If there is a vacancy at any time in the position of the Shareholders’ Representative for any reason, such vacancy shall be filled by Amir Shalom.

5.5 No Liability. All acts of the Shareholders’ Representative hereunder in its capacity as such shall be deemed to be acts on behalf of the Shareholders and not of the Shareholders’ Representative individually. The Shareholders’ Representative shall not have any liability for any amount owed to the Company pursuant to this Agreement. The Shareholders’ Representative shall not be liable to the Company, or any other Person in its capacity as the Shareholders’ Representative, for any liability of a Shareholder or otherwise, or for anything which it may do or refrain from doing in connection with this Agreement. The Shareholders’ Representative shall not be liable to the Shareholders, in his or its capacity as the Shareholders’ Representative, for any liability of a Shareholder or otherwise, or for any error of judgment, or any act done or step taken or omitted by it in good faith, or for any mistake in fact or Law, or for anything which it may do or refrain from doing in connection with this Agreement, except in the case of the Shareholders’ Representative’s gross negligence or willful misconduct as determined in a final and non-appealable judgment of a court of competent jurisdiction. The Shareholders’ Representative may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties or rights hereunder, and it shall incur no liability in its capacity as the Shareholders’ Representative to the Company, or the Shareholders and shall be fully protected with respect to any action taken, omitted or suffered by it in good faith in accordance with the advice of such counsel. The Shareholders’ Representative shall not by reason of this Agreement have a fiduciary relationship in respect of any Shareholder.

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5.6 Indemnification; Expenses. The Shareholders shall indemnify and defend the Shareholders’ Representative and hold the Shareholders’ Representative harmless against any loss, damage, cost, liability or expense actually incurred without fraud, gross negligence or willful misconduct by the Shareholders’ Representative (as determined in a final and non-appealable judgment of a court of competent jurisdiction) and arising out of or in connection with the acceptance, performance or administration of the Shareholders’ Representative’s duties under this Agreement. Any expenses or taxable income incurred by the Shareholders’ Representative in connection with the performance of its duties under this Agreement shall not be the personal obligation of the Shareholders’ Representative but shall be payable by and attributable to the Shareholders pro rata, on an as-converted basis, pursuant to the most recently issued Schedule A. Notwithstanding anything to the contrary in this Agreement, the Shareholders’ Representative shall be entitled and is hereby granted the right to set off and deduct any unpaid or non-reimbursed expenses and unsatisfied liabilities incurred by the Shareholders’ Representative in connection with the performance of its duties hereunder from amounts actually delivered to the Shareholders’ Representative pursuant to this Agreement.

5.7 Seller Shareholders Approval. Each Shareholder signatory hereto, severally but not jointly, represents and warrants to the Company that:

5.7.1 Seller Securities. The Seller Securities listed on Schedule A represent 100% of the issued and outstanding capital stock of the Seller. Each Shareholder is the record owner, and has good, valid and marketable title to, the Seller Securities appearing next to such shareholder’s name on Schedule A attached hereto. Each Shareholder has the right and authority to sell and deliver its Seller Securities, free and clear of all Encumbrances or adverse claims of any nature whatsoever. Upon delivery of any certificate or certificates duly assigned, representing the Seller Securities as herein contemplated or upon registering of the Company as the new owner of the Seller Securities in the share register of the Seller, the Company will receive good title to the Seller Securities owned by each such Shareholder, free and clear of all Encumbrances.

5.7.2 No Transfers. Each Shareholder agrees that it shall not directly or indirectly sell, gift, transfer, dispose or otherwise Encumber the Seller Securities.

5.7.3 Power and Authority. Each Shareholder has the legal power, capacity and authority to cause the Shareholders’ Representative to execute and deliver this Agreement on its behalf, to consummate the Transaction, and to perform its obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of each such Shareholder, enforceable against each such Shareholder in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.7.4 No Conflicts. The performance by each such Shareholder of its obligations hereunder, either by way of the Shareholders’ Representative or on its own behalf, in accordance with the terms hereof: (a) will not require the consent of any Person or Governmental Authority; (b) will not violate any Law applicable to such Shareholder; and (c) will not violate or breach any contractual obligation to which such Shareholder is a party.

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5.7.5 Securities Representations.

5.7.5.1 (i) Investment Purposes. Each Shareholder is acquiring the Option Consideration Securities for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in any transactions that would be in violation of the Securities Act or any state securities or “blue-sky” laws. No other Person has a direct or indirect beneficial interest in, and such Shareholder does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third party, with respect to, the Option Consideration Securities or any part thereof that would be in violation of the Securities Act or any state securities or “blue-sky” laws or other applicable Law.

(ii) No General Solicitation. No Shareholder is receiving the Option Consideration Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or presented at any seminar or similar gathering; or any solicitation of a subscription by a Person, other than Seller and Company personnel, previously known to such Shareholder.

(iii) No Obligation to Register Shares. Each Shareholder understands that the Company is under no obligation to register the Option Consideration Securities under the Securities Act, or to assist such Shareholder in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction. Each Shareholder understands that the Option Consideration Securities must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration are available. All certificates evidencing the Option Consideration Securities will bear a legend stating that such Consideration has not been registered under the Securities Act or state securities laws and they may not be transferred or resold unless they are registered under the Securities Act and applicable state securities laws or exempt therefrom.

(iv) Investment Experience. Each Shareholder, or such Shareholder’s professional advisor, has such knowledge and experience in finance, securities, taxation, investments and other business matters as to evaluate investments of the kind described in this Agreement. By reason of the business and financial experience of such Shareholder or its professional advisor, such Shareholder can protect its own interests in connection with the transactions contemplated herein. Each Shareholder is able to afford the loss of its entire investment in the Option Consideration Securities.

(v) Exemption from Registration. Each Shareholder acknowledges its understanding that the offering and sale of the Option Consideration Securities is intended to be exempt from registration under the Securities Act. Each Shareholder acknowledges that such securities are “restricted securities” as defined in Rule 144 under the Securities Act and may not be resold absent registration or an applicable exemption from registration. In furtherance thereof, in addition to the other representations and warranties of the Shareholders made herein, each Shareholder further represents and warrants to and agrees with the Company as follows: such Shareholder (x) has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to the Shareholders Consideration; (y) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shareholders Consideration; and (z) has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

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(vi) No Reliance. Other than as set forth herein, no Shareholder is relying upon any other information, representation or warranty by the Company or any officer, director, stockholder, agent or representative of the Company in determining to invest in the Option Consideration Securities. Each Shareholder has consulted, to the extent deemed appropriate by such Shareholder, with such Shareholder’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Option Consideration Securities and on that basis believes that its investment in the Shareholders Consideration is suitable and appropriate.

(vii) No Governmental Review. Each Shareholder is aware that no federal or state agency has (x) made any finding or determination as to the fairness of this investment, (y) made any recommendation or endorsement of the Option Consideration Securities or the Company, or (z) guaranteed or insured any investment in the Option Consideration Securities or any investment made by the Company.

(viii) Accredited Investor Status. Each Shareholder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

ARTICLE VI
COVENANTS

6.1 Conduct of Business by the Seller. Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), and unless this Agreement is terminated in accordance with the terms hereof during the period from the date of this Agreement and continuing until the Seller IPO, except as expressly contemplated by this Agreement and except as necessary in connection with the Seller IPO, the Seller shall and shall cause its Subsidiaries to (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice; (ii) comply with all Laws applicable to the Seller and its businesses, assets and employees; and (iii) preserve intact, in all material respects, their respective business organizations, maintain existing relations with all of the Seller’s key customers, service providers, suppliers, and creditors, and keep available the services of their respective managers, directors, officers, employees and consultants, to maintain, in all material respects, and to preserve the capital structure of the Seller and its possession, control and condition of their respective assets, all as consistent with past practice.

It is further clarified that the following covenants shall supersede and overcome the voting power of the Seller Shareholders – including the Series B common shares, so all matters detailed below would require the consent of the Company. Without limiting the foregoing, the Seller shall not, and shall cause its Subsidiaries to not:

6.1.1	amend, waive or otherwise change, in any respect, any of the Seller’s or its Subsidiaries’ Organizational Documents;

6.1.2	authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities or other securities or interests, including any securities convertible into or exchangeable for any of its equity securities or securities interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such equity securities or other securities or equity interests;

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6.1.3	split, combine, recapitalize or reclassify any of its equity interests or issue any other securities in respect thereof or declare, pay or set aside any distribution or other dividend (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its equity securities or securities interests;

6.1.4	incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, liability or obligation of any Person;

6.1.5	Fire or hire any executive. Increase the wages, salaries or compensation of any of its employees or increase bonuses for the foregoing individuals, or make commitments to advance with respect to bonuses for fiscal year 2024, or increase other benefits of any of the foregoing individuals, or enter into, establish, amend or terminate any Non-U.S. Benefit Plan with, for or in respect of any current consultant, officer, manager, director or employee, in each case other than as required by applicable Law, pursuant to the terms of any such Benefit Plan;

6.1.6	make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with Seller Accounting Principles;

6.1.7	transfer or license to any Person or otherwise extend, amend or modify, permit to lapse or fail to preserve the Intellectual Property or any Intellectual Property related to, or used in, the business and operations of the Seller, or disclose to any Person who has not entered into a confidentiality agreement any trade secrets;

6.1.8	terminate or waive or assign any right under any Seller Contract or any of the Leases, or enter into any contract (A) involving amounts potentially exceeding $5,000 per year, (B) that would be a Seller Contract; or (C) with a term longer than one year that cannot be terminated without payment of a material penalty and upon notice of sixty (60) days or less;

6.1.9	fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

6.1.10	establish any new Subsidiary or enter into any new line of business;

6.1.11	fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to the assets, operations and activities of the Seller, in an amount and scope of coverage as is comparable to that which are currently in effect;

6.1.12	revalue any of its material assets or make any change in accounting methods, principles or practices, except in compliance with Seller Accounting Principles and approved by its outside auditors;

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6.1.13	waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by the Seller or its Affiliates) not in excess of $5,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any claims, liabilities or obligations, unless such amount has been reserved in the Seller Financials;

6.1.14	close or materially reduce any activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

6.1.15	acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

6.1.16	make capital expenditures in excess of $5,000 (individually or in the aggregate) other than in the ordinary course of business consistent with past practice;

6.1.17	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than in connection with the Transaction);

6.1.18	voluntarily incur any liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $5,000 in the aggregate other than pursuant to the terms of a Seller Contract;

6.1.19	sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

6.1.20	enter into any agreement, understanding or arrangement with respect to the voting of the securities or the capital equity of the Seller;

6.1.21	take any action that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any Governmental Authority to be obtained in connection with this Agreement;

6.1.22	Approve any annual budget;

6.1.23	enter into, amend, waive or terminate (other than terminations in accordance with their terms) any Affiliate Transaction; or

6.1.24	authorize or agree to do any of the foregoing actions.

The holder of the Class B common stock of the Seller will agree to the foregoing in the Forbearance Agreement attached hereto as Exhibit E.

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6.2 Conduct of the Business by the Company. Unless the Seller shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the Pre-Closing Period, except as expressly contemplated by this Agreement, the Company shall and shall cause its Subsidiaries to (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice; (ii) comply with all Laws applicable to the Company and its Subsidiaries and their respective businesses, assets and employees; and (iii) preserve intact, in all material respects, their respective business organizations, maintain existing relations with all of the Company’s key customers, service providers, suppliers, and creditors, and keep available the services of their respective managers, directors, officers, employees and consultants, to maintain, in all material respects, and to preserve the possession, control and condition of their respective assets, all as consistent with past practice. Without limiting the foregoing, the Company shall not, and shall cause its Subsidiaries to not:

6.2.1	amend, waive or otherwise change, in any respect, any of the Company’s or its Subsidiaries’ Organizational Documents except as otherwise contemplated herein in connection with the Transaction;

6.2.2	authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities or other securities or interests, including any securities convertible into or exchangeable for any of its equity securities or securities interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such equity securities or other securities or equity interests;

6.2.3	split, combine, recapitalize or reclassify any of its equity interests or issue any other securities in respect thereof or declare, pay or set aside any distribution or other dividend (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its equity securities or securities interests;

6.2.4	incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, liability or obligation of any Person;

6.2.5	increase the wages, salaries or compensation of any of its employees by more than five percent (5%), or increase bonuses for the foregoing individuals in excess of five percent (5%), or make commitments to advance with respect to bonuses for fiscal year 2024, or materially increase other benefits of any of the foregoing individuals, or enter into, establish, materially amend or terminate any Non-U.S. Benefit Plan with, for or in respect of any current consultant, officer, manager, director or employee, in each case other than as required by applicable Law, pursuant to the terms of any such Benefit Plan, or in the ordinary course of business consistent with past practice;

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6.2.6	make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law;

6.2.7	transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve the Intellectual Property or any Intellectual Property related to, or used in, the business and operations of the Company or its Subsidiaries, or disclose to any Person who has not entered into a confidentiality agreement any trade secrets;

6.2.8	terminate or waive or assign any material right under any Contract, or enter into any Contract (A) involving amounts potentially exceeding $5,000 per year, (B) that would be a Contract; or (C) with a term longer than one year that cannot be terminated without payment of a material penalty and upon notice of sixty (60) days or less;

6.2.9	fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

6.2.10	establish any new Subsidiary or enter into any new line of business;

6.2.11	fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to the assets, operations and activities of the Company or its Subsidiaries, in an amount and scope of coverage as is comparable to that which are currently in effect;

6.2.12	revalue any of its material assets or make any change in accounting methods, principles or practices, except as approved by its outside auditors;

6.2.13	waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by the Company or its Affiliates) not in excess of $5,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any claims, liabilities or obligations;

6.2.14	close or materially reduce any activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

6.2.15	acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

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6.2.16	make capital expenditures in excess of $5,000 (individually or in the aggregate) other than in the ordinary course of business consistent with past practice;

6.2.17	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

6.2.18	voluntarily incur any liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $5,000 in the aggregate other than pursuant to the terms of a Contract or Non-U.S Benefit Plan;

6.2.19	sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

6.2.20	enter into any agreement, understanding or arrangement with respect to the voting of the securities or the capital equity of the Company or its Subsidiaries;

6.2.21	take any action that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any Governmental Authority to be obtained in connection with this Agreement;

6.2.22	enter into, amend, waive or terminate (other than terminations in accordance with their terms) any Company Affiliate Transaction; or

6.2.23	authorize or agree to do any of the foregoing actions.

6.3 Access and Information; Confidentiality.

6.3.1 During the Pre-Closing Period, each party hereto and its respective Subsidiaries shall give, and shall direct its accountants and legal counsel to give, the other parties hereto, at reasonable times during normal business hours and upon reasonable intervals and notice, and subject to any confidentiality agreements with third Persons (the existence and scope of which have been disclosed), access to all offices and other facilities and to all employees, properties, contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client contracts and director service agreements), of or pertaining to such party or its Subsidiaries, as the other party may reasonably request regarding any of the party’s or any of its respective Subsidiaries’ business, assets, liabilities, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, each as they become available during the Pre-Closing Period, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants work papers (subject to the consent or any other conditions required by such accountant, if any)) and instruct such party’s respective officers, managers, directors, employees, accountants, consultants, legal counsel, financial advisors, agents or other representatives (collectively, the “Representatives”) to reasonably cooperate with the other party in its investigation; provided that the receiving party shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the party providing such information; provided, further that in no event shall a party or its Representatives have access to any information that, based on advice of counsel, disclosure of such information (i) would violate applicable Laws or at the request of any Governmental Authority having jurisdiction over the party, or (ii) would waive attorney-client privilege, and, in each such case, the disclosing party shall only be entitled to withhold those portions of such information which are subject to the foregoing limitations. No information or knowledge obtained by the receiving party hereto pursuant to this Section 6.3 will affect or be deemed to modify any representation or warranty contained herein.

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6.3.2 The parties hereto, and the Shareholders’ Representative on behalf of the Shareholders, acknowledge and agree that the existence and terms of this Agreement, that they and their respective Representatives shall not disclose to the public or to any third Person the terms of this Agreement and the Transaction other than with the express prior written consent of the other parties hereto, except (i) as may be required by applicable Law or at the request of any Governmental Authority having jurisdiction over the such party or any of its Representatives, control Persons or Affiliates (including, without limitation, to the extent applicable, the rules and regulations of the SEC and Nasdaq), (ii) as required to carry out a party’s obligations hereunder, (iii) as may be required to defend any action brought against such Person in connection with this Agreement.

6.3.3 Each of the parties hereto, and the Shareholders’ Representative, on behalf of the Shareholders, shall use their best efforts and cause their respective Affiliates and Representatives to use their respective best efforts to treat as confidential and hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of Law, and after prior written notice to the other parties, all confidential information of the Company, the Seller and the Shareholders, as the case may be, that is made available in connection with this Agreement, and will not release or disclose such confidential information to any other Person, except to their respective auditors, attorneys, financial advisors and other consultants, agents, and advisors in connection with this Agreement. If the Closing does not occur or the Option is not exercised, (i) such confidence shall be maintained by the parties hereto, and each such party shall use its reasonable efforts to cause its Affiliates and Representatives to maintain such confidence, except to the extent such information comes into the public domain (other than as a result of an action by such party, its Representatives or such other Persons in contravention of this Agreement), and (ii) upon the request of any party, the other party shall promptly return to the requesting party any written materials remaining in its possession, which materials it has received from the requesting party or its Representatives, together with any analyses or other written materials based upon the materials provided.

6.3.4 From and after the Closing and until the fifth anniversary of the Closing, the parties shall, and shall cause their respective Representatives to, hold, and shall use their respective reasonable best efforts to cause their Representatives to, hold in confidence any and all non-public or otherwise confidential information, whether written or oral, concerning the Company, the Seller, the Shareholders and the Seller’s business and business operations. If a Person or any such Representative becomes legally compelled to disclose any such confidential information, the party shall provide notice to the party who originally provided the confidential information in writing and consult with each other regarding the disclosure of such information and use their commercially reasonable efforts to obtain any appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. In the event that such protective order or other remedy is not obtained, or the party whose information it originally was waives compliance with this Section 6.3.4, then only that portion of such confidential information which is legally required to be provided, and the party must exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded such information. Section 6.3 shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by any party hereto or any of their respective Representatives.

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6.4 Notification of Certain Matters. Each of the Company and the Seller shall give prompt notice to the others (and, if in writing, furnish copies of) if any of the following occurs during the Pre-Closing Period: (a) there has been a material failure on the part of the party providing the notice to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (b) receipt of any notice or other communication in writing from any third Person alleging that the consent of such third Person is or may be required in connection with this Agreement; (c) receipt of any notice or other communication from any Governmental Authority; (d) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions set forth in Article VII not being satisfied or the satisfaction of any of those conditions being materially delayed; (e) the commencement or threat, in writing, of any Action against any party hereto or any of its Affiliates, or any of their respective properties or assets, or, to the knowledge of the Company and the Seller, as applicable, any officer, director or partner, in his or her capacity as such of the Company or the Seller, as applicable, or any of their Affiliates with respect to the consummation of the transaction contemplated by this Agreement. No such notice to any party hereto shall constitute an acknowledgement or admission by such party providing notice regarding whether or not any of the conditions to Closing or to the consummation of the Transaction have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached. Moreover, no information or knowledge obtained by any party hereto pursuant to this Section 6.4 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the Transaction.

6.5 Public Announcements. The Company, the Shareholders and the Seller agree that no public release or announcement concerning this Agreement shall be issued by them or any of their Affiliates without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of Nasdaq, in which case the applicable party shall use commercially reasonable efforts to allow the other party reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

6.6 Regulatory Matters, Applications; Cooperation.

6.6.1 Each of the Company and the Seller shall, upon request, furnish to the others all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with preparation and filing of any statement, filing, notice or application made by or on behalf of the Company, or the Seller or any of their respective Subsidiaries to any Governmental Authority, in connection with this Agreement.

6.6.2 In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging this Agreement and/or the transaction contemplated by this Agreement, each of the Company and the Seller shall cooperate in all respects with each other and use its respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

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6.6.3 Prior to the expiration of the Pre-Closing Period, each party shall use its commercially reasonable efforts to obtain any consents of third parties with respect to any Contract, as the case may be, as may be necessary or appropriate for the consummation of the Transactions or required by the terms of any contract as a result of the execution, performance or consummation of the Transactions.

6.6.4 Each of the Company and the Seller shall promptly advise the others upon receiving any communication from any Governmental Authority the consent or approval of which is required for consummation of the Transactions, that causes such party to believe that there is a reasonable likelihood that any requisite approval will not be obtained or that the receipt of any such approval may be materially delayed, and, to the extent permitted by applicable Law, shall promptly provide the other party with a copy of such communication.

6.7 Acquisition Proposal; No Solicitation.

6.7.1 From the date of this Agreement until the earlier of the Closing or the termination of this Agreement by its terms, none of the Shareholders or the Seller shall, and shall cause its Subsidiaries and its and their respective directors, officers and other employees and direct all other Representatives not to, directly or indirectly (i) initiate any negotiations with any Person with respect to, or provide any non-public information or data concerning the Seller to any Person relating to, an Acquisition Proposal or afford to any Person access to the business, properties, assets or personnel of the Seller in connection with an Acquisition Proposal, (ii) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to an Acquisition Proposal, (iii) grant any waiver, amendment or release under any confidentiality agreement or the anti-takeover Laws of any state, or (iv) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make an Acquisition Proposal.

6.7.2 The Seller, or any Shareholder, as applicable, shall promptly (and in no event later than twenty-four (24) hours after becoming aware of any Acquisition Proposal, offer or request for information) notify the Company of any proposals, offers or requests for information made with respect to an Acquisition Proposal following the Seller’s, or such Shareholder’s awareness thereof and provide the Company a copy of such Acquisition Proposal, offer or request for information made with respect to an Acquisition Proposal, if in writing. The Seller or any Shareholder, as applicable, shall and shall instruct and cause any Representatives acting on their behalf to, and the Seller shall instruct and cause its officers and directors to, immediately cease and terminate all discussions and negotiations with any Person that may be ongoing with respect to a possible Acquisition Proposal.

6.8 Shareholder Approval. Within five Business Days of the execution and delivery of this Agreement, the Company shall file a preliminary proxy on Schedule 14A with the SEC with respect to a special shareholders’ meeting to obtain Shareholders’ Approval for the authorization of this Agreement and the consummation of the Transaction.

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6.9 Seller Initial Public Offering; Seller Management Bonus.

(a) The Company hereby acknowledges that the Seller has started the process to become a public company through an initial public offering and/or direct listing and Seller may take all and any steps and actions needed to continue and/or to complete such process including, without limitation, filing any form or registration statement with the SEC and with Nasdaq and amending such registration statement; filing any form and/or application with any national exchange and/or the Financial Industry Regulatory Authority Inc.; entering any underwriting agreement with an investment bank and taking any other action needed to effectuate such filings and/process.

(b) The Parties acknowledge, if the valuation of the Seller in connection with the Seller IPO is:

(i) In excess of $30 million, Seller’s management will collectively receive a bonus in the amount of $2 million to be apportioned at the direction of the Board of Directors of the Seller of which 50% shall be paid by the Company in cash and 50% shall be paid in Seller’s Class A shares of common stock valued at the per share price of the IPO to be issued by the Seller.

(ii) In excess of $35 million, Seller’s management will collectively receive a bonus in the amount of $4 million to be apportioned at the direction of the Board of Directors of the Seller of which 50% shall be paid by the Company in cash and 50% shall be paid in Seller’s Class A shares of common stock valued at the per share price of the IPO to be issued by the Seller.

(iii) In excess of $50 million, Seller’s management will collectively receive a bonus in the amount of $6 million to be apportioned at the direction of the Board of Directors of the Seller of which 50% shall be paid by the Company in cash and 50% shall be paid in Seller’s Class A shares of common stock valued at the per share price of the IPO to be issued by the Seller.

6.10 Seller Notes. The Company hereby agrees that it will provide loans to Seller on or prior to the Closing Date in an amount equal to up to $1,000,000 as requested by the Seller which loans shall be in the form of promissory note substantially in the form of the promissory note attached hereto as Exhibit F (the “Seller Notes”).

6.11 Further Assurances. The Company, the Seller and the Shareholders’ Representative shall further cooperate with each other and use their respective reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the Transaction as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain (in accordance with this Agreement) as soon as practicable, including regulatory approvals or permits required by the Governmental Authorities and any other consents, registrations, approvals, permits and authorizations as may be agreed upon by the parties hereto.

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ARTICLE VII
CONDITIONS

7.1 Conditions to Each Party’s Obligations. The obligations of each party hereto to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver (where permissible), of the following conditions:

7.1.1 Stockholder Approval. Stockholder Approval must be obtained and the Current Report on Form 8-K disclosing the results of the Company shareholders’ meeting shall have been filed by the Company with the SEC.

7.1.2 Regulatory Approvals; Consents. The authorizations, notifications, approvals and permits required to be obtained from or made with the stockholders of the Company, the SEC and Nasdaq in order to consummate the Transaction have been obtained. Any other authorizations, approvals and permits required to be obtained from or made with any third party in order to consummate the transactions contemplated by this Agreement shall have each been obtained or made.

7.1.3 No Order. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) that is in effect and makes illegal or otherwise prohibits the Investment, the acquisition of Option Consideration Securities, or the exercise of the Option or which otherwise prevents or prohibits consummation of any other transactions contemplated by this Agreement.

7.1.4 Nasdaq Listing. As of the Closing Date, the securities of the Company shall be listed on the Nasdaq.

7.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the Transaction are subject to the satisfaction of the Seller or waiver by the Company, at or prior to the Closing Date, of the following additional conditions:

7.2.1 Representations and Warranties. Each of the representations and warranties of the Seller and the Shareholders shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except where the failure to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate with respect to all such failures, a Material Adverse Effect with respect to the Seller and/or the Shareholders.

7.2.2 Agreements and Covenants. The Seller and its Subsidiaries shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants to be performed or complied with by them under this Agreement at or prior to the Closing Date.

7.2.3 Officer’s Certificate. The Seller shall have delivered to the Company: (i) true copies of its Organizational Documents as in effect as of the Closing Date, (ii) certificates of good standing (or similar documents applicable for such jurisdictions) for each of the Seller and its Subsidiaries, certified as of a date within five (5) Business Days of the Closing Date from the proper Governmental Authority of the entity’s jurisdiction of organization; (iii) true copies of the resolutions of their respective boards of directors and Shareholders authorizing the execution, delivery and performance of this Agreement and the Transaction, and (iv) certifying the incumbency of officers authorized to execute this Agreement.

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7.2.4 Material Adverse Effect. No Material Adverse Effect with respect to the Seller shall have occurred since the date of this Agreement.

7.2.5 Fairness Opinion provided by a third-party valuator whose identity determined by the independent director of the company.

7.3 Conditions to Obligations of the Seller and the Shareholders. The obligations of the Seller and the Shareholders to consummate the Transaction are subject to the satisfaction of the Company or waiver by the Seller, at or prior to the Closing Date, of the following additional conditions:

7.3.1 Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except where the failure to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate with respect to all such failures, a Material Adverse Effect with respect to the Company.

7.3.2 Agreements and Covenants. The Company shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants to be performed or complied with by it under this Agreement at or prior to the Closing Date.

7.3.3 Officer’s Certificate. The Company shall have delivered to the Seller (i) certificates of good standing (or similar documents applicable for such jurisdictions) for each of the Company and its Subsidiaries, certified as of a date within five (5) Business Days of the Closing Date from the proper Governmental Authority of the entity’s jurisdiction of organization; (ii) true copies of the resolutions of the boards of directors authorizing the execution, delivery and performance of this Agreement and the Transaction, and (iii) certifying the incumbency of officers authorized to execute this Agreement.

7.3.4 Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

ARTICLE VIII
SURVIVAL AND INDEMNIFICATION

8.1 Survival of Representations and Warranties. The representations and warranties of the Seller, the Shareholders and the Company made pursuant to this Agreement shall survive until six months after the Closing Date.

8.2 Indemnification.

(a) Indemnification by the Seller. Subject to the terms and conditions of this Article VIII, the Seller (the “Seller Indemnifying Parties”) shall indemnify and hold harmless the Company and its Affiliates, and their respective successors and permitted assigns (each, a “Company Indemnified Party”) from and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable and documented attorneys’ and consultants’ fees and expenses) actually paid, suffered, incurred by, or imposed upon, them (including any Action brought or otherwise initiated by any of them) (any of the foregoing, a “Loss”) arising out of or resulting from (i) any breach of any of the Seller’s or Shareholder’s representations, or (ii) any breach or nonperformance of any covenant or agreement made by the Seller or a Shareholder contained in this Agreement.

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(b) Indemnification by the Company. Subject to the terms and conditions of this Article VIII, the Company (including its Affiliates and successors or assigns) (the “Company Indemnifying Parties”) shall indemnify and hold harmless the Seller and the Shareholders, and their respective successors and permitted assigns (each, a “Seller Indemnified Party”) from and against any and all Losses arising out of or resulting from (i) any breach of any of the Company’s representations, or (ii) any breach or nonperformance of any covenant or agreement made by Company in this Agreement.

8.3 Limits on Indemnification. The Seller Indemnifying Parties and the Company Indemnifying Parties (each, an “Indemnifying Party”) shall not be liable for any claim for indemnification pursuant to Section 8.2(a) or 8.2(b), respectively, unless and until the aggregate amount of indemnifiable Losses which may be recovered from such Indemnifying Party equals or exceeds Five Thousand dollars ($5,000) whereupon the Seller Indemnified Parties and the Company Indemnified Parties (each, an “Indemnified Party”), respectively, shall be entitled to indemnification for the full amount of such Losses. In no event shall the aggregate indemnification actually paid by an Indemnifying Party for a breach of the representations taken together with all other indemnification actually paid by such Indemnifying Party pursuant to Section 8.2 in respect of breaches of any representations, exceed one million and eight hundred thousand dollars ($1,800,000).

Payments pursuant to Section 8.2 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by an Indemnified Party in respect of any such claim. The Indemnified Party shall take, and cause their respective Representatives to take, all commercially reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss; provided, that nothing herein shall require any Indemnified Party to file any claim under any insurance policy.

8.4 Notice of Loss; Third Party Claims.

(a) An Indemnified Party shall give the Indemnifying Party notice of any matter that an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within thirty (30) days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

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(b) If an Indemnified Party shall receive notice of any Action, audit, demand or assessment (each, a “Third Party Claim”) against it or which may give rise to a claim for a Loss under this Article VIII, within thirty (30) days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article VIII except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article VIII. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five (5) days of the receipt of notice from the Indemnified Party of such Third Party Claim; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party. In the event that the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

ARTICLE IX
TERMINATION AND ABANDONMENT

9.1 Termination.

This Agreement may be terminated, and the Transaction may be abandoned at any time prior to the Closing Date as follows:

9.1.1 by mutual written consent of each of the Seller and the Company, as duly authorized by the respective boards of directors of each of the Company and the Seller;

9.1.2 by written notice by either the Company or the Seller, if (i) any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order or Law or taken any other Action that is, in each case, then in effect and is final and non-appealable and has the effect of restraining, enjoining or otherwise preventing or prohibiting the Transactions or the agreements contemplated hereby, or (ii) any Governmental Authority shall have finally, without the right to appeal, declined to grant any of the regulatory approvals referred to in Sections 7.1.2 and 7.1.3; provided, however, that the right to terminate this Agreement under this Section 9.1.2 shall not be available to any party hereto whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, any such Governmental Order to have been enacted, issued, promulgated, enforced or entered;

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9.1.3 by written notice by either the Company or the Seller, (a) if the securities of the Company are not traded on Nasdaq or the Board of Directors of the Company has determined not to appeal a decision of Nasdaq to delist the securities of the Company or (b) Stockholder Approval has not been obtained within ninety (90) days after the date of this Agreement, unless the failure of not obtaining Stockholder Approval was as a result of the Company failing to perform or observe the covenants or agreements of the Company provided for in Section 6.8 of this Agreement, in which case Seller shall be entitled to damages of $1,000,000 from the Company;

9.1.4 by written notice by the Company, if there has been a breach by the Seller or a Stockholder of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Seller or a Stockholder shall have become untrue or inaccurate which, in either case, would result in a failure of a condition set forth in Section 7.2.1 (a “Terminating Seller Breach”); provided, however, that if such Terminating Seller Breach is curable by the Seller prior to the Closing Date, then the Company may not terminate this Agreement under this Section 9.1.4 for ten (10) calendar days after delivery of written notice from the Company to the Seller of such Terminating Seller Breach, provided the Seller continues to exercise its reasonable best efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 9.1.4 if it shall have materially breached this Agreement or if such Terminating Seller Breach is cured during such ten (10) calendar day period); or

9.1.5 by written notice by the Seller, if there has been a breach by the Company or of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Company shall have become untrue or inaccurate which, in either case, would result in a failure of a condition set forth in Section 7.3.1 (a “Terminating Company Breach”); provided, however, that if such Terminating Company Breach is curable by the Company prior to the Closing Date, then the Seller may not terminate this Agreement under this Section 9.1.5 for ten (10) calendar days after delivery of written notice from the Seller to the Company of such Terminating Company Breach, provided the Company continues to exercise commercially reasonable efforts to cure such Terminating Company Breach (it being understood that the Seller may not terminate this Agreement pursuant to this Section 9.1.5 if they shall have materially breached this Agreement or if such Terminating Company Breach is cured during such ten (10) calendar day period).

9.2 Effect of Termination.

9.2.1 In the event that this Agreement is validly terminated in accordance with Section 9.1, then each of the parties hereto shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the other parties hereto; provided, that the obligations of the parties hereto set forth in this Section 9.2, Section 6.2 (Confidentiality), Section 6.5 (Public Announcements) and Article X (Miscellaneous) hereof and the obligation of the Company provided in Section 9.1.3 shall survive any such termination and shall be enforceable hereunder.

9.2.2 Nothing in this Section 9.2 shall relieve any of the parties hereto of any liability for a material breach of any of its covenants or agreements or material breach of its representations and warranties contained in this Agreement prior to the date of termination.

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9.2.3 Notwithstanding anything to the contrary contained in this Agreement, if the Company fails to make all payments by the agreed time of if the Agreement is terminated as a result of the Company failing to perform or observe the covenants or agreements of the Company provided for in Section 6.8 of this Agreement, or if condition 7.1.4 of the Agreement is not satisfied, Seller shall be entitled to a payment from the Company in the amount of $______ (”Liquidated Damages”). The Company agrees and acknowledges that it would be impossible to ascertain the amount of damages to be incurred by the Seller and the Stockholders as a result of the Company not proceeding to obtain Stockholder Approval and therefore agrees and acknowledges that the amount of Liquidated Damages is proper and reasonable under the circumstances.

ARTICLE X
MISCELLANEOUS

10.1 Expenses. Except as otherwise specified in this Agreement, all Expenses shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

10.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.2):

10.2.1 if to the Company, to:

Nukkleus Inc.

575 Fifth Avenue, 14th Floor

New York, New York 10017

Attention: CEO
Email: m@nukk.com

with a copy to:

Fleming PLLC

30 Wall Street, 8th Floor

New York, New York 10005

Attention: Stephen Fleming, Esq.

Email: smf@flemingpllc.com

10.2.2 if to Seller, to:

Star 26 Capital, Inc.

307 West 38th St.

New York, NY 10017

Attention: CEO

Email: m@star26.capital

Annex A-47

with a copy to:

Bevilacqua PLLC

1050 Connecticut Ave

Washington, DC 20036

Attention: Lou Bevilacqua, Esq.

Email: lou@bevilacquapllc.com

10.2.3 If to the Shareholders’ Representative to:

Email: m@star26.capital

10.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

10.4 Entire Agreement. This Agreement, including the Transaction Documents, the Seller Disclosure Letter, and the Company Disclosure Letter and the schedules and exhibits hereto constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

10.5 Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Company, the Seller, and the Shareholders’ Representative (which consent may be granted or withheld in the sole discretion of each such party) and any such assignment or attempted assignment without such consent shall be null and void.

10.6 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company, the Seller and the Shareholders’ Representative; or (b) by a waiver in accordance with Section 10.7. For purposes of this Section 10.6, the Shareholders have agreed pursuant to the Seller Shareholders Approval that any amendment of this Agreement consented to by Shareholders’ Representative shall be binding on and enforceable against them, whether or not they have signed this Agreement or such amendment.

10.7 Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered by the other parties pursuant to this Agreement; or (c) waive compliance with any of the agreements of the other parties or conditions to such obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder. Any waiver of any term or condition hereof shall not be construed as a waiver of any subsequent breach or as a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

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10.8 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the Transactions shall create any rights in, or be deemed to have been executed for, or the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party, unless otherwise specified herein. Except for the provisions of Article VIII relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any union or any employee or former employee of the Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

10.9 Specific Performance. The parties hereto acknowledge and agree that the parties hereto would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that any non-performance or breach of this Agreement by any party hereto could not be adequately compensated by monetary damages alone and that the parties hereto would not have any adequate remedy at law. Accordingly, in addition to any other right or remedy to which any party hereto may be entitled, at law or in equity (including monetary damages), such party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement without posting any bond or other undertaking.

10.10 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that State without giving effect to any choice or conflict of law provision or rule thereof. Each of the parties hereto hereby (a) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action, directly or indirectly, arising out of, relating to, or in connection with this Agreement brought by any party hereto; (b) agrees that service of process will be validly effected by sending notice in accordance with Section 10.2; (c) irrevocably waives and releases, and agrees not to assert by way of motion, defense, or otherwise, in or with respect to any such Action, any claim, whether actual or potential, known or unknown, suspected or unsuspected, based upon past or future events, now existing or coming into existence in the future, that (i) such Action is not subject to the subject matter jurisdiction of at least one of the above-named courts; (ii) its property is exempt or immune from attachment or execution in the State of Delaware; (iii) such Action is brought in an inconvenient forum; (iv) that the venue of such Action is improper; or (v) this Agreement or the Transactions may not be enforced in or by any of the above-named courts; and (d) agrees not to move to transfer any such Action to a court other than any of the above-named courts.

10.11 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any Action directly or indirectly arising out of, relating to, or in connection with this Agreement or the Transactions. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any Action, seek to enforce that foregoing waiver; and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.11.

10.12 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission, such as by electronic mail in “pdf” form) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Annex A-49

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement and Call Option to be executed as of the date first written above.

NUKKLEUS INC.

By:	/s/ Reuven Yegana
Name:	Reuven Yegana
Title:	Member of the Board

By:	/s/ Anastasiia Kotaieva
Name:	Anastasiia Kotaieva
Title:	Member of the Board

STAR 26 CAPITAL, INC.

By:	/s/ Menachem Shalom
Name:	Menachem Shalom
Title:	CEO

SHAREHOLDERS’ REPRESENTATIVE

By:	/s/ Menachem Shalom
Name:	Menachem Shalom

Annex A-50

Annex B

DATED

December 27, 2024

Share purchase agreement

between/among

MATCH FINANCIAL LIMITED

and

JAMAL JHURSHID

and

NUKKLEUS INC.

Annex B-1

CONTENTS

CLAUSE

SCHEDULE

Annex B-2

This agreement is dated 27 December 2024

Parties

(1)	MATCH FINANCIAL LIMITED incorporated and registered in England and Wales with company number 11864364 whose registered office is at 4th Floor 100 Fenchurch Street, London, United Kingdom, EC3M 5JD (Seller)

(2)	JAMAL KHURSHID of Beams End, Old Brighton Road, Pease Pottage, Crawley, West Sussex, England, RH11 9AJ (Buyer)

(3)	NUKKLEUS INC incorporated and registered in the US State of Delaware whose registered office is at 575 Fifth Avenue, 14th Floor New York, New York 10017 United States of America (Parent)

BACKGROUND

(A)	The Company is a private company limited by shares incorporated in England and Wales.

(B)	The Company has an issued share capital of £100 divided into 100 Ordinary shares of £1 each.

(C)	Further particulars of the Company at the date of this agreement are set out in Schedule 1.

(D)	The Seller is the owner, or is otherwise able to procure the transfer, of the legal and beneficial title to the Sale Shares.

(E)	The Seller has agreed to sell and the Buyer has agreed to buy the Sale Shares subject to the terms and conditions of this agreement.

(F)	The Seller is a wholly owned subsidiary of the Parent.

(G)	The Parent has entered into this agreement for the purpose of ratifying certain matters related to the Transaction.

Agreed terms

1.	Interpretation

1.1	The definitions and rules of interpretation in this clause apply in this agreement.

Accounts: the Group Accounts and the Individual Accounts.

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Accounts Date: 28 September 2024.

Business: the business carried on by the Company and the Subsidiaries or any part of it.

Business Day: a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.

CA 2006: the Companies Act 2006.

Claim: a claim in respect of any of the Warranties.

Company: Digital RFQ Limited, a company incorporated in England and Wales with company number 12103258 whose registered office is at 4th Floor 100 Fenchurch Street, London, United Kingdom, EC3M 5JD, further details of which are set out in Part 1 of Schedule 1.

Completion: completion of the sale and purchase of the Sale Shares in accordance with this agreement.

Completion Date: has the meaning given in clause 5.2.

Condition: the condition to Completion, being the matters set out in Part 1 of Schedule 3.

Director: each person who is a director or shadow director of the Company or any of the Subsidiaries, as set out in Schedule 1, together the Directors.

Disclosed: fairly, fully, clearly and accurately disclosed (with sufficient details to identify the nature and scope of the matter disclosed).

Encumbrance: any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement.

Group: in relation to a company, that company, any subsidiary or any parent undertaking from time to time of that company, and any subsidiary from time to time of a parent undertaking of that company. Each company in a Group is a member of the Group.

Group Accounts: the audited consolidated accounts of the Parent, Seller, the Company and the Subsidiaries for the accounting period ended on the Accounts Date, including the statement of financial position as at the Accounts Date and the income statement and statement of other comprehensive income, statement of cash flows and statement of changes in equity for the accounting period ended on the Accounts Date, and the related notes to such accounts as required by law and applicable accounting standards, copies of which are included in the Disclosure Documents.

Annex B-4

Individual Accounts: the audited individual company accounts of the Company and each of the Subsidiaries (prepared under section 394 of the CA 2006) for the accounting period ended on the Accounts Date, including the statement of financial position as at the Accounts Date, and the income statement and statement of other comprehensive income, the statement of cash flows and statement of changes in equity for the accounting period ended on the Accounts Date, and the related notes to the accounts as required by law and applicable accounting standards, copies of which are included in the Disclosure Documents.

Interim Period: the period from (and including) the date of this agreement up to (and including) the Completion Date or, if earlier, the date of termination of this agreement in accordance with its terms.

Longstop Date: 31 March 2025, or such later date as may be agreed by the Buyer and the Seller in writing.

parent undertaking: a parent undertaking as defined in section 1162 of the CA 2006.

Previous Accounts: the accounts equivalent to the Group Accounts or the Individual Accounts (as the case may be) in respect of the accounting period immediately preceding the accounting period ended on the Accounts Date.

Purchase Price: has the meaning given in clause 3.1.

Sale Shares: the 100 Ordinary shares of £1each in the Company, all of which are issued and fully paid, and which comprise the whole of the issued share capital of the Company.

SEC: the U.S. Securities and Exchange Commission.

Settlement Agreement: the settlement agreement made between the parties and dated 9 November 2024.

Shareholder Consent: has the meaning given in paragraph 1 of Part 2 of Schedule 2.

Subsidiaries: the companies, brief details of which are set out in Part 2 of Schedule 1, each a Subsidiary.

Transaction: the transaction contemplated by this agreement, or any part of that transaction.

Transaction Documents: this agreement and any other document to be entered into pursuant to this agreement in connection with the Transaction, each a Transaction Document.

Warranties: the warranties given by the Seller pursuant to clause 6 and set out in Schedule 4, each a Warranty.

Annex B-5

1.2	Clause, Schedule and paragraph headings shall not affect the interpretation of this agreement.

1.3	References to clauses and Schedules are to the clauses of and Schedules to this agreement and references to paragraphs are to paragraphs of the relevant Schedule.

1.4	The Schedules form part of this agreement and shall have effect as if set out in full in the body of this agreement. Any reference to this agreement includes the Schedules.

1.5	A reference to this agreement or any other agreement or document is a reference to this agreement or such other agreement or document, in each case as varied from time to time.

1.6	Unless the context otherwise requires, words in the singular include the plural and the plural include the singular.

1.7	Unless the context otherwise requires, a reference to one gender includes a reference to the other genders.

1.8	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.9	This agreement shall be binding on and enure to the benefit of, the parties to this agreement and their respective successors and permitted assigns, and references to a party include that party’s successors and permitted assigns.

1.10	A reference to a company includes any company, corporation or other body corporate, wherever and however incorporated or established.

1.11	A reference to a holding company or a subsidiary means a holding company or a subsidiary (as the case may be) as defined in section 1159 of the CA 2006 [and a company shall be treated, for the purposes only of the membership requirement contained in sections 1159(1)(b) and (c), as a member of another company even if its shares in that other company are registered in the name of:

(a)	another person (or its nominee), by way of security or in connection with the taking of security; or

(b)	its nominee.

1.12	Unless expressly provided otherwise in this agreement, a reference to writing or written excludes fax but not email.

Annex B-6

1.13	Any words following the terms including, include, in particular, for example or any similar expression shall be interpreted as illustrative and shall not limit the sense of the words preceding those terms.

1.14	References to a document in agreed form are to that document in the form agreed by the parties and initialled by them or on their behalf for identification.

1.15	Unless expressly provided otherwise in this agreement, a reference to legislation or a legislative provision:

(a)	is a reference to it as it is amended, extended or re-enacted from time to time provided that, as between the parties, no such amendment, extension or re-enactment made after the date of this agreement shall apply for the purposes of this agreement if and to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any party;

(b)	includes all subordinate legislation made from time to time under that legislation or legislative provision.

1.16	Any reference to an English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include a reference to that which most nearly approximates to the English legal term in that jurisdiction.

1.17	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

2.	Sale and purchase

2.1	On and subject to the terms of this agreement, at Completion the Buyer shall buy and the Seller shall sell the Sale Shares with full title guarantee and free from all Encumbrances, together with all rights that attach (or may in the future attach) to the Sale Shares including, in particular, the right to receive all dividends and distributions declared, made or paid on or after the date of this agreement.

2.2	The Buyer is not obliged to complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.

2.3	On the date of this agreement, the parties will comply with their obligations in Part 1 of Schedule 2.

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2.4	At all times during the Interim Period, the Seller shall:

(a)	comply with the undertakings and obligations set out in Part 2 of Schedule 2; and

(b)	promptly notify the Buyer in writing of any event, matter or circumstance which constitutes or may reasonably be expected to constitute a breach of any of the undertakings or obligations set out in Part 2 of Schedule 2.

3.	Purchase price

3.1	The total consideration for the sale of the Sale Shares is the sum of £1,000 (Purchase Price), which shall be paid by the Buyer to the Seller in cash on Completion in accordance with clause 3.2.

3.2	All payments to be made to the Seller under this agreement shall be made in sterling by electronic transfer of immediately available funds to the Seller’s nominated account Citibank, NA, ABA: 021000089, Acct #: 6, 882381534, SWIFT: CITIUS33. Payment in accordance with this clause shall be a good and valid discharge of the Buyer’s obligations to pay the sum in question, and the Buyer shall not be concerned to see the application of the monies so paid.

4.	Conditions to completion

4.1	Completion is subject to and conditional upon the Condition in Part 1 of Schedule 3 being satisfied by or before 6.00pm on the Longstop Date.

4.2	This agreement shall automatically terminate and cease to have effect (except as provided in clause 4.3) at 6.00pm on the Longstop Date, if the Condition is not satisfied by or before then.

4.3	If this agreement terminates in accordance with clause 4.2, or is terminated pursuant to clause 5.4(c) or clause 6.5(a), it will immediately cease to have any further force and effect except for:

(a)	any provision of this agreement that expressly or by implication is intended to come into or continue in force on or after termination (including clause 1 (Interpretation), clause 4.2 and this clause 4.3 (Conditions precedent), clause 7 (Confidentiality and announcements) and clause 11 (Entire agreement) to clause 22 (Governing law and jurisdiction) (inclusive)), each of which shall remain in full force and effect; and

(b)	any rights, remedies, obligations or liabilities of the parties that have accrued up to the date of termination, including the right to claim damages in respect of any breach of the agreement which existed at or before the date of termination.

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4.4	The Seller and the Parent shall use all reasonable endeavours to procure (so far as it lies within their respective powers so to do) that the Condition is satisfied as soon as practicable and in any event no later than the Longstop Date.

4.5	The Buyer and the Seller and the Parent shall co-operate fully in all actions necessary to procure the satisfaction of the Condition including (but not limited to) the provision by the parties of all information reasonably necessary to make any notification or filing required by any relevant authority, keeping the other party informed of the progress of any notification or filing and providing such other assistance as may reasonably be required.

4.6	The Parent shall notify the Buyer in writing as soon as reasonably practicable and in any event within two Business Days of becoming aware that the Condition has been satisfied and provide such evidence of satisfaction as the Buyer shall reasonably require.

5.	Completion

5.1	Unless this agreement has been terminated in accordance with its terms, Completion shall take place on the Completion Date at such place as is agreed by the parties.

5.2	The Completion Date shall be:

(a)	the third Business Day following the date on which the Condition is satisfied (provided such satisfaction or waiver occurs no later than the Longstop Date); or

(b)	any other date agreed by the Seller and the Buyer in writing; or

(c)	if Completion is deferred in accordance with clause 5.4, the date to which Completion is so deferred.

5.3	At Completion:

(a)	the Seller shall:

(i)	deliver (or cause to be delivered) to the Buyer the items listed in paragraph 1 of Part 2 of Schedule 3;

(b)	the Buyer shall (subject to the Seller complying with clause 5.3(a)) pay the Purchase Price in accordance with clause 3.1 and clause 3.2.

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5.4	If the Seller does not comply with its obligations in clause 5.3 in any material respect, the Buyer may (at its sole discretion and without prejudice to any other rights or remedies it has, including the right to claim damages for breach of this agreement):

(a)	proceed to Completion;

(b)	defer Completion to a date no more than 28 days after the date on which Completion would otherwise have taken place; or

(c)	terminate this agreement by notice in writing to the Seller (in which case clause 4.3 shall apply).

5.5	The Buyer may defer Completion under clause 5.4(b) only once, but otherwise this clause 5 applies to a Completion so deferred as it applies where Completion has not been deferred.

5.6	As soon as possible after Completion, the Seller shall send to the Buyer (at the Buyer’s nominated address) all records, correspondence, documents, files, memoranda and other papers relating to the Company or the Subsidiaries which have not been delivered at or before Completion, including for the avoidance of doubt any audited Group Accounts or Accounts relating to the Company which have not yet been prepared or delivered at the date of this Agreement.

6.	Warranties

6.1	The Seller warrants to the Buyer that except as Disclosed, each Warranty is true, accurate and not misleading as at the date of this agreement.

6.2	The Seller further warrants to the Buyer that each of the Warranties will be true, accurate and not misleading throughout the Interim Period. For this purpose, each of the Warranties shall be deemed to be repeated on each day of the Interim Period by reference to the facts and circumstances then subsisting. Any reference made to the date of this agreement (whether express or implied) in relation to a Warranty shall be construed, in connection with the repetition of the Warranties, as a reference to the date of such repetition.

6.3	The Seller and the Parent shall not (and shall procure that neither the Company nor any of the Subsidiaries shall) do anything during the Interim Period that would be materially inconsistent with any term of this agreement including any of the Warranties, or cause any Warranty to be untrue, inaccurate or misleading in any material respect.

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6.4	If at any time during the Interim Period the Seller (or any member of its Group) becomes aware of a fact or circumstance which constitutes (or which is reasonably expected to constitute) a breach of Warranty, or which would cause (or is reasonably expected to cause) a Warranty to be untrue, inaccurate or misleading, the Seller shall:

(a)	promptly notify the Buyer in writing of the relevant fact or circumstance in sufficient detail to enable the Buyer to make an accurate assessment of the situation; and

(b)	if requested by the Buyer, use all reasonable endeavours to remedy or prevent (as the case may be) the notified breach or anticipated breach.

6.5	If at any time during the Interim Period it becomes apparent that a Warranty has been breached, is untrue, inaccurate or misleading, or that the Seller has breached any other term of this agreement (including any of the Seller’s obligations and undertakings in Part 2 of Schedule 2) the Buyer may (at its sole discretion and without prejudice to any other rights or remedies it has, including the right to claim damages for breach of this agreement):

(a)	terminate this agreement by notice in writing to the Seller (in which case clause 4.3 shall apply); or

(b)	proceed to Completion.

6.6	Without prejudice to the Buyer’s right to claim on any other basis, or to take advantage of any other remedies available to it, if any Warranty is untrue, inaccurate or misleading, the Seller shall pay to the Buyer on demand:

(a)	the amount necessary to put the Company and each of the Subsidiaries into the position they would have been in if the Warranty had not been untrue, inaccurate or misleading;

(b)	all costs and expenses (including damages, legal and other professional fees and costs, penalties, expenses and consequential losses whether arising directly or indirectly) incurred by the Buyer, the Company or any of the Subsidiaries as a result of the Warranty being untrue, inaccurate or misleading (including a reasonable amount in respect of management time); and

(c)	if any sum payable under clause 6.6(a) or clause 6.6(b) is subject to Tax in the hands of the Buyer, the additional amount required to ensure that the net amount received by the Buyer is the amount it would have received if the payment was not subject to Tax.

6.7	Each of the Warranties is separate and independent, and unless specifically provided otherwise, is not limited by reference to any other Warranty or any other provision in this agreement.

6.8	For the avoidance of doubt, the Buyer’s rights and remedies in respect of any Claim shall not be affected by Completion, or any termination of (or the Buyer’s failure to terminate) this agreement.

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7.	Confidentiality and announcements

7.1	The Parent and the Seller undertake to the Buyer, the Company and each of the Subsidiaries that it shall (and shall procure that each member of the Seller’s Group shall):

(a)	keep secret and confidential:

(i)	the terms of this agreement and the other Transaction Documents, and any information relating to their negotiation; and

(ii)	all confidential information, know-how and trade secrets in its knowledge or possession concerning the business, assets, affairs, customers, clients or suppliers of the Buyer or any member of the Buyer’s Group (including, following Completion, the Company and the Subsidiaries);

(b)	not disclose any of the information referred to in clause 7.1(a) (whether in whole or in part) to any person, except as expressly permitted by this clause 7; and

(c)	not make any use of any of the information referred to in clause 7.1(a), other than to the extent necessary for the purpose of exercising or performing its rights and obligations under this agreement.

7.2	Notwithstanding any other provision of this agreement, neither party shall be obliged to keep secret and confidential or to restrict its use of any information that:

(a)	is or becomes generally available to the public other than as a result of its disclosure by that party (or any person to whom it has disclosed the information in accordance with clause 7.3(a)) in breach of this agreement; or

(b)	was, is or becomes available to that party on a non-confidential basis from a person who, to the Seller’s knowledge, is not bound by a confidentiality agreement, and is not otherwise prohibited from disclosing the information to that party.

7.3	The Seller and/or the Parent may disclose any information that it is otherwise required to keep confidential under this clause 7:

(a)	to any employees, officers, consultants, representatives or advisers of any member of its Group who need to know that information for the purposes of advising on this agreement or facilitating the Transaction, provided that the party making the disclosure (Disclosing Party) informs the recipient of the confidential nature of the information before disclosure and procures that the recipient shall, in relation to any such information disclosed to them, comply with the obligations set out in this clause 7 as if they were the Disclosing Party. The Disclosing Party shall, at all times, be liable for the failure of its recipients to comply with the obligations set out in this clause;

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(b)	with the prior consent in writing of the Buyer;

(c)	to confirm that the Transaction has taken place, or the date of the Transaction (but without otherwise revealing any other terms of the Transaction or making any other announcement);

(d)	if and to the extent that the disclosure is required:

(i)	by the laws of any jurisdiction to which it is subject;

(ii)	by an order of any court of competent jurisdiction, or any regulatory, judicial, governmental or similar body, or any Tax Authority or securities exchange of competent jurisdiction;

(iii)	to make any filing with, or obtain any authorisation from, any regulatory, governmental or similar body, or any Tax Authority or securities exchange of competent jurisdiction; or

(iv)	to protect its interest in any legal proceedings,

provided that in each case (where it is legally permitted to do so) the party making the disclosure gives the Buyer as much notice of the disclosure as possible and, where notice of disclosure is not prohibited and is given in accordance with this clause, it takes into account the reasonable requests of the Buyer concerning the content of the disclosure.

7.4	Subject to clause 7.5 to clause 7.7 (inclusive), neither party shall make, or permit any person to make, any public announcement, communication or circular concerning this agreement or the Transaction (announcement) without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed).

7.5	Nothing in clause 7.4 shall prevent a party from making an announcement required by law or any governmental or regulatory authority (including any Tax Authority), any securities exchange, or any court or other authority of competent jurisdiction, provided that the party required to make the announcement (where permitted by law and insofar as it is reasonably practicable to do so) consults with the other party in advance, and takes into account its reasonable requests concerning the form, content and timing of the announcement.

7.6	The parties shall issue a press release in agreed form immediately after Completion.

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7.7	The Buyer may at any time after Completion announce its acquisition of the Sale Shares to any employees, clients, customers or suppliers of the Company, the Subsidiaries or any other member of the Buyer’s Group.

8.	Further assurance

8.1	At its own expense, the Seller shall (and shall use reasonable endeavours to procure that any relevant third party shall) promptly execute and deliver such documents and perform such acts as the Buyer may reasonably require from time to time for the purpose of giving full effect to this agreement.

8.2	The Seller undertakes to the Buyer that while it remains the registered holder of any of the Sale Shares after Completion, it shall:

(a)	hold such Sale Shares together with all dividends and any other distributions of profits or other assets in respect of such Sale Shares, and all rights arising out of or in connection with them, in trust for the Buyer;

(b)	deal with and dispose of such Sale Shares, dividends, distributions, assets and rights as the Buyer shall direct;

(c)	exercise all voting rights attached to such Sale Shares in such manner as the Buyer shall direct; and

(d)	if required by the Buyer, execute all instruments of proxy or other documents as may be necessary to enable the Buyer to attend and vote at any meeting of the Company.

9.	Assignment and other dealings

9.1	Subject to the further provisions of this clause 9, no party shall assign, novate, transfer, mortgage, charge, subcontract, delegate, declare a trust of, or deal in any other manner with any or all of its rights and obligations under this agreement or any other Transaction Document.

9.2	The Buyer may grant security over, or assign by way of security, any or all of its rights under this agreement or any other Transaction Document for the purposes of, or in connection with, the financing (whether in whole or in part) of any of the Buyer’s working capital or other requirements. On the enforcement of any security of the kind referred to in this clause, the Buyer, or any administrative receiver of the Buyer or any person having the benefit of such security, may assign any or all of the relevant rights to any person, but the Seller’s liability to any assignee in respect of those rights shall not be greater than if no assignment had taken place.

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10.	No agency

Each party confirms it is acting on its own behalf in relation to the Transaction and not for the benefit of any other person.

11.	Entire agreement

This agreement (together with the other Transaction Documents and the Settlement Agreement) constitutes the entire agreement between the parties and supersedes and extinguishes all previous and contemporaneous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to their subject matter.

12.	Variation and waiver

12.1	No variation of this agreement shall be effective unless it is in writing, signed by the parties (or their authorised representatives) and expressly states that it is amending this agreement.

12.2	A waiver of any right or remedy is only effective if given in writing and shall not be deemed a waiver of any subsequent right or remedy.

12.3	A delay or failure to exercise, or the single or partial exercise of, any right or remedy does not waive that or any other right or remedy, nor does it prevent or restrict the further exercise of that or any other right or remedy.

13.	Costs

13.1	Except as expressly provided in this agreement, each party shall pay its own costs and expenses incurred in connection with the negotiation, preparation and execution of this agreement and the other Transaction Documents

13.2	Without prejudice to any other right or remedy the Buyer may have, the Seller shall indemnify the Buyer against all costs and expenses it incurs in investigating the affairs of the Company and the Subsidiaries and in negotiating, preparing, executing, rescinding or terminating this agreement (and the other Transaction Documents) in the event that:

(a)	the Buyer terminates this agreement in accordance with clause 5.4 or clause 6.5; or

(b)	this agreement terminates and ceases to have effect in accordance with clause 4.2.

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13.3	The Buyer shall be responsible for and shall pay all stamp taxes arising on the transfer of the Sale Shares in accordance with this agreement.

14.	Notices

14.1	A notice given to a party under or in connection with this agreement:

(a)	shall be in writing and in English;

(b)	shall be signed by or on behalf of the party giving it;

(c)	shall be sent to the party for the attention of the contact and to the address or email address specified in clause 14.2, or substituted by that party in accordance with clause 14.3;

(d)	shall be sent by a method listed in clause 14.4; and

(e)	unless proved otherwise is deemed received as set out in clause 14.4 if prepared and sent in accordance with this clause.

14.2	The addresses and email addresses for service of notices are:

(a)	Seller

(i)	address: 575 Fifth Avenue, 14th Floor, New York, New York 10017

(ii)	for the attention of: CEO

(iii)	email address: m@nukk.com

(b)	Buyer

(i)	address: Beams End, Old Brighton Road, Pease Pottage, Crawley, West Sussex, England, RH11 9AJ]

(ii)	for the attention of: Jamal Khurshid

(iii)	email address: jamie.khurshid@digitalrfq.com

(c)	Parent

(i)	address: 575 Fifth Avenue, 14th Floor, New York, New York 10017

(ii)	for the attention of: Menachem Shalom, CEO

(iii)	email address: m@nukk.com

14.3	A party may change its details given in clause 14.2 by giving notice, the change taking effect for the party notified of the change at 9.00 am on the later of:

(a)	the date, if any, specified in the notice as the effective date for the change; and

(b)	the date ten Business Days after deemed receipt of the notice.

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14.4	This clause sets out the delivery methods for sending a notice to a party under this agreement and, for each delivery method, the date and time when the notice is deemed to have been received:

(a)	if delivered by hand, at the time the notice is left at the address;

(b)	if sent by pre-paid first class post or other next working day delivery service providing proof of postage, at 9.00 am on the second Business Day after posting;

(c)	if sent by pre-paid airmail providing proof of postage, at 9.00 am on the fifth Business Day after posting; or

(d)	if sent by email, at the time of transmission.

14.5	If deemed receipt under clause 14.4 would occur outside business hours in the place of receipt (which, in the case of service of a notice by email shall be deemed to be the same place as is specified for service of notices on the relevant party by hand or post), it shall be deferred until business hours resume. In this clause, business hours means 9.00 am to 5.00 pm Monday to Friday on a day that is not a public holiday in the place of receipt.

14.6	This clause 14 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

15.	Interest

15.1	If either party fails to make a payment due to the other party under this agreement by the due date, then the defaulting party shall pay interest on the overdue sum from the due date until payment of the overdue sum, whether before or after judgment.

15.2	Interest under this clause will accrue each day at 8% a year above the Bank of England’s base rate from time to time, but at 8% a year for any period when that base rate is below 0%.

16.	Severance

If any provision or part-provision of this agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this agreement.

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17.	Agreement survives completion

This agreement (other than obligations that have already been fully performed) remains in full force after Completion.

18.	Third party rights

18.1	Except as expressly provided in clause 18.2, this agreement does not give rise to any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement.

18.2	The following provisions are intended to benefit future buyers of the Sale Shares and (where they are identified in the relevant clauses as recipients of rights or benefits under that clause) the Company, the Subsidiaries and the Officers, and shall be enforceable by each of them to the fullest extent permitted by law:

(a)	clause 6 and Schedule 4 (Warranties),

(b)	clause 7 (Confidentiality and announcements); and

(c)	clause 15 (Interest).

18.3	The rights of the parties to rescind or vary this agreement are not subject to the consent of any other person.

19.	Counterparts

19.1	This agreement may be executed in any number of counterparts, each of which constitutes a duplicate original, but all the counterparts together constitute the one agreement.

19.2	Transmission of an executed counterpart of this agreement (but for the avoidance of doubt not just a signature page) by email (in PDF, JPEG or other agreed format) shall take effect as the transmission of a “wet ink” counterpart of this agreement.

19.3	No counterpart shall be effective until each party has provided to the other at least one executed counterpart.

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20.	Rights and remedies

Except as expressly provided in this agreement, the rights and remedies provided under this agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

21.	Inadequacy of damages

Without prejudice to any other rights or remedies that the Buyer may have, the Seller acknowledges and agrees that damages alone would not be an adequate remedy for any breach of the terms clause 7. Accordingly, the Buyer shall be entitled to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the terms of clause 7 of this agreement.

22.	Governing law and jurisdiction

22.1	This agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

22.2	Each party irrevocably agrees that the courts of England and Wales shall have non-exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this agreement or its subject matter or formation.

This agreement has been entered into on the date stated at the beginning of it.

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Schedule 1 Particulars of the Company and the Subsidiaries

Part 1 The Company

Name:	DIGITAL RFQ LIMITED
Registered number:	12103258
Registered office:	4th Floor 100 Fenchurch Street, London, United Kingdom, EC3M 5JD
Registered email address:	jamie.khurshid@digitalrfq.com
Issued share capital:	Amount: £100 Divided into: 100 Ordinary shares of £1 each
Registered shareholder(s) (and number of Sale Shares held):	The Seller – 100 Ordinary shares of £1 each
Beneficial owner(s) of Sale Shares (if different):	N/A
Directors and shadow directors:	Jamal Khurshid
Secretary:	None
Auditor:	Nigel Wilson & Co.
Registered charges:	None

Part 2 The Subsidiaries

Name:	DRFQ Payments Limited
Registered number:	12396626
Registered office:	53 Collet House 50 Wandsworth Road, London, England, SW8 2EW
Registered email address:	jamie.khurshid@digitalrfq.com
Issued share capital:	Amount: £200 Divided into: 200 ordinary shares of £1 each
Registered shareholder(s) (and number of shares held):	The Company - 200 ordinary shares of £1 each
Beneficial owner of share(s) (if different) and number of shares beneficially owned:	N/A
Directors and shadow directors:	Oliver Worsley
Secretary:	None
Auditor:	Nigel Wilson & Co.
Registered charges:	None

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Schedule 2 Exchange and Interim Period

Part 1 Obligations at exchange

1.	On the date of this agreement, the Seller shall deliver (or cause to be delivered) to the Buyer:

1.1	this agreement duly executed by the Seller;

1.2	a certified copy of the resolution of the Parent’s board of directors approving the Transaction and the execution and delivery of this agreement.

2.	On the date of this agreement, the Buyer shall deliver (or cause to be delivered) to the Seller:

2.1	this agreement, duly executed by the Buyer;

Part 2 Interim Period

1.	During the Interim Period, the Seller and the Parent shall at their own expense, use all reasonable endeavours to obtain the approval and consent for the completion of the Transaction by and from shareholders of the Parent representing the required vote as required by the laws of the State of Delaware and The Nasdaq Stock Market (Shareholder Consent) as soon as possible and in any event before the Longstop Date.

2.	At all times during the Interim Period, the Buyer shall have full authority and control to direct the management and affairs of the Company and the Seller and the Parent shall, at their own cost and expense, jointly and severally ratify, support, vote in favour of and execute any document required to support and/or authorise any decision of the Buyer with regard to the management and affairs of Target without delay or discussion, provided that all material actions shall be approved by the Parent acting by its board of directors (and such approval shall not be unreasonably withheld or delayed).

3.	If any material actions require the prior approval of the Parent’s shareholders under SEC rules, the Parent shall use all reasonable endeavours to obtain such approval without delay.

4.	Material actions shall include but not be limited to:

4.1	raising third party finance;

4.2	granting options on the Company’s share capital;

4.3	granting security and/or other Encumbrances on the Company’s assets;

4.4	disposing of or divesting any of the Company’s assets.

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Schedule 3 Conditions and Completion

Part 1 Conditions to Completion

1.	Shareholder Consent.

Part 2 Seller’s obligations at Completion

1.	Documents to be delivered at Completion

At Completion, the Seller shall deliver (or cause to be delivered) to the Buyer:

1.1	a transfer of the Sale Shares, in agreed form, duly signed by the Seller in favour of the Buyer (or its nominee);

1.2	the share certificates for the Sale Shares or an indemnity, in agreed form, for any lost certificates duly executed by the Seller;

1.3	any waivers, consents or other documents required to enable the Buyer (or its nominee) to be registered as the holder of the Sale Shares, in each case in agreed form;

1.4	an irrevocable power of attorney, in agreed form, duly executed by the Seller in favour of the Buyer (or its nominee) to secure the Buyer’s interest in the Sale Shares pending registration of the transfer in the Company’s register of members;

1.5	the registers, minute books and other records required to be kept by the Company and each of the Subsidiaries under the CA 2006, in each case duly written up as at the Completion Date, together with the common seals (if any), certificates of incorporation and any certificates of incorporation on change of name for the Company and each of the Subsidiaries;

1.6	a letter duly signed by the Seller, in agreed form, confirming that it has ceased to be a registrable relevant legal entity (within the meaning of section 790C of the CA 2006) in relation to the Company;

1.7	a duly executed mutual deed of release, in agreed form, of all and any claims that the Seller (or any other member of the Seller’s Group) has or may have against the Company or any of the Subsidiaries or the Company may has or may have against the Seller (or any other member of the Seller’s Group);

1.8	an Officers Certificate, in agreed form, indicating that Shareholder Consent has been obtained.

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Schedule 4 Warranties

Part 1 General Warranties

1.	Power to sell the Sale Shares

1.1	The Seller has taken all necessary actions and has all requisite power and authority to enter into and perform this agreement and each of the other Transaction Documents to which it is a party in accordance with their respective terms.

1.2	This agreement and each of the other Transaction Documents to which it is a party constitute (or shall constitute when executed) valid, legal and binding obligations on the Seller in accordance with their respective terms.

1.3	The execution and delivery by the Seller of this agreement and each of the other Transaction Documents to which it is a party, and compliance with their respective terms shall not breach or constitute a default:

(a)	under the Seller’s articles of association, or any other agreement or instrument to which the Seller is a party or by which the Seller is bound; or

(b)	of any order, judgment, decree or other restriction applicable to the Seller.

2.	Shares in the Company and the Subsidiaries

2.1	The Sale Shares constitute the whole of the allotted and issued share capital of the Company and are fully paid or credited as fully paid.

2.2	The Seller is the sole legal and beneficial owner of the Sale Shares and is entitled to transfer the legal and beneficial title to the Sale Shares to the Buyer free from all Encumbrances, without the consent of any other person.

2.3	No person has any right to require, at any time, the transfer, creation, issue or allotment of any share, loan capital or other securities of the Company or any of the Subsidiaries (or any rights or interest in them), and neither the Seller, the Company nor any of the Subsidiaries has agreed to confer any such rights, and no person has claimed any such rights.

2.4	No Encumbrance has been granted to any person or otherwise exists affecting:

(a)	the Sale Shares or any issued shares of the Subsidiaries; or

(b)	any unissued shares, debentures or other unissued securities of the Company or any of the Subsidiaries.

No commitment to create any such Encumbrance has been given, nor has any person claimed any right to such an Encumbrance.

3.	Accounts

3.1	The Group Accounts:

(a)	show a true and fair view of the state of affairs of the Company and the Subsidiaries as at the Accounts Date, and of their profit or loss and total comprehensive income for the accounting period ended on the Accounts Date;

(b)	(save as the Group Accounts expressly disclose) are not affected by any extraordinary, exceptional or non-recurring items; and

(c)	(save as the Group Accounts expressly disclose) have been prepared using the same accounting policies and estimation techniques as those adopted and applied in preparing the Previous Accounts.

3.2	The Accounts have been audited by an individual or firm registered to act as auditors in the UK and the auditors’ reports thereon are unmodified.

Annex B-23

Signed by JAMAL KHURSHID	/s/ Jamal Khurshid
for and on behalf of MATCH FINANCIAL LIMITED	Director

Signed by JAMAL KHURSHID	/s/ Jamal Khurshid
Jamal Khurshid

Signed by MENACHEM SHALOM	/s/ Menachem Shalom
for and on behalf of Nukkleus Inc.	CEO

Annex B-24

Annex C

NEITHER THE WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THE WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THE WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THE WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

Right to Purchase
1,200,000
shares of Common Stock,
par value $0.0001 per share

STOCK PURCHASE WARRANT

THIS CERTIFIES THAT, for value received, the person named below (the “Holder”) or its registered assigns, is entitled to purchase from Nukkleus Inc., a Delaware corporation (the “Company”), at any time or from time to time during the period specified in Paragraph 2 hereof, the number of fully paid and nonassessable shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), at an exercise price per share (the “Exercise Price”) each as are set forth in the Warrant details below.

Warrant Information.

(a)	Date of Warrant:	June 11, 2024
(b)	Holder:	X Group Fund of Funds, Limited Partnership
(c)	Holder Address:

(d)	Number of Warrant Shares:	1,200,000
(e)	Exercise Price:	$0.25
(f)	Expiration Date:	June 11, 2029

The term “Warrant Shares,” as used herein, refers to the shares of Common Stock purchasable hereunder. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Paragraph 4 hereof.

Annex C-1

This Warrant is subject to the following terms, provisions, and conditions:

1. Manner of Exercise; Issuance of Shares; Payment for Shares.

(a) (a) Subject to the provisions hereof, this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant, together with a completed notice of exercise in the form attached hereto (the “Notice of Exercise”), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Notice of Exercise. The Warrant Shares so purchased shall be deemed to be issued to the Holder or such Holder’s designee, as the record owner of such Shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Notice of Exercise shall have been delivered, and payment shall have been made for such Shares as set forth above. The Company will direct the Company’s Transfer Agent to issue to the Holder the Warrant Shares to which Holder is entitled within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates or other evidence, deliver to the Holder a new Warrant representing the number of Warrant Shares with respect to which this Warrant shall not then have been exercised. The Holder may elect to receive Warrant Shares pursuant to a cashless exercise, in lieu of a cash exercise, in which the Holder shall be entitled to receive a number of Warrant Shares computed using the following formula:

X = Y (A-B)

A

Where

X =	the number of Shares to be issued to Holder.

Y =	the number of Warrant Shares that the Holderelects to purchase under this Warrant (at the date of such calculation).

A =	the Market Price (at the date of such calculation) which means the closing price of the Common Stock on the day immediately preceeding the delivery of the exercise notice by the Holder to the Company

B =	Exercise Price (as adjusted to the date of such calculation).

(b) All Warrant Shares will be issued in “Book Entry” form and no certificates will be issued, unless the Warrant Shares are then registered under the Securities Act, or if the Company receives a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such Warrant Shares may freely transferred without registration under said Act and under applicable state securities or blue sky laws, in which case they may be issued to the Holder by DWAC, upon Holder providing the necessary information. Unless the Warrant Shares are then so registered, the Warrant Shares will be “restricted securities” under applicable securities laws and pursuant to these laws, Holder must hold the Warrant Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Holder acknowledges that the Company has no obligation to register or qualify the Warrant Shares for resale.

(c) Unless the Warrant Shares are then registered under the Securities Act, the Warrant Shares shall bear a legend substantially to the following effect (as well as any legends required by applicable state corporate law or federal or state securities laws):

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“THE ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THESE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (II) UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT THESE SHARES MAY BE SOLD PURSUANT TO RULE 144 OR ANOTHER AVAILABLE EXEMPTION UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER.”

To ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent.

Annex C-2

(d) Notwithstanding anything in this Warrant to the contrary, in no event shall the Holder be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence. Notwithstanding anything to the contrary contained herein, the limitation on exercise of this Warrant set forth herein may not be amended without the written consent of the Holder and the Company.

2. Period of Exercise. This Warrant is exercisable at any time or from time to time on or after the date on which this Warrant is issued and delivered and before 6:00 p.m., New York, New York time on the date set forth in paragraph (f) under “Warrant Details” above (the “Exercise Period”).

3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

(a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

(b) Reservation of Shares. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

(c) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company’s assets.

4. Adjustment Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Paragraph 4. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

(a) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

(b) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Paragraph 4(a), the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

(c) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Holder will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Paragraph 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Paragraph 4 and the obligations to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

Annex C-3

5. Issue Tax. The issuance of the Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder.

6. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7. Transfer, Exchange, and Replacement of Warrant.

(a) Procedure on Transfer. This Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered Holder as the owner and holder of this Warrant for all purposes, and the Company shall not be affected by any notice to the contrary.

(b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder at the time of such surrender.

(c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

(d) Cancellation. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Paragraph 7, this Warrant shall be promptly canceled by the Company.

(e) Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

(f) Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment representation letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act and provides representations to that effect in form and substance acceptable to the Company; provided that no such opinion, letter or status as an “accredited investor” shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof. In no event shall the Holder be permitted to assign the Warrant unless provided with express written consent by the Company.

Annex C-4

8. Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Holder shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company or at such other address as shall have been furnished to the Holder by notice from the Company. Any such notice, request, or other communication may be sent by e-mail. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Section 8, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

9. Governing Law. This Warrant shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the courts, Federal and State located in New York County, New York with respect to any dispute arising under this Warrant, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party’s right to serve process in any other manner permitted by law. The party which does not prevail in any dispute arising under this Warrant shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

10. Miscellaneous.

(a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder.

(b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

(c) Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

Annex C-5

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Nukkleus Inc.

By:	/s/ Emil Assentato
Emil Assentato
Chief Executive Officer

Annex C-6

Annex D

EQUITY INCENTIVE PLAN

NUKKLEUS INC.

2025 EQUITY INCENTIVE PLAN

1. Purpose of the Plan. The purpose of the 2025 Equity Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.

2. Definitions. Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

3. Administration.

(a) Administration of the Plan. The Plan shall be administered by the Board. All references in the Plan to the “Plan Administrator” shall be to the Board.

(b) Administration and Interpretation by Plan Administrator.

(i) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Plan Administrator shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (A) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (B) determine the type or types of Awards to be granted to each Participant under the Plan; (C) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (D) determine the terms and conditions of any Award granted under the Plan; (E) approve the forms of notice or agreement for use under the Plan; (F) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (G) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (H) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (I) delegate ministerial duties to such of the Company’s employees as it so determines; and (J) make any other determination and take any other action that the Plan Administrator deems necessary or desirable for administration of the Plan.

(ii) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Board, whose determination shall be final.

(iii) To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Decisions of the Plan Administrator shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Plan Administrator may determine its actions.

4. Shares Subject to the Plan.

(a) Authorized Number of Shares. Subject to adjustment from time to time as provided in Section 14 below, the number of shares of Common Stock available for issuance under the Plan shall be 1,950,000 shares. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

(b) Share Usage.

(i) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (A) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (B) covered by an Award that is settled in cash or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

Annex D-1

(ii) The Plan Administrator shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(iii) Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator may grant Substitute Awards under the Plan. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, and the persons holding such awards shall be deemed to be Participants.

(iv) Notwithstanding any other provisions of this Section 4.(b) to the contrary, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.(a) above, subject to adjustment as provided in Section 14 below.

5. Eligibility. An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Plan Administrator from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

6. Awards.

(a) Form, Grant and Settlement of Awards. The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine.

(b) Evidence of Awards. Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

(c) Dividends and Distributions. Participants may, if the Plan Administrator so determines, be credited with dividends or dividend equivalents paid with respect to shares of Common Stock underlying an Award in a manner determined by the Plan Administrator in its sole discretion. The Plan Administrator may apply any restrictions to the dividends or dividend equivalents that the Plan Administrator deems appropriate. The Plan Administrator, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly, on the exercise of the Option or Stock Appreciation Right, and must comply with or qualify for an exemption under Section 409A. Also notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on Restricted Stock must (i) be paid at the same time such dividends or dividend equivalents are paid to other stockholders and (ii) comply with or qualify for an exemption under Section 409A.

7. Options.

(a) Grant of Options. The Plan Administrator may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

Annex D-2

(b) Option Exercise Price. Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date (and not less than the minimum exercise price required by Section 422 of the Code with respect to Incentive Stock Options), except in the case of Substitute Awards. Notwithstanding the foregoing, the Plan Administrator may grant Nonqualified Stock Options with an exercise price per share of less than the Fair Market Value of the Common Stock on the Grant Date if the Option either: (i) is not “deferred compensation” within the meaning of Section 409A; or (ii) meets all the requirements for Awards that are considered “deferred compensation” within the meaning of Section 409A.

(c) Term of Options. Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option (the “Option Term”) shall be ten years from the Grant Date. For Incentive Stock Options, the Option Term shall be as specified in Section 8.(d) below.

(d) Exercise of Options. The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant’s Continuous Employment or Service With the Company or Its Related Companies From the Vesting Commencement Date	Portion of Total Option That Is Vested and Exercisable
After one (1) year	one quarter (1/4)
After each additional one-month period of continuous service complete thereafter	An additional 1/48
After four (4) years	100%

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.(e) below. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

(e) Payment of Exercise Price. The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Plan Administrator for that purchase, which forms may include:

(i) cash;

(ii) check or wire transfer;

(iii) having the Company withhold shares of Common Stock that would otherwise be issued on exercise of a Nonqualified Stock Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(iv) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(v) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any tax withholding obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

Annex D-3

(vi) such other consideration as the Plan Administrator may permit.

(vii) In addition, to assist a Participant (including directors and executive officers) in acquiring shares of Common Stock pursuant to an Option granted under the Plan, the Plan Administrator, in its sole discretion and to the extent permitted by applicable law, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Option, (A) the payment by a Participant of the purchase price of the Common Stock by a promissory note or (B) the guarantee by the Company of a loan obtained by the Participant from a third party. The Plan Administrator shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of and security for repayment.

(f) Effect of Termination of Service. The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Plan Administrator at any time. If not otherwise established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(i) Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.

(ii) Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of:

(A) if the Participant’s Termination of Service occurs for reasons other than Cause, Disability or death, the date that is three (3) months after such Termination of Service;

(B) if the Participant’s Termination of Service occurs by reason of Disability, the date that is twelve (12) months after such Termination of Service;

(C) if the Participant’s Termination of Service occurs by reason of death, the date that is three (3) months after such Termination of Service; and

(D) the Option Expiration Date.

(iii) Notwithstanding the foregoing, if a Participant dies after the Participant’s Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (A) the Option Expiration Date and (B) the date that is three (3) months after the date of death, unless the Plan Administrator determines otherwise.

(iv) Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

(v) A Participant’s Award Agreement also may provide that (A) if the exercise of the Option following the Participant’s Termination of Services (other than upon the Participant’s death or disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or (B) if the exercise of the Option following the Participant’s Termination of Services (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (1) the expiration of the term of the Option or (E) the expiration of a period of thirty (30) days after the Termination of Services, during which the exercise of the Option would not be in violation of such registration requirements.

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8. Incentive Stock Option Limitations. Notwithstanding any other provision of the Plan to the contrary, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder, including, to the extent required thereunder, the following:

(a) Dollar Limitation. To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

(b) Eligible Employees. Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

(c) Exercise Price. Incentive Stock Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date, and in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a “Ten Percent Stockholder”), shall be granted with an exercise price per share not less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

(d) Option Term. Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

(e) Exercisability. An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (i) more than three months after the date of a Participant’s termination of employment if termination was for reasons other than death or disability, (ii) more than one year after the date of a Participant’s termination of employment if termination was by reason of disability, or (iii) more than six months following the first day of a Participant’s leave of absence that exceeds three months, unless the Participant’s reemployment rights are guaranteed by statute or contract.

(f) Taxation of Incentive Stock Options.

(i) In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

(ii) A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

(g) Code Definitions. For the purposes of this Section 8, “disability,” “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

(h) Stockholder Approval. If the stockholders of the Company do not approve the Plan within twelve (12) months after the Board’s adoption of the Plan (or the Board’s adoption of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code) Incentive Stock Options granted under the Plan after the date of the Board’s adoption (or approval) will be treated as Nonqualified Stock Options. No Incentive Stock Options may be granted more than ten years after the earlier of the approval by the Board or the stockholders of the Plan (or any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code).

(i) Promissory Notes. The amount of any promissory note delivered pursuant to Section 7.(e) above in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

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9. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. The Plan Administrator may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Plan Administrator shall determine in its sole discretion. An SAR may be granted in tandem with an Option (a “tandem SAR”) or alone (a “freestanding SAR”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.(b) above. An SAR may be exercised upon such terms and conditions and for such term as the Plan Administrator determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (i) the term shall not exceed the term of the related Option and (ii) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

(b) Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (i) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (ii) the number of shares with respect to which the SAR is exercised. At the discretion of the Plan Administrator as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Plan Administrator in its sole discretion.

(c) Waiver of Restrictions. The Plan Administrator, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

10. Stock Awards, Restricted Stock and Stock Units.

(a) Grant of Stock Awards, Restricted Stock and Stock Units. The Plan Administrator may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Plan Administrator shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

(b) Vesting of Restricted Stock and Stock Units. Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions on Restricted Stock or Stock Units, as determined by the Plan Administrator (i) the shares covered by each Award of Restricted Stock shall become freely transferable by the Participant subject to the terms and conditions of the Plan, the instrument evidencing the Award, and applicable securities laws, and (ii) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

(c) Waiver of Restrictions. The Plan Administrator, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

11. Other Stock or Cash Based Awards. Subject to the terms of the Plan and such other terms and conditions as the Plan Administrator deems appropriate, the Plan Administrator may grant other incentives payable in cash or in shares of Common Stock under the Plan.

12. Withholding.

(a) The Company may require the Participant to pay to the Company or a Related Company, as applicable, the amount of (i) any taxes that the Company or a Related Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (ii) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

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(b) The Plan Administrator, in its sole discretion, may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (i) paying cash to the Company or a Related Company, as applicable, (ii) having the Company or a Related Company, as applicable, withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (iii) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (iv) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld or tendered may not exceed the employer’s applicable minimum required tax withholding rate or such other applicable rate as is necessary to avoid adverse treatment for financial accounting purposes, as determined by the Plan Administrator in its sole discretion.

13. Assignability. No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit a Participant to assign or transfer an Award, subject to such terms and conditions as the Plan Administrator shall specify.

14. Adjustments.

(a) Adjustment of Shares.

(i) In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (A) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (B) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Plan Administrator shall make proportional adjustments in (1) the maximum number and kind of securities available for issuance under the Plan; (2) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.(b)(iv); and (3) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(ii) Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Change of Control shall not be governed by this Section 14.(a) but shall be governed by Sections 14.(b) below and 14.(c) below, respectively.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

(c) Change of Control.

(i) Notwithstanding any other provision of the Plan to the contrary, unless the Plan Administrator determines otherwise with respect to a particular Award in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change of Control, if and to the extent an outstanding Award is not converted, assumed, substituted for or replaced by the Successor Company, then such Award shall terminate upon effectiveness of the Change of Control. If and to the extent the Successor Company converts, assumes, substitutes for or replaces an outstanding Award, all vesting restrictions and/or forfeiture provisions shall continue with respect to such Award or any shares of the Successor Company or other consideration that may be received with respect to such Awards.

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(ii) For the purposes of Section 14.(c), an Award shall be considered converted, assumed, substituted for or replaced by the Successor Company if following the Change of Control the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the Change of Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the Successor Company, the Plan Administrator may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator, and its determination shall be conclusive and binding.

(iii) Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may instead provide in the event of a Change of Control that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Change of Control and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Awards (either to the extent then vested and exercisable, or subject to restrictions and/or forfeiture provisions, or whether or not then vested and exercisable, or subject to restrictions and/or forfeiture provisions, as determined by the Plan Administrator in its sole discretion) exceeds (B) if applicable, the respective aggregate exercise, grant or purchase price payable with respect to shares of Common Stock subject to such Awards.

(iv) For the avoidance of doubt, nothing in this Section 14.(c) requires all Awards to be treated similarly.

(d) Further Adjustment of Awards. Subject to Sections 14.(b) above and 14.(c) above, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

(e) No Limitations. The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(f) Fractional Shares. In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment, and any fractional shares resulting from such adjustment shall be disregarded.

(g) Section 409A. Subject to Section 22 below, but notwithstanding any other provision of the Plan to the contrary, (i) any adjustments made pursuant to this Section 14 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (ii) any adjustments made pursuant to this Section 14 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (A) continue not to be subject to Section 409A or (B) comply with the requirements of Section 409A.

15. Amendment and Termination.

(a) Amendment, Suspension or Termination. The Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan. Subject to Section 15(b) below, the Board may amend the terms of any outstanding Award, prospectively or retroactively.

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(b) Term of the Plan. The Plan shall have no fixed expiration date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (i) the adoption of the Plan by the Board and (ii) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

(c) Consent of Participant.

(i) The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 14 above shall not be subject to these restrictions.

(ii) Subject to Section 22, but notwithstanding any other provision of the Plan to the contrary, the Plan Administrator shall have broad authority to amend the Plan or any outstanding Award without the consent of the Participant to the extent the Plan Administrator deems necessary or advisable to comply with, or take into account, changes in applicable tax laws, securities laws, accounting rules or other applicable law, rule or regulation.

16. No Individual Rights.

(a) No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

(b) Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

17. Issuance of Shares.

(a) Notwithstanding any other provision of the Plan to the contrary, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b) As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (i) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (ii) such other action or agreement by the Participant as may from time to time be necessary to comply with federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

(c) To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

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18. Indemnification.

(a) Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf.

(b) The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

19. No Rights as a Stockholder. Unless otherwise provided by the Plan Administrator or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award or an Award of Restricted Stock, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

20. Compliance with Laws and Regulations.

(a) In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

(b) The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan shall comply with the deferral, payout, plan termination and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions; provided, however, that the Plan Administrator makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A. In addition, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A.

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21. Participants in Other Countries or Jurisdictions. Without amending the Plan, the Plan Administrator may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan, as may, in the judgment of the Plan Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

22. No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

23. Successors. All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

24. Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

25. Choice of Law and Venue. The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the state of Delaware without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the state of California.

26. Legal Requirements. The granting of Awards and the issuance of shares of Common Stock under the Plan is subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

27. Effective Date. The effective date (the “Effective Date”) is the date on which the Plan is adopted by the Board. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

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Appendix A

DEFINITIONS

As used in the Plan:

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Acquisition Price” means the value of the per share consideration (consisting of securities, cash or other property, or any combination thereof), receivable or deemed receivable upon a Change of Control in respect of a share of Common Stock, as determined by the Plan Administrator in its sole discretion.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit or cash-based award or other incentive payable in cash or in shares of Common Stock, as may be designated by the Plan Administrator from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Board, whose determination shall be conclusive and binding.

“Change of Control,” unless the Plan Administrator determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company or other entity;

(b) a sale, in one transaction or a series of transactions undertaken with a common purpose, of all of the Company’s outstanding voting securities; or

(c) a sale, lease, exchange or other transfer, in one transaction or a series of related transactions, undertaken with a common purpose of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change of Control shall not include (i) a merger or consolidation of the Company in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger or consolidation; (ii) a sale, lease, exchange or other transfer of all or substantially all of the Company’s assets to a majority-owned subsidiary company; (iii) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including, but not limited to, reincorporating the Company in a different jurisdiction, converting the Company to a limited liability company or creating a holding company; or (iv) any transaction that the Board determines is not a Change of Control for purposes of the Plan.

Where a series of transactions undertaken with a common purpose is deemed to be a Change of Control, the date of such Change of Control shall be the date on which the last of such transactions is consummated.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” means Nukkleus Inc., a Delaware corporation.

“Disability,” unless otherwise defined by the Plan Administrator for purposes of the Plan or in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Board, each of whose determination shall be conclusive and binding.

Annex D-12

“Effective Date” has the meaning set forth in Section 30 of the Plan.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5 of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Plan Administrator using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7 of the Plan.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Option Term” means the maximum term of an Option as set forth in Section 7.(c) of the Plan.

“Participant” means any Eligible Person to whom an Award is granted.

“Plan” means the 2022 Equity Incentive Plan.

“Plan Administrator” has the meaning set forth in Section 3.(a) of the Plan.

“Related Company” means any entity that, directly or indirectly, is in control of, is controlled by or is under common control with the Company.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10 of the Plan, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Section 409A” means Section 409A of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.(a) of the Plan to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10 of the Plan, the rights of ownership of which are not subject to restrictions prescribed by the Plan Administrator.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10 of the Plan.

Annex D-13

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company, the acquiring company or its parent, as applicable, in connection with a Change of Control.

“Termination of Service,” unless the Plan Administrator determines otherwise with respect to an Award, means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death or Disability. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Board, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Board determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company, or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Plan Administrator as the date from which an Award begins to vest.

Annex D-14

Annex E

NUKKLEUS INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2025, December 31, 2024 and September 30, 2024 and 2023

Annex E-1

NUKKLEUS INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2025 and December 31, 2024

Annex E-2

NUKKLEUS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2025	2024
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,462,916	$6,897,697
Advances - related party	1,800,000	1,000,000
Other current assets	72,817	107,648
Current assets from discontinued operations	2,127,120	1,089,052

TOTAL CURRENT ASSETS	8,462,853	9,094,397

NON-CURRENT ASSETS:
Right-of-use asset, operating lease	117,406	-
Fixed assets, net	9,922	-
Other assets from discontinued operations	11,646	14,887

TOTAL NON-CURRENT ASSETS	138,974	14,887

TOTAL ASSETS	$8,601,827	$9,109,284

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$18,341	$69,600
Operating lease liability, current portion	51,214	-
Convertible notes payable, net	831,623	706,354
Note payable, net	74,600	64,399
Due to affiliates	45,078	42,471
Loans payable - related parties, current	619,440	619,440
Accrued expenses and other current liabilities	916,949	1,167,315
Stock purchase warrant liabilities	57,436,424	164,770,525
Derivative liability	280,340	847,753
Current liabilities from discontinued operations	4,435,236	3,162,509

TOTAL CURRENT LIABILITIES	64,709,245	171,450,366

NON-CURRENT LIABILITIES:
Operating lease liability, net of current portion	66,192	-
Loan payable - related parties, net of current portion	947,548	947,548
Interest payable - related parties, net of current portion	77,952	44,111
Non-current liabilities from discontinued operations	17,906	17,368

TOTAL NON-CURRENT LIABILITIES	1,109,598	1,009,027

TOTAL LIABILITIES	65,818,843	172,459,393

COMMITMENTS AND CONTINGENCIES - (Note 12)

STOCKHOLDERS’ DEFICIT:
Preferred stock ($0.0001 par value; 15,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2025 and December 31, 2024)	-	-
Common stock ($0.0001 par value; 150,000,000 shares authorized; 5,013,863 and 4,930,531 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively)	501	493
Additional paid-in capital	40,993,300	37,759,589
Accumulated deficit	(98,117,604)	(201,075,743)
Accumulated other comprehensive (loss) income	(93,213)	(34,448)

TOTAL STOCKHOLDERS’ DEFICIT	(57,217,016)	(163,350,109)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$8,601,827	$9,109,284

The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

Annex E-3

NUKKLEUS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended March 31,
	2025	2024
REVENUES
Revenue - general support services - related party	$-	$-
Revenue - financial services	-	-
Total revenues	-	-

COSTS OF REVENUES
Cost of revenue - general support services - related party	-	-
Cost of revenue - financial services	-	-
Total costs of revenues	-	-

GROSS PROFIT (LOSS)
Gross profit - general support services - related party	-	-
Gross profit (loss) - financial services	-	-
Total gross profit (loss)	-	-

OPERATING EXPENSES:
Professional fees	954,142	1,831,747
Compensation and related benefits	63,510	30,000
Other general and administrative	489,455	223,429

Total operating expenses	1,507,107	2,085,176

LOSS FROM OPERATIONS	(1,507,107)	(2,085,176)

OTHER (EXPENSE) INCOME:
Interest expense	(164,576)	-
Interest expense - related parties	(33,841)	(10,025)
Change in fair value - convertible note embedded derivative	567,413	-
Change in fair value - stock purchase warrant liabilities	104,278,287	-
Other income (expense)	718	-

Total other income (expense), net	104,648,001	(10,025)

INCOME (LOSS) BEFORE INCOME TAXES	103,140,894	(2,095,201)

INCOME TAXES	-	-

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	103,140,894	(2,095,201)
NET LOSS FROM DISCONTINUED OPERATIONS	(182,755)	(334,216)
NET INCOME (LOSS)	$102,958,139	$(2,429,417)

COMPREHENSIVE LOSS:
NET INCOME (LOSS)	$102,958,139	$(2,429,417)
OTHER COMPREHENSIVE (LOSS) INCOME
Unrealized foreign currency translation (loss) gain	(58,765)	26,582
COMPREHENSIVE INCOME (LOSS)	$102,899,374	$(2,402,835)

NET INCOME (LOSS) PER COMMON SHARE:
Continuing operations, basic	20.80	$(1.19)
Discontinued operations, basic	(0.04)	(0.19)
Basic	$20.76	$(1.38)

Continuing operations, diluted	18.19	-
Discontinued operations, diluted	(0.04)	-
Diluted	$18.15	-

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	4,959,516	1,754,449
Diluted	5,671,702	-

The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

Annex E-4

NUKKLEUS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Three Months Ended March 31, 2025

(Unaudited)

							Accumulated
	Preferred Stock		Common Stock		Additional		Other	Total
	Number of		Number of		Paid-in	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Deficit

Balance as of December 31, 2024	-	$-	4,930,531	$493	37,759,589	(201,075,743)	(34,448)	(163,350,109)

Issuance of common stock from exercise of pre-funded warrants	-	-	83,332	$8	$3,055,806	-	-	3,055,814

Stock-based compensation	-	-	-	-	$177,905	-	-	177,905

Net income for the three months ending March 31, 2025	-	-	-	-	-	102,958,139	-	102,958,139

Foreign currency translation adjustment	-	-	-	-	-	-	(58,765)	(58,765)

Balance as of March 31, 2025	-	-	5,013,863	501	40,993,300	(98,117,604)	(93,213)	(57,217,016)

The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

Annex E-5

NUKKLEUS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Three Months Ended March 31, 2024

(Unaudited)

							Accumulated
	Preferred Stock		Common Stock		Additional		Other	Total
	Number of		Number of		Paid-in	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Deficit

Balance as of December 31, 2023	-	$-	1,737,464	$174	35,025,036	(44,940,441)	(31,354)	(9,946,585)

Stock-based compensation	-	-	-	-	74,668	-	-	74,668

Issuance of common stock as compensation for services	-	-	25,338	3	749,997	-	-	750,000

Net loss for the three months ending March 31, 2024	-	-	-	-	-	(2,429,417)	-	(2,429,417)

Foreign currency translation adjustment	-	-	-	-	-	-	26,582	26,582

Balance as of March 31, 2024	-	$-	1,762,802	$177	35,849,701	(47,369,858)	(4,772)	(11,524,752)

The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

Annex E-6

NUKKLEUS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended
	March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	102,958,139	(2,429,417)
Net loss from discontinued operations	(182,755)	(334,216)
Net income (loss) from continuing operations	$103,140,894	$(2,095,201)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	135,470	-
Depreciation expense	299	-
Stock-based compensation	177,905	74,668
Change in fair value - convertible note embedded derivative	(567,413)	-
Change in fair value - stock purchase warrant liabilities	(104,278,287)	-
Changes in operating assets and liabilities:
Other current assets	34,831	(6,605)
Accounts payable	(51,259)	-
Due to affiliates	2,607	-
Interest payable - related parties	33,841	10,024
Accrued liabilities and other payables	(250,366)	1,842,215

Net cash used in operating activities from continuing operations	(1,621,478)	(174,899)
Net cash provided by (used in) operating activities from discontinued operations	279,964	(947,810)
NET CASH USED IN OPERATING ACTIVITIES	(1,341,514)	(1,122,709)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of computer equipment	(10,221)	-
Advance to target of planned acquisition	(800,000)	-

Net cash (used in) provided by investing activities from continuing operations	(810,221)	-
Net cash (used in) provided by investing activities from discontinued operations	-	-
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(810,221)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable - related parties	-	293,000

Net cash provided by financing activities from continuing operations	-	293,000
Net cash provided by financing activities from discontinued operations	-	627,729
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	920,729

EFFECT OF EXCHANGE RATE ON CASH FROM CONTINUING OPERATIONS	(3,082)	-
EFFECT OF EXCHANGE RATE ON CASH FROM DISCONTINUED OPERATIONS	35,464	(10,410)

Net change in cash, including cash from discontinued operations	(2,119,353)	(212,390)

Cash, including cash from discontinued operations - beginning of period	7,857,641	863,610

Cash, including cash from discontinued operations - end of period	5,738,288	651,220

Less cash from discontinued operations	1,275,372	645,235

Cash from continuing operations, end of period	$4,462,916	$5,985

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Fair value of pre-funded warrants exercised	$3,055,814	$-
Issuance of common stock to settle accrued expenses and other current liabilities	$-	$750,000

The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

Annex E-7

NUKKLEUS INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nukkleus Inc. and its wholly owned subsidiaries, were financial technology companies that were previously focused on providing software, technology solutions, customer sales and marketing, and risk management technology hardware and software solutions packages for the worldwide retail foreign exchange (“FX”) trading industry and payment services from one fiat currency to another or to digital assets.

In January 2024, Nukkleus Inc and its wholly owned subsidiaries ceased its general support service operations, terminating the existing customer and supplier contracts with a related party, and shifted its focus to the payment services operations. In November 2024, Nukkleus Inc. entered into a Settlement Agreement and Release (the “Settlement Agreement”) with a shareholder and one of our subsidiaries to sell the subsidiary that operates the payment services operations to the shareholder in consideration of GBP 1,000 (approximately $1,294 at March 31, 2025).

In December 2024, Nukkleus Inc entered into a Securities Purchase Agreement and Call Option (the “Star Agreement”) with Star 26 Capital Inc. (“Star”), the shareholders of Star (“Star Equity Holders”) and an officer of Nukkleus, acting in his capacity as the representative of the Star Equity Holders, to acquire a controlling 51% interest in Star, an Israeli corporation engaged as a supplier of generators for “iron dome” launchers and other defense products. As a result of the Settlement Agreement and subject to the closing of the acquisition of Star, Nukkleus, Inc.’s business will be focused on the defense sector.

On February 14, 2025, the Board of Directors of Nukkleus Inc. and its wholly owned subsidiaries approved a change in the Company’s fiscal year end from September 30 to December 31, effective for the fiscal year beginning January 1, 2024. This change results in a transition period from October 1, 2024, to December 31, 2024.

The decision to change the fiscal year end was made to align the Company’s financial reporting with the calendar year, which is expected to enhance operational efficiency, improve comparability with industry peers, and better serve the needs of shareholders. Further, the Company intends to align its fiscal year with Star.

Basis of Presentation and Principles of Consolidation: On December 22, 2023 (the “Closing Date”), Brilliant Acquisition Corp (“Brilliant”) entered into a business combination agreement (the “Business Combination”) with each of the shareholders of Nukkleus Inc. (“Old Nukk”). Pursuant to the Business Combination, Brilliant acquired all of the issued and outstanding shares of common stock from the Old Nukk shareholders.

On the Closing Date, and in connection with the closing of the Business Combination, Brilliant changed its name to Nukkleus Inc (the “Company”) and the Company’s common stock began trading on the NASDAQ under the ticker symbol NUKK. Old Nukk was deemed the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”). The determination was primarily based on Old Nukk’s shareholders prior to the Business Combination having a majority of the voting interests in the combined company, Old Nukk’s ability to exert control over the majority of the board of directors of the combined company, and given the board of directors election and retention provisions, Old Nukk’s ability to maintain control of the board of directors on a go-forward basis, Old Nukk’s senior management comprising the senior management of the combined company; and old Nukk’s operations prior to the Business Combination comprise the ongoing operations of the combined company. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Old Nukk issuing stock for the net assets of Brilliant, accompanied by a recapitalization. The net assets of Brilliant were stated at historical cost, with no goodwill or other intangible assets recorded.

While Brilliant was the legal acquirer in the Business Combination, because Old Nukk was deemed the accounting acquirer, the historical financial statements of Old Nukk became the historical financial statements of the combined company, upon consummation of the Business Combination. As a result, the financial statements included in this report reflect (i) the historical operating results of Old Nukk prior to the Business Combination; (ii) the combined results of Brilliant and Old Nukk following the closing of the Business Combination; (iii) the assets and liabilities of Old Nukk at their historical cost; and (iv) the Company’s equity structure for all periods presented.

Annex E-8

Effective October 24, 2024, the Company amended its amended and restated certificate of incorporation to implement a one-for-eight reverse stock split of its common stock (the “2024 Reverse Stock Split”) and increased the number of authorized shares of the Company’s common stock from 40,000,000 to 150,000,000 (see Note 8).

In accordance with guidance applicable to these circumstances, the equity structure has been restated in all comparative periods to give effect to the number of shares of the Company’s common stock, $0.0001 par value per share, issued to Old Nukk shareholders during the Business Combination and the 2024 Reverse Stock Split. Accordingly, the disclosure of common shares and per common share data in the accompanying consolidated financial statements and related notes reflect the Business Combination and 2024 Reverse Stock Split for all periods presented.

The accompanying consolidated financial statements include the accounts of Nukkleus Inc, and its wholly owned subsidiaries. Intercompany transactions and balances have been eliminated upon consolidation. The consolidated financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and in accordance with the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Any reference in these footnotes to the applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the ASC and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

The accompanying condensed consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 2 – LIQUIDITY AND CAPITAL RESOURCES

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities in the normal course of business. As of March 31, 2025, the Company had cash of approximately $4,463,000, a working capital deficit of approximately $56,246,000 and incurred cash flow used in operating activities from continuing operations of approximately $1,621,000 for the three months ended March 31, 2025. These are indicators of substantial doubt as to the Company’s ability to continue as a going concern for at least one year from issuance of these consolidated financial statements. The Company’s ability to continue as a going concern is dependent upon the management of expenses and ability to obtain necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due, and upon profitable operations.

If additional equity or debt financing is required from outside sources, the Company may not be able to raise it on terms acceptable to it or at all. If the Company is unable to raise additional capital on acceptable terms when needed, its results of operations and financial condition would be materially and adversely affected. Any such financing likely would be dilutive to existing stockholders and could result in significant financial operating covenants that would negatively impact the Company business.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these financial statements are available to be issued. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Annex E-9

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Emerging growth company: The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups (“JOBS”) Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Use of estimates: The preparation of the financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. The Company’s most significant estimates and judgments involve valuation of share-based compensation, valuation of equity-classified stock purchase warrants, valuation of liability-classified stock purchase warrants, valuation of derivative liability, classification of gains and losses on settlement of related party liabilities, the useful lives of long-lived assets, assumptions used in assessing impairment of long-lived assets, and valuation of deferred tax assets and the associated valuation allowances.

Segment reporting: ASC 280, Segment Reporting (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM is the chief executive officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM uses operating results as the primary measure to manage the business. As a result of transactions entered into during the three months ended December 31, 2024 (see Note 4), the CODM determined it has one operating segment as of March 31, 2025. Accordingly, the Company has recast the presentation of its reportable segments for the periods presented in these consolidated financial statements. The CODM assesses performance on consolidated operating expenses as the CODM is focused on managing cash flow until a pending disposition (see Note 12) and a pending acquisition (see Note 12) are completed during the second quarter of fiscal year 2025.

Cash and cash equivalents: The Company considers all highly liquid instruments with a maturity date of three months or less at the time of purchase and money market accounts to be cash equivalents. The Company had no cash equivalents at March 31, 2025 and December 31, 2024.

The Company’s cash and cash equivalents are potentially subject to concentration of credit risk. Cash and cash equivalents are primarily placed with financial institutions which are of high credit quality. The Company invests cash and cash equivalents primarily in highly liquid, highly rated instruments which are uninsured. The Company may also have corporate deposit balances with financial institutions which exceed the Federal Deposit Insurance Corporation insurance limit of $250,000. The Company has not experienced losses on these accounts and does not believe it is exposed to any significant credit risk with respect to these accounts.

Annex E-10

Fair value measurements: ASC 820, Fair Value Measurements (“ASC 820”), clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based upon assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows

●	Level 1 – Inputs based on unadjusted quoted market prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

●	Level 2 – Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar instruments in markets that are not active or for which all significant inputs are observable or can be corroborated by observable market data.

●	Level 3 – Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are both unobservable for the asset and liability in the market and significant to the overall fair value measurement.

An asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Assets and liabilities measured at fair value are based on one or more of the following techniques noted in ASC 820:

●	Market approach: Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

●	Cost approach: Amount that would be required to replace the service capacity of an asset (replacement cost).

●	Income approach: Techniques to convert future amounts to a single present value amount based upon market expectations (including present value techniques, option pricing, and excess earnings models).

The Company believes its valuation methods are appropriate and consistent with other market participants, however the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The Company’s financial instruments with a carrying value that approximates fair value consist of cash, advances, other current assets, accounts payable, due to affiliates, accrued expenses and other current liabilities, interest payable – related parties, and short-term borrowings due to their liquid or short-term nature or expected settlement dates of these instruments. If these financial instruments were recorded at fair value, they would be based on Level 1 inputs, except for short-term borrowings which would be based on Level 2 and Level 3 inputs, respectively.

The Company’s non-financial assets, such as intangible assets, and financial assets are adjusted to fair value when an impairment charge is recognized. The impairment charge recognized on non-financial assets that consist of acquired intangible assets is based on Level 3 inputs, including a comparison of the Company’s results with expectations and expectation for future profits. The impairment charge recognized for financial assets that consist of investment in privately held equity securities is based on Level 3 inputs, including the global economic environment, adjustments for investment-specific developments and the rights and obligations of the securities the Company holds.

The Company’s financial instruments that are measured at fair value on a recurring basis consist of liability-classified derivative financial instruments, and liability-classified stock purchase warrants (see Note 10).

Annex E-11

Related parties: The Company considers parties to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation. The Company reviews the relationships of its vendors, customers, shareholders, and board members to determine whether there are any parties meet the criteria to be considered related. Any party that is deemed to be related to the Company is referred to as an “affiliate” or “related party” in these consolidated financial statements.

Due from affiliates and notes receivable – related parties, net: Due from affiliates and notes receivable – related parties, net are contractual rights to receive cash on demand or on fixed or determinable dates and are recognized as an asset on the consolidated balance sheets. Due from affiliates consist of amounts owed from affiliates of the Company for either services provided to the affiliate or expenses paid by the Company on behalf of the affiliate (see Note 11). Notes receivable – related parties, net consist of advances made to affiliates in exchange for a promissory note from the affiliate (see Note 11).

Other current assets: Other current assets primarily consists of escrow cash and prepaid miscellaneous items. The Company expects all current assets to be collected and/or realized within the next 12 months.

Leases: The Company determines if an arrangement is a lease at inception of the contract. Operating leases are included in operating lease right-of-use (“ROU”) assets, current portion of operating lease liabilities, and operating lease liabilities, net of current portion in the accompanying consolidated balance sheets.

ROU assets represent the Company’s right to use underlying assets for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the contracts. ROU assets and lease liabilities are recognized at the commencement date based on the present value of lease payments over the lease term.

The Company’s vehicle leases may include transfer rights or options to purchase at the end of the lease that the Company is reasonably certain to exercise. Interest expense is recognized using the effective interest rate method, and the ROU asset is amortized over the useful life of the underlying asset.

Impairment of long-lived assets: In accordance with ASC 360, Impairment or Disposal of Long-Lived Assets (“ASC 360”), the Company reviews the carrying values of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. Based on the existence of one or more indicators of impairment, the Company measures any impairment of long-lived assets using the projected discounted cash flow method at the asset group level. The estimation of future cash flows requires significant management judgment based on the Company’s historical results and anticipated results and is subject to many factors. The discount rate that is commensurate with the risk inherent in the Company’s business model is determined by its management. An impairment loss would be recorded if the Company determined that the carrying value of long-lived assets may not be recoverable. The impairment to be recognized is measured by the amount by which the carrying values of the assets exceed the fair value of the assets.

Note payable, loans payable – related parties, convertible notes payable: Debt issuance costs, including original issue discounts, will be recorded to debt discount, reducing the face amount of the note. Debt issuance costs will be amortized to interest expense over the contractual term of the respective debt obligation using the effective interest method. If a conversion of the underlying debt occurs, a proportionate share of the unamortized discount is immediately expensed.

Annex E-12

The Company evaluates convertible notes payable in accordance with ASC 470, “Debt with Conversion and Other Options” (“ASC 470”) to determine if embedded conversion features present in the convertible instrument shall be recognized separately at issuance by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. Debt issuance costs are allocated proportionately to the debt host and conversion feature.

Derivative financial instruments: The Company accounts for derivative instruments in accordance with ASC 815, Derivatives and Hedging (“ASC 815”). The Company’s objectives and strategies for using derivative instruments, and how the derivative instruments and related hedged items are accounted for affect the consolidated financial statements. The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risk.

The Company evaluates all of its financial instruments, including notes payable and warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The Company applies significant judgment to identify and evaluate complex terms and conditions in its contracts and agreements to determine whether embedded derivatives exist. Embedded derivatives must be separately measured from the host contract if all the requirements for bifurcation are met. The assessment of the conditions surrounding the bifurcation of embedded derivatives depends on the nature of the host contract. Bifurcated embedded derivatives are recognized at fair value, with changes in fair value recognized in the statement of operations each period. Bifurcated embedded derivatives are classified with the related host contract on the Company’s balance sheet.

An evaluation of specifically identified conditions is made to determine whether the fair value of the derivative issued is required to be classified as equity or as a derivative liability. Changes in the estimated fair value of the liability-classified derivative financial instruments are recognized as a non-cash gain or loss on the accompanying consolidated statements of operations and comprehensive loss.

Stock purchase warrants: The Company accounts for stock purchase warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing liabilities from equity (“ASC 480”), and ASC 815. The assessment considers whether the stock purchase warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the stock purchase warrants meet all of the requirements for equity classification under ASC 815, including whether the stock purchase warrants are indexed to the Company’s own common shares and whether the holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance, modification, and as of each subsequent quarterly period end date while the stock purchase warrants are outstanding.

For issued or modified stock purchase warrants that meet all of the criteria for equity classification, the stock purchase warrants are required to be recorded as a component of additional paid-in capital at the time of issuance.

For issued or modified stock purchase warrants that do not meet all the criteria for equity classification, the stock purchase warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the liability classified stock purchase warrants are recognized as a non-cash gain or loss on the accompanying consolidated statements of operations and comprehensive loss.

The Company assesses the classification of its common stock purchase warrants at each reporting date to determine whether a change in classification between equity and liability is required. For modified stock purchase warrants that result in a change of classification from equity to liability, a liability is recognized equal to the fair value on the date of modification, additional paid-in capital is adjusted by the fair value of the warrant on the date of issuance, and the difference is recognized as a non-cash gain or loss on the accompanying consolidated statements of operations and comprehensive loss.

Annex E-13

Assets held for sale: Assets held for sale represent property, equipment, and leasehold improvements less accumulated depreciation as well as any other assets that are held for sale in conjunction with the sale of a business. The Company records assets held for sale in accordance with ASC 360 at the lower of carrying value or fair value less costs to sell. Fair value is the amount obtainable from the sale of the asset in an arm’s length transaction. The reclassification takes place when the assets are available for immediate sale and the sale is highly probable. These conditions are usually met from the date on which a letter of intent or agreement to sell is ready for signing.

Discontinued operations: A component of an entity is identified as operations and cash flows that can be clearly distinguished, operationally and financially, from the rest of the entity. Under ASC 205-20, “Presentation of Financial Statements - Discontinued Operations” (“ASC 205-20”), a discontinued operation is a component of an entity that either has been disposed of, or is classified as held for sale and represents a strategic shift that has or will have a major effect on the entity’s operations and financial results, or a newly acquired business or nonprofit activity that upon acquisition is classified as held for sale. Discontinued operations are presented separately from continuing operations in the consolidated statements of Operations and the consolidated statements of cash flows (see Note 4). For long-lived assets or disposals groups that are classified as held for sale but do not meet the criteria for discontinued operations, the assets and liabilities are presented separately on the balance sheet of the initial period in which it is classified as held for sale.

Advertising: Costs related to advertising are expensed as incurred. For the three months ended March 31, 2025 and 2024, the Company had no advertising costs.

Stock-based compensation: The Company accounts for stock-based compensation by measuring and recognizing compensation expense for all share-based awards, including stock options and stock grants, based on estimated grant-date fair values. The Company measures employee, director and nonemployee awards at the date of grant, which generally is the date at which the Company and the nonemployee reach a mutual understanding of the key terms and conditions of a share-based payment award.

The Company estimates the grant date fair value of each stock option award using the Black-Scholes option-pricing model. The model requires management to make a number of assumptions, including the fair value and expected volatility of the Company’s underlying common stock price on the date of grant, expected live of the option, risk-free interest rate and expected dividend yield. The Company sets the grant date fair value of each stock grant equal to the fair value of the Company’s common stock on the date of grant.

The Company uses the straight-line attribution method to allocate compensation cost to reporting periods over the requisite service period during which the employee, board member, director, or advisor is required to provide services in exchange for the award. The Company has elected to account for forfeitures of awards as they occur, with previously recognized compensation reversed in the period that the awards are forfeited.

Income taxes: The Company accounts for income taxes using the asset and liability method whereby deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is established when management estimates that it is more likely than not that deferred tax assets will not be realized. Realization of deferred tax assets is dependent upon future pre-tax earnings, the reversal of temporary differences between book and tax income, and the expected rates in future periods.

The Company is required to evaluate the tax positions taken in the course of preparing its tax returns to determine whether tax positions are more likely than not of being sustained by the applicable tax authority. Tax benefits of positions not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax expense in the current year. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount that is initially recognized. The Company recognizes interest and penalties related to income tax matters in general and administrative expense.

For U.S. federal tax purposes, digital asset transactions are treated on the same tax principles as property transactions. The Company recognizes a gain or loss when digital assets are exchanged for other property, in the amount of the difference between the fair market value of the property received and the tax basis of the exchanged digital assets. Receipts of digital assets in exchange for goods or services are included in taxable income at the fair market value on the date of receipt.

Annex E-14

Foreign currency translation: The Company’s consolidated financial statements are presented in the reporting currency of the U.S. dollar. Functional currencies of the Company and its wholly-owned subsidiaries is the local currency used in each entities primary economic environment, some of which are different than the reporting currency. Assets and liabilities of the Company are translated into the reporting currency using the exchange rate in effect at the balance sheet dates. Equity transactions are translated using the historical exchange rate in effect on the date of the transaction, except for the change in accumulated deficit during the year, which is the results of the operations translation process. Results of operations and cash flows are translated using the weighted average exchange rates in effect during the period. As a result, amounts relating to the assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the accompanying consolidated balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into the reporting currency are recorded as a component of comprehensive income (loss). The realized foreign currency exchange gain (loss) and the unrealized foreign currency exchange gain (loss) for the three months ended March 31, 2025 and 2024 is included as a component of net loss from discontinued operations on the accompanying consolidated statements of operations and comprehensive loss.

Remeasurement gains and losses from transactions that are not denominated in the functional currency are recorded as a component of other income in the consolidated statements of operations and comprehensive loss. Most of the Company’s revenue transactions are transacted in the functional currency of the Company. The Company does not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Comprehensive loss: Comprehensive loss is comprised of net loss and all changes to the statements of equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive loss for the three months ended March 31, 2025 and 2024 consisted of net loss and unrealized loss from foreign currency translation adjustment.

Net loss per share: Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the period, excluding the effects of any potential dilutive securities. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common share equivalents had been issued and if the additional common shares were dilutive. Earnings per share excludes all potential dilutive shares of common shares if their effect is anti-dilutive

For the three months ended March 31, 2025 and 2024, potentially dilutive common shares consist of the common shares issuable upon the exercise of common stock options and warrants (using the treasury stock method) and the conversion of convertible notes payable. In a period in which the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact.

The following table summarizes the potentially dilutive securities excluded from the computation of diluted shares outstanding because the effect of including these potential shares was anti-dilutive:

	Three Months Ended March 31,
	2025	2024
Options to purchase common stock	4,823	15,538
Convertible notes payable that convert into common stock	—	—
Stock purchase warrants to acquire common stock	5,192,381	837,625
Total potentially dilutive securities	5,197,204	853,163

Recently issued accounting pronouncements, adopted

ASU 2023-07, Segment Reporting – Improvements to Reportable Segment Disclosures (“ASU 2023-07”), requires enhanced disclosures related to significant segment expenses and a description of how the chief operating decision maker utilizes segment operating profit or loss to assess segment performance. ASC 2023-07 is effective for fiscal years beginning after December 15, 2023 and for interim reporting periods starting after December 15, 2024, and is to be applied retrospectively. The Company adopted ASU 2023-07 for the three months ended March 31, 2025 and its adoption did not have a material impact on the consolidated financial statements.

Annex E-15

Recently issued accounting pronouncements, not yet adopted

ASU 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative (“ASU 2023-06”) incorporates several disclosure and presentation requirements currently residing in SEC Regulation S-X and S-K into the ASC. The amendments are applied prospectively and are effective when the SEC removes the related requirements from Regulation S-X and S-K. Any amendments the SEC does not remove by June 30, 2027 will not be effective. Early adoption is prohibited. The Company is currently evaluating the potential impact of this guidance on its disclosures.

ASU 2023-09, Income Taxes (“ASU 2023-09”), requires disclosure of specific categories and disaggregation of information in the rate reconciliation table and expands disclosures related to income taxes paid. The new standard is effective for fiscal years beginning after December 15, 2024 and is to be applied prospectively. The Company is currently evaluating the impact, if any, adoption will have on its consolidated financial statements and disclosures.

ASU 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”) updates accounting standards for revenue recognition (ASC 606), lease accounting (ASC 842), and impairment of long-lived assets (ASC 360). ASU 2024-02 provides enhanced guidance for estimating variable consideration, accounting for contract modifications, determining lease terms, and simplifying impairment testing for long-lived assets. It also introduces increased disclosure requirements for financial instruments and derivatives. ASU 2024-02 is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact, if any, adoption will have on its consolidated financial statements and disclosures.

ASU 2024-03, Disaggregation of Income Statement Expenses (“ASU 2024-03”), requires public companies to disaggregate key expense categories, such as inventory purchases, employee compensation and depreciation in their financial statements. This aims to improve investor insight into company performance. ASU 2024-03 is effective for fiscal years beginning after December 15, 2024, and interim periods within fiscal years beginning after December 15, 2025, with early adoption permitted. The Company is currently evaluating the impact, if any, adoption will have on its consolidated financial statements and disclosures.

NOTE 4 – DISCONTINUED OPERATIONS

In accordance with ASC 205-20 Presentation of Financial Statements: Discontinued Operations, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major impact on an entity’s operations and financial results when the components of an entity meets the criteria in ASC paragraph 205-20-45-10. In the period in which the component meets the held for sale or discontinued operations criteria the major assets, other assets, current liabilities and non-current liabilities shall be reported as a component of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income (loss) separate from the income (loss) of continuing operations.

Disposition of a Subsidiary: On November 8, 2024, the Company entered into a Settlement Agreement and Release (the “Settlement Agreement”) with a shareholder of the Company and a subsidiary of the Company to sell the subsidiary to the shareholder or his nominee subject to the Company obtaining shareholder approval. As required by the Settlement Agreement, a Share Purchase Agreement was entered into between the same parties dated December 23, 2024 providing that the Company, subject to it obtaining shareholder approval, will sell the subsidiary to the officer of the Company in consideration of GBP 1,000 (approximately $1,294 at March 31, 2025).

The subsidiary comprises our financial services operating segment. As a result of the planned disposition of the subsidiary, the financial services operating segment meets the held for sale criteria of ASC 205-20. Accordingly, the historical results of operations of the financial services operating segment has been reflected as discontinued operations in our consolidated financial statement for all periods prior to the Settlement Agreement on November 8, 2024.

General Support Services Reporting Segment: In connection with a securities and purchase agreement and call option the Company entered into on December 15, 2024 to acquire a business (see Note 12) and the disposition of a subsidiary, the Company’s business will be focused on the defense sector. As of December 15, 2024, the Company determined that it would cease operations of its General Support Services operating segment. As a result, the general support services operating segment meets the discontinued operations criteria of ASC 205-20. Accordingly, the historical results of operations of the financial services operating segment has been reflected as discontinued operations in our consolidated financial statement for all periods prior to December 15, 2024.

Annex E-16

Summary Reconciliation of Discontinued Operations

The following tables present the balance sheets and the results of operations of the Company classified as discontinued operations for the periods presented:

NUKKLEUS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2025	2024
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,533	$148,679
Customer custodial funds	1,260,839	811,265
Customer digital currency assets	813,165	22,930
Digital assets	407	550
Due from affiliates	-	50,768
Other current assets	38,176	54,860

TOTAL CURRENT ASSETS	2,127,120	1,089,052

NON-CURRENT ASSETS:
Intangible assets, net	11,646	14,887

TOTAL NON-CURRENT ASSETS	11,646	14,887
TOTAL ASSETS	$2,138,766	$1,103,939

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$526,045	$504,249
Customer custodial cash liabilities	2,221,182	972,941
Customer digital currency liabilities	9,057	10,514
Due to affiliates	515,406	479,608
Loans payable - related parties, current	704,043	682,875
Interest payable - related parties, current	245,008	203,755
Accrued expenses and other current liabilities	214,495	308,567

TOTAL CURRENT LIABILITIES	4,435,236	3,162,509

NON-CURRENT LIABILITIES:
Loan payable - related parties, net of current portion	17,906	17,368

TOTAL NON-CURRENT LIABILITIES	17,906	17,368

TOTAL LIABILITIES	4,453,142	3,179,877

The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

Annex E-17

NUKKLEUS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Three Months Ended March 31,
	2025	2024
REVENUES
Revenue - financial services	$187,469	259,757
Total revenues	187,469	259,757

COSTS OF REVENUES
Cost of revenue - financial services	22,132	63,196
Total costs of revenues	22,132	63,196

GROSS PROFIT (LOSS)
Gross profit (loss) - financial services	165,337	196,561
Total gross profit (loss)	165,337	196,561

OPERATING EXPENSES:
Advertising	-	20,568
Professional fees	105,227	206,660
Compensation and related benefits	134,640	239,848
Amortization of intangible assets	3,275	3,466
Other general and administrative	74,210	60,693

Total operating expenses	317,352	531,235

LOSS FROM OPERATIONS	(152,015)	(334,674)

OTHER (EXPENSE) INCOME:
Interest expense - related parties	(80,703)	(308)
Other income (expense)	49,963	766

Total other income (expense), net	(30,740)	458

LOSS BEFORE INCOME TAXES	(182,755)	(334,216)

INCOME TAXES	-	-

NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS	$(182,755)	$(334,216)

The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

Annex E-18

NOTE 5 – LOANS PAYABLE – RELATED PARTIES

The Company’s loans payable – related parties consisted of the following:

During the twelve months ended September 30, 2024, the Company issued promissory notes in the aggregate principal of $1,105,639 and $248,000 to a shareholder and to an entity managed by that shareholder, respectively, (collectively, the “Shareholder 2024 Loans”), in consideration of cash proceeds in the same amount in the following tranches:

October 2023	$199,000
December 2023	424,000
January 2024	25,000
February 2024	188,000
March 2024	80,000
April 2024	31,000
May 2024	100,000
June 2024	120,500
July 2024	59,000
August 2024	58,000
September 2024	69,139
Total	$1,353,639

The 2024 Shareholder Loans bear interest of 5.0% per annum and each individual loan will be due and payable three years from the date of issuance. As of December 31, 2024, the outstanding principal balance and accrued and unpaid interest of the Shareholder 2024 Loans was $1,353,639 and $44,111, respectively.

In July 2024, a shareholder of the Company made payments on the Company’s behalf to settle an obligation with an affiliate in which the shareholder has a controlling interest. The shareholder entered into an assignment of debt agreement with the affiliate whereby the affiliate assigned its right, title obligation and interest in the obligation by the Company to the shareholder (the “July 2024 Loan”). The July 2024 Loan is noninterest bearing and was due and payable at issuance. In December 2024, the Company repaid approximately $1,000,000 of the July 2024 loan. As of March 31, 2025, the outstanding principal balance of the July 2024 Loan was $213,349.

As of March 31, 2025 and December 31, 2024, total loans payable – related parties was $1,566,988 and $1,566,988, respectively, which was reflected as loans payable – related parties, current and noncurrent, on the accompanying consolidated balance sheets.

In June 2024, as part of the terms of a note payable entered into, 30.0% of the loans payable with the shareholder of the 2024 Shareholder Loans and July 2024 Loan was due and payable on demand.

For the three months ended March 31, 2025 and 2024, the interest expense related to above loans payable – related parties amounted to $33,841 and $10,025, respectively, and has been reflected as a component of other (expense) income on the accompanying consolidated statements of operations and comprehensive loss.

As of March 31, 2025 and December 31, 2024, the related accrued and unpaid interest for above loans was $77,952 and $44,111, respectively, which was reflected as interest payable – related parties, net of current portion on the accompanying consolidated balance sheets.

The loans payable – related parties mature as follows:

For the Period Ending:
March 31, 2025	$619,440
December 31, 2026	947,548
$1,566,988

Annex E-19

NOTE 6 – NOTE PAYABLE, NET

In April 2024, the Company issued a promissory note in the principal amount of $78,000 to an investor   in consideration of cash proceeds in the same amount (the “April 2024 Loan”). In addition, the Company issued a stock purchase warrant for the purchase of 14,535 shares of the Company’s common stock (the “April 2024 Warrant”) that is exercisable for three years at an exercise price of $0.86 per warrant. The April 2024 Loan bears interest of 8.0% per annum and is due and payable on April 30, 2025. The April 2024 Warrant was determined to be an equity classified warrant and fair value of $40,804   determined using the Black-Scholes option-pricing model with the following assumptions: volatility of 174.03%, risk-free rate of 4.87%, annual dividend yield of 0.0% and expected life of 3 years. The principal amount of the April 2024 Loan was allocated to the April 2024 Loan and April 2024 Warrant in the amount of $37,196 and $40,804, respectively. The amount allocated to the April 2024 Warrant were recorded as a discount on the April 2024 Loan.

Amortization of the debt discount and interest expense related to the April 2024 Loan amounted to $10,201 and $1,539, respectively, for the three months ended March 31, 2025 and $0 and $0, respectively, for the three months ended March 31, 2024, which are both included as a component of interest expense on the accompanying consolidated statements of operations and comprehensive loss.

The balance of the April 2024 Loan, net of unamortized discount, was $74,600 and $64,399 as of March 31, 2025 and December 31, 2024, respectively and reflected as note payable, net on the accompanying consolidated balance sheets.

NOTE 7 – CONVERTIBLE NOTES PAYABLE, NET

The Company’s convertible notes payable consisted of the following:

	March 31,	December 31,
	2025	2024
August 2024 Note	$515,000	$515,000
December 2024 Note	500,000	500,000
	1,015,000	1,015,000
Less: debt issuance costs	(183,377)	(308,646)
Convertible notes payable, net	$831,623	$706,354

August 2024 Note: In August 2024, the Company issued a senior unsecured promissory note (the “August 2024 Note”) in the principal amount of $515,000 to a new lender in consideration of cash proceeds in the amount of $412,075. The August 2024 Note bears interest of 12.0% per annum and is due and payable six months after issuance. The lender shall have the right to convert the principal and interest payable under the August 2024 Note into shares of common stock of the Company at a per share conversion price of $2.50. In addition, the Company issued the lender a stock purchase warrant (the “August 2024 Warrant”) to acquire 175,000 shares of common stock at a per share price of $2.00 for a term of five years that may be exercised on a cash or cashless basis. The number of shares and exercise prices for the August 2024 Note and August 2024 Warrant reflect the October 2024 reverse stock split.

The August 2024 Warrant was determined to be an equity classified warrant and fair value was calculated as $447,316 using the Black-Scholes option-pricing model with the following assumptions: volatility of 183.31%, risk-free rate of 3.84%, annual dividend yield of 0.0% and expected life of five years. The Company recorded a total debt discount of $342,314 related to the original issue discount and August 2024 Warrant, which will be amortized over the term of the August 2024 Note. The principal amount of the August 2024 Note was allocated to the August 2024 Note and the August 2024 Warrant in the amount of $275,611 and $239,389, respectively. The amount allocated to the original issue discount and the August 2024 Warrant were recorded as a discount on the August 2024 Note, which will be amortized to interest expense using the effective interest rate method over the term of the August 2024 Note.

The Company did not obtain the Lender’s written consent prior to entering into the August 2024 Note, violating the terms of the Restructuring Agreement. Accordingly, the Lender exercised its right to terminate the current CEO and appoint an additional member to the Board.

Annex E-20

December 2024 Note: On December 3, 2024, the Company issued a convertible promissory note (the “December 2024 Note”) in the principal amount of $500,000 to a lender, in consideration of cash proceeds in the amount of $450,000 after an original issue discount of $25,000 and issuance costs of $25,000 in connection with the standby equity purchase agreement executed with the lender (the “SEPA”). The December 2024 Note matures on December 3, 2025. The SEPA was subsequently terminated in December 2024. The December 2024 Note has the following features:

Conversion rights – The December 2024 Note and accrued and unpaid interest is convertible at the option of the lender (the “Conversion Option”) into shares of the Company’s common stock at a per share conversion price of the lower of (i) $2.00 per share (the “Fixed Price”) and (ii) 90% of the lowest daily volume weighted average price (the “VWAP”) during the ten consecutive trailing days immediately preceding the conversion, with a floor of $0.33 (the “Floor Price”).

Interest – The December 2024 Note bears interest of 10.0% per annum. Upon an event of default, the December 2024 Note becomes immediately due and payable, with the interest increasing to 18.0%.

Optional redemption – The December 2024 Note is redeemable by the Company in the event that the VWAP of the Company’s common stock was less than the Fixed Price on the date the Company provides the redemption notice to the lender. The redemption price will be equal to the outstanding principal amount of the December 2024 Note plus the 10% of the principal amount being redeemed (the “Redemption Premium”) plus all accrued and unpaid interest, if any. The lender has ten days from the date the redemption notice is received to elect to convert all or a portion of the December 2024 Note.

Event of Default – If any event of default as defined in the December 2024 Note occurs, the full unpaid principal amount of the December 2024 Note, accrued and unpaid interest, and other amounts owed become at the lender’s election immediately due and payable in cash. The lender has the right, but not the obligation, to convert all or part of the December 2024 Note in accordance with the terms of the December 2024 Note.

Exchange Cap – The lender shall not have the right to convert any portion of the December 2024 Note to the extent that after giving effect to such conversion, the lender, along with its affiliates, would beneficially own in excess of 4.99% of the outstanding common stock immediately after giving effect to such conversion (the “Exchange Cap”), unless the Company has obtained shareholder approval for conversion.

Amortization Event – In no event shall the lender be allowed to effect a conversion if such conversion, along with all other shares of common stock then beneficially owned by the lender and its affiliates would exceed 4.99% of the then outstanding shares of the common stock of the Company. If at any time (i) the daily VWAP is less than the Floor Price for three trading days during a period of five consecutive trading days (a “Floor Price Event”), (ii) the Company has issued in excess of 99.0% of the shares of common stock available under the Exchange Cap (an “Exchange Cap Event”), or (iii) at any time after the effectiveness deadline set forth in the Registration Rights Agreement, dated as of December 3, 2024, by and between the Company and the lender (the “Registration Rights Agreement”), the lender is unable to utilize a registration statement to resell the shares of the Company’s common stock receivable by the lender for a period of ten consecutive trading days (a “Registration Event,” and collectively with a Floor Price Event and an Exchange Cap Event, each an “Amortization Event”), then the Company shall make monthly payments to the lender beginning on the seventh trading day after the Amortization Event and continuing monthly in the amount of $150,000 plus a 10.0% premium and accrued and unpaid interest. The Exchange Cap Event will not apply in the event the Company has obtained the approval from its stockholders for the issuance of shares of common stock pursuant to the conversion of the December 2024 Note in excess of the Exchange Cap.

Embedded Derivatives – The optional redemption and event of default include an exercise contingency, which requires the Company to obtain shareholder approved for conversions subject to the Exchange Cap, which fails the equity classification guidance in ASC 815 and is thus precluded from being classified in equity. Therefore, the embedded derivatives are required to be bifurcated from the December 2024 Note and accounted for at fair value at each reporting date. A fair value of $222,865 was determined for the embedded derivative liabilities using a Monte Carlo Simulation model. The embedded derivative liabilities will be re-measured to fair value each reporting period until settlement (see Note 10).

For the three months ended March 31, 2025, amortization of debt discount and interest expense related to convertible promissory notes amounted to $125,269 and $27,567, respectively, which are both included as a component of interest expense on the accompanying condensed consolidated statements of operations and comprehensive loss.

Annex E-21

NOTE 8 – STOCKHOLDERS’ DEFICIT

As a result of the 2024 Reverse Stock Split, each eight pre-split shares of common stock outstanding automatically combined and converted to one issued and outstanding share of common stock without any action on the part of stockholders. No fractional shares of common stock were issued to any stockholders in connection with the 2024 Reverse Stock Split. Each stockholder was entitled to receive one share of common stock in lieu of the fractional share that would have resulted from the 2024 Reverse Stock Split. The number of the Company’s authorized common stock remain unchanged, and the par value of the common stock following the 2024 Reverse Stock Split remained at $0.0001 per share.

Preferred Stock: The Company is authorized to issue 15,000,000 shares of preferred stock with a par value of $0.0001 per share. The Company’s board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, option or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. As of March 31, 2025 and December 31, 2024, there were no shares of preferred stock issued and outstanding.

Common stock: The Company is authorized to issue 150,000,000 shares of common stock with a par value of $0.0001 per shares, of which 5,013,863 and 4,930,531 shares were issued and outstanding as of March 31, 2025 and December 31, 2024, respectively. The following shares of common stock are reserved for future issuance:

Convertible notes payable	480,608
Stock options issued and outstanding	104,823
Stock purchase warrants	5,381,916
5,967,347

Dividend rights: the holders of common stock are entitled to receive dividends and other distributions, as and if declared by the Board out of assets or funds of the Company legally available and shall share equally on a per share basis.

Voting rights: the common stock possesses all voting power of the Company. Each share of common stock is entitled to one vote.

Liquidation: In the event of any liquidation, dissolution or winding up of the Company, after payment or provision of payment of the debts and other liabilities of the Company, the holders of common stock are entitled to receive the remaining assets of the Company available for distribution ratably in proportion to the number of shares of common stock held by them.

Common Stock Issuances:

On December 18, 2024, the Company entered into a securities purchase agreement for a private placement (the “Private Placement”) pursuant to which an investor purchased from the Company 1,666,666 units for an aggregate purchase price of $9,999,996 or a per unit price of $6.00 with each unit consisting of (i) one share of the Company’s common stock and (ii) a stock purchase warrant to purchase up to one and one half shares of the Company’s common stock (the “Private Placement Warrant”). The investor may elect to acquire one pre-funded common stock purchase warrant in lieu of one share (the “Pre-Funded Warrant”). The Units were priced in excess of the average Nasdaq Official Closing Price of the Company’s common stock for the five trading days immediately preceding the signing of the Private Placement. The Private Placement closed on December 20, 2024. Issuance costs totaled $865,143 and were recorded as a reduction to additional paid-in capital. On December 19, 2024, 230,000 shares of common stock were issued in connection with the Private Placement.

The Pre-funded Warrant and the Private Placement Warrant permit the investor to acquire a fixed amount of shares of the Company’s common stock at a per share price of $0.0001 and $6.00, respectively, that may be exercised on a cash or cashless basis. The Pre-Funded Warrant is immediately exercisable, at a nominal exercise price of $0.0001 per share, and may be exercised at any time until the Pre-Funded Warrant is fully exercised. The Private Placement Warrant has an exercise price of $6.00 per share, is immediately exercisable on a cash or cashless basis and will expire five years from the date of issuance. The Pre-funded Warrant and the Private Placement Warrant were determined to be liability-classified at the time of issuance.

Annex E-22

In February 2025, the investor sold 83,333 and 125,000 units in relation to the Pre-funded Warrant and Private Placement Warrant, respectively, to a third party. In February 2025, the third party submitted a cashless exercise of their 83,333 units in relation to the Pre-funded warrant, which resulted in an issuance of 83,332 shares of common stock. This issuance was the sole issuance of common stock during the three months ending March 31, 2025.

During the three months ending March 31, 2024, the Company issued 25,338 shares of common stock to settle an obligation to a vendor.

Warrants:

Public Warrants: On June 26, 2020, Brilliant completed an initial public offering that included warrants for shares of common stock (the “Public Warrants’). Each Public Warrant entitles the holder the right to purchase one share of common stock at an exercise price of $11.50 per share. No fractional shares will be issued upon exercise of the Public Warrants. The Company may elect to redeem the Public Warrants, in whole and not in part, at a price of $0.01 per Public Warrant if (i) 30 days’ prior written notice of redemption is provided to the holders, and (ii) the last reported sale price of the Company’s common stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders. Upon issuance of a redemption notice by the Company, the warrant holders have a period of 30 days to exercise for cash, or on a cashless basis. On the Closing Date, there were 805,000 Public Warrants issued and outstanding.

Private Warrants: Simultaneous with Brilliant’s initial public offering in June 2020, Brilliant sold warrants to its sponsor and certain of its directors and advisors in a private placement (the “Private Warrants”). The Private Warrants may not be redeemed by the Company so long as the Private Warrants are held by the initial purchasers, or such purchasers’ permitted transferees. The Private Warrants have terms and provisions identical to the Public Warrants, including as to exercise price, exercisability and exercise period, except if the Private Warrants are held by someone other than the initial purchasers’ permitted transferees, then the Private Warrants are redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. On the Closing Date, there were 32,625 Private Warrants issued and outstanding.

As a result of the Business Combination which was completed on December 22, 2023, Public Warrants and Private Warrants totaling 837,625 were converted into 837,625 warrants of the Company.

Stock Purchase Warrants: In connection with certain note payable agreements (see Note 6) certain convertible notes payable (see Note 7), and the Private Placement (see Note 8) the Company issued stock purchase warrants to certain lenders and investors that permit the lender or investor to acquire a fixed amount of shares of the Company’s common stock at a per share price that ranges between $.0001 and $6.88 for a term that ranges between three and five years that may be exercised on a cash or cashless basis.

Certain warrants were determined to be equity-classified at issuance, and as such, were recorded to additional-paid-in capital at the time of issuance. Certain warrants were determined to be liability-classified at issuance, and as such, were recorded at fair value as a liability on the accompanying consolidated balance sheets and re-measured to fair value each reporting period with the change in fair value recorded as a component of other income (expense) on the accompanying consolidated statements of operations and comprehensive loss. Certain warrants were modified during the three months ended December 31, 2024 at which time the warrant’s classification was re-assessed and the classification changed from equity to liability.

Annex E-23

The following table summarizes the shares of the Company’s common stock issuable upon exercise of warrants outstanding at March 31, 2025:

	Warrants Outstanding
	Range of Exercise Price	Number Outstanding at March 31, 2025	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
Public and Private Warrants	$92.00	837,625	0.58	$14.32
April 2024 Warrants	6.88	14,535	0.01	0.02
June 2024 Warrants	2.00	150,000	0.12	0.06
August 2024 Warrants	2.00	175,000	0.14	0.07
November 2024 Warrant	2.41	351,424	0.30	0.16
Pre-funded Warrants	0.0001	1,353,333	1.18	0.00
Private Placement Warrant	6.00	2,499,999	2.19	2.79
	$0.0001 – 92.00	5,381,916	4.52	$17.42

The following table summarizes the shares of the Company’s common stock issuable upon exercise of warrants outstanding at December 31, 2024:

	Warrants Outstanding
	Range of Exercise Price	Number Outstanding at December 31, 2024	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
Public and Private Warrants	$92.00	837,625	0.61	$14.10
April 2024 Warrants	6.88	14,535	0.01	0.02
June 2024 Warrants	2.00	150,000	0.12	0.05
August 2024 Warrants	2.00	175,000	0.15	0.06
November 2024 Warrant	2.41	351,424	0.31	0.15
Pre-funded Warrants	0.0001	1,436,666	1.30	0.00
Private Placement Warrant	6.00	2,499,999	2.27	2.74
	$0.0001 – 92.00	5,465,249	4.77	$17.12

Warrant activities for the three months ended March 31, 2025 were as follows:

	Number of Options	Weighted Average Exercise Price
Outstanding at December 31, 2024	5,465,249	17.12
Exercised	(83,333)	-
Outstanding at March 31, 2025	5,381,916	$17.42

Annex E-24

NOTE 9 – STOCK-BASED COMPENSATION

Old Nukk Equity Incentive Plan

For periods prior to the reverse recapitalization, the Old Nukk Equity Incentive Plan (the “Old Nukk Plan”) permitted the granting of various awards including stock options (including both nonqualified options and incentive options), stock appreciate rights (“SARs”), stock awards, phantom stock units, performance awards and other share-based awards to employees, outside directors and consultants, and advisors to the Company. Only stock options have been awarded to consultants and advisors under the Old Nukk Plan.

Assumed Options converted into an option to purchase a number of shares of the Company’s common stock equal to the product of the number of shares of Old Nukk common stock and the Exchange Ratio at an exercise price per share equal to the exercise price of the Assumed Options divided by the Exchange Ratio. Each Assumed Option is governed by the same terms and conditions applicable to the Assumed Options prior to the Business Combination. No further grants can be made under the Old Nukk Plan.

2024 Equity Incentive Plan

On October 11, 2024, the Company’s shareholders approved a new long-term incentive award plan (the “2024 Plan”). The 2024 Plan is administered by the Board. The selection of participants, allotment of shares, determination of price and other conditions are approved by the Board at its sole discretion to attract and retain personnel instrumental to the success of the Company.

On November 13, 2024, the Company issued 100,000 stock options to a consultant of the Company.

Stock options generally vest over one to three years, with a maximum term of ten years from the date of grant. These awards become available to the recipient upon the satisfaction a vesting condition based on a period of service. Total stock options activity for the three months ended March 31, 2025 is summarized as follows:

	Number of Options	Weighted Average Exercise Price
Outstanding at December 31, 2024	104,823	$27.61
Expired	-	-
Outstanding at March 31, 2025	104,823	27.61
Options exercisable at March 31, 2025	104,823	$27.61
Options expected to vest	—	$—

Share-based compensation expense for three months ended March 31, 2025 and 2024 was $177,905 and $74,668, respectively, which was recorded as professional fees on the accompanying consolidated statements of operations and comprehensive loss. There was no unrecognized share-based compensation at March 31, 2025.

Annex E-25

NOTE 10 – FAIR VALUE MEASUREMENT

Customer digital currency assets and liabilities represent the Company’s obligation to safeguard customer digital currencies. Accordingly, the Company has valued the assets and liabilities using quoted market prices for the underlying digital currencies which is based on Level 2 inputs.

The Black-Scholes option pricing model is used to estimate fair value of liability-classified stock purchase warrants issued in connection with convertible notes (see Note 7) and the liability-classified pre-funded stock purchase warrants issued in connection with the December 2024 Private Placement (see Note 8). A Monte Carlo simulation model is used to estimate the fair value of liability-classified stock purchase warrants issued in connection with the December 2024 Private Placement (see Note 8). Both models utilize the following assumptions:

●	Risk-free interest rates are derived from the yield on U.S. Treasury debt securities in effect on the date of measurement.

●	Dividend yields are based on our historical dividend payments, which have been zero to date.

●	Volatility is estimated from historical volatility of a peer group over a similar period.

●	The expected term is based on the time to expiration of the warrants from the date of measurement.

The Monte Carlo simulation model also incorporates management’s judgments for the occurrence or non-occurrence of certain events as well as the probability of certain scenarios impactful to the valuation of the liability-classified stock purchase warrants issued in connection with the December 2024 Private Placement.

The assumptions used for the Black-Scholes option pricing model for liability-classified stock purchase warrants are as follows:

June 2024 Warrants	March 31, 2025	November 2024 Modification
Expected term (years)	4.2 years	4.6 years
Risk-free interest rate	3.9%	4.4%
Expected volatility	113.8%	113.8%
Expected dividend yield	0.0%	0.0%

November 2024 Warrants	March 31, 2025	November 2024 Issuance
Expected term (years)	4.6 years	5.0 years
Risk-free interest rate	3.9%	4.2%
Expected volatility	113.8%	113.8%
Expected dividend yield	0.0%	0.0%

Pre-funded Warrants	March 31, 2025	December 2024 Issuance
Expected term (years)	4.7 years	5.0 years
Risk-free interest rate	3.9%	4.3%
Expected volatility	113.8%	113.8%
Expected dividend yield	0.0%	0.0%

Annex E-26

The assumptions used for the Monte Carlo simulation model for liability-classified stock purchase warrants and the embedded derivative liability issued in connection with a convertible note are as follows:

December 2024 Warrants	March 31, 2025	December 2024 Issuance
Expected term (years)	4.7 years	5.0 years
Risk-free interest rate	3.9%	4.3%
Expected volatility	113.8%	113.8%
Expected dividend yield	0.0%	0.0%
Probability of a fundamental event	10.0%	10.0%

Embedded Derivative Liability	March 31, 2025	December 2024 Issuance
Expected term (years)	0.7 years	1.0 years
Risk-free interest rate	4.2%	4.3%
Expected volatility	160.8%	157.5%
Expected dividend yield	0.0%	0.0%
Conversion discount	10.0%	10.0%
Interest rate	10.0%	10.0%
Redemption premium	$50,000	$50,000

The following table sets forth by level, within the fair value hierarchy, the Company’s assets and liabilities measured and recorded at fair value on a recurring basis as of March 31, 2025:

	Quoted Price in Active Markets	Significant Other Observable Inputs	Significant Unobservable Inputs	Balance at March 31,
	(Level 1)	(Level 2)	(Level 3)	2025
Liabilities
June 2024 Warrant	—	—	1,648,465	1,648,465
November 2024 Warrant	—	—	3,850,947	3,850,947
Pre-funded warrant liabilities	—	—	16,091,019	16,091,019
Private Placement Warrants	—	—	35,845,993	35,845,993
Embedded derivative liability	—	—	280,340	280,340
Total liabilities	$—	$—	$57,716,764	$57,716,764

The Company did not make any transfers into or out of Level 3 of the fair value hierarchy during the three months ended March 31, 2025.

The following table provides a reconciliation of the warrants measured at fair value using Level 3 inputs:

	Embedded Derivative Liability	June 2024 Warrant	November 2024 Warrant	Pre-funded Warrant	Common Stock Warrant

Balance at January 1, 2025	$847,753	$5,333,794	$12,467,515	$52,682,426	$94,286,790
Subtractions	-	-	-	(3,055,814)	-
Change in fair value	(567,413)	(3,685,329)	(8,616,568)	(33,535,593)	(58,440,797)
Ending balance, March 31, 2025	$280,340	$1,648,465	$3,850,947	$16,091,019	$35,845,993

Annex E-27

NOTE 11 – RELATED PARTY TRANSACTIONS

Advances – related party

Advance to Star: In December 2024, the Company advanced $1,000,000 to Star pursuant to the terms of the Star Agreement (see Note 1). In February 2025, the Company advanced an additional $800,000 to Star pursuant to the first amendment of the Star Agreement, bringing the total amount of the advance made to Star to $1,800,000 as of March 31, 2025. This amount is a short-term, non-interest bearing advance in nature and will be deducted from the total investment consideration upon the closing of the Star Agreement. No interest was imputed due to immateriality. In the event the Star Agreement is not approved, the total amount of the advance will be returned to the Company from Star shortly thereafter.

Due to affiliates : Amounts owed to affiliates totaled $45,078 and $42,471 as of March 31, 2025 and December 31, 2024, respectively. Amounts due to these affiliates are short-term in nature, non-interest bearing, unsecured and repayable on demand.

Loans payable – related parties: The Company has entered into several promissory notes, and made repayments thereon, with shareholders and affiliates (see Note 5).

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Indemnifications: The Company has indemnity agreements with certain officers and directors of the Company pursuant to which the Company must indemnify the officer or director against all expenses, judgments, fines, and amounts paid in settlement reasonably incurred in connection with a third party proceeding, if the indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and in the case of a criminal proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. It is not possible to determine the maximum potential exposure under these indemnification agreements: (i) because the facts and circumstances involved in each claim are unique and the Company cannot predict the number or nature of claims that may be made; (ii) due to the unique facts and circumstances involved in each particular agreement; and (iii) due to the requirement for a registration of the Company’s securities before any of the indemnification obligations contemplated in the IRA become effective.

Legal and regulatory proceedings: The Company is subject to various litigation, regulatory investigations, and other legal proceedings that arise in the ordinary course of its business. The Company is also subject to regulatory oversight by numerous regulatory and other governmental agencies. The Company reviews its lawsuits, regulatory investigations, and other legal proceedings on an ongoing basis and provides disclosure and records loss contingencies in accordance with the loss contingencies accounting guidance. In accordance with such guidance, the Company establishes accruals for such matters when potential losses become probable and can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be estimated, the Company discloses the possible loss in the consolidated financial statements.

White lion stock purchase agreement: On May 17, 2022, the Company entered into a Stock Purchase Agreement (the “White Lion Agreement”) with White Lion Capital Partners, LLC a California-based investment fund (“White Lion”). Under the terms of the White Lion Agreement, the Company had the right, but not the obligation, to require White Lion to purchase shares of its common stock up to a maximum amount of $75,000,000. In January 2024, the Company issued 202,702 shares of the Company’s common stock with a fair value of $750,000 to settle its obligation owed under the White Lion Agreement (see Note 8). On February 21, 2024, the Company terminated the White Lion Agreement.

Securities Purchase Agreement: On December 15, 2024, the Company entered into a Securities Purchase Agreement and Call Option, as amended by Amendment No. 1 dated February 11, 2025 (the “Star Agreement”) with Star 26 Capital Inc. (“Star”), the shareholders of Star (“Star Equity Holders”) and an officer of the Company acting in his capacity as the representative of the Star Equity Holders, to acquire a controlling 51% interest in Star, an Israeli corporation engaged as a supplier of generators for “iron dome” launchers and other defense products, in exchange for an aggregate investment of $21,000,000 that consists of :

●	A minimum amount of $5,000,000 in cash

Annex E-28

●	a promissory note in the principal amount of $16,000,000, less (i) the amounts outstanding under Seller Notes, which shall be forgiven and cancelled as of the closing of the transaction, and (ii) any portion of the cash payment to the Sellers in excess of $5,000,000 (the “Investment Note”). The Investment Note matures 12 months following the closing.

●	2,385,170 shares of the Company’s common stock issued to the Star Equity Holders which shall constitute approximately 29.75% of the issued and outstanding capital of the Company on a fully diluted basis, excluding the out of the money warrants

●	6,907,859 stock purchase warrants with a five year term and an exercise price of $1.50 per share

The Star Equity Holders granted the Company an option (the “Option”) to purchase the balance of their equity in Star (49.0%) for an aggregate $16,084,250 (the “Option Exercise Price”) in consideration for the issuance to the Star Equity Holders five-year stock purchase warrants to purchase an aggregate of 720,000 shares of the Company’s common stock with an exercise price of $1.50 per share. The Option Exercise Price to be paid by the Company to the Star Equity Holders consists of

●	$3,000,000 in cash,

●	a promissory note in the principal amount of $3,000,000, which accrues interest at 8.0% per annum and is due and payable six months after the issuance thereof,

●	2,385,170 shares of the Company’s common stock issued to the Star Equity Holders

●	5,109,789 stock purchase warrants with a five-year term and an exercise price of $1.50 per share

If, for a period of 12 months after the closing of the Star Agreement, the Company’s shares of common stock are delisted from Nasdaq, Star shall have the right, at its own discretion, to require the Company to exchange the Investment Note for all the shares of Star then held by the Company, provided, however, the Option shall be automatically cancelled and Star shall retain any cash payments made by the Company to Star and the Company shall retain an equity interest in Star equivalent to all cash payments. The closing of the Transaction is subject to customary closing conditions, including regulatory approvals, third-party consents, fairness opinion, and approval by the Company’s shareholders as required under applicable Nasdaq listing rules.

If the Star Agreement is canceled because stockholder approval was not obtained within 90-days after the date of the Star Agreement and the failure was a result of the Company failing to perform or observe the covenants or agreements of the Company provided for in the terms of the Star Agreement, the Seller is entitled to damages of $1,800,000 from the Company.

As a result of the Settlement Agreement and subject to the closing of the acquisition of Star, the Company’s business will be focused on the defense sector.

NOTE 13 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

The Company established the Nukkleus Inc 2025 Equity Incentive Plan (the “2025 Plan”) to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company by providing them the opportunity to acquire a proprietary interest in the Company and to align their interest and efforts to the long-term interest of the Company’s stockholders. The 2025 Plan will be administered by the Board of Directors and has 1,950,000 shares of the Company’s common stock reserved for issuance. The 2025 Plan is subject to shareholder approval at a meeting schedule during the second quarter of calendar year 2025.

On May 13, 2025, the Company entered into Amendment No. 2 to the Star Agreement. Pursuant to the terms of Amendment No. 2, the cash advances to be made by the Company to Star was increased from $1,800,000 to $3,000,000.

On May 13, 2025, the Company entered into a Promissory Note with Star, pursuant to which the Company memorialized its obligations under the Star Agreement to lend Star up to $3,000,000.

Annex E-29

NUKKLEUS INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024 and 2023

CONTENTS

Report of Independent Registered Public Accounting Firm – GreenGrowth CPAs (PCAOB ID 6580)	E-31

Consolidated Financial Statements:

Consolidated Balance Sheets - As of December 31, 2024, September 30, 2024 and 2023	E-32

Consolidated Statements of Operations and Comprehensive Loss - For the Period from October 1, 2024 to December 31, 2024 and the Years Ended September 30, 2024 and 2023	E-33

Consolidated Statements of Changes in Stockholders’ Deficit - For the Period from October 1, 2024 to December 31, 2024 and the Years Ended September 30, 2024 and 2023	E-34

Consolidated Statements of Cash Flows – For the the Period from October 1, 2024 to December 31, 2024 and Years Ended September 30, 2024 and 2023	E-35

Notes to Consolidated Financial Statements	E-36

Annex E-30

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

of Nukkleus, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Nukkleus, Inc. (the Company) as of December 31, 2024, September 30, 2024 and 2023 and the related consolidated statements of operations and comprehensive loss, consolidated statement of changes in stockholders’ deficit, and consolidated statement of cash flows for the 3 months and years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, September 30, 2024 and 2023, and the results of its operations and its cash flows for the 3 months and years then ended in conformity with accounting principles generally accepted in the United States of America.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2023

Los Angeles, California

May 8, 2025

PCAOB ID Number 6580

Annex E-31

NUKKLEUS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2024	2024	2023
ASSETS
CURRENT ASSETS:
Cash	$6,897,697	$373	$7,849
Advances – related party	1,000,000	—	—
Other current assets	107,648	244,086	7,851
Current assets from discontinued operations	1,089,052	721,250	2,912,708
TOTAL CURRENT ASSETS	9,094,397	965,709	2,928,408

NON-CURRENT ASSETS:
Investment	—	—	391,217
Other assets from discontinued operations	14,887	19,290	33,000
TOTAL NON-CURRENT ASSETS	14,887	19,290	424,217
TOTAL ASSETS	$9,109,284	$984,999	$3,352,625

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$69,600	$—	$—
Convertible notes payable, net(1)	706,354	818,009	—
Note payable, net	64,399	54,198	—
Due to affiliates	42,471	42,471	1,255,820
Loans payable - related parties	619,440	1,627,294	—
Accrued expenses and other current liabilities	1,167,315	1,444,143	524,809
Derivative liabilities	847,753	—	—
Stock purchase warrants, liability classified	164,770,525	—	—
Current liabilities from discontinued operations	3,162,509	3,083,956	7,342,836
TOTAL CURRENT LIABILITIES	171,450,366	7,070,071	9,123,465

NON-CURRENT LIABILITIES:
Loans payable - related parties, net of current portion	947,548	939,694	270,000
Interest payable - related parties, net of current portion	44,111	44,111	563
Non-current liabilities from discontinued operations	17,368	28,836	151,827
TOTAL NON-CURRENT LIABILITIES	1,009,027	1,012,641	422,390
TOTAL LIABILITIES	172,459,393	8,082,712	9,545,855

COMMITMENTS AND CONTINGENCIES - (Note 15)
STOCKHOLDERS’ DEFICIT (2):
Preferred stock ($0.0001 par value; 15,000,000 shares authorized; 0 share issued and outstanding at December 31, 2024 and September 30, 2024 and 2023)	—	—	—
Common stock ($0.0001 par value; 150,000,000, 150,000,000 and 40,000,000 shares authorized; 4,930,531, 2,098,999 and 1,259,333 shares issued and outstanding at December 31, 2024 and September 30, 2024 and 2023, respectively)	493	209	126
Additional paid-in capital	37,759,589	33,334,725	25,543,929
Accumulated deficit	(201,075,743)	(40,287,764)	(31,769,244)
Accumulated other comprehensive income	(34,448)	(144,883)	31,959
TOTAL STOCKHOLDERS’ DEFICIT	(163,350,109)	(7,097,713)	(6,193,230)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$9,109,284	$984,999	$3,352,625

(1)	Retroactively restated to include the Additional September 2024 Notes as described in Note 9.
(2)	Retroactively restated for the reverse recapitalization as described in Note 1 and Note 4 and the one-for-eight reverse stock split described in Note 10.

The accompanying notes to consolidated financial statements are an integral part of these statements.

Annex E-32

NUKKLEUS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three months ended December 31,	For the Years Ended September 30,
	2024	2024	2023
OPERATING EXPENSES:
Professional fees	3,106,007	5,986,910	1,566,409
Compensation and related benefits	1,170,799	133,333	120,000
Amortization of intangible assets	—	—	265,162
Bad debt expense – related parties	—	—	529,488
Other general and administrative	247,374	593,129	264,370
Impairment loss	—	391,217	11,914,322
Total operating expenses	4,524,180	7,104,589	14,659,751

LOSS FROM OPERATIONS	(4,524,180)	(7,104,589)	(14,659,751)

OTHER (EXPENSE) INCOME:
Interest expense	(439,326)	(343,333)	—
Interest expense – related parties	—	(44,111)	(563)
Loss on extinguishment of vendor obligations	(277,993)	(288,835)	—
Gain on extinguishment of vendor obligations	—	211,200	—
Gain on extinguishment of due to affiliates	—	192,069	—
Gain on sale of investment	63,759	—	—
Day one loss on stock purchase warrants issued in connection with private placement	(13,533,404)	—	—
Day one loss of stock purchase warrants issued in connection with conversion of convertible notes	(663,408)	—	—
Change in fair value of liability classified stock purchase warrants	(140,584,780)	—	—
Change in fair value of derivative liabilities	(624,888)	—	—
Loss on reclassification of stock purchase warrants from equity-classified to liability-classified	(45,784)	—	—
Total other expense, net	(156,105,824)	(273,010)	(563)
Net loss from continuing operations	(160,630,004)	(7,377,599)	(14,660,314)
Net loss from discontinued operations	(157,975)	(1,140,921)	(2,768,114)
NET LOSS	$(160,787,979)	$(8,518,520)	$(17,428,428)

COMPREHENSIVE LOSS:
NET LOSS	(160,787,979)	(8,518,520)	(17,428,428)
Total other comprehensive loss from discontinued operations	110,435	(176,842)	(26,260)
TOTAL COMPREHENSIVE LOSS	$(160,677,544)	$(8,695,362)	$(17,454,688)

NET LOSS PER COMMON SHARE (1):
Basic and diluted, continuing operations	$(51.91)	$(4.27)	(11.64)
Basic and diluted, discontinued operations	(0.05)	(0.66)	(2.20)
Basic and diluted	$(51.96)	$(4.93)	$(13.84)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	3,094,253	1,728,144	1,259,333

(1)	Retroactively restated for the reverse recapitalization as described in Note 1 and Note 4 and the one-for-eight reverse stock split described in Note 10.

The accompanying notes to consolidated financial statements are an integral part of these statements.

Annex E-33

NUKKLEUS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT (1)

For the Three Months Ended December 31, 2024 and the Years Ended September 30, 2024 and 2023

	Preferred Stock		Common Stock		Additional		Accumulated Other	Total
	Number of		Number of		Paid-in	Accumulated	Comprehensive	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Deficit
Balance as of September 30, 2022	—	$—	10,074,657	$1,007	$25,172,170	$(14,340,816)	$58,219	$10,890,580
Retroactive application of reverse stock split	—	—	(8,815,324)	(881)	881	—	—	—
Adjusted balance, beginning of period	—	—	1,259,333	126	25,173,051	(14,340,816)	58,219	10,890,580
Stock-based compensation	—	—	—	—	370,878	—	—	370,878
Net loss	—	—	—	—	—	(17,428,428)	—	(17,428,428)
Foreign currency translation adjustment	—	—	—	—	—	—	(26,260)	(26,260)
Balance as of September 30, 2023	—	$—	1,259,333	$126	$25,543,929	$(31,769,244)	$31,959	$(6,193,230)
Stock-based compensation	—	—	—	—	229,605	—	—	229,605
Issuance of Old Nukk common stock in exchange for a receivable from Brilliant	—	—	47,533	5	1,802,210	—	—	1,802,215
Issuance of Old Nukk common stock to settle accrued expenses and other current liabilities	—	—	5,629	1	213,385	—	—	213,386
Issuance of common stock to settle accrued expenses and other current liabilities	—	—	361,532	35	1,880,152	—	—	1,880,187
Issuance of stock purchase warrants	—	—	—	—	517,702	—	—	517,702
Issuance of common stock to settle loans payable – related parties	—	—	8,767	1	270,562	—	—	270,563
Issuance of common stock to settle due to affiliates	—	—	94,710	9	2,727,051	—	—	2,727,060
Issuance of common stock in connection with reverse recapitalization	—	—	321,495	32	150,129	—	—	150,161
Net loss	—	—	—	—	—	(8,518,520)	—	(8,518,520)
Foreign currency translation adjustment	—	—	—	—	—	—	(176,842)	(176,842)
Balance as of September 30, 2024	—	$—	2,098,999	$209	$33,334,725	$(40,287,764)	$(144,883)	$(7,097,713)
Rounding of post-split shares outstanding per transfer agent	—	—	57	1	—	—	—	1
Stock-based compensation	—	—	—	—	5,603	—	—	5,603
Issuance of common stock as compensation for services	—	—	847,500	85	1,363,940	—	—	1,364,025
Issuance of common stock in connection with Exit and Settlement Agreement	—	—	140,100	14	325,018	—	—	325,032
Issuance of common stock as compensation to board of directors	—	—	690,000	69	959,031	—	—	959,100
Issuance of common stock to settle accrued expenses and other current liabilities	—	—	354,660	35	759,958	—	—	759,993
Issuance of common stock, net of issuance of costs	—	—	249,263	25	477,770	—	—	477,795
Issuance of common stock to settle convertible notes payable	—	—	319,952	32	771,053	—	—	771,085
Issuance of common stock in connection with private placement and embedded derivative, net of issuance costs	—	—	230,000	23	—	—	—	23
Reclassification of stock purchase warrants from equity-classified to liability-classified	—	—	—	—	(237,509)	—	—	(237,509)
Net loss	—	—	—	—	—	(160,787,979)	—	(160,787,979)
Foreign currency translation adjustment	—	—	—	—	—	—	110,435	110,435
Balance as of December 31, 2024	—	$—	4,930,531	$493	$37,759,589	$(201,075,743)	$(34,448)	$(163,350,109)

(1)	Retroactively restated for the reverse recapitalization as described in Note 1 and Note 4 and the one-for-eight reverse stock split described in Note 10.

The accompanying notes to consolidated financial statements are an integral part of these statements.

Annex E-34

NUKKLEUS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended December 31,	For the Years Ended September 30,
	2024	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(160,787,979)	$(8,518,520)	$(17,428,428)
Net loss from discontinued operations	(157,975)	(1,140,921)	(2,768,114)
Net loss from continuing operations	$(160,630,004)	$(7,377,599)	$(14,660,314)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	413,911	315,834	—
Amortization of intangible assets	—	—	2,371,567
Stock-based compensation	5,603	229,605	370,878
Loss on extinguishment of vendor obligations	277,993	288,835	—
Gain on extinguishment of vendor obligations	—	(211,200)	—
Gain on extinguishment of due to affiliates	—	(192,069)	—
Provision for bad debt – related parties	—	—	529,488
Impairment loss	—	391,217	11,914,320
Gain on sale of investment	(63,759)	—	—
Day one loss on stock purchase warrants issued in connection with private placement	13,533,404	—	—
Day one loss of stock purchase warrants issued in connection with conversion of convertible notes	663,408	—	—
Change in fair value of liability-classified stock purchase warrants	140,584,780	—	—
Change in fair value of derivative liabilities	624,888	—	—
Loss on reclassification of stock purchase warrants from equity-classified to liability-classified	45,784	—	—

Changes in operating assets and liabilities:
Other current assets	136,438	(236,235)	(851)
Due from affiliates	—	—	(493,725)
Accounts payable	69,600	—	—
Due to affiliates	—	2,919,129	134,120
Interest payable - related parties	20,949	44,111	—
Accrued expenses and other current liabilities	2,860,965	2,934,934	189,132
Net cash provided by (used in) operating activities – continuing operations	(1,456,040)	(893,438)	354,615
Net cash provided by (used in) operating activities – discontinued operations	1,115,948	(2,925,005)	(1,586,997)
NET CASH USED IN OPERATING ACTIVITIES	(340,092)	(3,818,443)	(1,232,382)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of investment	63,759	—	—
Advance to target of planned acquisition	(1,000,000)	—	—
Net cash provided by (used in) investing activities – continuing operations	(936,241)	—	—
Net cash provided by (used in) investing activities – discontinued operations	—	132,826	(1,109,936)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(936,241)	132,826	(1,109,936)

CASH FLOWS FROM FINANCING ACTIVITIES:
Business Combination, net of issuance costs	—	150,161	—
Proceeds from issuance of loans payable - related parties	—	1,353,640	270,563
Proceeds from issuance of private placement and embedded derivative, net of issuance costs	9,134,876	—	—
Proceeds from issuance of common stock, net of issuance costs	477,795	—	—
Repayments on loans payable - related parties	(1,000,000)	—	—
Proceeds from issuance of convertible notes payable and embedded derivative, net of issuance costs	450,000	—	—
Proceeds from issuance of convertible notes payable and stock purchase warrants, net of issuance costs	—	996,075	—
Proceeds from issuance of note payable and stock purchase warrants	—	78,000	—
Net cash provided by financing activities – continuing operations	9,062,671	2,577,876	270,563
Net cash provided by financing activities – discontinued operations	—	422,527	147,753
NET CASH PROVIDED BY FINANCING ACTIVITIES	9,062,671	3,000,403	418,316

EFFECT OF EXCHANGE RATE ON CASH – DISCONTINUED OPERATIONS	35,844	28,854	231,404
NET CHANGE IN CASH	7,822,182	(656,360)	(1,692,598)
Cash - beginning of period, including discontinued operations	35,459	691,819	2,384,417
Cash - end of period, including discontinued operations	7,857,641	35,459	691,819
Less: cash from discontinued operations	959,944	35,086	683,970
Cash – end of period from continuing operations	$6,897,697	$373	$7,849

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$—	$1,436	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock to settle loans payable – related parties and accrued and unpaid interest	$—	$613,410	$—
Capital reduction on settlement of loans payable – related parties and accrued and unpaid interest through issuance of common stock	$—	$(342,847)	$—
Issuance of common stock to settle due to affiliates	—	6,627,314	—
Capital reduction on settlement of due to affiliates through issuance of common stock	$—	$(3,900,254)	$—
Issuance of common stock to settle accrued expenses and other current liabilities	$759,993	$1,880,187	$—
Settlement of due to affiliates through issuance of loan payable – related parties	$—	$1,213,348	$—
Settlement of accrued expenses and other current liabilities through issuance of Old Nukk common stock	$—	$213,386	$—
Issuance of Old Nukk common stock to Brilliant vendors in exchange for receivable from Brilliant	$—	$1,802,215	$—
Settlement of loans payable – related parties through exchange of notes receivable – related parties and accrued and unpaid interest	$—	$37,978	$—
Settlement of loans payable – related parties through exchange of due from affiliates	$—	$11,855	$—
Fair value of derivative liability embedded within convertible note payable	$(847,753)	$—	$—
Fair value of liability-classified stock purchase warrants issued in connection with the private placement agreement	$23,239,044	$—	$—
Issuance of common stock issued as compensation for services	$1,364,025	$—	$—
Issuance of common stock issued to settle Exit and Settlement Agreement	$325,032	$—	$—
Issuance of common stock issued as compensation to board of directors	$959,100	$—	$—
Fair value of liability-classified warrants issued in connection with conversion of convertible notes	$(663,408)	$—	$—
Settlement of convertible notes payable through issuance of common stock	$771,085	$—	$—
Fair value of stock purchase warrants reclassified from equity-classified to liability-classified	$(283,293)	$—	$—

The accompanying notes to consolidated financial statements are an integral part of these statements.

Annex E-35

NUKKLEUS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nukkleus Inc. and its wholly owned subsidiaries, were financial technology companies that were previously focused on providing software, technology solutions, customer sales and marketing, and risk management technology hardware and software solutions packages for the worldwide retail foreign exchange (“FX”) trading industry and payment services from one fiat currency to another or to digital assets.

In January 2024, Nukkleus Inc and its wholly owned subsidiaries ceased its general support service operations, terminating the existing customer and supplier contracts with a related party, and shifted its focus to the payment services operations. In November 2024, Nukkleus Inc. entered into a Settlement Agreement and Release (the “Settlement Agreement”) with a shareholder and one of our subsidiaries to sell the subsidiary that operates the payment services operations to the shareholder in consideration of GBP 1,000 (approximately $1,255 at December 31, 2024).

In December 2024, Nukkleus Inc entered into a Securities Purchase Agreement and Call Option (the “Star Agreement”) with Star 26 Capital Inc. (“Star”), the shareholders of Star (“Star Equity Holders”) and an officer of Nukkleus, acting in his capacity as the representative of the Star Equity Holders, to acquire a controlling 51% interest in Star, an Israeli corporation engaged as a supplier of generators for “iron dome” launchers and other defense products. As a result of the Settlement Agreement and subject to the closing of the acquisition of Star, Nukkleus, Inc.’s business will be focused on the defense sector.

On February 14, 2025, the Board of Directors of Nukkleus Inc. and its wholly owned subsidiaries approved a change in the Company’s fiscal year end from September 30 to December 31, effective for the fiscal year beginning January 1, 2024. This change results in a transition period from October 1, 2024, to December 31, 2024.

The decision to change the fiscal year end was made to align the Company’s financial reporting with the calendar year, which is expected to enhance operational efficiency, improve comparability with industry peers, and better serve the needs of shareholders. Further, the Company intends to align its fiscal year with Star (see Note 15).

Basis of Presentation and Principles of Consolidation: On December 22, 2023 (the “Closing Date”), Brilliant Acquisition Corp (“Brilliant”) entered into a business combination agreement (the “Business Combination”) with each of the shareholders of Nukkleus Inc. (“Old Nukk”). Pursuant to the Business Combination, Brilliant acquired all of the issued and outstanding shares of common stock from the Old Nukk shareholders. For more information on this transaction see Note 4.

On the Closing Date, and in connection with the closing of the Business Combination, Brilliant changed its name to Nukkleus Inc (the “Company”) and the Company’s common stock began trading on the NASDAQ under the ticker symbol NUKK. Old Nukk was deemed the accounting acquirer in the Business Combination based on an analysis of the criteria outlined in Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”). The determination was primarily based on Old Nukk’s shareholders prior to the Business Combination having a majority of the voting interests in the combined company, Old Nukk’s ability to exert control over the majority of the board of directors of the combined company, and given the board of directors election and retention provisions, Old Nukk’s ability to maintain control of the board of directors on a go-forward basis, Old Nukk’s senior management comprising the senior management of the combined company; and old Nukk’s operations prior to the Business Combination comprise the ongoing operations of the combined company. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Old Nukk issuing stock for the net assets of Brilliant, accompanied by a recapitalization. The net assets of Brilliant were stated at historical cost, with no goodwill or other intangible assets recorded.

While Brilliant was the legal acquirer in the Business Combination, because Old Nukk was deemed the accounting acquirer, the historical financial statements of Old Nukk became the historical financial statements of the combined company, upon consummation of the Business Combination. As a result, the financial statements included in this report reflect (i) the historical operating results of Old Nukk prior to the Business Combination; (ii) the combined results of Brilliant and Old Nukk following the closing of the Business Combination; (iii) the assets and liabilities of Old Nukk at their historical cost; and (iv) the Company’s equity structure for all periods presented.

Effective October 24, 2024, the Company amended its amended and restated certificate of incorporation to implement a one-for-eight reverse stock split of its common stock (the “2024 Reverse Stock Split”) and increased the number of authorized shares of the Company’s common stock from 40,000,000 to 150,000,000 (see Note 10).

In accordance with guidance applicable to these circumstances, the equity structure has been restated in all comparative periods to give effect to the number of shares of the Company’s common stock, $0.0001 par value per share, issued to Old Nukk shareholders during the Business Combination and the 2024 Reverse Stock Split. Accordingly, the disclosure of common shares and per common share data in the accompanying consolidated financial statements and related notes reflect the Business Combination and 2024 Reverse Stock Split for all periods presented.

The accompanying consolidated financial statements include the accounts of Nukkleus Inc, and its wholly owned subsidiaries. Intercompany transactions and balances have been eliminated upon consolidation. The consolidated financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and in accordance with the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Any reference in these footnotes to the applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the ASC and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Annex E-36

Adjustment of prior interim period financial statements: During the preparation of consolidated financial statements of the Company for the year ended September 30, 2024, the Company’s management identified that the treatment of losses on extinguishment of obligations owed to affiliates during the three months ended December 31, 2023 were improperly recognized as a distribution reducing accumulated deficit for transactions where the obligations were settled through the issuance of shares of the Company’s common stock. The losses on extinguishment of obligations are to be recognized as capital reductions as the Company is in an accumulated deficit position, and the losses should be treated as a return of capital given the role of a company’s shareholder.   The correction of the treatment of losses on extinguishment of obligations owed to affiliates did not have an impact on the Company’s financial position for the three months ended December 31, 2023.

NOTE 2 – Liquidity and capital resources

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities in the normal course of business. As of December 31, 2024, the Company had cash of approximately $6,898,000, a working capital deficit of approximately $162,356,000 and incurred a net loss from continuing operations and cash flow used in operating activities from continuing operations of approximately $160,630,000 and $1,456,000, respectively, for the three months ended December 31, 2024. The Company incurred a net loss from continuing operations and cash flow used in operating activities from continuing operations of approximately $7,378,000 and $893,000, respectively, for the year ended September 30, 2024. These are indicators of substantial doubt as to the Company’s ability to continue as a going concern for at least one year from issuance of these consolidated financial statements. The Company’s ability to continue as a going concern is dependent upon the management of expenses and ability to obtain necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due, and upon profitable operations.

If additional equity or debt financing is required from outside sources, the Company may not be able to raise it on terms acceptable to it or at all. If the Company is unable to raise additional capital on acceptable terms when needed, its results of operations and financial condition would be materially and adversely affected. Any such financing likely would be dilutive to existing stockholders and could result in significant financial operating covenants that would negatively impact the Company business.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these financial statements are available to be issued. These financial statement do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Emerging growth company: The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups (“JOBS”) Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Use of estimates: The preparation of the financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. The Company’s most significant estimates and judgments involve valuation of share-based compensation, valuation of equity-classified stock purchase warrants, valuation of liability-classified stock purchase warrants, valuation of derivative liability, classification of gains and losses on settlement of related party liabilities, the useful lives of long-lived assets, assumptions used in assessing impairment of long-lived assets, and valuation of deferred tax assets and the associated valuation allowances.

Segment reporting: ASC 280, Segment Reporting (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM is the chief executive officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM uses operating results as the primary measure to manage the business. As a result of transactions entered into during the three months ended December 31, 2024 (see Note 5), the CODM determined it has one operating segment as of December 31, 2024. Accordingly, the Company has recast the presentation of its reportable segments for the periods presented in these consolidated financial statements. The CODM assesses performance on consolidated operating expenses as the CODM is focused on managing cash flow until a pending disposition (see Note 15) and a pending acquisition (see Note 15) are completed during the second quarter of fiscal year 2025.

Annex E-37

Cash and cash equivalents: The Company considers all highly liquid instruments with a maturity date of three months or less at the time of purchase and money market accounts to be cash equivalents. The Company had no cash equivalents at December 31, 2024 and September 30, 2024 and 2023.

The Company’s cash and cash equivalents are potentially subject to concentration of credit risk. Cash and cash equivalents are primarily placed with financial institutions which are of high credit quality. The Company invests cash and cash equivalents primarily in highly liquid, highly rated instruments which are uninsured. The Company may also have corporate deposit balances with financial institutions which exceed the Federal Deposit Insurance Corporation insurance limit of $250,000. The Company has not experienced losses on these accounts and does not believe it is exposed to any significant credit risk with respect to these accounts.

Fair value measurements: ASC 820, Fair Value Measurements (“ASC 820”), clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based upon assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows

●	Level 1 – Inputs based on unadjusted quoted market prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

●	Level 2 – Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar instruments in markets that are not active or for which all significant inputs are observable or can be corroborated by observable market data.

●	Level 3 – Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are both unobservable for the asset and liability in the market and significant to the overall fair value measurement.

An asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Assets and liabilities measured at fair value are based on one or more of the following techniques noted in ASC 820:

●	Market approach: Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

●	Cost approach: Amount that would be required to replace the service capacity of an asset (replacement cost).

●	Income approach: Techniques to convert future amounts to a single present value amount based upon market expectations (including present value techniques, option pricing, and excess earnings models).

The Company believes its valuation methods are appropriate and consistent with other market participants, however the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The Company’s financial instruments with a carrying value that approximates fair value consist of cash, advances, other current assets, accounts payable, due to affiliates, accrued expenses and other current liabilities, interest payable – related parties, and short-term borrowings due to their liquid or short-term nature or expected settlement dates of these instruments. If these financial instruments were recorded at fair value, they would be based on Level 1 inputs, except for short-term borrowings which would be based on Level 2 and Level 3 inputs, respectively.

The Company’s non-financial assets, such as intangible assets, and financial assets are adjusted to fair value when an impairment charge is recognized. The impairment charge recognized on non-financial assets that consist of acquired intangible assets is based on Level 3 inputs, including a comparison of the Company’s results with expectations and expectation for future profits. The impairment charge recognized for financial assets that consist of investment in privately held equity securities is based on Level 3 inputs, including the global economic environment, adjustments for investment-specific developments and the rights and obligations of the securities the Company holds.

The Company’s financial instruments that are measured at fair value on a recurring basis consist of liability-classified derivative financial instruments, and liability-classified stock purchase warrants (see Note 12).

Related parties: The Company considers parties to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation. The Company reviews the relationships of its vendors, customers, shareholders, and board members to determine whether there are any parties meet the criteria to be considered related. Any party that is deemed to be related to the Company is referred to as an “affiliate” or “related party” in these consolidated financial statements.

Annex E-38

Due from affiliates and notes receivable – related parties, net: Due from affiliates and notes receivable – related parties, net are contractual rights to receive cash on demand or on fixed or determinable dates and are recognized as an asset on the consolidated balance sheets. Due from affiliates consist of amounts owed from affiliates of the Company for either services provided to the affiliate or expenses paid by the Company on behalf of the affiliate (see Note 14). Notes receivable – related parties, net consist of advances made to affiliates in exchange for a promissory note from the affiliate (see Note 14).

Other current assets: Other current assets primarily consists of escrow cash and prepaid miscellaneous items. The Company expects all current assets to be collected and/or realized within the next 12 months.

Investments: The Company holds equity investments in privately held companies without readily determinable fair values. The Company makes a determination upon entering into an arrangement whether an entity in which an investment is made is considered a variable interest entity (“VIE”). The investments in privately held companies are re-evaluated on an ongoing basis. As of December 31, 2024, September 30, 2024 and 2023, there were no VIEs required to be consolidated in our consolidated financial statements because the Company does not have a controlling financial interest in any of the VIEs in which it has invested nor is the Company the primary beneficiary. These investments are accounted for under either the equity method or as equity investments without readily determinable fair value, depending on the circumstances.

Investments where the Company (1) holds less than 20% ownership in the entity, and (2) does not exercise significant influence are recorded at cost and adjusted for observable transactions for same or similar investments of the same issuer (referred to as the measurement alternative) or impairment (see Note 6). Investments where the Company (1) holds between 20% and 50% ownership in the entity, and (2) does not control, but over which it does exert significant influence are recorded at cost and adjusted for the company’s share of operating results, capital contributions and distributions (referred to as the equity method).

The Company’s equity method investment is associated with the acquisition of 50.0% of the issued and outstanding ordinary shares of a privately held company during March 2022 which is a company developing a custody and settlement utility operating system. The Company has recognized impairment losses on this equity method investment in prior years, which reduced the carrying value of the equity method investment to zero.

As of December 31, 2024, September 30, 2024 and 2023, the total carrying value of investments in privately held companies determined to be VIEs was $0, $0 and $391,217, respectively, and the amounts owed to the Company from the privately held companies was $0, $0 and $95,274, respectively. The maximum exposure is the sum of the carrying value and amounts owed to the Company for the respective periods. The investments are classified as long-term investments.

Impairment of long-lived assets: In accordance with ASC 360, Impairment or Disposal of Long-Lived Assets (“ASC 360”), the Company reviews the carrying values of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. Based on the existence of one or more indicators of impairment, the Company measures any impairment of long-lived assets using the projected discounted cash flow method at the asset group level. The estimation of future cash flows requires significant management judgment based on the Company’s historical results and anticipated results and is subject to many factors. The discount rate that is commensurate with the risk inherent in the Company’s business model is determined by its management. An impairment loss would be recorded if the Company determined that the carrying value of long-lived assets may not be recoverable. The impairment to be recognized is measured by the amount by which the carrying values of the assets exceed the fair value of the assets.

The Company assessed its long-lived assets for any impairment and concluded that there were indicators of impairment on the following long-lived assets:

●	Investment accounted for under the measurement alternative – Impairment indicators were identified at September 30, 2024 and 2023 as a result of the investee’s continued operating results being significantly lower than forecasts, the global economic environment, and progression on meeting operating milestones. The Company calculated its estimated undiscounted cash flows to be less than the carrying amount related to the cost method investment, recognizing impairment losses of $391,217 and $6,210,783 for the difference for the years ended September 30, 2024 and 2023, respectively. The impairment loss recorded for the year ended September 30, 2024 reduced the carrying value of the cost method investment to $0.

Annex E-39

The assumptions used in the impairment analyses represent Level 3 inputs.

Note payable, loans payable – related parties, convertible notes payable: Debt issuance costs, including original issue discounts, will be recorded to debt discount, reducing the face amount of the note. Debt issuance costs will be amortized to interest expense over the contractual term of the respective debt obligation using the effective interest method. If a conversion of the underlying debt occurs, a proportionate share of the unamortized discount is immediately expensed.

The Company evaluates convertible notes payable in accordance with ASC 470, “Debt with Conversion and Other Options” (“ASC 470”) to determine if embedded conversion features present in the convertible instrument shall be recognized separately at issuance by allocating a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. Debt issuance costs are allocated proportionately to the debt host and conversion feature.

Gains and losses on extinguishment of liabilities: The Company recognizes gains and losses on extinguishment of liabilities, including accounts payable and debt obligations, with unrelated parties as the difference between the reacquisition price and the net carrying amount of the associated obligation, as a component of other expense (income), net in the consolidated statements of operations.

The Company classifies the gains and losses on extinguishment of liabilities with related parties as either a reduction of capital in the accompanying statements of changes in stockholders’ deficit or as a component of other expense (income), net in the accompanying consolidated statements of operations and comprehensive loss based on the facts and circumstances of each extinguishment transaction.

Derivative financial instruments: The Company accounts for derivative instruments in accordance with ASC 815, Derivatives and Hedging (“ASC 815”). The Company’s objectives and strategies for using derivative instruments, and how the derivative instruments and related hedged items are accounted for affect the consolidated financial statements. The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risk.

The Company evaluates all of its financial instruments, including notes payable and warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. The Company applies significant judgment to identify and evaluate complex terms and conditions in its contracts and agreements to determine whether embedded derivatives exist. Embedded derivatives must be separately measured from the host contract if all the requirements for bifurcation are met. The assessment of the conditions surrounding the bifurcation of embedded derivatives depends on the nature of the host contract. Bifurcated embedded derivatives are recognized at fair value, with changes in fair value recognized in the statement of operations each period. Bifurcated embedded derivatives are classified with the related host contract on the Company’s balance sheet.

An evaluation of specifically identified conditions is made to determine whether the fair value of the derivative issued is required to be classified as equity or as a derivative liability. Changes in the estimated fair value of the liability-classified derivative financial instruments are recognized as a non-cash gain or loss on the accompanying consolidated statements of operations and comprehensive loss.

Stock purchase warrants: The Company accounts for stock purchase warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing liabilities from equity (“ASC 480”), and ASC 815. The assessment considers whether the stock purchase warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the stock purchase warrants meet all of the requirements for equity classification under ASC 815, including whether the stock purchase warrants are indexed to the Company’s own common shares and whether the holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance, modification, and as of each subsequent quarterly period end date while the stock purchase warrants are outstanding.

For issued or modified stock purchase warrants that meet all of the criteria for equity classification, the stock purchase warrants are required to be recorded as a component of additional paid-in capital at the time of issuance.

For issued or modified stock purchase warrants that do not meet all the criteria for equity classification, the stock purchase warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the liability classified stock purchase warrants are recognized as a non-cash gain or loss on the accompanying consolidated statements of operations and comprehensive loss.

The Company assesses the classification of its common stock purchase warrants at each reporting date to determine whether a change in classification between equity and liability is required. For modified stock purchase warrants that result in a change of classification from equity to liability, a liability is recognized equal to the fair value on the date of modification, additional paid-in capital is adjusted by the fair value of the warrant on the date of issuance, and the difference is recognized as a non-cash gain or loss on the accompanying consolidated statements of operations and comprehensive loss.

Annex E-40

Assets held for sale: Assets held for sale represent property, equipment, and leasehold improvements less accumulated depreciation as well as any other assets that are held for sale in conjunction with the sale of a business. The Company records assets held for sale in accordance with ASC 360 at the lower of carrying value or fair value less costs to sell. Fair value is the amount obtainable from the sale of the asset in an arm’s length transaction. The reclassification takes place when the assets are available for immediate sale and the sale is highly probable. These conditions are usually met from the date on which a letter of intent or agreement to sell is ready for signing.

Discontinued operations: A component of an entity is identified as operations and cash flows that can be clearly distinguished, operationally and financially, from the rest of the entity. Under ASC 205-20, ”Presentation of Financial Statements - Discontinued Operations” (“ASC 205-20”), a discontinued operation is a component of an entity that either has been disposed of, or is classified as held for sale and represents a strategic shift that has or will have a major effect on the entity’s operations and financial results, or a newly acquired business or nonprofit activity that upon acquisition is classified as held for sale. Discontinued operations are presented separately from continuing operations in the consolidated statements of Operations and the consolidated statements of cash flows (see Note 5). For long-lived assets or disposals groups that are classified as held for sale but do not meet the criteria for discontinued operations, the assets and liabilities are presented separately on the balance sheet of the initial period in which it is classified as held for sale.

Advertising: Costs related to advertising are expensed as incurred. For the three months ended December 31, 2024 and the years ended September 30, 2024 and 2023, the Company had no advertising costs.

Stock-based compensation: The Company accounts for stock-based compensation by measuring and recognizing compensation expense for all share-based awards, including stock options and stock grants, based on estimated grant-date fair values. The Company measures employee, director and nonemployee awards at the date of grant, which generally is the date at which the Company and the nonemployee reach a mutual understanding of the key terms and conditions of a share-based payment award.

The Company estimates the grant date fair value of each stock option award using the Black-Scholes option-pricing model. The model requires management to make a number of assumptions, including the fair value and expected volatility of the Company’s underlying common stock price on the date of grant, expected live of the option, risk-free interest rate and expected dividend yield. The Company sets the grant date fair value of each stock grant equal to the fair value of the Company’s common stock on the date of grant.

The Company uses the straight-line attribution method to allocate compensation cost to reporting periods over the requisite service period during which the employee, board member, director, or advisor is required to provide services in exchange for the award. The Company has elected to account for forfeitures of awards as they occur, with previously recognized compensation reversed in the period that the awards are forfeited.

Income taxes: The Company accounts for income taxes using the asset and liability method whereby deferred tax assets and liabilities are determined based on temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. A valuation allowance is established when management estimates that it is more likely than not that deferred tax assets will not be realized. Realization of deferred tax assets is dependent upon future pre-tax earnings, the reversal of temporary differences between book and tax income, and the expected rates in future periods.

The Company is required to evaluate the tax positions taken in the course of preparing its tax returns to determine whether tax positions are more likely than not of being sustained by the applicable tax authority. Tax benefits of positions not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax expense in the current year. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount that is initially recognized. The Company recognizes interest and penalties related to income tax matters in general and administrative expense.

For U.S. federal tax purposes, digital asset transactions are treated on the same tax principles as property transactions. The Company recognizes a gain or loss when digital assets are exchanged for other property, in the amount of the difference between the fair market value of the property received and the tax basis of the exchanged digital assets. Receipts of digital assets in exchange for goods or services are included in taxable income at the fair market value on the date of receipt.

Annex E-41

Foreign currency translation: The Company’s consolidated financial statements are presented in the reporting currency of the U.S. dollar. Functional currencies of the Company and its wholly-owned subsidiaries is the local currency used in each entities primary economic environment, some of which are different than the reporting currency. Assets and liabilities of the Company are translated into the reporting currency using the exchange rate in effect at the balance sheet dates. Equity transactions are translated using the historical exchange rate in effect on the date of the transaction, except for the change in accumulated deficit during the year, which is the results of the operations translation process. Results of operations and cash flows are translated using the weighted average exchange rates in effect during the period. As a result, amounts relating to the assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the accompanying consolidated balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into the reporting currency are recorded as a component of comprehensive income (loss). The realized foreign currency exchange gain (loss) and the unrealized foreign currency exchange gain (loss) for the three months ended December 3, 2024 and the years ended September 30, 2024 and 2023 is included as a component of net loss from discontinued operations on the accompanying consolidated statements of operations and comprehensive loss.

Remeasurement gains and losses from transactions that are not denominated in the functional currency are recorded as a component of other income in the consolidated statements of operations and comprehensive loss. Most of the Company’s revenue transactions are transacted in the functional currency of the Company. The Company does not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Comprehensive loss:Comprehensive loss is comprised of net loss and all changes to the statements of equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive loss for the three months ended December 31, 2024 and the years ended September 30, 2024 and 2023 consisted of net loss and unrealized loss from foreign currency translation adjustment.

Net loss per share: Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the period, excluding the effects of any potential dilutive securities. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common share equivalents had been issued and if the additional common shares were dilutive. Earnings per share excludes all potential dilutive shares of common shares if their effect is anti-dilutive

For the three months ended December 31, 2024 and the years ended September 30, 2024 and 2023, potentially dilutive common shares consist of the common shares issuable upon the exercise of common stock options and warrants (using the treasury stock method) and the conversion of convertible notes payable. In a period in which the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact.

The following table summarizes the potentially dilutive securities excluded from the computation of diluted shares outstanding because the effect of including these potential shares was anti-dilutive:

	Three months ended December 31,	Years Ended September 30,
	2024	2024	2023
Options to purchase common stock under Old Nukk equity incentive plan	4,823	15,538	15,538
Convertible notes payable that convert into common stock	464,217	467,400	—
Stock purchase warrants to acquire common stock	4,028,583	1,177,160	837,625
Total potentially dilutive securities	4,497,623	1,660,098	853,163

Recently issued accounting pronouncements, adopted

ASU 2023-07, Segment Reporting – Improvements to Reportable Segment Disclosures (“ASU 2023-07”), requires enhanced disclosures related to significant segment expenses and a description of how the chief operating decision maker utilizes segment operating profit or loss to assess segment performance. ASC 2023-07 is effective for fiscal years beginning after December 15, 2023 and for interim reporting periods starting after December 15, 2024, and is to be applied retrospectively. The Company adopted ASU 2023-07 for the three months ended December 31, 2024 and its adoption did not have a material impact on the consolidated financial statements.

Recently issued accounting pronouncements, not yet adopted

ASU 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative (“ASU 2023-06”) incorporates several disclosure and presentation requirements currently residing in SEC Regulation S-X and S-K into the ASC. The amendments are applied prospectively and are effective when the SEC removes the related requirements from Regulation S-X and S-K. Any amendments the SEC does not remove by June 30, 2027 will not be effective. Early adoption is prohibited. The Company is currently evaluating the potential impact of this guidance on its disclosures.

ASU 2023-09, Income Taxes (“ASU 2023-09”), requires disclosure of specific categories and disaggregation of information in the rate reconciliation table and expands disclosures related to income taxes paid. The new standard is effective for fiscal years beginning after December 15, 2024 and is to be applied prospectively. The Company is currently evaluating the impact, if any, adoption will have on its consolidated financial statements and disclosures.

Annex E-42

ASU 2024-02, Codification Improvements-Amendments to Remove References to the Concepts Statements (“ASU 2024-02”) updates accounting standards for revenue recognition (ASC 606), lease accounting (ASC 842), and impairment of long-lived assets (ASC 360). ASU 2024-02 provides enhanced guidance for estimating variable consideration, accounting for contract modifications, determining lease terms, and simplifying impairment testing for long-lived assets. It also introduces increased disclosure requirements for financial instruments and derivatives. ASU 2024-02 is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact, if any, adoption will have on its consolidated financial statements and disclosures.

ASU 2024-03, Disaggregation of Income Statement Expenses (“ASU 2024-03”), requires public companies to disaggregate key expense categories, such as inventory purchases, employee compensation and depreciation in their financial statements. This aims to improve investor insight into company performance. ASU 2024-03 is effective for fiscal years beginning after December 15, 2024, and interim periods within fiscal years beginning after December 15, 2025, with early adoption permitted. The Company is currently evaluating the impact, if any, adoption will have on its consolidated financial statements and disclosures.

NOTE 4 – REVERSE RECAPITALIZATION

On December 22, 2023, Old Nukk and Brilliant consummated the merger contemplated by the Business Combination with Old Nukk surviving the merger as a wholly-owned subsidiary of Brilliant.

Upon the closing of the Business Combination, Brilliant’s certificate of incorporation was amended and restated to, among other things, set the total number of authorized shares of capital to 55,000,000 shares, of which 40,000,000 shares were designated common stock, $0.0001 par value per share, and of which 15,000,000 shares were designated preferred stock, $0.0001 par value per share.

Upon the consummation of the Business Combination, each share of Old Nukk common stock issued and outstanding was cancelled and converted into the right to receive a pro-rata portion of 1,312,494 shares of the Company’s common stock.

Outstanding stock options, whether vested or unvested, to purchase shares of Old Nukk common stock (see Note 11) converted into stock options for shares of the Company’s common stock (each, an “Assumed Option”), upon the same terms and conditions that were in effect with respect to such stock options immediately prior to the Business Combination, after giving effect to an exchange ratio applicable to the Old Nukk outstanding stock options of 1:35.

Outstanding Public Warrants and Private Warrants (see Note 10) to purchase shares of Brilliant Ordinary Shares remained outstanding at the Closing Date. The warrants became exercisable 30 days after the completion of the Business Combination and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. Subsequent to the Business Combination, there were 837,625 Company warrants outstanding.

A backstop pool was determined to be 26,668, 40% of the aggregate number of Brilliant Ordinary shares and Brilliant Rights, in accordance with the terms of the merger agreements (the “Backstop Pool”) and was issued to certain holders of Brilliant Ordinary Shares, Brilliant Rights, and Brilliant Warrants as follows:

●	Certain Brilliant shareholders received an additional issuance of shares or warrants as follows:

o	Holders of Brilliant Ordinary Shares received shares of the Company’s common stock equal to their pro rata share of the Backstop Pool

o	Holders of Brilliant Rights received shares of the Company’s common stock equal to their pro-rata share of the Backstop Pool

o	Holders of Brilliant Warrants, other than warrants held by Brilliant’s sponsor or affiliates, received additional Company Warrants that will be exercisable to receive a share of the Company’s common stock plus an additional number of Company warrants equal to their pro rata share of the aggregate number of Brilliant Ordinary Shares and Brilliant Rights outstanding.

In connection with the Business Combination, certain Brilliant shareholders exercised their right to redeem certain of their outstanding shares for cash, resulting in the redemption of 41,305 shares of Brilliant Class A Ordinary Shares at approximately $92.56 per share, for gross redemption payments of $3,822,431. Additionally, a balance owed to the sponsor of Brilliant totaling $3,881,627 was settled through the issuance of 12,935 shares of the Company’s common stock.

Annex E-43

The Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Brilliant was treated as the “acquired” company for financial reporting purposes. See Note 1 “Description of business and basis of presentation” for further details. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Old Nukk issuing stock for the net assets of Brilliant, accompanied by a recapitalization. The net assets of Brilliant are stated as historical cost, with no goodwill or intangible assets recorded.

Prior to the Business Combination, Old Nukk and Brilliant filed separate standalone federal, state and local income tax returns. As a result of the Business Combination, Old Nukk will file a consolidated income tax return. Although, for legal purposes, Brilliant acquired Old Nukk, and the transaction represents a reverse acquisition for federal income tax purposes. Brilliant will be the parent of the consolidated group, with Old Nukk a subsidiary, but in the year of the closing of the Business Combination, Old Nukk will file a full year tax return with Brilliant joining in the return the day after the Closing Date.

The following table reconciles the elements of the Business Combination to the consolidated statements of cash flows and the consolidated statements of changes in stockholders’ deficit for the year ended September 30, 2024:

Cash – Brilliant trust and cash (net of redemption)	$848,746
Less: transaction costs and advisory fees paid	(698,585)
Net Business Combination financing	$150,161

The number of shares of the Company’s common stock issued immediately following the consummation of the Business Combination were:

Ordinary Shares, outstanding prior to Business Combination	50,474
Less: Redemption of Brilliant Ordinary Shares	(41,305)
Common stock of Brilliant	9,169
Brilliant Rights	57,500
Brilliant Founder shares	143,750
Brilliant Backstop Pool	26,668
Sponsors and Others (include Rights)	84,408
Business Combination and Brilliant shares	321,495
Old Nukk shares(1)	1,312,494
Total shares of common stock immediately after Business Combination	1,633,989
Issuance of shares of common stock to settle certain obligations to vendors	361,533
Issuance shares of common stock to settle certain due to affiliates	94,710
Issuance of shares of common stock to settle certain notes payable – related parties	8,767
Total shares of common stock at September 30, 2024	2,098,999

(1)	Old Nukk shares exchanged for 1,312,494 shares of the Company’s common stock consisted of the following:

	Old Nukk	The Company
Old Nukk common shares outstanding at September 30, 2022	367,175,886	1,259,333
Old Nukk common shares issued to advisors of Brilliant in exchange for receivable from Brilliant – December 14, 2023	13,858,824	47,533
Old Nukk common shares issued to advisors of Old Nukk in exchange for services received – December 14, 2023	1,641,176	5,628
Total Old Nukk shares exchanged in the Business Combination	382,675,886	1,312,494

Annex E-44

Lock-up Agreements: Certain former stockholders of Old Nukk and Brilliant have agreed to lockup restrictions regarding the future transfer shares of common stock. Such shares may not be transferred or otherwise disposed of for a period of two years through December 23, 2025, subject to certain exceptions.

Transaction costs:

Transaction costs and advisory fees incurred in connection with the Business Combination charged to additional paid-in capital for the year ended September 30, 2024 totaled $938,416. Transaction costs and fees incurred by Brilliant, but settled through the issuance of shares of Old Nukk’s common stock prior to closing of the Business Combination were valued at $1,802,184 and included as a component of professional fees on the accompanying consolidated statement of operations and comprehensive loss for the year ended September 30, 2024. Transaction costs and fees incurred by Brilliant and remained outstanding at Closing total $450,000 and are included as a component of accrued professional fees within accrued expenses and other current liabilities on the accompanying consolidated balance sheets as of September 30, 2024.

NOTE 5 – DISCONTINUED OPERATIONS

In accordance with ASC 205-20 Presentation of Financial Statements: Discontinued Operations, a disposal of a component of an entity or a group of components of an entity is required to be reported as discontinued operations if the disposal represents a strategic shift that has (or will have) a major impact on an entity’s operations and financial results when the components of an entity meets the criteria in ASC paragraph 205-20-45-10. In the period in which the component meets the held for sale or discontinued operations criteria the major assets, other assets, current liabilities and non-current liabilities shall be reported as a component of total assets and liabilities separate from those balances of the continuing operations. At the same time, the results of all discontinued operations, less applicable income taxes (benefit), shall be reported as components of net income (loss) separate from the income (loss) of continuing operations.

Disposition of a Subsidiary: On November 8, 2024, the Company entered into a Settlement Agreement and Release (the “Settlement Agreement”) with a shareholder of the Company and a subsidiary of the Company to sell the subsidiary to the shareholder or his nominee subject to the Company obtaining shareholder approval. As required by the Settlement Agreement, a Share Purchase Agreement was entered into between the same parties dated December 23, 2024 providing that the Company, subject to it obtaining shareholder approval, will sell the subsidiary to the officer of the Company in consideration of GBP 1,000 (approximately $1,255 at December 31, 2024).

The subsidiary comprises our financial services operating segment. As a result of the planned disposition of the subsidiary, the financial services operating segment meets the held for sale criteria of ASC 205-20. Accordingly, the historical results of operations of the financial services operating segment has been reflected as discontinued operations in our consolidated financial statement for all periods prior to the Settlement Agreement on November 8, 2024.

General Support Services Reporting Segment: In connection with a securities and purchase agreement and call option the Company entered into on December 15, 2024 to acquire a business (see Note 15) and the disposition of a subsidiary, the Company’s business will be focused on the defense sector. As of December 15, 2024, the Company determined that it would cease operations of its General Support Services operating segment. As a result, the general support services operating segment meets the discontinued operations criteria of ASC 205-20. Accordingly, the historical results of operations of the financial services operating segment has been reflected as discontinued operations in our consolidated financial statement for all periods prior to December 15, 2024.

Annex E-45

Summary Reconciliation of Discontinued Operations

The following table presents the results of operations of the Company classified as discontinued operations for the periods presented:

	Three months ended December 31,	For the Years Ended September 30,
	2024	2024	2023
REVENUES
Revenue - general support services - related party	$—	$4,800,000	$19,200,000
Revenue - financial services	403,558	1,113,461	2,097,642
Total revenues	403,558	5,913,461	21,297,642

COSTS OF REVENUES
Cost of revenue - general support services - related party	—	4,650,000	18,775,000
Cost of revenue - financial services	42,944	264,945	2,865,783
Total costs of revenues	42,944	4,914,945	21,640,783

GROSS PROFIT (LOSS)
Gross profit - general support services - related party	—	150,000	425,000
Gross profit (loss) - financial services	360,614	848,516	(768,141)
Total gross profit (loss)	360,614	998,516	(343,141)

OPERATING EXPENSES:
Advertising	91	44,488	15,243
Professional fees	187,006	747,252	857,364
Compensation and related benefits	159,240	825,315	702,625
Amortization of intangible assets	3,370	13,813	8,549
Bad debt expense – related parties	—	6,141,000	650,285
Other general and administrative	75,534	300,071	226,262
Impairment loss	—	—
Total operating expenses	425,241	8,071,939	2,460,328

LOSS FROM OPERATIONS	(64,627)	(7,073,423)	(2,803,469)

OTHER (EXPENSE) INCOME:
Interest expense - related parties	(82,186)	(162,621)	(1,213)
Loss on extinguishment of vendor obligations	—	—
Gain on extinguishment of vendor obligations	—	—
Gain on termination of GSS GSA – related party	—	6,082,962
Gain on extinguishment of due to affiliates	—	—
Other (expense) income	(11,162)	12,161	36,568
Total other (expense) income, net	(93,348)	5,932,502	35,355
NET LOSS	$(157,975)	$(1,140,921)	$(2,768,114)

The following tables presents a reconciliation of the carrying amounts of major classes of assets and liabilities of the Company classified as discontinued operations as of the periods presented:

	December 31,	September 30,	September 30,
	2024	2024	2023
Cash	$148,679	$3,305	$11,470
Customer custodial funds	811,265	31,781	672,500
Customer digital currency assets	22,930	615,362	—
Due from affiliates	50,768	35,046	2,039,274
Notes receivable, related parties, net	—	—	162,820
Other classes of current assets that are not major	55,410	35,756	26,644
Total current assets	1,089,052	721,250	2,912,708
Other classes of non-current assets that are not major	14,887	19,290	33,000
Total assets	$1,103,939	$740,540	$2,945,708

Annex E-46

	December 31,	September 30,	September 30,
	2024	2024	2023
Accounts payable	$504,249	$448,307	$138,666
Customer custodial cash liabilities	972,941	827,589	1,443,011
Customer digital currency liabilities	10,514	23,605	—
Due to affiliates	479,608	537,053	5,552,931
Loan payable, related parties, current	682,875	720,515	—
Interest payable, related parties, current	203,755	169,052	—
Accrued expenses and other current liabilities	308,567	357,835	208,228
Total current liabilities	3,162,509	3,083,956	7,342,836
Loan payable – related parties, net of current portion	17,368	26,362	150,619
Interest payable – related parties, net of current portion	—	2,474	1,208
Total liabilities	$3,179,877	$3,112,792	$7,494,663

The above tables exclude intercompany payables that are eliminated within our consolidated balance sheets.

NOTE 6 – INVESTMENT

The Company acquired 5.0% of the issued and outstanding ordinary shares of a private entity focused on digital asset management that has received regulatory approval to launch the world’s first tier one Bitcoin exchange-traded fund (“ETF”) during December 2021. The changes in the carrying value of the investment accounted for under the measurement alternative are presented below:

	Three months ended December 31,	Year Ended September 30,
	2024	2024	2023
Carrying amount, beginning of period	$—	$391,217	$6,602,000
Impairment loss	—	(391,217)	(6,210,783)
Carrying amount, end of period	$—	$—	$391,217

In December 2024, the Company sold 100% of the ordinary shares in the private entity that it owned for GPB 51,585 ($64,734 at December 31, 2024) and recognized a gain on sale of investment totaling $63,759 as a component of other income (expense) on the accompanying statements of operations and comprehensive loss.

Annex E-47

NOTE 7 – LOANS PAYABLE – RELATED PARTIES

The Company’s loans payable – related parties consisted of the following:

	December 31,	September 30,	September 30,
	2024	2024	2023
September 2023 Loan	—	—	270,000
Shareholder 2024 Loans	1,353,639	1,353,639	—
July 2024 Loan	213,349	1,213,349	—
Total	1,566,988	2,566,988	$270,000
Less: loans payable – related parties, current portion	(619,440)	(1,627,294)	—
Loans payable – related parties, net of current portion	$947,548	$939,694	$270,000

In September 2023, the Company issued a promissory note in exchange for cash consideration (the “September 2023 Loan”) for $270,000 to a Company shareholder. The September 2023 Loan bears interest of 5.0% per annum and is due and payable on September 18, 2026. In December 2023, the outstanding principal and interest of $270,563 due on the September 2023 Loan was settled through the issuance of 8,767 shares of the Company’s common stock (see Note 10). As of September 30, 2024, the September 2023 Loan and related accrued interest was extinguished.

During the year ended September 30, 2024, the Company issued promissory notes in the aggregate principal of $1,105,639 and $248,000 to a shareholder and to an entity managed by that shareholder, respectively, (collectively, the “Shareholder 2024 Loans”), in consideration of cash proceeds in the same amount in the following tranches:

October 2023	$199,000
December 2023	424,000
January 2024	25,000
February 2024	188,000
March 2024	80,000
April 2024	31,000
May 2024	100,000
June 2024	120,500
July 2024	59,000
August 2024	58,000
September 2024	69,139
Total	$1,353,639

Annex E-48

The 2024 Shareholder Loans bear interest of 5.0% per annum and each individual loan will be due and payable three years from the date of issuance. As of December 31, 2024, the outstanding principal balance and accrued and unpaid interest of the Shareholder 2024 Loans was $1,353,639 and $44,111, respectively.

In July 2024, a shareholder of the Company made payments on the Company’s behalf to settle an obligation with an affiliate in which the shareholder has a controlling interest. The shareholder entered into an assignment of debt agreement with the affiliate whereby the affiliate assigned its right, title obligation and interest in the obligation by the Company to the shareholder (the “July 2024 Loan”). The July 2024 Loan is noninterest bearing and was due and payable at issuance. In December 2024, the Company repaid approximately $1,000,000 of the July 2024 loan. As of December 31, 2024, the outstanding principal balance of the July 2024 Loan was $213,349.

In June 2024, as part of the terms of a note payable entered into, 30.0% of the loans payable with the shareholder of the August 2023 Loan, September 2023 Loan, 2024 Shareholder Loans, and July 2024 Loan was due and payable on demand.

For the three months ended December 31, 2024 and the years ended September 30, 2024 and 2023, the interest expense related to above loans payable – related parties amounted to $0, $44,111 and $563, respectively, and has been reflected as a component of other (expense) income on the accompanying consolidated statements of operations and comprehensive loss.

As of December 31, 2024, September 30, 2024 and 2023, the related accrued and unpaid interest for above loans was $44,111, $44,111 and $563, respectively, whereby $44,111, $44,111 and $563, respectively, was reflected as interest payable – related parties, net of current portion on the accompanying consolidated balance sheets.

The loans payable – related parties mature as follows:

For the Year Ending December 31:
2025	$619,440
2026	947,548
$1,566,988

Annex E-49

NOTE 8 – NOTE PAYABLE, NET

In April 2024, the Company issued a promissory note in the principal amount of $78,000 to an investor   in consideration of cash proceeds in the same amount (the “April 2024 Loan”). In addition, the Company issued a stock purchase warrant for the purchase of 14,535 shares of the Company’s common stock (the “April 2024 Warrant”) that is exercisable for three years at an exercise price of $0.86 per warrant. The April 2024 Loan bears interest of 8.0% per annum and is due and payable on April 30, 2025. The April 2024 Warrant was determined to be an equity classified warrant and fair value of $40,804   determined using the Black-Scholes option-pricing model with the following assumptions: volatility of 174.03%, risk-free rate of 4.87%, annual dividend yield of 0.0% and expected life of 3 years. The principal amount of the April 2024 Loan was allocated to the April 2024 Loan and April 2024 Warrant in the amount of $37,196 and $40,804, respectively. The amount allocated to the April 2024 Warrant were recorded as a discount on the April 2024 Loan.

Amortization of the debt discount and interest expense related to the April 2024 Loan amounted to $10,201 and $1,573, respectively, for the three months ended December 31, 2024 and to $17,002 and $2,633, respectively, for the year ended September 30, 2024, which are both included as a component of interest expense on the accompanying consolidated statements of operations and comprehensive loss.

The balance of the April 2024 Loan, net of unamortized discount, was $64,399, $54,198 and $0 as of December 31, 2024, September 30, 2024 and September 30, 2023, respectively and reflected as note payable, net on the accompanying consolidated balance sheets.

NOTE 9 – CONVERTIBLE NOTES PAYABLE, NET

The Company’s convertible notes payable consisted of the following:

	December 31,	September 30,	September 30,
	2024	2024	2023
June 2024 Note	$—	$312,500	$—
Additional June 2024 Notes	—	62,500	—
August 2024 Note	515,000	515,000	—
September 2024 Note	—	125,000	—
Additional September 2024 Notes	—	184,000	—
December 2024 Note	500,000	—	—
	1,015,000	1,199,000	—
Less: debt issuance costs	(308,646)	(380,991)	—
Convertible notes payable, net	$706,354	$818,009	$—

June 2024 Note: On June 11, 2024, the Company issued a senior unsecured promissory note (the “June 2024 Note”) in the principal amount of $312,500 to a lender (the “Lender”), in consideration of cash proceeds in the amount of $250,000 after an original issue discount of $62,500. The June 2024 Note bears interest of 12.0% per annum and is due and payable six months after issuance. The Lender shall have the right to convert the principal and interest payable under the June 2024 Note into shares of the Company’s common stock at a per share conversion price of $2.00. In addition, the Company issued the lender a stock purchase warrant (the “June 2024 Warrant”) to acquire 150,000 shares of the Company’s common stock at a per share price of $2.00 for a term of five years that may be exercised on a cash or cashless basis. The number of shares and exercise prices of the June 2024 Note and the June 2024 Warrant reflect the October 2024 reverse stock split.

At issuance, the June 2024 Warrant was determined to be an equity classified warrant with a fair value of $989,746 that was determined using the Black-Scholes option-pricing model with the following assumptions: volatility of 182.23%, risk-free rate of 4.41%, annual dividend yield of 0.0% and expected life of five years. The Company recorded a total debt discount of $300,009 related to the original issue discount and the June 2024 Warrant. The principal amount of the June 2024 Note was allocated to the June 2024 Note and the June 2024 Warrant in the amount of $74,991 and $237,509, respectively. The original issue discount and the principal amount allocated to the June 2024 Warrant were recorded as a discount on the June 2024 Note, which will be amortized to interest expense using the effective interest rate method over the term of the June 2024 Note.

In connection with the June 2024 Note, the Company and Lender entered into a restructuring agreement (the “Restructuring Agreement”), providing, among other things,

●	the Lender, in its sole discretion, will have the right for a period for six months commencing June 11, 2024 (the “Investment Period”), to lend the Company an additional $500,000 in exchange for an additional convertible promissory note that will have a term of two years, bear interest at 12.0% and will convert into shares of the Company’s common stock at a per share price of $2.00.

●	the Company may not incur additional debt or enter into any equity financing arrangement without the written consent of the Lender during the Investment Period.

●	The Company will negotiate the sale of a wholly-owned subsidiary to the wholly-owned subsidiary’s current management team subject to approval of the Company’s Board of Directors and shareholders, among other rules and regulations.

●	The Lender will be the Company’s exclusive advisor in respect to potential acquisitions by the Company. Any such acquisition proposal provided by the Lender will be subject to the Lender and such party entering a definitive binding agreement and the Board of Directors and shareholders of the Company approving such acquisition.

Annex E-50

In connection with the June 2024 Note, a shareholder, the Company, and the Lender entered into a voting agreement whereby the shareholder agreed to vote his shares in support of any potential acquisition proposed by the Lender. Additionally, the Company and the Lender 30.0% of loans payable between the Company and this shareholder and between the Company and affiliate entities the shareholder controls will become due and payable on March 11, 2025 and the remaining 70.0% of loans payable between the Company and this shareholder and between the Company and affiliate entities the shareholder controls will become due and payable on June 11, 2026.

In November 2024, the June 2024 Note was converted to shares of the Company’s common stock and the June 2024 Warrant was amended (the “Amended June 2024 Warrant”) so that the holder shall not exercise Amended June 2024 Warrants if doing so would cause the holder thereof, along with its affiliates, to beneficially own in excess of 19.9% of the outstanding common stock or control more than 19.9% of the voting power of the Company’s securities outstanding immediately after giving effect to the applicable conversion (the “Ownership Limitation”), unless shareholder approval has been obtained to waive this restriction as may be required by the applicable rules and regulations of the Nasdaq. The Ownership Limitation for the June 2024 Warrant is calculated as of the original issuance date of the Amended June 2024 Warrant. The Company re-assessed the classification of the Amended June 2024 Warrant as of the modification date and determined that the Amended June 2024 Warrant required a change in classification from equity classified to liability classified as the November amendment contains provisions that indicate that neither of the two criteria necessary for equity classification are met.

The Company estimated a fair value as of the modification date of the Amended June 2024 Warrant of $283,293 using the Black-Scholes option-pricing model with the following assumptions: volatility of 113.8%, risk-free rate of 4.4%, annual dividend yield of 0.0% and expected life of 4.6 years. The Amended June 2024 Warrant was recorded as a component of stock purchase warrant liabilities on the accompanying consolidated balance sheet. The Company reduced additional paid-in capital by the fair value of the June 2024 Warrant on the date of modification of $237,509 and recognized a non-cash loss for the change in fair value of the June 2024 Warrant of $45,784 on the accompanying consolidated statements of operations and comprehensive loss. The Amended June 2024 Warrant will be re-measured to fair value each reporting period until settlement (see Note 12).

Additional June 2024 Notes: On June 17, 2024 and June 18, 2024, the Company issued two additional notes, each in the principal amount of $31,250, to the Lender, in consideration of cash proceeds in the amount of $25,000 each after an original issue discount of $6,250 each (collectively, the “Additional June 2024 Notes”). The Additional June 2024 Notes bear interest of 12.0% per annum and are due and payable six months after issuance. The Lender shall have the right to convert the principal and interest payable under the Additional June 2024 Notes into shares of the Company’s common stock at a per share conversion price of $2.00. The Company recorded a total debt discount of $12,500 related to the original issue discount. The conversion exercise price for the Additional June 2024 Notes reflect the October 2024 reverse stock split. In November 2024, the Additional June 2024 Notes were converted to shares of the Company’s common stock.

August 2024 Note: In August 2024, the Company issued a senior unsecured promissory note (the “August 2024 Note”) in the principal amount of $515,000 to a new lender in consideration of cash proceeds in the amount of $412,075. The August 2024 Note bears interest of 12.0% per annum and is due and payable six months after issuance. The lender shall have the right to convert the principal and interest payable under the August 2024 Note into shares of common stock of the Company at a per share conversion price of $2.50. In addition, the Company issued the lender a stock purchase warrant (the “August 2024 Warrant”) to acquire 175,000 shares of common stock at a per share price of $2.00 for a term of five years that may be exercised on a cash or cashless basis. The number of shares and exercise prices for the August 2024 Note and August 2024 Warrant reflect the October 2024 reverse stock split.

The August 2024 Warrant was determined to be an equity classified warrant and fair value was calculated as $447,316 using the Black-Scholes option-pricing model with the following assumptions: volatility of 183.31%, risk-free rate of 3.84%, annual dividend yield of 0.0% and expected life of five years. The Company recorded a total debt discount of $342,314 related to the original issue discount and August 2024 Warrant, which will be amortized over the term of the August 2024 Note. The principal amount of the August 2024 Note was allocated to the August 2024 Note and the August 2024 Warrant in the amount of $275,611 and $239,389, respectively. The amount allocated to the original issue discount and the August 2024 Warrant were recorded as a discount on the August 2024 Note, which will be amortized to interest expense using the effective interest rate method over the term of the August 2024 Note.

The Company did not obtain the Lender’s written consent prior to entering into the August 2024 Note, violating the terms of the Restructuring Agreement. Accordingly, the Lender exercised its right to terminate the current CEO and appoint an additional member to the Board.

September 2024 Note: On September 10, 2024, the Company issued an additional Senior Unsecured Promissory Note (the “September 2024 Note”) in the principal amount of $125,000 to a lender in consideration of cash proceeds in the amount of $100,000, which was funded on September 4, 2024. The September 2024 Note bears interest of 12.0% per annum and is due and payable six months after issuance. The total debt discount of $25,000 related to the original issue discounts of the September 2024 Note will be amortized over the term.

For the three months ended December 31, 2024, amortization of debt discount and interest expense related to convertible promissory notes amounted to $345,209 and $25,961, respectively, which are both included as a component of interest expense on the accompanying condensed consolidated statements of operations and comprehensive loss.

For the year ended September 30, 2024, amortization of debt discount and interest expense related to convertible promissory notes amounted to $298,832 and $24,866, respectively, which are both included as a component of interest expense on the accompanying condensed consolidated statements of operations and comprehensive loss.

Annex E-51

Additional September 2024 Notes: On September 28, 2024, the Company issued three additional notes for a total principal amount of $230,000, to the Lender, in consideration of cash proceeds in the amount of $184,000 after a total original issue discount of $46,000 under the same terms and conditions as the June 2024 Note (collectively, the “Additional September 2024 Notes”). The Additional September 2024 Notes bear interest of 12.0% per annum and are due and payable six months after issuance. The Lender shall have the right to convert the principal and interest payable under the Additional September 2024 Notes into shares of the Company’s common stock at a per share conversion price of $2.00. The Company recorded a total debt discount of $46,000 related to the original issue discount. The conversion exercise price for the Additional September 2024 Notes reflect the October 2024 reverse stock split. In November 2024, the Additional September 2024 Notes were converted to shares of the Company’s common stock.

October 2024 Note: On October 20, 2024, the Company issued an additional note for a total principal amount of $12,500, to the Lender, in consideration of cash proceeds in the amount of $10,000 after a total original issue discount of $2,500 under the same terms and conditions as the June 2024 Note (collectively, the “October 2024 Note”). Accordingly, the October 2024 Notes bears interest of 12.0% per annum and is due and payable six months after issuance. The Lender shall have the right to convert the principal and interest payable under the October 2024 Note into shares of the Company’s common stock at a per share conversion price of $2.00. The Company recorded a total debt discount of $2,500 related to the original issue discount. The conversion exercise price for the October 2024 Notes reflect the October 2024 reverse stock split. In November 2024, the October 2024 Note was converted to shares of the Company’s common stock.

Conversion:  On November 8, 2024, the Company entered into a Conversion Agreement with the Lender, as later amended on November 14, 2024 (collectively, the “Amended Conversion Agreement”), to convert outstanding principal and interest totaling $771,085 payable under the Lender’s convertible notes payable into 319,952 shares of the Company’s common stock. The Company recognized the unamortized issuance costs associated with the converted notes of $130,029 as interest expense during the three months ended December 31, 2024 on the accompanying statements of operations and comprehensive loss.

Pursuant to the Conversion Agreement, the Company issued the Lender an additional warrant to purchase 351,424 shares of the Company’s common stock exercisable for a period of five years at an exercise price of $2.41 per share (the “November 2024 Warrant”) in exchange for the cancellation of the Lender’s convertible notes payable; provided, however, that the holder’s exercise of the November 2024 Warrant is subject to the Ownership Limitation, which is calculated as of the November 2024 Warrant issuance date.

The November 2024 Warrant was determined to be liability-classified as it contains provisions that indicate that neither of the two criteria necessary for equity classification are met. A fair value of $663,408 was determined for the November 2024 Warrant using the Black-Scholes option-pricing model with the following assumptions: volatility of 113.8%, risk-free rate of 4.2%, annual dividend yield of 0.0% and expected life of five years. The November 2024 Warrant will be re-measured to fair value each reporting period until settlement (see Note 12).

December 2024 Note:  On December 3, 2024, the Company issued a convertible promissory note (the “December 2024 Note”) in the principal amount of $500,000 to a lender, in consideration of cash proceeds in the amount of $450,000 after an original issue discount of $25,000 and issuance costs of $25,000 in connection with the standby equity purchase agreement executed with the lender (the “SEPA”). The December 2024 Note matures on December 3, 2025. The SEPA was subsequently terminated in December 2024. The December 2024 Note has the following features:

Conversion rights – The December 2024 Note and accrued and unpaid interest is convertible at the option of the lender (the “Conversion Option”) into shares of the Company’s common stock at a per share conversion price of the lower of (i) $2.00 per share (the “Fixed Price”) and (ii) 90% of the lowest daily volume weighted average price (the “VWAP”) during the ten consecutive trailing days immediately preceding the conversion, with a floor of $0.33 (the “Floor Price”).

Interest - The December 2024 Note bears interest of 10.0% per annum. Upon an event of default, the December 2024 Note becomes immediately due and payable, with the interest increasing to 18.0%.

Optional redemption – The December 2024 Note is redeemable by the Company in the event that the VWAP of the Company’s common stock was less than the Fixed Price on the date the Company provides the redemption notice to the lender. The redemption price will be equal to the outstanding principal amount of the December 2024 Note plus the 10% of the principal amount being redeemed (the “Redemption Premium”) plus all accrued and unpaid interest, if any. The lender has ten days from the date the redemption notice is received to elect to convert all or a portion of the December 2024 Note.

Event of Default – If any event of default as defined in the December 2024 Note occurs, the full unpaid principal amount of the December 2024 Note, accrued and unpaid interest, and other amounts owed become at the lender’s election immediately due and payable in cash. The lender has the right, but not the obligation, to convert all or part of the December 2024 Note in accordance with the terms of the December 2024 Note.

Exchange Cap – The lender shall not have the right to convert any portion of the December 2024 Note to the extent that after giving effect to such conversion, the lender, along with its affiliates, would beneficially own in excess of 4.99% of the outstanding common stock immediately after giving effect to such conversion (the “Exchange Cap”), unless the Company has obtained shareholder approval for conversion.

Annex E-52

Amortization Event - In no event shall the lender be allowed to effect a conversion if such conversion, along with all other shares of common stock then beneficially owned by the lender and its affiliates would exceed 4.99% of the then outstanding shares of the common stock of the Company. If at any time (i) the daily VWAP is less than the Floor Price for three trading days during a period of five consecutive trading days (a “Floor Price Event”), (ii) the Company has issued in excess of 99.0% of the shares of common stock available under the Exchange Cap (an “Exchange Cap Event”), or (iii) at any time after the effectiveness deadline set forth in the Registration Rights Agreement, dated as of December 3, 2024, by and between the Company and the lender (the “Registration Rights Agreement”), the lender is unable to utilize a registration statement to resell the shares of the Company’s common stock receivable by the lender for a period of ten consecutive trading days (a “Registration Event,” and collectively with a Floor Price Event and an Exchange Cap Event, each an “Amortization Event”), then the Company shall make monthly payments to the lender beginning on the seventh trading day after the Amortization Event and continuing monthly in the amount of $150,000 plus a 10.0% premium and accrued and unpaid interest. The Exchange Cap Event will not apply in the event the Company has obtained the approval from its stockholders for the issuance of shares of common stock pursuant to the conversion of the December 2024 Note in excess of the Exchange Cap.

Embedded Derivatives – The optional redemption and event of default include an exercise contingency, which requires the Company to obtain shareholder approved for conversions subject to the Exchange Cap, which fails the equity classification guidance in ASC 815 and is thus precluded from being classified in equity. Therefore, the embedded derivatives are required to be bifurcated from the December 2024 Note and accounted for at fair value at each reporting date. A fair value of $222,865 was determined for the embedded derivative liabilities using a Monte Carlo Simulation model. The embedded derivative liabilities will be re-measured to fair value each reporting period until settlement (see Note 12).

NOTE 10 – STOCKHOLDERS’ DEFICIT

The Company consummated the Business Combination on December 22, 2023, which has been accounted for as a reverse recapitalization (see Note 1 and Note 4).

As a result of the 2024 Reverse Stock Split, each eight pre-split shares of common stock outstanding automatically combined and converted to one issued and outstanding share of common stock without any action on the part of stockholders. No fractional shares of common stock were issued to any stockholders in connection with the 2024 Reverse Stock Split. Each stockholder was entitled to receive one share of common stock in lieu of the fractional share that would have resulted from the 2024 Reverse Stock Split. The number of the Company’s authorized common stock remain unchanged, and the par value of the common stock following the 2024 Reverse Stock Split remained at $0.0001 per share.

The Company has retrospectively adjusted the Old Nukk common shares issued and outstanding prior to December 23, 2023 to give effect to the Business Combination and for the eight-for-one reverse stock split.

Preferred Stock: The Company is authorized to issue 15,000,000 shares of preferred stock with a par value of $0.0001 per share. The Company’s board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, option or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. As of December 31, 2024, September 30, 2024 and September 30, 2023, there were no shares of preferred stock issued and outstanding.

Common stock: The Company is authorized to issue 150,000,000 shares of common stock with a par value of $0.0001 per shares, of which 4,930,531, 2,098,999 and 1,259,333 shares were issued and outstanding as of December 31, 2024, September 30, 2024 and 2023, respectively. The following shares of common stock are reserved for future issuance:

Convertible notes payable	464,217
Stock options issued and outstanding under Old Nukk equity incentive plan	4,823
Stock purchase warrants	5,465,249
5,934,289

Dividend rights: the holders of common stock are entitled to receive dividends and other distributions, as and if declared by the Board out of assets or funds of the Company legally available and shall share equally on a per share basis.

Voting rights: the common stock possesses all voting power of the Company. Each share of common stock is entitled to one vote.

Liquidation: In the event of any liquidation, dissolution or winding up of the Company, after payment or provision of payment of the debts and other liabilities of the Company, the holders of common stock are entitled to receive the remaining assets of the Company available for distribution ratably in proportion to the number of shares of common stock held by them.

Common Stock Issuances:

In December 2023, 47,533 shares of Old Nukk common stock with a fair value of $1,802,215 as determined on the issuance date using the reported closing share price was issued to the sponsor of Brilliant in exchange for a receivable from Brilliant. Upon closing of the Business Combination, the receivable recorded by the Company was exchanged with the payable recorded by Brilliant, resulting in a reduction in additional paid-in capital as part of the reverse recapitalization.

Annex E-53

In December 2023, 5,629 shares of Old Nukk common stock with a fair value of $213,386 as determined on the issuance date using the reported closing share prices was issued as consideration for services performed by advisors to Old Nukk in connection with the business combination and recorded as a component of deferred transaction cost on the balance sheet. Upon closing of the Business Combination, the deferred transaction costs were reclassified to a reduction in additional paid-in capital as part of the reverse recapitalization.

In December 2023, 8,767 shares of Old Nukk common stock with a fair value of $613,410 as determined on the issuance date using the reported closing share prices were issued as settlement of loans payable – related parties with a carrying value of $270,563. The excess of the fair value of the shares issued over the carrying value of the loans payable – related parties of $342,847 was treated as a capital reduction as the debt holder is a Company shareholder.

In December 2023, 94,710 shares of Old Nukk common stock with a fair value of $6,627,315 as determined on the issuance date using the reported closing share prices were issued as settlement of due to affiliates with a carrying value of $2,727,061. The excess of the fair value of the shares issued over the carrying value of the due to affiliate of $3,900,254 was treated as a capital reduction as the affiliate is an entity that is controlled by a Company shareholder.

In November 2024, 319,952 shares of the Company’s common stock with a fair value of $771,085 as determined on the issuance date using the reported closing share prices were issued to convert the principal and accrued interest on certain convertible notes payable with a carrying value of $771,085 in connection with the Amended Conversion Agreement (see Note 9).

In November 2024, the Company entered into two securities purchase agreements pursuant to which the Company sold 110,707 and 138,556 shares of the Company’s common stock at a purchase price of $2.09456 and 1.7765 per share, respectively, for aggregate gross proceeds of $231,765 and $246,030 respectively. The purchase price per share includes a 5.0% discount from the closing price of the Company as listed on Nasdaq as of the business day immediately prior to the closing date of each securities purchase agreement. Issuance costs totaling $36,281 were incurred in connection to these securities purchase agreements and was recorded as a reduction to additional paid-in capital.

In December 2024, 200,000 shares of the Company’s common stock with a fair value of $464,000 as determined on the issuance date using the reported closing share price were issued to two shareholders as compensation for past services provided and was recorded as share-based compensation expense as a component of professional fees on the accompanying statements of operations and comprehensive loss for the three months ended December 31, 2024.

On November 8, 2024, the Company entered into an exit and settlement agreement (the “Exit and Settlement Agreement”) with three directors of the Board, under which each director resigned effective immediately and each director received 46,700 fully vested shares of the Company’s common stock with a fair value of $108,344 as compensation for past services rendered. An aggregate $325,032 was recorded as share-based compensation expense as a component of compensation and related benefits on the accompanying statements of operations and comprehensive loss for the three months ended December 31, 2024.

On December 16, 2024, the Company issued an aggregate of 1,337,500 stock grants with a fair value of $1,859,125 as determined on the issuance date using the reported closing share prices consisting of restricted shares of common stock under its stock incentive plans to various executive officers, directors and consultants of the Company who have provided services to the Company for an extended period of time with limited compensation. Of these 1,337,500 shares issued, 647,500 and 690,000 were issued to consultants and directors, respectively, with $900,025 and $959,100 recorded as share-based compensation expense as components of professional fees and compensation and related benefits, respectively, on the accompanying statements of operations and comprehensive loss for the three months ended December 31, 2024.

On December 18, 2024, the Company entered into a securities purchase agreement for a private placement (the “Private Placement”) pursuant to which an investor purchased from the Company 1,666,666 units for an aggregate purchase price of $9,999,996 or a per unit price of $6.00 with each unit consisting of (i) one share of the Company’s common stock and (ii) a stock purchase warrant to purchase up to one and one half shares of the Company’s common stock (the “Private Placement Warrant”). The investor may elect to acquire one pre-funded common stock purchase warrant in lieu of one share (the “Pre-Funded Warrant”). The Units were priced in excess of the average Nasdaq Official Closing Price of the Company’s common stock for the five trading days immediately preceding the signing of the Private Placement. The Private Placement closed on December 20, 2024. Issuance costs totaled $865,143 and were recorded as a reduction to additional paid-in capital. On December 19, 2024, 230,000 shares of common stock were issued in connection with the Private Placement.

The Pre-funded Warrant and the Private Placement Warrant permit the investor to acquire a fixed amount of shares of the Company’s common stock at a per share price of $0.0001 and $6.00, respectively, that may be exercised on a cash or cashless basis. The Pre-Funded Warrant is immediately exercisable, at a nominal exercise price of $0.0001 per share, and may be exercised at any time until the Pre-Funded Warrant is fully exercised. The Private Placement Warrant has an exercise price of $6.00 per share, is immediately exercisable on a cash or cashless basis and will expire five years from the date of issuance. The Pre-funded Warrant and the Private Placement Warrant were determined to be liability-classified at the time of issuance.

A liquidated damages cash payment totaling $500,000 is assessed to the Company if registration statements are not filed with the SEC and effective in accordance with the terms of the Private Placement. At issuance, the Company determined it was provable that the Company would be in compliance with the requirements and, as such, did not accrue potential liquidated damages. As of December 31, 2024, the Company determined it was probable the Company would not be compliant with the timeline and, as such, accrued $500,000 as potential liquidated damages as a component of accrued expenses and other current liabilities on the accompanying balance sheets.

Annex E-54

During the three months ended December 31, 2024, the Company issued shares of its common stock to settle obligations to vendors at fair value on the grant dates using the reported closing share price on the dates of grant as follows:

	Common stock shares	Fair value	Carrying value obligation	Gain (loss) on extinguishment
October 2024	100,000	$200,000	$140,000	$(60,000)
November 2024	254,660	559,993	392,000	(167,993)
	354,660	$759,993	$532,000	$(227,993)

The excess of the fair value of the shares issued over the carrying value of the associated vendor obligation of $227,993 was treated as a loss on extinguishment and recorded as a component of other (expense) income, net on the accompanying consolidated statements of operations and comprehensive loss as the vendor does not have an affiliate relationship with the Company directly or indirectly.

During the year ended September 30, 2024, the Company issued shares of its common stock to settle obligations to vendors were valued at fair value on the grant dates using the reported closing share prices on the dates of grant as follows:

	Common stock shares	Fair value	Carrying value obligation	Gain (loss) on extinguishment
January 2024	25,338	$750,000	$750,000	$—
May 2024	87,500	501,000	324,601	(176,399)
July 2024	148,694	374,788	262,352	(112,436)
July 2024	37,500	95,400	252,000	156,600
July 2024	37,500	95,400	150,000	54,600
July 2024	25,000	63,600	63,600	—
	361,532	$1,880,188	$1,802,553	$(77,635)

The excess of the fair value of the shares issued over the carrying value of the associated vendor obligation of $288,835 was treated as a loss on extinguishment while the excess of the carrying value of the vendor obligation over the fair value of the shares issued of $211,200 was treated as a gain on extinguishment. Both were recorded as a component of other (expense) income, net on the accompanying consolidated statements of operations and comprehensive loss as the vendor does not have an affiliate relationship with the Company directly or indirectly.

Warrants:

Public Warrants: On June 26, 2020, Brilliant completed an initial public offering that included warrants for shares of common stock (the “Public Warrants’). Each Public Warrant entitles the holder the right to purchase one share of common stock at an exercise price of $11.50 per share. No fractional shares will be issued upon exercise of the Public Warrants. The Company may elect to redeem the Public Warrants, in whole and not in part, at a price of $0.01 per Public Warrant if (i) 30 days’ prior written notice of redemption is provided to the holders, and (ii) the last reported sale price of the Company’s common stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders. Upon issuance of a redemption notice by the Company, the warrant holders have a period of 30 days to exercise for cash, or on a cashless basis. On the Closing Date, there were 805,000 Public Warrants issued and outstanding.

Private Warrants: Simultaneous with Brilliant’s initial public offering in June 2020, Brilliant sold warrants to its sponsor and certain of its directors and advisors in a private placement (the “Private Warrants”). The Private Warrants may not be redeemed by the Company so long as the Private Warrants are held by the initial purchasers, or such purchasers’ permitted transferees. The Private Warrants have terms and provisions identical to the Public Warrants, including as to exercise price, exercisability and exercise period, except if the Private Warrants are held by someone other than the initial purchasers’ permitted transferees, then the Private Warrants are redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. On the Closing Date, there were 32,625 Private Warrants issued and outstanding.

As a result of the Business Combination which was completed on December 22, 2023, Public Warrants and Private Warrants totaling 837,625 were converted into 837,625 warrants of the Company.

Stock Purchase Warrants: In connection with certain note payable agreements (see Note 8) certain convertible notes payable (see Note 9), and the Private Placement (see Note 10) the Company issued stock purchase warrants to certain lenders and investors that permit the lender or investor to acquire a fixed amount of shares of the Company’s common stock at a per share price that ranges between $.0001 and $6.88 for a term that ranges between three and five years that may be exercised on a cash or cashless basis.

Annex E-55

Certain warrants were determined to be equity-classified at issuance, and as such, were recorded to additional-paid-in capital at the time of issuance. Certain warrants were determined to be liability-classified at issuance, and as such, were recorded at fair value as a liability on the accompanying consolidated balance sheets and re-measured to fair value each reporting period with the change in fair value recorded as a component of other income (expense) on the accompanying consolidated statements of operations and comprehensive loss. Certain warrants were modified during the three months ended December 31, 2024 at which time the warrant’s classification was re-assessed and the classification changed from equity to liability.

The following table summarizes the shares of the Company’s common stock issuable upon exercise of warrants outstanding at December 31, 2024:

	Warrants Outstanding
	Range of Exercise Price	Number Outstanding at December 31, 2024	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
Public and Private Warrants	$92.00	837,625	0.61	$14.10
April 2024 Warrants	6.88	14,535	0.01	0.02
June 2024 Warrants	2.00	150,000	0.12	0.05
August 2024 Warrants	2.00	175,000	0.15	0.06
November 2024 Warrant	2.41	351,424	0.31	0.15
Pre-funded Warrants	0.0001	1,436,666	1.30	0.00
Private Placement Warrant	6.00	2,499,999	2.27	2.74
	$0.0001 – 92.00	5,465,249	4.77	$17.12

The following table summarizes the shares of the Company’s common stock issuable upon exercise of warrants outstanding at September 30, 2024:

	Warrants Outstanding
	Range of Exercise Price	Number Outstanding at September 30, 2024	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
Public and Private Warrant	$92.00	837,625	3.02	$65.46
April 2024 Warrant	6.88	14,535	0.03	0.08
June 2024 Warrant	2.00	150,000	0.61	0.25
August 2024 Warrant	2.00	175,000	0.72	0.30
	$2.00 – 92.00	1,177,160	4.38	$66.09

Warrant activities for the three months ended December 31, 2024 and the years ended September 30, 2024 and 2023 were as follows:

	Number of Options	Weighted Average Exercise Price
Outstanding at September 30, 2022	837,625	$92.00
Issued	—	—
Outstanding at September 30, 2023	837,625	92.00
Issued	339,535	2.21
Outstanding at September 30, 2024	1,177,160	66.10
Issued	2,851,423	4.83
Outstanding at December 31, 2024	4,028,583	$22.73

NOTE 11 – STOCK-BASED COMPENSATION

Old Nukk Equity Incentive Plan

For periods prior to the reverse recapitalization (see Note 4), the Old Nukk Equity Incentive Plan (the “Old Nukk Plan”) permitted the granting of various awards including stock options (including both nonqualified options and incentive options), stock appreciate rights (“SARs”), stock awards, phantom stock units, performance awards and other share-based awards to employees, outside directors and consultants, and advisors to the Company. Only stock options have been awarded to consultants and advisors under the Old Nukk Plan.

Annex E-56

Assumed Options converted into an option to purchase a number of shares of the Company’s common stock equal to the product of the number of shares of Old Nukk common stock and the Exchange Ratio at an exercise price per share equal to the exercise price of the Assumed Options divided by the Exchange Ratio. Each Assumed Option is governed by the same terms and conditions applicable to the Assumed Options prior to the Business Combination. No further grants can be made under the Old Nukk Plan.

Stock options generally vest over one to three years, with a maximum term of ten years from the date of grant. These awards become available to the recipient upon the satisfaction a vesting condition based on a period of service. Activity in the Old Nukk Plan for the three months ended December 31, 2024 and the years ended September 30, 2024 and 2023 is summarized as follows:

	Number of Options	Weighted Average Exercise Price
Outstanding at September 30, 2022	20,896	$187.87
Expired	(5,358)	(186.67)
Outstanding at September 30, 2023 and 2024	15,538	188.28
Forfeited	(10,715)	(25.2)
Outstanding at December 31, 2024	4,823	(550.60)
Options exercisable at December 31, 2024	4,823	$550.60
Options expected to vest	—	$—

The aggregate intrinsic value of both stock options outstanding and stock options exercisable at December 31, 2024 and September 30, 2024 was $0. The exercise price of all outstanding options was greater than the market price on December 31, 2024 and September 30, 2024, and therefore excluded from the intrinsic value computation.

Share-based compensation expense under the Old Nukk Plan for three months ended December 31, 2024 and the years ended September 30, 2024 and 2023 was $5,603, $229,605 and $370,878, respectively, which was recorded as professional fees on the accompanying consolidated statements of operations and comprehensive loss. There was no unrecognized share-based compensation at December 31, 2024.

2023 Equity Incentive Plan

On December 22, 2023, the Company’s shareholders approved a new long-term incentive award plan (the “2023 Plan”) in connection with the Business Combination. The 2023 Plan is administered by the Board. The selection of participants, allotment of shares, determination of price and other conditions are approved by the Board at its sole discretion to attract and retain personnel instrumental to the success of the Company. Under the 2023 Plan, the Company may grant an aggregate of 125,000 shares of common stock in the form of stock options (incentive or nonqualified), SARs, stock awards, restricted stock, stock units, and other stock or cash based awards.

On December 16, 2024, the Company issued an aggregate of 1,337,500 stock grants with a fair value of $1,859,125 as determined on the issuance date using the reported closing share prices consisting of restricted shares of common stock under its stock incentive plans to various executive officers, directors and consultants of the Company who have provided services to the Company for an extended period of time with limited compensation.

NOTE 12 – FAIR VALUE MEASUREMENT

Customer digital currency assets and liabilities represent the Company’s obligation to safeguard customer digital currencies. Accordingly, the Company has valued the assets and liabilities using quoted market prices for the underlying digital currencies which is based on Level 2 inputs.

The Black-Scholes option pricing model is used to estimate fair value of liability-classified stock purchase warrants issued in connection with convertible notes (see Note 9) and the liability-classified pre-funded stock purchase warrants issued in connection with the December 2024 Private Placement (see Note 10). A Monte Carlo simulation model is used to estimate the fair value of liability-classified stock purchase warrants issued in connection with the December 2024 Private Placement (see Note 10). Both models utilize the following assumptions:

●	Risk-free interest rates are derived from the yield on U.S. Treasury debt securities in effect on the date of measurement.

●	Dividend yields are based on our historical dividend payments, which have been zero to date.

●	Volatility is estimated from historical volatiltiy of a peer group over a similar period.

●	The expected term is based on the time to expiration of the warrants from the date of measurement.

The Monte Carlo simulation model also incorporates management’s judgments for the occurrence or non-occurrence of certain events as well as the probability of certain scenarios impactful to the valuation of the liability-classified stock purchase warrants issued in connection with the December 2024 Private Placement.

Annex E-57

The assumptions used for the Black-Scholes option pricing model for liability-classified stock purchase warrants are as follows:

June 2024 Warrants	December 31, 2024	November 2024 Modification
Expected term (years)	4.4 years	4.6 years
Risk-free interest rate	4.4%	4.4%
Expected volatility	114.2%	113.8%
Expected dividend yield	0.0%	0.0%

November 2024 Warrants	December 31, 2024	November 2024 Issuance
Expected term (years)	4.9 years	5.0 years
Risk-free interest rate	4.2%	4.2%
Expected volatility	114.2%	113.8%
Expected dividend yield	0.0%	0.0%

Pre-funded Warrants	December 31, 2024	December 2024 Issuance
Expected term (years)	5.0 years	5.0 years
Risk-free interest rate	4.3%	4.3%
Expected volatility	114.2%	113.8%
Expected dividend yield	0.0%	0.0%

The assumptions used for the Monte Carlo simulation model for liability-classified stock purchase warrants and the embedded derivative liability issued in connection with a convertible note are as follows:

December 2024 Warrants	December 31, 2024	December 2024 Issuance
Expected term (years)	5.0 years	5.0 years
Risk-free interest rate	4.3%	4.3%
Expected volatility	114.2%	113.8%
Expected dividend yield	0.0%	0.0%
Probability of a fundamental event	10.0%	10.0%

Embedded Derivative Liability	December 31, 2024	December 2024 Issuance
Expected term (years)	0.9 years	1.0 years
Risk-free interest rate	4.2%	4.3%
Expected volatility	156.2%	157.5%
Expected dividend yield	0.0%	0.0%
Conversion discount	10.0%	10.0%
Interest rate	10.0%	10.0%
Redemption premium	$50,000	$50,000

The following table sets forth by level, within the fair value hierarchy, the Company’s assets and liabilities measured and recorded at fair value on a recurring basis as of December 31, 2024:

	Quoted Price in Active Markets	Significant Other Observable Inputs	Significant Unobservable Inputs	Balance at December 31,
	(Level 1)	(Level 2)	(Level 3)	2024
Liabilities
June 2024 Warrant	—	—	5,333,794	5,333,794
November 2024 Warrant	—	—	12,467,515	12,467,515
Pre-funded warrant liabilities	—	—	52,682,426	52,682,426
Private Placement Warrants	—	—	94,286,790	94,286,790
Embedded derivative liability	—	—	847,753	847,753
Total liabilities	$—	$—	$165,618,278	$165,618,278

Annex E-58

The Company did not make any transfers into or out of Level 3 of the fair value hierarchy during the three months ended December 31, 2024. The Company had no assets or liabilities measured and recorded at fair value on a recurring basis as of September 30, 2024 and 2023.

The following table provides a reconciliation of the warrants measured at fair value using Level 3 inputs:

	Embedded Derivative Liability	June 2024 Warrant	November 2024 Warrant	Pre-funded Warrant	Common Stock Warrant

Balance at October 1, 2024	$—	$—	$—	$—	$—
Additions	222,865	283,293	663,408	5,085,682	18,153,362
Change in fair value	624,888	5,050,501	11,804,107	47,596,744	76,133,428
Ending balance, December 31, 2024	$847,753	$5,333,794	$12,467,515	$52,682,426	$94,286,790

NOTE 13 – INCOME TAXES

The components of net income (loss) were attributable to the following regions:

	Three months ended December 31,	Years Ended September 30,
	2024	2024	2023
United States – continuing operations	$(160,630,004)	$(7,377,598)	$(16,710,346)
United States – discontinued operations	—	(261,186)	425,000
Foreign – discontinued operations	(157,975)	(879,736)	(1,143,082)
Total	$(160,787,979)	$(8,518,520)	$(17,428,428)

The components of income taxes expense consisted of the following:

	Three months ended December 31,	Years Ended September 30,
	2024	2024	2023
Current:
Federal	$—	$—	$—
State	—	—	—
Foreign	—	—	—
Total current income taxes expense	—	—	—
Deferred:
Federal	(33,734,201)	(1,428,756)	(665,382)
State	(11,421,436)	(483,736)	(225,279)
Foreign	(26,757)	(163,087)	(98,604)
Total deferred income taxes (benefit)	(45,182,394)	(2,075,579)	(989,265)
Change in valuation allowance	45,182,394	2,075,579	989,265
Total income taxes expense	$—	$—	$—

The reconciliations of the statutory income tax rate and the Company’s effective income tax rate were as follows:

	Three months ended December 31,	Years Ended September 30,
	2024	2024	2023
Statutory federal income tax rate	21.0%	21.0%	21.0%
State tax	7.1%	6.0%	0.8%
Foreign rate different rates	0.0%	(0.2)%	(0.1)%
Permanent differences	0.0%	(0.9)%	(17.2)%
Change in valuation allowance	(28.1)%	(25.9)%	(4.5)%
Effective tax rate	0.0%	0.0%	0.0%

Annex E-59

The components of the Company’s net deferred tax assets (liabilities) as of December 31, 2024 and September 30, 2024 and 2023 were as follows:

	Three months ended December 31,	September 30,	September 30,
	2024	2024	2023
Deferred tax assets
Net operating loss carry-forwards	$8,394,484	$2,917,949	$1,726,620
Accrued directors’ compensation	146,792	137,890	100,410
Stock-based compensation	720,093	718,518	653,976
Loss from change in fair value – derivative liabilities	39,694,038	—	—
Impairment of digital assets	—	—	1,511
Allowance for credit losses	11,027	11,027	123,554
Unrealized foreign currency exchange loss	1,344	—	612
Capitalized SPAC acquisition related professional fee	1,261,780	1,261,780	364,902
Total deferred tax assets, gross	50,229,558	5,047,164	2,971,585
Valuation allowance	(50,229,558)	(5,047,164)	(2,971,585)
Total deferred tax assets	$—	$—	$—

The Company provided a valuation allowance equal to the deferred income tax assets for the three months ended December 31, 2024 and the years ended September 30, 2024 and 2023 because it is not presently known whether future taxable income will be sufficient to utilize the loss carry-forwards. The valuation allowance could be reduced or eliminated based on future earnings and future estimates of taxable income. At each reporting date, management considers new evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets. On the basis of this evaluation, only the portion of the deferred tax asset that is more likely than not to be realized was recognized. However, if the Company is not able to generate sufficient taxable income from its operations in the future, then a valuation allowance to reduce the Company’s U.S. deferred tax assets may be required, which would increase the Company’s expenses in the period the allowance is recognized.

As of December 31, 2024, the Company had $27,822,126 in U.S. federal net operating loss carry-forwards that can be utilized in future periods to reduce taxable income. However, due to changes in stock ownership, the use of the U.S. federal net operating loss carry-forwards is limited under Section 382 of the Internal Revenue Code. The Company has not performed a study to determine if the loss carryforwards are subject to these Section 382 limitations. $258,405 of the net operating loss carry-forwards will expire in fiscal years 2033 through 2038. The remaining net operating loss carry-forwards do not expire. In addition, the Company has net operating losses in Malta and United Kingdom totaling $447,770 and $2,010,293, respectively, with no expiration date.

As of December 31, 2024 and September 30, 2024 and 2023, the Company did not identify any uncertain tax positions that would require either recognition or disclosure in the accompanying consolidated financial statements. The Company recognizes interest and penalties related to uncertain income tax positions in income tax expense. There was no interest or penalties recorded for the three months ended December 31, 2024 and the years ended September 30, 2024 and 2023.

The Company has a December 31 tax year-end. The federal, state and foreign income tax returns of the Company are subject to examination by various tax authorities, generally for three years after they are filed. The Company is not subject to income taxes in Bermuda. The Company’s 2021 through 2024 tax years are subject to examination.

NOTE 14 – RELATED PARTY TRANSACTIONS

Departure of Directors and Certain Officers and Election of Directors and Appointment of Certain Officers: On July 24, 2024, the Company’s Chief Executive Officer (the “Original CEO”) resigned from his management position at the Company and from the Board. The Chief Operating Officer, and a director of the Company, was appointed as the new Chief Executive Officer (the “New CEO”) effective July 24, 2024.

The Lender, the Original CEO, and the New CEO, entered into a settlement agreement pursuant to which the New CEO resigned from his management position at the Company and from the Company’s Board effective September 4, 2024. In conjunction with the New CEO’s resignation, the number of Board seats increased from six to seven and appointed two new directors to fill such vacancies, one of whom was also appointed as Chief Executive Officer of the Company effective September 2024.

Advances – related party

Advance to Star: In December 2024, the Company advanced $1,000,000 to Star pursuant to the terms of the Star Agreement (see Note 1). This amount is a short-term, non-interest bearing advance in nature and will be deducted from the total investment consideration upon the closing of the Star Agreement. No interest was imputed due to immateriality. In the event the Star Agreement is not approved, the total amount of the advance will be returned to the Company from Star shortly thereafter.

Annex E-60

Due to affiliates: Amounts owed to affiliates totaled $42,471, $42,471 and $1,255,820 as of December 31, 2024, September 30, 2024 and 2023, respectively. Amounts due to these affiliates are short-term in nature, non-interest bearing, unsecured and repayable on demand. The nature of these transactions consists of the following:

Investments: At the time the Company acquired a 5.0% interest in a privately held company’s equity securities, a shareholder of the Company and a director of the Company owned, directly and indirectly, approximately 40.0% and 10.0% of the outstanding securities of that privately held company (see Note 6).

Company Common Stock Issuances: In connection with certain settlement agreements entered into during the three months ended December 31, 2024 with three directors and two officers of the Company, 340,100 shares with a fair value of $789,032 were issued as compensation for services previously rendered. In addition, in December 2024, 690,000 shares with a fair value of $959,100 were issued to current directors of the Company as incentive compensation (see Note 10 and Note 11).

Transaction Advisory: A member of the Company’s Board was also a managing director of a transaction advisory firm (“TA Firm”) at the time the Company entered into a letter agreement in November 2021 to engage the TA firm to serve as the exclusive transactional financial advisor and finder with respect to the Business Combination. The letter agreement of the TA Firm was terminated effective October 2023 and the board member resigned effective October 2023. The Company incurred advisory fees totaling $0, $70,000 and $0 incurred during the three months ended December 31, 2024 and the years ended September 30, 2024 and 2023, respectively. The TA Firm ceased being a related party at the time the board member resigned.

Monies on behalf of related party entities: Occasionally, the Company will pay monies on behalf of an affiliate or an affiliate will pay monies on behalf of the Company.

At September 30, 2024, the Company was released from its obligation of $192,069 to an affiliate where a shareholder has a controlling interest in the affiliate for services received. The Company recognized a gain on settlement of due to affiliates as a component of other (expense) income on the accompanying consolidated statements of operations for the year ended September 30, 2024.

At September 30, 2023, the balance of $229,837 owed from one affiliate where a shareholder has a controlling interest in the affiliate, represented advances made to the affiliate and monies that the Company paid on behalf of the affiliate, were written off after exhaustive efforts at collection.

Loans payable – related parties: The Company has entered into several promissory notes, and made repayments thereon, with shareholders and affiliates during the three months ended December 31, 2024 and the years ended September 30, 2024 and 2023 (see Note 7).

Notes receivable – related parties

Brilliant note receivable: During the year ended September 30, 2023, the Company made non-interest bearings loans with an aggregate principal of $299,650 to Brilliant. The principal was payable promptly after the date on which Brilliant consummated an initial business combination with a target business. These loans were not convertible into any securities of Brilliant. At September 30, 2023, the amount of $299,650 was written off after exhaustive efforts at collection.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

Indemnifications: The Company has indemnity agreements with certain officers and directors of the Company pursuant to which the Company must indemnify the officer or director against all expenses, judgments, fines, and amounts paid in settlement reasonably incurred in connection with a third party proceeding, if the indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and in the case of a criminal proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. It is not possible to determine the maximum potential exposure under these indemnification agreements: (i) because the facts and circumstances involved in each claim are unique and the Company cannot predict the number or nature of claims that may be made; (ii) due to the unique facts and circumstances involved in each particular agreement; and (iii) due to the requirement for a registration of the Company’s securities before any of the indemnification obligations contemplated in the IRA become effective.

Legal and regulatory proceedings: The Company is subject to various litigation, regulatory investigations, and other legal proceedings that arise in the ordinary course of its business. The Company is also subject to regulatory oversight by numerous regulatory and other governmental agencies. The Company reviews its lawsuits, regulatory investigations, and other legal proceedings on an ongoing basis and provides disclosure and records loss contingencies in accordance with the loss contingencies accounting guidance. In accordance with such guidance, the Company establishes accruals for such matters when potential losses become probable and can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be estimated, the Company discloses the possible loss in the consolidated financial statements.

Vendor settlement: In December 2024, the Company settled a vendor’s outstanding claims through a one-time lump sum payment of $50,000, recording the entire payment as a loss on settlement of vendor obligations as a component of other income (expense), net on the accompanying statements of operations and comprehensive loss for the three months ended December 31, 2024.

White lion stock purchase agreement: On May 17, 2022, the Company entered into a Stock Purchase Agreement (the “White Lion Agreement”) with White Lion Capital Partners, LLC a California-based investment fund (“White Lion”). Under the terms of the White Lion Agreement, the Company had the right, but not the obligation, to require White Lion to purchase shares of its common stock up to a maximum amount of $75,000,000. In January 2024, the Company issued 202,702 shares of the Company’s common stock with a fair value of $750,000 to settle its obligation owed under the White Lion Agreement (see Note 10). On February 21, 2024, the Company terminated the White Lion Agreement.

Annex E-61

Securities Purchase Agreement: On December 15, 2024, the Company entered into a Securities Purchase Agreement and Call Option, as amended by Amendment No. 1 dated February 11, 2025 (the “Star Agreement”) with Star 26 Capital Inc. (“Star”), the shareholders of Star (“Star Equity Holders”) and an officer of the Company acting in his capacity as the representative of the Star Equity Holders, to acquire a controlling 51% interest in Star, an Israeli corporation engaged as a supplier of generators for “iron dome” launchers and other defense products, in exchange for an aggregate investment of $21,000,000 that consists of :

●	A minimum amount of $5,000,000 in cash

●	a promissory note in the principal amount of $16,000,000, less (i) the amounts outstanding under Seller Notes, which shall be forgiven and cancelled as of the closing of the transaction, and (ii) any portion of the cash payment to the Sellers in excess of $5,000,000 (the “Investment Note”). The Investment Note matures 12 months following the closing.

●	2,385,170 shares of the Company’s common stock issued to the Star Equity Holders which shall constitute approximately 29.75% of the issued and outstanding capital of the Company on a fully diluted basis, excluding the out of the money warrants

●	6,907,859 stock purchase warrants with a five year term and an exercise price of $1.50 per share

The Star Equity Holders granted the Company an option (the “Option”) to purchase the balance of their equity in Star (49.0%) for an aggregate $16,084,250 (the “Option Exercise Price”) in consideration for the issuance to the Star Equity Holders five-year stock purchase warrants to purchase an aggregate of 720,000 shares of the Company’s common stock with an exercise price of $1.50 per share. The Option Exercise Price to be paid by the Company to the Star Equity Holders consists of

●	$3,00,000 in cash,

●	a promissory note in the principal amount of $3,000,000, which accrues interest at 8.0% per annum and is due and payable six months after the issuance thereof,

●	2,385,170 shares of the Company’s common stock issued to the Star Equity Holders

●	5,109,789 stock purchase warrants with a five-year term and an exercise price of $1.50 per share

If, for a period of 12 months after the closing of the Star Agreement, the Company’s shares of common stock are delisted from Nasdaq, Star shall have the right, at its own discretion, to require the Company to exchange the Investment Note for all the shares of Star then held by the Company, provided, however, the Option shall be automatically cancelled and Star shall retain any cash payments made by the Company to Star and the Company shall retain an equity interest in Star equivalent to all cash payments. The closing of the Transaction is subject to customary closing conditions, including regulatory approvals, third-party consents, fairness opinion, and approval by the Company’s shareholders as required under applicable Nasdaq listing rules.

If the Star Agreement is canceled because stockholder approval was not obtained within 90-days after the date of the Star Agreement and the failure was a result of the Company failing to perform or observe the covenants or agreements of the Company provided for in the terms of the Star Agreement, the Seller is entitled to damages of $1,800,000 from the Company.

As a result of the Settlement Agreement and subject to the closing of the acquisition of Star, the Company’s business will be focused on the defense sector.

NOTE 16 – SUPPLEMENTAL INFORMATION CONDENSED FINANCIAL INFORMATION FOR THE THREE MONTHS ENDED DECEMBER 31, 2023

Condensed consolidated statement of operations for the three months ended December 31, 2023 was:

Amount
Total operating expenses	$2,801,355
Loss from operations	(2,801,355)
Total other expense	(5,862)
Net loss from continuing operations	(2,807,217)
Net loss from discontinued operations	(6,120,878)
Net loss	$(8,928,095)

NET LOSS PER COMMON SHARE (1):
Basic and diluted, continuing operations	$(2.13)
Basic and diluted, discontinued operations	(4.63)
Basic and diluted	$(6.76)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	1,320,456

(1)	Retroactively restated for the reverse recapitalization as described in Note 1 and Note 4 and the one-for-eight reverse stock split described in Note 14.

Annex E-62

Condensed consolidated statement of cash flows for the three months ended December 31, 2023 was:

Amount
Net loss	$(8,928,095)
Net loss from discontinued operations	(6,120,878)
Net loss from continuing operations	$(2,807,217)
Adjustments to reconcile net loss to net cash used in operating activities	69,064
Changes in operating assets and liabilities	4,784,982
Net cash provided by operating activities, continuing operations	2,046,829
Net cash used in operating activities, discontinued operations	(2,784,660)
NET CASH USED IN OPERATING ACTIVITIES	(737,831)
Net cash provided by investing activities, continuing operations	—
Net cash provided by investing activities, discontinued operations	130,137
NET CASH PROVIDED BY INVESTING ACTIVITIES	130,137
Net cash provided by financing activities, continuing operations	773,161
Net cash used in financing activities, discontinued operations	(26,990)
NET CASH PROVIDED BY FINANCING ACTIVITIES	746,171
EFFECT OF EXCHANGE RATE ON CASH – DISCONTINUED OPERATIONS	33,314
NET CHANGE IN CASH	171,791
Cash - beginning of period, including discontinued operations	691,819
Cash - end of period, including discontinued operations	863,610
Less: cash from discontinued operations	812,229
Cash – end of period from continuing operations	$51,381

NOTE 17 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

The Company established the Nukkleus Inc 2025 Equity Incentive Plan (the “2025 Plan”) to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company by providing them the opportunity to acquire a proprietary interest in the Company and to align their interest and efforts to the long-term interest of the Company’s stockholders. The 2025 Plan will be administered by the Board of Directors and has 1,950,000 shares of the Company’s common stock reserved for issuance. The 2025 Plan is subject to shareholder approval at a meeting schedule during the first quarter of calendar year 2025.

On February 11, 2025, the Company, Star and the Star Equity Holders, entered into an Amendment No. 1 to the Star Agreement (the “Amendment”) providing that the consideration to be invested by the Company into Star shall be increased to $21,000,000 from $15,000,000 consisting of cash in the amount of $5,000,000, as initially contemplated, and increasing the Investment Note to $16,000,000. Further, the Amendment increased the amount that the Company will lend to Star prior to the closing date from $1,000,000 to $1,800,000. The Amendment also provided that in the event Star consummates its initial public offering or a direct listing to a national exchange (Nasdaq or NYSE) of its shares of Class A Common Stock, then the Option shall automatically expire. Mr. Shalom, who is the Chief Executive Officer and a director of the Company, is a controlling shareholder, Chief Executive Officer and a director of Star.

On February 14, 2025, the Board of Directors of the Company approved a change in the Company’s fiscal year end from September 30 to December 31, effective for the fiscal year beginning January 1, 2024. The decision to change the fiscal year was made to align the Company’s financial reporting with the calendar year, which is expected to enhance operational efficiency, improve comparability with industry peers, and better serve the needs of shareholders. Further, the Company intends to align its fiscal year with Star, the Company’s proposed acquisition.

Annex E-63

Annex F

STAR 26 CAPITAL INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2025 AND DECEMBER 31, 2024

Annex F-1

STAR 26 CAPITAL INC.

INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2025

U.S. DOLLARS IN THOUSANDS

Annex F-2

STAR 26 CAPITAL INC.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share data)

	March 31,	December 31,
	2025	2024
Assets
Current Assets
Cash and cash equivalents	681	1,154
Restricted cash	13	13
Short term bank deposits	173	121
Marketable securities	781	-
Accounts receivable	653	814
Inventories	908	817
Other current assets	737	565
Total Current Assets	3,946	3,484

Funds in respect of employee rights upon retirement	68	69
Deferred taxes	56	116
Intangible assets, net	229	249
Operating lease right-of-use asset	307	355
Property and equipment, net	13	6

Total Assets	4,619	4,279

Liabilities and Shareholders’ Deficit
Current Liabilities
Short term loans	966	810
Loan from related party	1,800	1,511
Accounts payable	508	730
Operating lease liability	171	174
Other current liabilities related party	78	117
Other current liabilities	726	538
Total current liabilities	4,249	3,880
Long term loans	505	552
Operating lease liability	141	185
Liability for employees’ rights upon retirement	93	95

Total Liabilities	4,988	4,712

Stockholders’ Deficit
Class A common stock, par value $0.0001 per share, 250,000,000 shares authorized as of December 31, 2024 and March 31, 2025;5,075,000 and 4,708,333 shares issued and outstanding as of December 31, 2024 and March 31, 2025, respectively	(*)	(*)
Class B common stock, par value $0.0001 per share, 50,000,000 shares authorized as of December 31, 2024 and March 31, 2025; 6,250,000 shares issued and outstanding as of December 31, 2024 and March 31, 2025	(*)	(*)
Additional paid-in capital	107	15
Receipts on accounts of shares	-	92
Accumulated other comprehensive income	9	15
Accumulated deficit	(485)	(555)
Total Stockholders’ Deficit	(369)	(433)
Total liabilities and stockholders’ Deficit	4,619	4,279

(*)	represents amount less than $1 thousand.

The accompanying notes are an integral part of these interim unaudited condensed consolidated financial statements.

Annex F-3

STAR 26 CAPITAL INC.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(U.S. dollars in thousands, except share and per share data)

	For the Three-month period ended March 31	For the period from January 17, 2024* to March 31,
	2025	2024

Revenues	903	857
Cost of revenues	(735)	(527)
Gross profit	168	330
General and administrative expenses – related party	(94)	(32)
General and administrative expenses	(539)	(257)
Other Income	-	37
Operating income (loss)	(465)	78

Financial income, net	651	-
	186	78
Income tax	(116)	(29)
Net income	70	49
Foreign currency translation adjustment	(6)	9
Total comprehensive income	64	58

*	Date of inception.

The accompanying notes are an integral part of these interim unaudited condensed consolidated financial statements.

Annex F-4

STAR 26 CAPITAL INC.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(U.S. dollars in thousands, except share and per share data)

	Ordinary shares Class A		Ordinary shares Class B		Additional paid-in	Receipts on account of	Accumulated Other comprehensive	Accumulated	Total Stockholders’
	Number	Amount	Number	Amount	capital	shares	income	deficit	equity (deficit)

Balance at January 1, 2025	4,708,333	(*)	6,250,000	(*)	15	92	15	(555)	(433)

Net income	-	-	-	-	-	-	-	70	70
Issuance of Ordinary shares	366,667				92	(92)
Foreign currency translation adjustment	-	-	-	-	-	-	(6)	-	(6)
Balance at March 31, 2025	5,075,000	(*)	6,250,000	(*)	107	-	9	(485)	(369)
Balance at January 17, 2024 (date of inception)	-	-	-	-	-	-	-	-	-

Net income	-	-	-	-	-	-	-	49	49
Issuance of Ordinary shares	4,650,000	(*)	6,250,000	(*)	-	-	-	-	(*)
Foreign currency translation adjustment	-	-	-	-	-	-	9	-	9
Balance at March 31, 2024	4,650,000	(*)	6,250,000	(*)	-	-	9	49	58

(*)	represents amount less than $1 thousand

The accompanying notes are an integral part of these interim unaudited condensed consolidated financial statements.

Annex F-5

STAR 26 CAPITAL INC.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	For the three-month period ended March 31,	For the period from January 17, 2024* to March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Netincome	70	49
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	21	28
Interest expenses, net	21	1
Deferred taxes	56	29
Change in the value of securities	(685)	-
Change in liability for employee rights upon retirement	-	(23)
Decrease (increase) in accounts receivable	145	(24)
Increase in inventories	(109)	(254)
Increase in other current assets	(183)	(262)
(Decrease) increase in accounts payable	(215)	223
Decrease in related party	(39)	-
(Decrease) increase in other liabilities	(44)	51

Net cash used in operating activities	(962)	(182)

CASH FLOWS FROM INVESTING ACTIVITIES
Rimon’s cash acquisition )Appendix A)	-	142
Purchase of property and equipment	(7)	-
Increase in short term bank deposit	(52)	-
Investments in securities	(208)	-
Proceeds from sale of securities	354	-
Payment for Rimon’s acquisition	-	(41)
Net cash provided by investing activities	87	101

CASH FLOWS FROM FINANCING ACTIVITIES
Short term credit from banking institutions, net	167	(26)
Proceeds from related party’s loans	-	90
Repayment of loan from related party	(511)	-
Loans from banking institutions	19	136
Loans from Nukkleus, Inc. (related party)	800	-
Repayment of loans from banking institutions	(73)	(53)
Net cash provided by financing activities	402	147

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(473)	66

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	1,167	-

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	694	66

*	Date of inception.

The accompanying notes are an integral part of these interim unaudited condensed consolidated financial statements.

Annex F-6

STAR 26 CAPITAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	For the Three month period ended March 31,	For the period from January 17, 2024* to March 31,
	2025	2024

Appendix A - Net cash Rimon’s cash acquisition (see note 1)
Working capital (excluding cash and cash equivalents)	-	179
Intangible assets	-	(401)
Long term assets	-	(466)
Long term liabilities	-	830
Rimon’s cash acquisition	-	142

Supplemental disclosure of cash flow information:
Non-cash transactions:
Contingent consideration of Rimon’s acquisition	-	412
Investments in securities	249	-
Consideration of Rimon acquisition offset against Rimon debt	-	41

Cash paid during the period for:
Interest	68	11

Annex F-7

STAR 26 CAPITAL INC.

NOTES TO THE INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

NOTE 1 – GENERAL

A.	Star 26 Capital Inc. (“Company”) is a corporation organized under the laws of the State of Nevada on January 17, 2024. The Company was formed as an acquisition holding company to invest in and/or acquire controlling stakes in private businesses with a focus on improving their operations, management, and sales and marketing, with the goal of achieving enhanced financial outcomes for the benefit of its stockholders. The Company’s acquisition strategy currently targets business sectors expected to yield above-average returns, such as the Israeli defense and aerospace industries.

The company is managed by Zero One Capital LLC (“Zero One or the Manager”). Zero One is a Nevada limited liability company formed and managed by the Company’s Founder, Menachem Shalom, on January 19, 2024. Zero One was formed to provide management services to the Company and to its current and future operating subsidiaries, including Rimon.

B. Rimon Agencies Ltd. (hereinafter: “Rimon”), subsidiary (see B below) is engaged in a wide range of defense, homeland security and commercial systems and its clients include military and governmental bodies, top tier security agencies, and international companies. Rimon was founded in 1988 in Israel.

B.	Because most of the Company’s operations are conducted in Israel and all members of its board of directors, management, as well as a majority of its employees and consultants, including employees of its service providers, are located in Israel, its business and operations are directly affected by economic, political, geopolitical and military conditions affecting Israel.

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers in the southern part of the country. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. Following the attack by Hamas on Israel’s southern border, Hezbollah in Lebanon also launched missile, rocket, drone and shooting attacks against Israeli military sites, troops and Israeli towns in northern Israel. In October 2024, Israel began limited ground operations against Hezbollah in Lebanon. In addition, Iran recently launched direct attacks on Israel and has threatened to continue to attack Israel. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthis in Yemen and various rebel militia groups in Syria and Iraq. While currently no damages were registered in Israel from such attacks, the situation is developing and could lead to additional wars and hostilities in the Middle East. It is possible that the hostilities with Hezbollah and Iran will escalate, and that other terrorist organizations, including Palestinian military organizations in the West Bank, as well as other hostile countries, will join the hostilities. Such hostilities may include terror and missile attacks.

In the event that the Company’s facilities are damaged as a result of hostile actions, or hostilities otherwise disrupt its ongoing operations, its ability to deliver or provide products and services in a timely manner to meet its contractual obligations to customers and vendors could be materially and adversely affected.

Annex F-8

STAR 26 CAPITAL INC.

NOTES TO THE INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

NOTE 1 – GENERAL (cont.)

Following the brutal attacks on Israel, the mobilization of army reserves and the government declaring a state of war in October 2023, there was a decrease in Israel’s economic and business activity. The security situation has led, among other things, to a disruption in the supply chain and production, a decrease in the volume of national transportation, and a shortage in manpower due to employees being called for active reserve duty as well as a rise in the exchange rate of foreign currencies in relation to the New Israel Shekel. These events may imply wider macroeconomic indications of a deterioration of Israel’s economic standing, which may have a material adverse effect on the Company and its ability to effectively conduct its business, operations and affairs. Although many of such military reservists have since been released, they may be called up for additional reserve duty, depending on developments in the war in Gaza and along Israel’s other borders. Certain of its employees and consultants in Israel, in addition to employees of its service providers located in Israel, have been called, and additional employees may be called, for service in the current or future wars or other armed conflicts with Hamas as well as the other pending or future armed conflicts in which Israel is or may become engaged, and such persons may be absent for an extended period of time. The Company is continuing to regularly follow developments on the matter and is examining the effects on its operations and the value of its assets.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Unaudited Interim Financial Statements

The accompanying condensed interim balance sheet as of March 31 2025 and the condensed interim statements of operations, changes in shareholders’ equity (deficiency) and cash flows for the three-month period ended March 31, 2025 are unaudited. These unaudited condensed interim financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The unaudited condensed interim financial statements contain all adjustments which, in the opinion of management, are necessary to present fairly, the financial information included therein. It is suggested that these condensed interim financial statements be read in conjunction with the audited financial statements and accompanying notes included in the Company’s report for the year ended December 31, 2024. Results for the interim periods presented are not necessarily indicative of the results to be expected for the full year.

These financial statements should be read in conjunction with the financial statements and notes thereto contained in the Company’s Annual Report for the year ended December 31, 2024.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of expenses during the reporting periods. Significant estimates include fair value estimates of options assets. Actual results could differ from those estimates.

The accounting principles used in the preparation of the interim statements are consistent with those used in the preparation of the 2024 Financial Statements except below.

Annex F-9

STAR 26 CAPITAL INC.

NOTES TO THE INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

Marketable Securities

The Company accounts for marketable equity securities in accordance with ASC Topic 321, “Investments – Equity Securities”. The Company’s investments in equity securities consist of shares and options of Mia Dynamics Motors Ltd., a public company traded on the Tel Aviv Stock Exchange..

Investments in marketable equity securities are recorded at fair value based on quoted market prices, with unrealized gains and losses, reported as financial income or expenses, as appropriate. These securities are a Level 1 fair value measurement. Options which are not traded are valuated using the Black & Scholes option valuation method, and considered a Level 3 fair value measurement.

Fair value

Fair value of certain of the Company’s financial instruments including cash, accounts payable, accrued expenses, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosure,” which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements.

Fair value, as defined by ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of nonperformance, which includes, among other things, the Company’s credit risk.

Valuation techniques are generally classified into three categories: (i) the market approach; (ii) the income approach; and (iii) the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity, and that are significant to the fair values.

Annex F-10

STAR 26 CAPITAL INC.

NOTES TO THE INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION (cont.)

Fair value measurements are required to be disclosed by the level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), (ii) segregating those gains or losses included in earnings, and (iii) a description of where those gains or losses included in earning are reported in the statement of operations.

The Company’s financial assets that are measured at fair value on a recurring basis by level within the fair value hierarchy are as follows:

	Balance as of March 31, 2025
	Level 1	Level 2	Level 3	Total
	US$ in thousands

Assets:
Shares and Options	588	-	193	781
Total assets	588	-	193	781

Liabilities:
Fair value of contingent consideration in Rimon’s acquisition	-	-	165	165
Total liabilities	-	-	165	165

The following table presents the changes in fair value of the level 3 assets for the period ended March 31, 2025 :

Changes in Fair value
US$ in thousands
Assets:
Outstanding at January 1, 2025	-
Initial recognition of options (see note 3 below)	67
Changes in fair value	126
Outstanding at March 31, 2025	193

Credit line issuance costs

Costs associated with entering into a revolving line of credit or revolving-debt arrangement are costs incurred in exchange for access to financing. These fees are paid regardless of whether the funds are ever drawn down. Such costs are recorded as such on the balance sheet as prepaid expenses. Upon drawing down a portion of the credit line, the applicable portion of the costs related to that draw down is presented as a direct deduction from the carrying value of the debt when drawn and amortized as finance expenses using the effective interest method.

Annex F-11

STAR 26 CAPITAL INC.

NOTES TO THE INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

NOTE 3: EVENTS DURING THE PERIOD

On February 3, 2025, the Company entered into an agreement to purchase shares and options of Mia Dynamics Motors Ltd. (“Mia”), a public company traded on the Tel Aviv Stock Exchange. The Company purchased a total of 2,250,000 ordinary shares of the public company of NIS 0.01 par value and a total of 2,250,000 options (non-tradable) exercisable for 2,250,000 ordinary shares of the public company, up to 24 months from the date of the engagement and against an exercise price of NIS 0.60 per option for NIS 900,000 (approximately $249,000).

The options was estimated by using the Black-Scholes option pricing model, to compute the fair value of the options at each balance sheet date. The following are the data and assumptions used as of the balance sheet date:

	March 31, 2025	February 3, 2025
Dividend yield	0%	0%
Risk-free interest rate	4.5%	4.5%
Expected term (years)	0.08	2
Volatility	93%	43.5%
Share price (NIS)	0.775	0.404
Exercise price (U.S. dollars)	0.06	0.6

On February 7, 2025, the Company additionally purchased a total of 2,083,300 ordinary shares and 1,458,310 options (non-tradable) of Mia for NIS 750 thousand (approximately $208,000).

The options was estimated by using the Black-Scholes option pricing model, to compute the fair value of the options at each balance sheet date. The following are the data and assumptions used as of the balance sheet date:

	March 31, 2025	February 7, 2025
Dividend yield	0%	0%
Risk-free interest rate	4.5%	4.5%
Expected term (years)	0.08	2
Volatility	93%	53%
Share price (NIS)	0.775	0.413
Exercise price (U.S. dollars)	0.06	0.6

The fair value of the options as of March 31, 2025 was $193 thousands.

Annex F-12

STAR 26 CAPITAL INC.

NOTES TO THE INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (unaudited)

NOTE 4: RELATED PARTIES

A. Transactions and balances with related parties

	Period ended March 31, 2025	Period ended March 31, 2024
	(USD in thousands)	(USD in thousands)

General and administrative expenses:
Officers’ compensation	94	32

B. Balances with related parties:

	As of March 31, 2025	As of December 31, 2024
	USD in thousands	(USD in thousands)

Other current liabilities	78	117
Loan from related party	-	511
Loans from Nukkleus Inc.	1,800	1,000

C.	Loan from related party - the loan bears interest at 8% per annum and matures 30 days after the earlier of one year from the issuance date (February 15, 2024) or upon the closing of a private placement or public offering of at least $5 million. On February 15, 2025, the Parties agreed to extend the term of the Loan and changed its maturity date to February 15, 2026. As of March 31, 2025, the loan was repaid in full.

Annex F-13

STAR 26 CAPITAL INC.

NOTES TO THE INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

NOTE 5 – SEGMENT INFORMATION

The Company has one reporting segment as described in Note 1A above.

The Company’s chief operating decision maker is its chief executive officer.

The chief operating decision maker assesses performance and decides how to allocate resources based on net income (loss) that is also reported on the income statement as net income (loss).

The measurement of segment assets is reported on the balance sheet as total consolidated assets.

The chief operating decision maker uses net income (loss) to evaluate income generated from the segment assets (return on assets) in deciding whether to reinvest profits into the segment or into other parts of the entity.

Net income (loss), financial expenses (as appear in the statement of comprehensive loss) are used to monitor budget versus actual results. The chief operating decision maker also uses net income (loss) in competitive analysis by benchmarking to the Company’s competitors. The competitive analysis along with monitoring of budget versus actual results are used in assessing performance of the segment and in establishing management’s compensation.

In addition to the significant expense categories included within the total net income ( loss) presented on the Company’s Statements of Operations, the following table sets forth significant segment expenses:

	For the Three-month period ended March 31,	For the period from January 17, 2024* to March 31,
	2025	2024
	(USD in thousands)	(USD in thousands)
COST OF REVENUES
Materials	539	405
Salaries and related expenses	123	61
Rent and asset management	41	50
Other expenses	32	11
	735	527
GENERAL AND ADMINISTRATIVE EXPENSES
Salaries and related expenses	166	81
Rent and asset management	16	18
Professional services	329	145
Amortization	21	27
Other expenses	101	18
	633	289

Annex F-14

STAR 26 CAPITAL INC.

NOTES TO THE INTERIM UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

NOTE 5 – SEGMENT INFORMATION (cont.)

REVENUES

	For the Three-month period ended March 31,	For the period from January 17, 2024* to March 31,
	2025	2024
	(USD in thousands)	(USD in thousands)
Selling goods imported	802	780
Integration projects	101	77
	903	857

Annex F-15

STAR 26 CAPITAL INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2024

Annex F-16

Somekh Chaikin

17 Ha’arba’a Street, PO Box 609

KPMG Millennium Tower

Tel Aviv 6100601, Israel

+972 3 684 8000

Independent Auditors’ Report

To the Shareholders and the Board of Directors of

Star 26 Capital Inc.

Report on the Audit of the Consolidated Financial Statements

Opinion

We have audited the consolidated financial statements of Star 26 Capital Inc. and its subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2024, and the related consolidated statements of comprehensive loss, changes in stockholders’ deficit, and cash flows for the period from January 17, 2024 (date of inception) to December 31, 2024, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the consolidated financial statements are available to be issued.

KPMG Somekh Chaikin, an Israeli partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee

Annex F-17

Somekh Chaikin

17 Ha’arba’a Street, PO Box 609

KPMG Millennium Tower

Tel Aviv 6100601, Israel

+972 3 684 8000

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

May 14, 2025

KPMG Somekh Chaikin, an Israeli partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee

Annex F-18

STAR 26 CAPITAL INC.

CONSOLIDATED BALANCE SHEET

(USD in thousands except share and per share data)

December 31,
2024
Assets
Current Assets
Cash and cash equivalents	1,154
Short term bank deposits	121
Restricted cash	13
Accounts receivable	814
Inventories	817
Other current assets	565
Total Current Assets	3,484

Funds in respect of employee rights upon retirement	69
Deferred taxes	116
Intangible assets	249
Operating lease right-of-use asset	355
Property and equipment, net	6

Total Assets	4,279

Liabilities and Shareholders’ Deficit
Current Liabilities
Short term loans	810
Loan from related party	1,511
Accounts payable	730
Operating lease liability	174
Other current liabilities related party	117
Other current liabilities	538
Total current liabilities	3,880
Long term loans	552
Operating lease liability	185
Liability for employees’ rights upon retirement	95

Total Liabilities	4,712

Stockholders’ Deficit
Class A common stock, par value $0.0001 per share, 250,000,000 shares authorized as of December 31, 2024; 4,708,333 shares issued and outstanding as of December 31, 2024	(*)
Class B common stock, par value $0.0001 per share, 50,000,000 shares authorized as of December 31, 2024; 6,250,000 shares issued and outstanding as of December 31, 2024	(*)
Additional paid-in capital	15

Receipts on accounts of shares	92
Accumulated other comprehensive income	15
Accumulated deficit	(555)
Total Stockholders’ Deficit	(433)
Total liabilities and stockholders’ Deficit	4,279

(*)	represents amount less than $1 thousand.

The accompanying notes are an integral part of the consolidated financial statements.

Annex F-19

STAR 26 CAPITAL INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

(USD in thousands except share and per share data)

For the period from January 17, 2024* to December 31,
2024

Revenues	4,994
Cost of revenues	(3,808)
Gross profit	1,186
General and administrative expenses – related party	(307)
General and administrative expenses	(1,380)
Other Income	55
Operating loss	(446)
Financial expenses to related party	(38)
Financial expenses, net	(105)
(589)
Income tax	34
Net loss	(555)
Foreign currency translation adjustment	15
Total comprehensive loss	(540)

*	Date of inception.

The accompanying notes are an integral part of the consolidated financial statements

Annex F-20

STAR 26 CAPITAL INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

(USD in thousands, except share and per share data)

	Ordinary shares Class A			Ordinary shares Class B			Additional paid-in	Receipts on account of	Accumulated Other comprehensive	Accumulated	Total Stockholders’
	Number	Amount		Number	Amount		capital	shares	income	deficit	deficit

Balance at January 17, 2024 (date of inception)	-	-		-	-		-	-	-	-	-

Net loss	-	-		-	-		-	-	-	(555)	(555)
Foreign currency translation adjustment	-	-		-	-		-	-	15	-	15
Issuance of Ordinary shares	4,650,000	(*	)	6,250,000	(*	)	-	-	-	-	(* )
Share based compensation	25,000	(*	)	-	-		7	-	-	-	7
Investment in shares	33,333	(*	)	-	-		8	92	-	-	100
Balance at December 31, 2024	4,708,333	(*	)	6,250,000	(*	)	15	92	15	(555)	(433)

(*)	represents amount less than $1 thousand.

The accompanying notes are an integral part of the consolidated financial statements.

Annex F-21

STAR 26 CAPITAL INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(USD in thousands)

For the period from January 17, 2024* to December 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the year	(555)
Adjustments required to reconcile net loss for the period to net cash used in operating activities:
Depreciation and amortization	153
Interest expenses	21
Deferred taxes	(34)
Share based compensation	7
Other	(18)
Change in liability for employee rights upon retirement	(41)
Increase in accounts receivable	7
Increase in inventories	(576)
Increase in other current assets	(564)
Increase in accounts payable	273
Increase in related party	117
Increase in other liabilities	(6)
Net cash used in operating activities	(1,216)

CASH FLOWS FROM INVESTMENT ACTIVITIES:
Purchase of property and equipment	(4)
Proceeds from sale of property and equipment	18
Increase in short term bank deposit	(121)
Rimon’s cash acquisition )Appendix A)	142
Payment for Rimon’s acquisition	(125)
Net cash used in investment activities (494) 391	(90)

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term credit from banking institutions, net	538
Payment for Rimon’s acquisition	(41)
Investment in shares	100
Proceeds from related party’s loans	418
Loans from banking institutions	681
Repayment of loans from banking institutions	(223)
Loans from Nukkleus, Inc.	1,000
Net cash provided by financing activities	2,473
INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	1,167

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	-

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	1,167

*	Date of inception.

The accompanying notes are an integral part of the consolidated financial statements.

Annex F-22

STAR 26 CAPITAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(USD in thousands)

Appendix A - Net cash Rimon’s cash acquisition (see note 1)
Working capital (excluding cash and cash equivalents)	179
Intangible assets	(401)
Long term assets	(466)
Long term liabilities	830
Rimon’s cash acquisition	142

Supplemental disclosure of cash flow information:
Non-cash transactions:
Initial recognition of operating lease right-of-use assets and liabilities	95
Contingent consideration of Rimon’s acquisition	176
Consideration of Rimon acquisition offset against Rimon debt	41

Cash paid during the year for:
Interest	126

The accompanying notes are an integral part of the consolidated financial statements.

Annex F-23

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – GENERAL

A.	Star 26 Capital Inc. (“Company”) is a corporation organized under the laws of the State of Nevada on January 17, 2024. The Company was formed as an acquisition holding company to invest in and/or acquire controlling stakes in private businesses with a focus on improving their operations, management, and sales and marketing, with the goal of achieving enhanced financial outcomes for the benefit of its stockholders. The Company’s acquisition strategy currently targets business sectors expected to yield above-average returns, such as the Israeli defense and aerospace industries.

The company is managed by Zero One Capital LLC (“Zero One or the Manager”). Zero One is a Nevada limited liability company formed and managed by our Founder, Menachem Shalom, on January 19, 2024. Zero One was formed to provide management services to the Company and to our current and future operating subsidiaries, including Rimon (See note 16 below).

B. Rimon Agencies Ltd. (hereinafter: “Rimon”), subsidiary (see B below) is engaged in a wide range of defense, homeland security and commercial systems and its clients include military and governmental bodies, top tier security agencies, and international companies. Rimon was founded in 1988 in Israel.

B.	On December 22, 2023, Menachem Shalom (“Shalom”) entered a Loan Agreement (the “First Agreement”) with Rimon and the heirs of Mr. Rimon (“Heirs” or “Sellers”), who was the original sole shareholder of Rimon and its CEO. According to that Agreement Shalom lent Rimon a sum of NIS425 thousands (approximately $117 thousands). In addition to the rights as a lender to Rimon, Rimon has issued Shalom 51% of its outstanding shares. The issuance of the shares was completed only in February 2024. As of December 31, 2023 Shalom has transferred NIS350 thousands (approximately $96 thousands) and the rest were transferred to Rimon in January 2024.

On February 15, 2024, Shalom entered into a debt purchase agreement (the “Second Agreement”) with Rimon and the Heirs pursuant to which the Heirs agreed (i) to assign all of their rights vis-à-vis Rimon, including due to the Debt of approximately NIS2.2 million (approximately $602 thousands) (as defined in the Second Agreement), to Shalom in exchange for a cash payment (the “Cash Payment”) to the Heirs of NIS750 thousands (approximately $206 thousands), to be made by Shalom in three installments, plus additional consideration (the “Additional Consideration”) specified below and (ii) to sell to Shalom all of the remaining ordinary shares of Rimon still held by the Heirs (i.e., 98 ordinary shares of Rimon, or 49% of the outstanding capital stock of Rimon, the “Balance Shares”) in exchange for the payment to the Heirs of the par value (NIS 1 per share) of those Balance Shares, such share purchase being subject to a five percent (5%) holdback as security against payment in full of the Cash Payment. In addition, under the terms of the Second Agreement, Shalom agreed, among other things, to remove any and all guarantees of the Heirs or pledges on their accounts related to debts of Rimon and to guarantee every payment that Rimon was obligated to pay the Heirs thereunder, and (iii) under each of the First Agreement and the Second Agreement the Heirs authorized Shalom to assign the two agreements to a company under the control of Shalom subject to Shalom providing his personal guarantee of such company’s undertakings towards the Heirs.

In accordance with the terms of the Second Agreement, Shalom paid the Heirs NIS450 thousands (approximately $125 thousands), with the remaining NIS300 thousands (approximately $82 thousands) to be paid in within 12 months after the date of execution of the Second Agreement.

On December 12, 2024, the Sellers agreed that the Company may remove their names from the shares on which such names are currently affixed on the official Israeli securities registrar upon our payment of NIS148 thousands (approximately $41 thousands) to the Sellers, an amount equal to (i) the sum of the final NIS300 thousands (approximately $82 thousands) installment due February 15, 2024, (ii) less NIS152 thousands (approximately $41 thousands) , representing funds held in a private account of the late Benjamin Rimon, Rimon’s founder, as collateral for certain of Rimon’s debt which was to be returned to us upon repayment of the debt and release of the collateral. The Company paid the above amount on December 18, 2024, and had the Sellers name removed from the official Israel securities registrar thereafter. This payment was recorded as financing activities in the statement of cash flows.

Annex F-24

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – GENERAL (cont.)

In accordance with the terms of the Second Agreement, Shalom agreed to pay the Heirs the Additional Consideration consisting of (i) the higher of (a) 2% of revenue and (b) 6% of EBITDA of Rimon for each of the 2024 and 2025 calendar years, (ii) the right to receive 3.5% of the ordinary shares owned by Shalom, as adjusted, payable in ordinary shares or in cash, in the event Rimon conducts a public offering of its ordinary shares by the end of 2026, and (iii) a sum equal to a third of the balance of consideration to be received by Rimon for a certain brokerage transaction between Fireco SARL and BL Advanced Ground Support Systems Ltd., should the transaction be completed, which amount would include a third of the payments already made with respect to that transaction during 2024, if any. The Company estimated that the amount representing this item is approximately $176 thousands. As of December 31, 2024 the Additional Consideration was estimated at $162 thousand (see note 10).

On February 15, 2024, the Company executed an assignment and assumption agreement with the founder, Menachem Shalom. Under this agreement, the Company, through the wholly owned subsidiary Billio, Inc. acquired all ofRimon’s issued and outstanding capital stock. The Company agreed to assume all of Shalom’s rights and obligations toward the sellers of Rimon, as outlined in earlier agreements dated December 22, 2023 and February 15, 2024 (see above). Additionally, the Company agreed to reimburse Shalom for his out-of-pocket costs related to his acquisition of Rimon. To do so, the Company issued Shalom a demand grid promissory note with principal of $265 thousands, which increased to $511 thousands by December 31, 2024. The note bears interest at 8% per annum and matures 30 days after the earlier of one year from the issuance date of the note or upon the closing of a private placement or public offering of at least $5 million. On February 15, 2025, the Parties hereby agree to extend the term of the Note and change its maturity date to February 15, 2026. As of the date of approval of the financial statements, this loan has been repaid in full.

C.	Because most of the Company’s operations are conducted in Israel and all members of its board of directors, management, as well as a majority of its employees and consultants, including employees of its service providers, are located in Israel, its business and operations are directly affected by economic, political, geopolitical and military conditions affecting Israel.

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers in the southern part of the country. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. Following the attack by Hamas on Israel’s southern border, Hezbollah in Lebanon also launched missile, rocket, drone and shooting attacks against Israeli military sites, troops and Israeli towns in northern Israel. In October 2024, Israel began limited ground operations against Hezbollah in Lebanon. In addition, Iran recently launched direct attacks on Israel and has threatened to continue to attack Israel. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthis in Yemen and various rebel militia groups in Syria and Iraq. While currently no damages were registered in Israel from such attacks, the situation is developing and could lead to additional wars and hostilities in the Middle East. It is possible that the hostilities with Hezbollah and Iran will escalate, and that other terrorist organizations, including Palestinian military organizations in the West Bank, as well as other hostile countries, will join the hostilities. Such hostilities may include terror and missile attacks.

In the event that the Company’s facilities are damaged as a result of hostile actions, or hostilities otherwise disrupt its ongoing operations, its ability to deliver or provide products and services in a timely manner to meet its contractual obligations to customers and vendors could be materially and adversely affected.

Annex F-25

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – GENERAL (cont.)

Following the brutal attacks on Israel, the mobilization of army reserves and the government declaring a state of war in October 2023, there was a decrease in Israel’s economic and business activity. The security situation has led, among other things, to a disruption in the supply chain and production, a decrease in the volume of national transportation, and a shortage in manpower due to employees being called for active reserve duty as well as a rise in the exchange rate of foreign currencies in relation to the New Israel Shekel. These events may imply wider macroeconomic indications of a deterioration of Israel’s economic standing, which may have a material adverse effect on the Company and its ability to effectively conduct its business, operations and affairs. Although many of such military reservists have since been released, they may be called up for additional reserve duty, depending on developments in the war in Gaza and along Israel’s other borders. Certain of its employees and consultants in Israel, in addition to employees of its service providers located in Israel, have been called, and additional employees may be called, for service in the current or future wars or other armed conflicts with Hamas as well as the other pending or future armed conflicts in which Israel is or may become engaged, and such persons may be absent for an extended period of time. The Company is continuing to regularly follow developments on the matter and is examining the effects on its operations and the value of its assets.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

A.	Use of estimates in the preparation of financial statements

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, certain revenues and expenses, and disclosure of contingent assets and liabilities as of the date of the financial statements. As applicable to these financial statements, the most significant estimates and assumptions relate to revenue recognition, valuation of accounts receivable, acquired intangible assets and inventories. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Actual results could differ from those estimates.

B.	Functional currency

The functional currency of the Company is U.S. dollar. The functional currency of the subsidiary is the New Israeli Shekel (“NIS”).

A majority of the subsidiary’s revenues is generated in New Israel Shekel (“NIS”). In addition, most of the subsidiary’s costs are denominated and determined in NIS. Management believes that the NIS is the currency in the primary economic environment in which the subsidiary operates. Thus, the functional currency of the subsidiary is the NIS.

The records of the Israeli operations were maintained in the local currency and translated to the reporting currency as follows: assets and liabilities are translated using the balance sheet period-end date exchange rate. Expenses and income are translated using the weighted average exchange rates for the reporting period. Foreign translation gains and losses are reported on the consolidated statement of operations and comprehensive loss and were included in the amount of income from comprehensive income.

C.	Principle of Consolidation:

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated on consolidation.

Annex F-26

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

D.	Business Combinations

The Company uses its best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. The Company’s estimates are inherently uncertain and subject to refinement. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the fair value of these tangible and intangible assets acquired and liabilities assumed, with the corresponding offset to goodwill. In addition, uncertain tax positions, tax-related valuation allowances and pre-acquisition contingencies are initially recorded in connection with a business combination as of the acquisition date. The Company continues to collect information and reevaluates these estimates and assumptions quarterly and records any adjustments to the Company’s preliminary estimates to goodwill provided that the Company is within the measurement period. Upon the conclusion of the measurement period or final determination of the fair value of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the Company’s consolidated statements of operations. See Note 5 below.

E.	Cash and cash equivalents and Restricted cash

Cash equivalents are short-term highly liquid investments which include short term bank deposits (up to three months from date of deposit), that are not restricted as to withdrawals or use that are readily convertible to cash with maturities of three months or less as of the date acquired.

Restricted cash as of December 31, 2024 included a $13 thousands collateral account for guarantees issued by the bank in favor of the Company towards vendors and tenders the Company participated in.

F.	Inventories

Substantially all inventory consists of raw materials are valued at the lower of historic cost or net realizable value; where net realizable value is considered to be the estimated selling price in the ordinary course of business, less reasonably predictable cost of completion, disposal and transportation. Historic inventory costs are calculated on a first-in, first-out basis or specific cost. The Company does not hold finished goods as inventory.

G.	Accounts Receivables

The Company manages credit risk associated with accounts receivables at the customer level. Pursuant to Topic 326 for our accounts receivables, we maintain an allowance for doubtful accounts that reflects our estimate of our expected credit losses. Our allowance is estimated using a loss-rate model based on delinquency. The estimated loss rate is based on our historical experience with specific customers, our understanding of our current economic circumstances, reasonable and supportable forecasts, and our own judgment as to the likelihood of ultimate payment based upon available data. We perform credit evaluations of customers and establish credit limits based on reviews of our customers’ current credit information and payment histories. We believe our credit risk is somewhat mitigated by our diverse customer base and our credit evaluation procedures. The actual rate of future credit losses, however, may not be similar to past experience. Our estimate of doubtful accounts could change based on changing circumstances, including changes in the economy or in the particular circumstances of individual customers. Accordingly, we may be required to increase or decrease our allowance for doubtful accounts.

Annex F-27

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

H.	Property, plant and equipment, net

1.	Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in the Statements of Operations and Comprehensive Loss.

2.	Rates of depreciation:

%

Furniture and office equipment	7-15
Computers	33

I.	Intangible assets:

Intangible assets that are not considered to have an indefinite useful life are amortized using the straight-line basis over their estimated useful lives, as noted below. Recoverability of these assets is measured by a comparison of the carrying amount of the asset to the undiscounted future cash flows expected to be generated by the assets. If the assets are considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired assets.

Intangible assets and their useful lives are as follows:

Useful Life (in Months)

Distributor rights	60
Backlog	24
Customer Relationships	60

Acquisition-related intangible assets:

The Company accounts for ASC 350-20 “Goodwill and Other Intangible Assets” (“ASC 350-20”). ASC 805-10 specifies the accounting for business combinations and the criteria for recognizing and reporting intangible assets apart from goodwill.

Acquisition-related intangible assets result from the Company’s acquisitions of businesses accounted for under the purchase method and consist of the value of identifiable intangible assets. Acquisition-related definite lived intangible assets are reported at cost, net of accumulated amortization.

Annex F-28

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

J.	Goodwill:

The Company’s goodwill reflects the excess of the consideration paid or transferred including the fair value of contingent consideration over the fair values of the identifiable net assets acquired. The goodwill impairment test is performed by evaluating an initial qualitative assessment of the likelihood of impairment. The impairment test is performed each year during the fourth quarter of the year. If this step indicates that the qualitative assessment does not result in a more likely than not indication of impairment, no further impairment testing is required. If it does result in a more likely than not indication of impairment, the impairment test is performed.

In step one of the impairment test, the Company compares the fair value of the reporting unit to the carrying value of the reporting unit. If the fair value of the reporting unit exceeds the carrying value of the net assets allocated to that unit, goodwill is not impaired, and no further testing is required. If the fair value is less than the carrying value of the reporting unit, then the second step of the impairment test is performed to measure the amount of the impairment.

In the second step, the reporting unit’s fair value is allocated to all the assets and liabilities of the reporting unit, including any unrecognized intangible assets, in a hypothetical analysis that simulates the business combination principles to derive an implied goodwill value. If the implied fair value of the reporting unit’s goodwill is less than its carrying value, the difference is recorded as impairment.

K.	Impairment of long-lived assets

The Company’s long-lived assets are reviewed for impairment in accordance with ASC Topic 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. No impairment expenses were recorded during the year ended December 31, 2024.

L.	Fair Value

Fair value of certain of the Company’s financial instruments including cash, accounts payable, accrued expenses, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements.

Fair value, as defined by ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise.

Annex F-29

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

Valuation techniques are generally classified into three categories: (i) the market approach; (ii) the income approach; and (iii) the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity, and that are significant to the fair values.

Fair value measurements are required to be disclosed by the level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: (i) total gains or losses for the period (realized and unrealized), (ii) segregating those gains or losses included in earnings, and (iii) a description of where those gains or losses included in earning are reported in the statement of operations.

M.	Provision for Returns

Based on historic customers’ returns, the Company allocates 0.5% of the annual sales for provision for returns of goods from its customers.

N.	Leases

The Company determines if an arrangement is or contains a lease at contract inception.

Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities in our consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Group’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Annex F-30

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company monitors for events or changes in circumstances that require a reassessment of one of its leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in statement of comprehensive loss. For lease agreements, the Company has elected the practical expedient to account for the lease and non-lease maintenance components as a single lease component. Therefore, for those leases, the lease payments used to measure the lease liability include all of the fixed consideration in the contract.

O.	Severance pay

All the Company’s employees, besides one, have been signed on Section 14 of Israel’s Severance Compensation Law, 1963 (“Section 14”). Pursuant to Section 14, the Company’s employees, covered by this section, are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made on their behalf by the Company. Payments in accordance with Section 14 release the Company from any future severance liabilities in respect of those employees. Neither severance pay liability nor severance pay fund under Section 14 are recorded in the Company’s balance sheets.

As to the employee that has not signed the Section 14 clause, the Company contributes the on-going contributions on monthly basis.

P.	Revenue recognition

The Company implements the provisions of Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The guidance provides a unified model to determine how revenue is recognized.

Revenues are recognized when control of the promised goods or services are transferred to the customers in an amount that reflects the consideration that we expect to receive in exchange for those goods or services.

We determine revenue recognition through the following steps: (1) identification of the contract with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, we satisfy a performance obligation.

This process involves identifying the customer contract, determining the performance obligations in the contract, determining the transaction price, allocating the transaction price to the distinct performance obligations in the contract, and recognizing revenue when the performance obligations have been satisfied. A performance obligation is considered distinct from other obligations in a contract when it (a) provides a benefit to the customer either on its own or together with other resources that are readily available to the customer and (b) is separately identified in the contract. The Company considers a performance obligation satisfied once it has transferred control of a good or product to a customer, meaning the customer has the ability to direct the use and obtain the benefit of the product.

Company has two main types of revenues –

Revenues from selling goods imported by the Company – like generators, masts and lightning

Revenues from integration projects where the Company designs, engineers, sources raw materials, assembles and completes tactical vehicles and trailers.

Annex F-31

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenues are recognized when the Company satisfies performance obligations under the terms of its contracts, and control of its products is transferred to its customers in an amount that reflects the consideration the Company expects to receive from its customers in exchange for those products. Control is transferred upon delivery of its products, and revenue is recognized at that point in time. Integration projects mentioned above are also recognized at a point in time, since the project consists of one performance obligation, and: (a) the customer does not simultaneously receive and consume benefits as the entity performs; (b) the Company is not creating or enhancing an asset the customer controls; and (c) the entity does not have an enforceable right to payment for performance to date.

A typical contract with a customer specifies that the Company would receive an advance payment once the contract is signed, an additional payment would be made to the Company once the ordered product is manufactured and ready to be shipped to the customer and the remainder of the contract’s consideration would be made once the system is installed in the customer’s factory and its accepted by the customer.

According to ASC-606-10-50, and given the mentioned-above, once signed, the Company’s contracts are considered Contract Liability – as the Company has received the amount prior to delivering the goods to the customer. Those amounts would not be considered as revenues. When goods are shipped to the customer and no advance payment was made – the contract becomes Contract Asset – as the Company transferred the goods to the client prior to receiving the full consideration for it. At the time the receipt of the consideration is conditional upon a successful installation of the product by the Company at the customer’s location and the full acceptance of the product by the customer. Only after such installation and acceptance the consideration owed to the Company is categorized as receivable. In all cases the time interval between the delivery of the product and its installation and acceptance by the customer happens within days.

Q.	Cost of Goods Sold

The Cost of Goods Revenues represents the costs incurred in the production of goods sold by the Company. These costs include, but are not limited to:

-	Raw Materials– Costs related to the procurement of raw materials and other direct inputs used in the production process.

-	Direct Labor – Wages and related expenses for employees directly involved in the manufacturing or production process.

-	Manufacturing Overhead – Indirect production costs, including factory utilities, depreciation of production equipment, and maintenance expenses.

-	Other Direct Costs – Any additional costs directly attributable to the production of goods, including packaging and quality control.

Annex F-32

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

R.	Income taxes

Income taxes are accounted for under the asset and liability method. The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes”. Accordingly, deferred income taxes are determined based on the estimated future tax effects of differences between the financial accounting and the tax bases of assets and liabilities under the applicable tax law. Deferred tax balances are computed using the enacted tax rates expected to be in effect when these differences reverse. Valuation allowances in respect of deferred tax assets are provided for, if necessary, to reduce deferred tax assets to amounts more likely than not to be realized.

The Company accounts for uncertain tax positions in accordance with ASC Topic 740-10, which prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements. According to ASC Topic 740-10, tax positions must meet a more-likely-than-not recognition threshold. The Company’s accounting policy is to classify interest and penalties relating to uncertain tax positions under income taxes, however the Company did not recognize such items in its 2024 financial statements and did not recognize any liability with respect to an unrecognized tax position in its balance sheets.

S.	New Accounting Pronouncements

Recently Adopted Accounting Standards

Segment Reporting: In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures requires incremental disclosures related to an entity’s reportable segments, including (i) significant segment expense categories and amounts for each reportable segment that are provided to the chief operating decision maker (“CODM”), (ii) an aggregate amount and description of other segment items included in each reported measure, (iii) all annual disclosures about a reportable segment’s profit or loss and assets required by Topic 280 to be disclosed in interim periods, (iv) the title and position of the individual or the name of the group identified as the CODM and (v) an explanation of how the CODM uses the reported measures of segment profit or loss to assess performance and allocate resources to the segment. The standard improves transparency by providing disaggregated expense information about an entity’s reportable segments. The standard does not change the definition of a segment, the method for determining segments or the criteria for aggregating operating segments into reportable segments. This guidance is effective for annual reporting periods beginning after December 15, 2023, and interim reporting periods beginning after December 15, 2024. The Company adopted this guidance retrospectively, providing the additional disclosures as required. See note 23, for more information.

In June 2022, the FASB issued ASU 2022-03 “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. The ASU clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring its fair value. The ASU also clarifies that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The ASU also introduces new disclosure requirements for equity securities subject to contractual sale restrictions. The Company adopted the ASU on January 1, 2024 and it did not have a material impact on its consolidated financial statement.

Annex F-33

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounting Standards Not Yet Adopted

Income Taxes: In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments in this ASU add specific requirements for income tax disclosures to improve transparency and decision usefulness. The guidance in ASU 2023-09 requires that public business entities disclose specific categories in the income tax rate reconciliation and provide additional qualitative information for reconciling items that meet a quantitative threshold. In addition, the amendments in ASU 2023-09 require that all entities disclose the amount of income taxes paid disaggregated by federal, state, and foreign taxes and disaggregated by individual jurisdictions. The ASU also includes other disclosure amendments related to the disaggregation of income tax expense between federal, state and foreign taxes. For public business entities, the amendments in this update are effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this update should be applied on a prospective basis and retrospective application is permitted. The adoption of ASU 2023-09 is expected to have a financial statement disclosure impact only and is not expected to have a material impact on the Company’s financial statements.

In November 2024, the FASB issued ASU No. 2024-03 Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40). The ASU improves the disclosures about a public business entity’s expense and provides more detailed information about the types of expenses in commonly presented expense captions. The amendments require that at each interim and annual reporting period an entity will, inter alia, disclose amounts of purchases of inventory, employee compensation, depreciation and amortization included in each relevant expense caption (such as cost of sales, SG&A and research and development). Amounts remaining in relevant expense captions that are not separately disclosed will be described qualitatively. Certain amounts that are already required to be disclosed under currently effective U.S GAAP will be included in the same disclosure as the other disaggregation requirements. The amendments also require disclosing the total amount of selling expenses and, in annual reporting periods, the definition of selling expenses. The ASU is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating this ASU to determine its impact on the Company’s disclosures.

NOTE 3: INVENTORIES

December 31,
2024
(USD in thousands)

In process goods	93
Raw materials and Components	724
817

NOTE 4: OTHER CURRENT ASSETS

December 31,
2024
(USD in thousands)
Prepaid expenses	8
Governmental institutions	58
Advances to suppliers	499
565

Annex F-34

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5: ACQUISITION OF RIMON

On February 15, 2024, Shalom assigned and transferred the First Agreement and the Second Agreement to Billio, Inc. (the “Assignment”). That Assignment include (i) all of his Rimon ordinary shares that it has received (the “Transferred Rimon Shares”), consisting of 102 Rimon ordinary shares comprising a portion of the Majority Shares and 88 Rimon ordinary shares comprising a portion of the Balance Shares, and all of the Rimon ordinary shares it expects to receive from the Heirs upon payment in full to the Heirs of the Installment Payments, consisting of 10 Rimon ordinary shares comprising a portion of the Security Shares (the “Rimon Security Shares” and together with the Transferred Rimon Shares, the “Rimon Shares”), (ii) that Star assume all of the obligations of Shalom to the Heirs (the “Obligations”) under the two Agreements including, but not limited to, (A) the making of the Installment Payments to the Heirs and (B) the payment to the Heirs of the Additional Consideration, (iii) that Star indemnify and hold harmless Shalom with respect to any and all obligations of Shalom to the Heirs including, but not limited to, any and all Guarantees Shalom provided to the Heirs and/or third parties, and (iv) that Star reimburse Shalom for all of the expenditures made by Shalom in connection with the transactions contemplated by the Acquisition Agreements and in favor of or on behalf of Rimon and the Heirs, including but not limited to the Loan, the Cash Payment and any other payments made or costs incurred by Shalom with respect to consummating the transactions contemplated by the Acquisition Agreements, through the issuance by Star to Shalom of a demand note (the “Demand Note”).

The Company accounted for the acquisition of Rimon as a business combination between entities under common control and recorded the assets and liabilities at the value recorded by Shalom. Due to the proximity of the two transactions, the Company recorded the assets and liabilities using the acquisition method under FASB ASC Topic 805 as of the date that Shalom obtained control.

The Company estimated the purchase price, identified the acquired assets and assumed liabilities as of the acquisition date, and recognized any excess of the purchase price over the fair value of the net assets acquired as goodwill. The consideration totaled $382, including $176 of contingent consideration. The contingent consideration was calculated based on the forecasted revenues of Rimon for 2024 and 2025 multiplied by 2% (See note 1B) and discounted to the acquisition date. The contingent consideration is presented at fair value and is considered a Level 3 fair value measurement.

The table below summarizes the fair value of assets acquired and liabilities assumed following the adjustments mentioned above as of the acquisition date:

February 15, 2024
U.S. Dollars
(in thousands)
Cash and cash equivalents	142
Working capital (excluding cash and cash equivalents)	203
Long terms assets	466
Intangible assets	401
Long terms liabilities	(830)
382

Annex F-35

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5: ACQUISITION OF RIMON (cont.)

The purchase price allocation for Rimon, made by an external appraiser, as of the date of purchase is presented as follows:

The valuation of customer relationship and distribution relationship was evaluated by applying the Income Approach, specifically, the multi-period excess earnings method (MEEM).

The excess Rimon’s purchase price over the fair market value of its net intangible assets being acquired was recorded as goodwill in the amount of approximately $0 thousands.

The following table sets forth the preliminary components of identifiable intangible assets acquired and their estimated useful lives as of the date of acquisition (in months):

	Fair value (USD in thousands)	Useful life
Distributor rights	89	60
Backlog	242	24
Customer Relationships	70	60
Total intangible assets	401

The company accrued deferred taxes liabilities in the amount of $83 thousand. The Company determined that none of the purchase price was not allocated to goodwill.

Other intangible assets consisted of the following:

	December 31, 2024
	Carrying Amount	Accumulated Amortization	Net Book Value
	(USD in thousands)
Distributor rights	89	17	72
Backlog	242	121	121
Customer Relationships	70	14	56
Total intangible assets	401	152	249

Amortization expenses amounted to $152 thousands for the year ended December 31, 2024.

Future amortization expenses are expected to be as follows:

2025	152
2026	32
2027	32
2028	33
Total	249

Annex F-36

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6: PROPERTY AND EQUIPMENT, NET

Composition of assets and the accumulated depreciation thereon, grouped by major classification and changes therein in 2024 are as follows:

	December 31, 2024
	Cost	Accumulated Depreciation	Property and equipment, Net
	(USD in thousands)
Leasehold improvements	7	1	6
Total	7	1	6

Deportation expenses amounted to $1 thousand for the year ended December 31, 2024.

NOTE 7: LEASES

A.	Rimon’s lease agreement for the office space and warehouse in 14 Yad Harutzim, Netanya, Israel expires in January 2027. The monthly lease payments under the lease agreement are approximately NIS 40 (approximately $11). The annual discount rate as determined upon the business combination is 8%.

B.	The components of operating lease expenses for the period ended December 31, 2024 was as follows:

(USD in thousands)

Operating lease expenses	120

C.	Supplemental cash flow information related to operating leases was as follows:

Period ended December 31, 2024 (USD in thousands)

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	158
Right-of-use assets obtained in exchange for lease obligations (non-cash):
Operating leases	95

Annex F-37

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7: LEASES (cont.)

D.	Amounts reported in the balance sheets related to operating lease as of December 31, 2024 are as follows:

December 31, 2024 (USD in thousands)

Operating leases:
Operating leases right-of-use asset	355

Current operating lease liabilities	174
Non-current operating lease liabilities	185
Total operating lease liabilities	359

E.	Future minimum lease payments under non-cancellable leases as of December 31, 2024, are as follows:

2025	174
2026	174
2027	19
Total operating lease payments	367

Less: imputed interest	(8)
Present value of lease liabilities	359

NOTE 8: SHORT TERM LOANS

December 31, 2024 (USD in thousands)

Short term loans from Bank (1)	614
Long-term loan from Banks -current portion (Note 8)	196
810

(1)	Annual interest – Prime + 2%-4%

Annex F-38

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9: ACCOUNTS PAYABLE

December 31, 2024 (USD in thousands)

Trade payables	589
Notes payable	141
730

NOTE 10: OTHER CURRENT LIABILITIES

December 31, 2024 (USD in thousands)
Advances received from customers	48
Employees and payroll accruals	143
Government Institutions	43
Contingent consideration )Note 1B)	164
Accrued expenses	140
538

Advances received from customers:

Opening balance	-
Rimons’ acquisition	112
New Advance payments	48
Amount recognized as revenue	(111)
Foreigh currency translation adjustment	(1)
Closing balance	48

NOTE 11: LONG TERM LOANS

December 31, 2024 (USD in thousands)
Long term from bank (1)	748
Long-term loan from Banks -current portion	(196)
552

(1)	Annual interest – Prime + 3%-4%.

Annex F-39

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11: LONG TERM LOANS (cont.)

Maturities of the loan from banks as of December 31, 2024, were as follows:

Year ended December 31,

2025	196
2026	137
2027	124
2028-2029	291

Total	748

NOTE 12: SHAREHOLDERS’ EQUITY

A.	On January 18, 2024, in reliance on Section 4(a)(2) of the Securities Act in a transaction not involving a public offering, the Company issued (i) 6,250,000 shares of our class B common stock to our Founder, Chief Executive Officer, and Chairman of our board, Menachem Shalom, for nominal consideration, and (ii) 4,650,000 shares of class A common stock to Menachem Shalom, Bevilacqua PLLC, and others in connection with the Founder’s formation of the Company on January 17, 2024.

B.	Description of the rights attached to the Shares in the Company:

The Ordinary shares confer upon their holders the right to participate and vote in the shareholders’ meetings of the Company and the right to participate in any distribution of dividends.

The rights of the class A common stockholders and class B common stockholders are identical, except that each share of class A common stock is entitled to one vote per share, and each share of class B common stock is entitled to 100 votes per share, voting together as one class and is convertible into one share of class A common stock upon the occurrence of certain events or circumstances. The class A and class B common stock vote together on all matters which the common stockholders are entitled to vote upon according to our articles of incorporation and bylaws, as amended.

C.	On July 7, 2024, the Company conducted a closing of a private placement of class A common stock and entered into a subscription agreement with Shalom Berkovitz, a non-U.S. person and one of our director nominees, in compliance with the provisions of Regulation S promulgated under the Securities Act. Pursuant to that subscription agreement, the company will issue 400,000 shares of class A common stock at $0.25 per share for proceeds of $100,000. As of December 31, 2024, the Company had issued 33,333 shares. A balance of $92 thousand is presented as receipts on accounts of shares.

D.	On July 24, 2024, our board of directors approved, and our Founder and controlling stockholder person ratified, the Star 26 Capital Inc. 2024 Equity Incentive Plan, or the 2024 Plan. The following is a summary of the principal features of the 2024 Plan.

The maximum number of shares of class A common stock that may be issued pursuant to awards granted under the 2024 Plan is 1,500,000 shares of class A common stock, subject to automatic increases according to the 2024 Plan. Notwithstanding the foregoing, the maximum number of shares of class A common stock that may be issued as incentive stock options is equal to the maximum number of shares available for issuance under the 2024 Plan without taking into account any automatic increases in the share reserve thereunder.

As of the date of this prospectus, we have not granted any awards under the 2024 Plan.

Annex F-40

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13: COST OF REVENUES

Year ended December 31, 2024 (USD in thousands)
Materials	3,149
Salaries and related expenses	270
Rent and asset management	141
Other expenses	248
3,808

NOTE 14 GENERAL AND ADMINISTRATIVE EXPENSES

Year ended December 31, 2024 (USD in thousands)
Salaries and related expenses	467
Rent and asset management	60
Professional services	405
Amortization	152
Consulting and marketing expenses	100
Other expenses	196
1,380

Annex F-41

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15: INCOME TAX

Corporate tax rates in U.S. - The Company is subject to U.S. income tax laws. The corporate tax rates is 21% for federal income taxes and a blended rate of 8% for state income taxes. There are no significant provisions for U.S. federal, state or other taxes for any period.

Corporate tax rates in Israel - The Israeli statutory corporate tax rates is 23%.

As of December 31, 2024, the Company and subsidiary have carried forward losses for tax purposes of approximately$430 thousands and $660 thousands, respectively.

The following is reconciliation between the theoretical tax on pre-tax income, at the tax rate applicable to the Company (federal tax rate) and the tax expense reported in the financial statements:

Year ended December 31, 2024
(USD in thousands)
Pretax loss	(589)
Federal tax rate	21%
Income tax computed at the ordinary tax rate	124
Change in valuation allowance	(90)
-	-
(34)

Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

Year ended December 31, 2024
(USD in thousands)
Deferred tax assets
Net operating income carryforwards	243
Employees accruals	20
Deferred tax liabilities – Intangible assets	(57)
Gross deferred tax assets	206

Valuation allowance	(90)
Total deferred tax assets, net	116

As of December 31, 2024 the Company has not provided a deferred tax liability in respect of cumulative undistributed earnings relating to the Company’s foreign subsidiary, as the Company intends to keep these earnings permanently invested.

Annex F-42

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15: INCOME TAX (cont.)

Composition of income before income taxes and income tax expense

For the period from January 17, 2024 to December 31, 2024
Loss before income taxes:
U.S	584
Israel	5

589
Income tax expense:
Current:
U.S	-
Israel	-
-
Deferred tax (benefit) expense:
U.S	35
Israel	(1)
34
34

Accounting for uncertainty in income taxes

For the period from January 17, 2024 to December 31, 2024 the Company did not have any unrecognized tax benefits. In addition, the Company does not expect that the amount of unrecognized tax benefits will change significantly within the next twelve months.

The Company accounts for interest and penalties related to income taxes as a component of income tax expense. For the period from January 17, 2024 to December 31, 2024, no interest and penalties related to income taxes have been accrued.

Tax assessments

The Company files its income tax returns in the U.S while its principle foreign subsidiary file its income tax return in Israel. The Israeli tax return of Rimon is open to examination by the Israeli Tax Authorities for the tax year 2021 -2024, while the tax return of the Company is open to examination by the IRS for the 2024 tax year.

Annex F-43

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16: RELATED PARTIES

A.	Transactions and balances with related parties

Year ended December 31, 2024
(USD in thousands)
General and administrative expenses:
Officers’ compensation	307

Financing:
Financing expense	38

B.	Balances with related parties:

As of December 31, 2024 (USD in thousands)
Other current liabilities	117
Note from related party	511
Loans from Nukkleus Inc.	1,000

C.	On January 1, 2024, Rimon and Billio Ltd, an Israeli limited liability company then wholly owned by our Founder, Menachem Shalom, entered into an agreement whereby Billio Ltd. agreed to provide management services to Rimon in exchange for 40,000 NIS, or approximately $10,765 per month. The prior amounts are being included as compensation to our Founder because he is the sole owner of Billio Ltd. and was its only independent contractor. The agreement between Rimon and Billio Ltd. was terminated on August 12, 2024, upon the execution of that certain offsetting management services agreement by and between the Company, Rimon, and our Manager. See also D below.

D.	Note from related party - the note bears interest at 8% per annum and matures 30 days after the earlier of one year from the issuance date (February 15, 2024) or upon the closing of a private placement or public offering of at least $5 million. On February 15, 2025, the Parties hereby agree to extend the term of the Note and change its maturity date to February 15, 2026.

Annex F-44

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16: RELATED PARTIES (cont.)

E.	Menachem Shalom, our Founder, Chief Executive Officer, and Chairman of our board, is the principal owner of our Manager. Our relationship with our Manager is governed principally by the Management Services Agreement, dated June 28, 2024, by and between the Company and our Manager relating to the management services that our Manager will perform for the Company. The initial term of the Management Services Agreement is ten years, or until June 28, 2034, and this agreement is subject to automatic renewal for additional five-year terms thereafter unless the Manager or the Company gives written notice to the other party, within 90 days of the expiration of the initial term or any five-year renewal term thereafter, of its desire to terminate the Management Services Agreement.

Pursuant to the Management Services Agreement, our Manager has committed to provide the Company with business planning, financial and investment management, and advisory services, and financial, strategic, and corporate advisory services in connection with any merger, acquisition, recapitalization, divestiture, financing, refinancing, spin-off, buy-out or other similar transaction in which we and/or any of our future target companies or subsidiaries may be, or may consider becoming, involved, in each case at the times and places reasonably requested by our board. In exchange for such services, the Company has agreed to reimburse our Manager for reasonable out-of-pocket expenses and to pay our Manager the following compensatory fees:

●	Management services fees, payable quarterly, with a pro rata amount for any periods of less than a full quarter, within 15 days of the last day of any such fiscal quarter of the Company, which is equal to, in the aggregate, the greater of $300,000 per year or two percent (2%) of our adjusted net assets (defined below). For purposes of the Management Services Agreement, the term “adjusted net assets” means the sum of (i) our consolidated total assets, as determined in accordance with US GAAP, of the Company as of such calculation date, plus (ii) the absolute amount of our consolidated accumulated amortization of intangibles, as determined in accordance with US GAAP, as of such calculation date, minus (iii) our total cash and cash equivalents, on a deconsolidated basis, as of such calculation date, minus (iv) the absolute amount of our adjusted total liabilities as of such calculation date. For purposes of the foregoing, adjusted total liabilities means, as of any calculation date, the absolute amount of our consolidated total liabilities determined in accordance with US GAAP, as of the calculation date, minus, to the extent included, the aggregate principal amount of any our third-party indebtedness as of the calculation date. For purposes of any offsetting management services agreement, the term “adjusted net assets” is defined identically to the definition of that term under the Management Services Agreement, except that the relevant subsidiary replaces the Company as the focus of the calculation. You should note that we are required to pay the annual management fee prior to any distributions by the Company to its shareholders.

●	A transaction services fee equal to 1.75% of the total enterprise or other applicable value of such transaction, as compensation for the transaction-related services our Manager will provide under the Management Services Agreement with respect to any such transaction services described above, payable on the closing date of such transaction.

Offsetting Management Services Agreement

According to the Management Services Agreement, our Manager may enter into offsetting management services agreements with any one or more of the Company’s subsidiaries at any time, relating to our Manager’s performance of management services for each subsidiary of the Company that may or may not be similar to the services to be provided under the Management Services Agreement, like Rimon; provided, that (i) 100% of the management fees paid to our Manager will be deducted from any management fee owed to our Manager pursuant to the Management Services Agreement, as amended from time to time, with respect to offsetting management fee payment obligations, (ii) the aggregate amount of all management fees owed to our Manager under all offsetting agreements will not exceed the amount of the management fees owed to our Manager under the Management Services Agreement, the difference between those two values is referred to as the excess fees, and (iii) pursuant to such Management Services Agreement, our Manager will repay all excess fees received from our subsidiaries under offsetting management services agreements, on a pro-rata basis, within 15 days following the end of any fiscal period in which we incur such fees, except if the fiscal period in question is the Company’s most recently completed fiscal year, in which case our Manager shall have 30 days to repay such excess fees.

Annex F-45

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16: RELATED PARTIES (cont.)

The management fees owed under each offsetting management services agreement shall be determined on a case-by-case with respect to the business, financial condition, and results of operations of each subsidiary and the economics of our acquisition of such subsidiaries, as set forth below:

●	Pursuant to our offsetting management services agreement with Rimon, our Manager will be entitled to reimbursement for reasonable out-of-pocket expenses and a monthly management fee equal to $12,500.

Further, under the Management Services Agreement, all unreturned excess fees will be considered an advance of the Manager’s management fee under the respective agreement to which such advance relates, and all outstanding management fee advances shall reduce, dollar for dollar, the management Fees owed to our Manager for the fiscal period following the period in which we are deemed to have made a management fee advance to our Manager. Such unreturned excess fees will accrue interest, beginning on the date such advance is deemed to have been made at a rate of 7% per annum. We have also agreed that any amounts owed to our Manager under the Management Services Agreement or any offsetting management services agreement but not paid will also accrue interest as of the date on which such payment is past due, at a rate of 7% per annum.

E.	On August 11, 2024, we established an advisory board and approved and adopted a charter to govern the advisory board. Pursuant to that charter, the advisory board shall be comprised of a minimum of three members, all of whom shall be appointed and subject to removal by our board of directors at any time. In addition to the enumerated responsibilities of the advisory board in its charter, the primary function of the advisory board is to assist our board of directors and make non-binding recommendations to the Company and our Founder as to matters within the areas of the advisory board member’s experience and expertise based on reasonable research, study, and analysis.

The independent director agreements with our director nominees, effective upon their appointment to our board of directors immediately upon the listing of the Company’s class A common stock on the Nasdaq after the effectiveness of the registration statement of which this prospectus forms a part.

Pursuant to those agreements, once effective, we will pay each director nominee a quarterly fee of $6,000 (or $9,000 if such director nominees participate in a committee of the board), and a one-time equity award under the Company’s equity incentive plan of 100,000 shares of restricted class A common stock, 25% of which will vest immediately upon execution of such grant, and the remainder to vest in a series of equal quarterly installments over a 24-month period beginning on the date of the grant, which shall be the date of the director nominee’s appointment. We also intend to reimburse each director nominee for pre-approved reasonable business-related expenses incurred in good faith in connection with the performance of the director nominee’s duties for us, and to separately enter into a standard indemnification agreement with each of our director nominees, the term of which will begin the date of the director nominee’s appointment.

Annex F-46

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 – SEGMENT AND ENTITY-WIDE INFORMATION

The Company has one reporting segment as described in Note 1A above.

The Company’s chief operating decision maker is its chief executive officer.

The chief operating decision maker assesses performance and decides how to allocate resources based on operating income (loss) that is also reported on the income statement as operating income (loss).

The measurement of segment assets is reported on the balance sheet as total consolidated assets.

The chief operating decision maker uses net income (loss) to evaluate income generated from the segment assets (return on assets) in deciding whether to reinvest profits into the segment or into other parts of the entity.

Net income (loss), financial expenses (as appear in the statement of comprehensive loss) and information on expenses included in notes 13-14 are used to monitor budget versus actual results. The chief operating decision maker also uses net income (loss) in competitive analysis by benchmarking to the Company’s competitors. The competitive analysis along with monitoring of budget versus actual results are used in assessing performance of the segment and in establishing management’s compensation.

The Company’s revenues are primarily all from Israeli customers, and the all of the Company’s long-lived assets are located in Israel.

The composition of revenues is as follows:

Year ended December 31, 2024 (USD in thousands)
Selling goods imported	4,668
Integration projects	326
4,994

Annex F-47

STAR 26 CAPITAL INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18: SUBSEQUENT EVENTS

The Company’s management has performed an evaluation of subsequent events through May 14, 2025, the date the financial statements were available to be issued.

A.	On February 3, 2025, the Company entered into an agreement to purchase restricted shares and options of Mia Dynamics Motors Ltd., a public company traded on the Tel Aviv Stock Exchange. The Company purchased a total of 2,250,000 ordinary restricted shares of the public company of NIS 0.01 par value and a total of 2,250,000 options (non-tradable) exercisable for 2,250,000 ordinary shares of the public company, up to 24 months from the date of the engagement and against an exercise price of 60 ag per option for NIS 900,000 (approximately $250,000).

On February 7, 2025, the company additionally purchased a total of 2,083,300 ordinary shares and 1,458,310 options (non-tradable) of the public company for NIS 750 thousand.(approximately $206,000).

B.	Securities Purchase Agreement and Call Option with Nukkleus Inc.

On December 15, 2024, Nukkleus entered into Agreement with the Company. Mr. Shalom, who is the Chief Executive Officer and a director of Nukkleus, is a controlling shareholder, Chief Executive Officer and a director of the Company. Pursuant to the Agreement, Nukkleus at closing will acquire 51% of the issued and outstanding capital of the Company in consideration of (i) $15,000,000 in a combination of cash in the minimum amount of $5,000,000 and a promissory note for the remaining balance maturing in 12 months following the closing (the “Investment Note”), (ii) Nukkleus issuing the Seller 2,385,170 shares of common stock of Nukkleus and (iii) Nukkleus issuing to the Company a five-year warrant to purchase an aggregate of 6,907,859 shares of Nukkleus’s common stock for an exercise price of $1.50 per share. The Company Equity Holders granted Nukkleus an option (the “Option”) to purchase the balance of their equity in the Company (49%) for an aggregate of $16,084,250 (the “Option Exercise Price”) in consideration for the issuance to the Company Equity Holders five-year warrants to purchase an aggregate of 720,000 shares of Nukkleus’s common stock for an exercise price of $1.50 per share. The Option Exercise Price to be paid by Nukkleus to the Company Equity Holders will consist of $3,000,000 in cash, a promissory note in the principal amount of $3,000,000, which shall accrue interest at the rate of 8% and be due and payable six (6) months after the issuance thereof, 2,385,170 shares of common stock of Nukkleus and a five-year warrant to purchase 5,109,789 shares of Nukkleus’s common stock for an exercise price of $1.50 per share. On February 11, 2025, Nukkleus, the Company and the Company Equity Holders, entered into an Amendment No. 1 to the Agreement (the “Amendment”) providing that the consideration to be invested by Nukkleus into the Company shall be increased to $21,000,000 from $15,000,000 consisting of cash in the amount of $5,000,000, as initially contemplated, and increasing the Investment Note to $16,000,000. Further, the Amendment increased the amount that Nukkleus will lend to the Company prior to the closing date from $1,000,000 to $1,800,000. The Amendment also provided that in the event the Company consummates its initial public offering or a direct listing to a national exchange (Nasdaq or NYSE) of its shares of Class A Common Stock, then the Option shall automatically expire.

If, for a period of 12 months after the closing, Nukkleus’s shares of common stock are delisted from Nasdaq, the Company shall have the right, at its own discretion, to require Nukkleus to exchange the Investment Note for all the shares of the Company then held by Nukkleus, provided, however, the Option shall be automatically cancelled and the Company shall retain any cash payments made by Nukkleus to the Company and Nukkleus shall retain an equity interest in the Company equivalent to all cash payments. The closing of the Transaction is subject to customary closing conditions, including regulatory approvals, third-party consents, fairness opinion, and approval by Nukkleus’s shareholders as required under applicable Nasdaq listing rules.

Annex F-48

B. RIMON AGENCIES LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023

Annex F-49

B. RIMON AGENCIES LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2023

Annex F-50

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of

B. Rimon Agencies Ltd.

Opinion on the Consolidated Financial Statements

We have audited the accompanying Balance Sheets of B. Rimon Agencies Ltd. (together “the Company”), as of December 31, 2023 and 2022, and the related statement of loss and comprehensive loss, changes in stockholders’ Deficit, and cash flow for the year ended December 31, 2023 and 2022 and the related notes (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company. as of December 31, 2023 and 2022, and the results of its operations, changes in shareholders’ equity and its cash flow for the years ended December 31, 2023 and 2022 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2023

By:	/s/ Barzily and Co.

BARZILY AND CO., CPA’s

Jerusalem, Israel

October 15, 2024

Annex F-51

B. RIMON AGENCIES LTD.

BALANCE SHEETS

(USD in thousands except share and per share data)

	December 31,		December 31,
	2023		2022
Assets
Current Assets
Cash and cash equivalents	117		-
Restricted cash	25		30
Accounts receivable	826		447
Inventory	242		241
Other current assets	-		5
Total Current Assets	1,212		723

Funds in respect of employee rights upon retirement	88		90
Deferred taxes (Note 11)	174		313
Operating lease right-of-use asset and lease deposit (Note 3)	381		511

Property and equipment, net	3		5

Total Assets	1,856		1,642

Liabilities and Shareholders’ Deficit
Current Liabilities
Short term loans (Note 4)	269		392
Accounts payable (Note 5)	460		424
Operating lease liability (Note 3)	131		134
Other current liabilities (Note 6)	370		327
Total current liabilities	1,230		1,277
Long term loans from Banks (Note 7)	93		185
Long term loans from Related Party (Note 7)	657		432
Operating lease liability (Note 3)	250		378
Liability for employees’ rights upon retirement	155		341

Total Liabilities	2,385		2,614

Stockholders’ Deficit (Note 8)
Common stock of NIS 1 par value each (“Common Stock”): 10,000 shares authorized as of December 31, 2023 and 2022; issued and outstanding 200 shares as of December 31, 2023 and 2022.	-	(*)	-	(*)
Additional paid-in capital	-	(*)	-	(*)
Other comprehensive income	151		115
Accumulated deficit	(680)		(1,087)
Total Stockholders’ Deficit	(529)		(972)
Total liabilities and stockholders’ Deficit	1,856		1,642

(*)	represents amount less than $1 thousand.

The accompanying notes are an integral part of the financial statements.

Annex F-52

B. RIMON AGENCIES LTD.

STATEMENTS OF COMPREHENSIVE INCOME

(USD in thousands except share and per share data)

	Year ended
	December 31
	2023	2022

Revenues	3,797	2,698
Cost of revenues (Note 9)	(2,648)	(2,041)
Gross profit	1,149	657

General and administrative expenses (Note 10)	(547)	(518)
Operating Income	602	139
Other Income	38	78
Financial income, net	(104)	(100)
	536	117

Taxes on income (Note 11)	(129)	(43)
Net Income	407	74
Other Comprehensive Income	36	126
Total income and other comprehensive income	443	200

Income per share (basic)	2,035	370

Basic weighted average number of shares of Common Stock outstanding	200	200

The accompanying notes are an integral part of the financial statements.

Annex F-53

B. RIMON AGENCIES LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(USD in thousands, except share and per share data)

	Number of Shares	Amount		Additional paid-in capital		Other Capital Reserve	Accumulated deficit	Total stockholders’ deficit

BALANCE AT DECEMBER 31, 2021	200	-	(*)	-	(*)	(11)	(1,161)	(1,172)
Other comprehensive income	-	-		-		126	-	126
Net Income for the year	-	-		-		-	74	74
BALANCE AT DECEMBER 31, 2022	200	-	(*)	-	(*)	115	(1,087)	(972)
Other comprehensive income	-	-		-		36	-	36
Net Income for the year	-					-	407	407
BALANCE AT DECEMBER 31, 2023	200	-	(*)	-	(*)	151	(680)	(529)

(*)	represents amount less than $1 thousand.

The accompanying notes are an integral part of the financial statements.

Annex F-54

B. RIMON AGENCIES LTD.

STATEMENTS OF CASH FLOWS

(USD in thousands, except share and per share data)

	Year ended
	December 31
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income for the year	407	74
Adjustments required to reconcile net loss for the year to net cash used in operating activities:
Depreciation	2	8
Interest expenses	44	25
Reduction in the carrying amount of right-of-use assets	125	114
Deferred taxes	139	29
Change in Liability for employee rights upon retirement	(29)	45
Decrease (Increase) in accounts receivable	(396)	98
Decrease (Increase) in Inventory	(9)	35
Decrease (increase) in other current assets	(4)	34
Increase (Decrease) in accounts payable	49	(220)
Increase in other liabilities	63	43
Net cash provided by operating activities	391	285

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term credit from banking institutions, net	(83)	(12)
Change in operating lease liability	(125)	(114)
Proceeds from related party’s loans	73	-
Repayment of loans from banking institutions	(144)	(156)
Net cash provided by (used in) financing activities	(279)	(282)

INCREASE IN CASH AND CASH EQUIVALENTS
Increase in Cash and Cash Equivalents	108	3
Change in Capital reserve for cash	9
Increase in Restricted cash	(5)	-

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	30	27

CASH AND CASH EQUIVALENTS AT END OF YEAR	142	30
Supplemental disclosure of cash flow information:
Non cash transactions:
Initial recognition of operating lease right-of-use assets and liabilities	-	627

The accompanying notes are an integral part of the financial statements.

Annex F-55

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 1 – GENERAL

A.	B. Rimon Agencies Ltd. (hereinafter: “Rimon” or “Company”) is engaged in a wide range of defense, homeland security and commercial systems and its clients include military and governmental bodies, top tier security agencies, and international companies. The Company was founded in 1988 in Israel

The Company operates in the following industries:

●	The Company serves as an exclusive distributor in Israel for several manufacturers, offering Tier-1 generators, masts and lighting solutions to military, industrial, institutional, and private clients.

o	Generators – sold to military applications, industrial and institutional clients and to the private sector.

o	Masts – mainly used for military clients and projects.

o	Lightening

●	The Company designs, develops, and manufactures special utility vehicles such as mobile banks, monitoring and controlling vehicles for law enforcement and special units and others. The market for special utility vehicles used by law enforcement agencies encompasses a diverse range of vehicles designed to meet specific operational needs, such as mobile bank branches, SWAT trucks, UAV ground centers and logistics, satellite TV News vans, field laboratories, VIP escort vans etc. These vehicles are often built to withstand rigorous use in various environments and are equipped with specialized features tailored to law enforcement tasks. The Company also manufactures rescue trailers, energy & lighting trailers, and logistics trailers alongside hybrid energy systems, including AC generating kits and DC generators, DC energy banks, rugged air-condition kits for combat vehicles and demanding field missions.

B.	In October 2023, Benjamin Rimon, the original owner and CEO of the Company, passed away and on December 22, 2023, Menachem Shalom (“Shalom”) has entered a Loan Agreement (the “First Agreement”) with Rimon and the heirs of Binayamin Rimon, who was the original sole shareholder of Rimon and its CEO. According to that Agreement Shalom has lent Rimon a sum of NIS 425,000. In addition to the rights as a lender to the Rimon, Rimon has issued Shalom 51% of its outstanding shares. The issuance of the shares was completed only in February 2024. As of December 31, 2023 Shalom has transferred NIS 350,000 (out of the NIS 425,000) and the rest (NIS 75,000) were transferred to the Company in January 2024.

On January 18, 2024, Shalom has incorporated Star 26 Capital, Inc. (“Star” or “the Company”)

On January 18, 2024, Shalom has contributed 100% of the outstanding shares of Billio, Inc. a (“Billio”) Delaware corporation. At the time of that contribution, Billio was an inactive corporation that was formed on February 12, 2021, and has never had any material assets, liabilities or activity. As a result of the contribution, Billio Inc has become a wholly-owned subsidiary of Star 26.

Annex F-56

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 1 – GENERAL (cont.)

On February 15, 2024, Shalom entered into a debt purchase agreement (the “Second Agreement” with Rimon and the Heirs pursuant to which the Heirs agreed (i) to assign all of their rights vis-à-vis Rimon, including due to the Debt (as defined in the Second Agreement), to Shalom in exchange for a cash payment (the “Cash Payment”) to the Heirs of NIS 750,000 (approximately USD 207,480), to be made by Shalom in three installments, plus additional consideration (the “Additional Consideration”) specified below and (ii) to sell to Shalom all of the remaining ordinary shares of Rimon still held by the Heirs (i.e., 98 ordinary shares of Rimon, or 49% of the outstanding capital stock of Rimon, the “Balance Shares”) in exchange for the payment to the Heirs of the par value (NIS 1 per share) of those Balance Shares, such share purchase being subject to a five percent (5%) holdback as security against payment in full of the Cash Payment. In addition, under the terms of the Second Agreement, Shalom agreed, among other things, to remove any and all guarantees of the Heirs or pledges on their accounts related to debts of Rimon and to guarantee every payment that Rimon was obligated to pay the Heirs thereunder, and (iii) under each of the First Agreement and the Second Agreement the Heirs authorized Shalom to assign the two agreements to a company under the control of Shalom subject to Shalom providing his personal guarantee of such company’s undertakings towards the Heirs.

In accordance with the terms of the Second Agreement, Shalom paid the Heirs NIS 150,000 of the Cash Payment (the “First Payment”) upon execution of the Second Agreement, with the remaining NIS 600,000 to be paid in two installments (the “Installment Payments”), the first of which to be paid within six months from the date of execution of the Second Agreement, and the second (subject to certain adjustments), within 12 months after the date of execution of the Second Agreement.

In accordance with the terms of the Second Agreement, Shalom agreed to pay the Heirs the Additional Consideration consisting of (i) the higher of (a) 2% of revenue and (b) 6% of EBITDA of Rimon for each of the 2024 and 2025 calendar years, (ii) the right to receive 3.5% of the ordinary shares owned by Shalom, as adjusted, payable in ordinary shares or in cash, in the event Rimon conducts a public offering of its ordinary shares by the end of 2026, and (iii) a sum equal to a third of the balance of consideration to be received by Rimon for that certain mast brokerage transaction between Fireco SARL and BL Advanced Ground Support Systems Ltd., should the transaction be completed, which amount would include a third of the payments already made with respect to that transaction during 2024, if any.

As a result of the transactions discussed above, immediately after the time of execution of the Second Agreement, Shalom was the sole owner of ninety-five percent (95%) of Rimon’s ordinary shares, being 190 ordinary shares , while the Heirs were recorded as the owners or the remaining five percent (5%) of the Rimon ordinary shares which ordinary shares held as a security (the “Security Shares”) against payment by Shalom (or its assigns) of the Installment Payments and which they shall transfer to Shalom upon receipt in full of the Installment Payments;

Annex F-57

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 1 – GENERAL (cont.)

On February 15 2024, Shalom assigned and transferred the First Agreement and the Second Agreement to Billio (the “Assignment”). That Assignment include (i) all of his Rimon ordinary shares that it has received (the “Transferred Rimon Shares”), consisting of 102 Rimon ordinary shares comprising a portion of the Majority Shares and 88 Rimon ordinary shares comprising a portion of the Balance Shares, and all of the Rimon ordinary shares it expects to receive from the Heirs upon payment in full to the Heirs of the Installment Payments, consisting of 10 Rimon ordinary shares comprising a portion of the Security Shares (the “Rimon Security Shares” and together with the Transferred Rimon Shares, the “Rimon Shares”), (ii) that Star assume all of the obligations of Shalom to the Heirs (the “Obligations”) under the two Agreements including, but not limited to, (A) the making of the Installment Payments to the Heirs and (B) the payment to the Heirs of the Additional Consideration, (iii) that Star indemnify and hold harmless Shalom with respect to any and all obligations of Shalom to the Heirs including, but not limited to, any and all Guarantees Shalom provided to the Heirs and/or third parties, and (iv) that Star reimburse Shalom for all of the expenditures made by Shalom in connection with the transactions contemplated by the Acquisition Agreements and in favor of or on behalf of Rimon and the Heirs, including but not limited to the Loan, the Cash Payment and any other payments made or costs incurred by Shalom with respect to consummating the transactions contemplated by the Acquisition Agreements, through the issuance by Star to Shalom of a demand note (the “Demand Note”).

C.	In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. Following the attack by Hamas on Israel’s southern border, Hezbollah in Lebanon also launched missile, rocket, drone and shooting attacks against Israeli military sites, troops and Israeli towns in northern Israel. In response to these attacked, the Israeli army has carried out a number of targeted strikes on sites belonging to Hezbollah in southern Lebanon. It is possible that the hostilities with Hezbollah will escalate, and that other terrorist organizations, including Palestinian military organizations in the West Bank, as well as other hostile countries, such as Iran, will join the hostilities. Such hostilities may include terror and missile attacks.

Certain of our consultants in Israel may be called up for reserve duty, in addition to employees of our service providers located in Israel, have been called, for service and such persons may be absent for an extended period of time. In the event that hostilities disrupt our ongoing operations, our ability to deliver or provide services in a timely manner to meet our contractual obligations towards customers and vendors could be materially and adversely affected.

The intensity and duration of Israel’s current war against Hamas is difficult to predict, as are such war’s economic implications on the Company’s business and operations and on Israel’s economy in general. These events may be intertwined with wider macroeconomic indications of a deterioration of Israel’s economic standing, which may have a material adverse effect on the Company and its ability to effectively conduct its operations.

In the short-term the war in Israel increases the demand for the Company’s products. However, since this is an event that is not under the control of the Company and matters such as the fighting continuing or stopping may affect the Company’s assessments, as at the reporting date the Company is unable to assess the extent of long-term effect of the war on its business activities and on the business, and on their medium- and long-term results. The Company is continuing to regularly follow developments on the matter and is examining the effects on its operations and the value of its assets.

Annex F-58

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

A.	Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, certain revenues and expenses, and disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates.

B.	Functional currency

A majority of the Company’s revenues is generated in New Israel Shekel (“NIS”). In addition, most of the Company’s costs are denominated and determined in NIS. Management believes that the NIS is the currency in the primary economic environment in which the Company operates. Thus, the functional currency of the company is the NIS and reporting currency of the Company is the U.S. dollar.

The records of the Israeli operations were maintained in the local currency and translated to the reporting currency as follows: assets and liabilities are translated using the balance sheet period-end date exchange rate. Expenses and income are translated using the weighted average exchange rates for the reporting period. Foreign translation gains and losses are reported on the consolidated statement of operations and comprehensive loss and were included in the amount of income from comprehensive income.

As of December 31, 2022, the exchange rate 3.519 NIS/USD

As of December 31, 2023, the exchange rate 3.627 NIS/USD

C.	Cash and cash equivalents and Restricted cash

Cash equivalents are short-term highly liquid investments which include short term bank deposits (up to three months from date of deposit), that are not restricted as to withdrawals or use that are readily convertible to cash with maturities of three months or less as of the date acquired.

Annex F-59

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

Restricted cash as of December 31, 2023 and 2022 included a $25,000 and $30,000, respectively collateral account for guarantees issued by the bank in favor of the Company towards vendors and tenders the Company participated in.

D.	Inventory

Substantially all inventory consists of raw materials are valued at the lower of historic cost or net realizable value; where net realizable value is considered to be the estimated selling price in the ordinary course of business, less reasonably predictable cost of completion, disposal and transportation. Historic inventory costs are calculated on a first-in, first-out basis or specific cost.

The Company does not hold finished goods as inventory.

E.	Property, plant and equipment, net

1.	Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in the Statements of Operations and Comprehensive Loss.

2.	Rates of depreciation:

%
Furniture and office equipment	7-15
Computers	33

F.	Impairment of long-lived assets

The Company’s long-lived assets are reviewed for impairment in accordance with ASC Topic 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. No impairment expenses were recorded during the years ended December 31, 2023 or 2022.

Annex F-60

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

G.	Income taxes

Income taxes are accounted for under the asset and liability method. The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes”. Accordingly, deferred income taxes are determined based on the estimated future tax effects of differences between the financial accounting and the tax bases of assets and liabilities under the applicable tax law. Deferred tax balances are computed using the enacted tax rates expected to be in effect when these differences reverse. Valuation allowances in respect of deferred tax assets are provided for, if necessary, to reduce deferred tax assets to amounts more likely than not to be realized.

The Company accounts for uncertain tax positions in accordance with ASC Topic 740-10, which prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements. According to ASC Topic 740-10, tax positions must meet a more-likely-than-not recognition threshold. The Company’s accounting policy is to classify interest and penalties relating to uncertain tax positions under income taxes, however the Company did not recognize such items in its 2023 and 2022 financial statements and did not recognize any liability with respect to an unrecognized tax position in its balance sheets.

H.	Revenue recognition

Significant management judgments and estimates must be made and used in connection with the recognition of revenue in any accounting period. Material differences in the amount of revenue in any given period may result if these judgments or estimates prove to be incorrect or if management’s estimates change on the basis of development of business or market conditions.

We have decided to follow the provisions of Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The guidance provides a unified model to determine how revenue is recognized.

Revenues are recognized when control of the promised goods or services are transferred to the customers in an amount that reflects the consideration that we expect to receive in exchange for those goods or services.

We determine revenue recognition through the following steps: (1) identification of the contract with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, we satisfy a performance obligation.

Company has two main types of revenues –

Revenues from selling goods imported by the Company – like generators, masts and lightning

Revenues from integration projects where the Company designs, engineers, sources row materials, assemble and complete tactical vehicles and trailers.

Annex F-61

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company provides services to customers and has related performance obligations and recognizes revenue in accordance with ASC 606. Revenues are recognized when the Group satisfies performance obligations under the terms of its contracts, and control of its services or products is transferred to its customers in an amount that reflects the consideration the Company expects to receive from its customers in exchange for those products.

A typical contract with a customer specifies that the Company would receive an advance payment once the contract is signed, an additional payment would be made to the Company once the ordered product is manufactured and ready to be shipped to the customer and the remainder of the contract’s consideration would be made once the system is installed in the customer’s factory and its accepted by the customer.

According to ASC-606-10-50, and given the mentioned-above, once signed, the Company’s contracts are considered Contract Liability – as the Company has received the amount prior to delivering the goods to the customer. Those amounts would not be considered as Revenues. Once the goods are shipped to the customer – the contract becomes Contract Asset – as the Company transferred the goods to the client prior to receiving the full consideration for it. At the time the receipt of the consideration is conditional upon a successful installation of the product by the Company at the customer’s location and the full acceptance of the product by the customer. Only after such installation and acceptance the consideration owed to the Company is categorized as receivable. In all cases the time interval between the delivery of the product and its installation and acceptance by the customer happens within days.

This process involves identifying the customer contract, determining the performance obligations in the contract, determining the transaction price, allocating the transaction price to the distinct performance obligations in the contract, and recognizing revenue when the performance obligations have been satisfied. A performance obligation is considered distinct from other obligations in a contract when it (a) provides a benefit to the customer either on its own or together with other resources that are readily available to the customer and (b) is separately identified in the contract. The Company considers a performance obligation satisfied once it has transferred control of a good or product to a customer, meaning the customer has the ability to direct the use and obtain the benefit of the product.

I.	Accounts Receivables

We manage credit risk associated with our accounts receivables at the customer level. Because the same customers typically generate the revenues that are accounted for under both Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (Topic 606) and Accounting Standards Codification Topic 326, Credit Losses (Topic 326), the discussions below on credit risk and our allowances for doubtful accounts address our total revenues from Topic 606 and Topic 326.

Pursuant to Topic 326 for our accounts receivables, we maintain an allowance for doubtful accounts that reflects our estimate of our expected credit losses. Our allowance is estimated using a loss-rate model based on delinquency. The estimated loss rate is based on our historical experience with specific customers, our understanding of our current economic circumstances, reasonable and supportable forecasts, and our own judgment as to the likelihood of ultimate payment based upon available data. We perform credit evaluations of customers and establish credit limits based on reviews of our customers’ current credit information and payment histories. We believe our credit risk is somewhat mitigated by our geographically diverse customer base and our credit evaluation procedures. The actual rate of future credit losses, however, may not be similar to past experience. Our estimate of doubtful accounts could change based on changing circumstances, including changes in the economy or in the particular circumstances of individual customers. Accordingly, we may be required to increase or decrease our allowance for doubtful accounts.

Annex F-62

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

J.	Fair Value Measurements

Fair value of certain of the Company’s financial instruments including cash, accounts receivable, accounts payable, accrued expenses, notes payables, and other accrued liabilities approximate cost because of their short maturities. The Company measures and reports fair value in accordance with ASC 820, “Fair Value Measurements and Disclosure” (“ASC 820”) defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value investments.

Fair value, as defined in ASC 820, is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value of an asset should reflect its highest and best use by market participants, principal (or most advantageous) markets, and an in-use or an in-exchange valuation premise. The fair value of a liability should reflect the risk of non-performance, which includes, among other things, the Company’s credit risk.

K.	Provision for Returns

Based on historic customers’ returns and under a conservative approach, the Company allocates 0.5% of the annual sales for provision for returns of goods from its customers.

L.	Use of Valuations

Valuation techniques are generally classified into three categories: the market approach; the income approach; and the cost approach. The selection and application of one or more of the techniques may require significant judgment and are primarily dependent upon the characteristics of the asset or liability, and the quality and availability of inputs. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. ASC 820 also provides fair value hierarchy for inputs and resulting measurement as follows:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3: Unobservable inputs for the asset or liability that are supported by little or no market activity, and that are significant to the fair values.

Fair value measurements are required to be disclosed by the Level within the fair value hierarchy in which the fair value measurements in their entirety fall. Fair value measurements using significant unobservable inputs (in Level 3 measurements) are subject to expanded disclosure requirements including a reconciliation of the beginning and ending balances, separately presenting changes during the period attributable to the following: total gains or losses for the period (realized and unrealized), segregating those gains or losses included in earnings, and a description of where those gains or losses included in earning are reported in the statement of comprehensive loss.

Annex F-63

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

M.	Leases

The Company determines if an arrangement is or contains a lease at contract inception.

Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities in our consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Group’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company monitors for events or changes in circumstances that require a reassessment of one of its leases. When a reassessment results in the remeasurement of a lease liability, a corresponding adjustment is made to the carrying amount of the corresponding ROU asset unless doing so would reduce the carrying amount of the ROU asset to an amount less than zero. In that case, the amount of the adjustment that would result in a negative ROU asset balance is recorded in statement of comprehensive loss.

N.	Severance pay:

All the Company’s employees, besides one, have been signed on Section 14 of Israel’s Severance Compensation Law, 1963 (“Section 14”). Pursuant to Section 14, the Company’s employees, covered by this section, are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made on their behalf by the Company. Payments in accordance with Section 14 release the Company from any future severance liabilities in respect of those employees. Neither severance pay liability nor severance pay fund under Section 14 are recorded in the Company’s balance sheets.

As to the employee that has not signed the Section 14 clause, the Company contributes the on-going contributions on monthly basis.

O.	Net Loss Per Common Share

Net loss per share is provided in accordance with FASB ASC 260-10, Earnings per Share. Basic net loss per common share (“EPS”) is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period.

Annex F-64

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (cont.)

P.	Recently adopted accounting pronouncements

In June 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standard Update (“ASU”) 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which changes how entities will measure credit losses for financial assets and certain other instruments that are not measured at fair value through net income. The new expected credit loss impairment model requires immediate recognition of estimated credit losses expected to occur. Additional disclosures are required regarding assumptions, models, and methods for estimating the credit losses. ASU 2019-10, Financial Instruments-Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, deferred the effective date for non-public companies. The standard is effective for non-public companies for fiscal years beginning after December 15, 2022. We adopted these requirements as of January 1, 2023 with no material impact on our financial statements.

Q.	Recent Accounting Pronouncements not yet adopted

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires retrospective disclosure of significant segment expenses and other segment items on an annual and interim basis. Additionally, it requires disclosure of the title and position of the Chief Operating Decision Maker (“CODM”). This ASU will be effective for the Company’s fiscal December 31, 2024 year-end and interim periods beginning in fiscal 2025, with early adoption permitted. We are assessing the impact of this guidance on our disclosures; it will not have an impact on our results of operations, cash flows, or financial condition.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires an annual tabular effective tax rate reconciliation disclosure including information for specified categories and jurisdiction levels, as well as, disclosure of income taxes paid, net of refunds received, disaggregated by federal, state/local, and significant foreign jurisdiction. This ASU will be effective for the Company’s fiscal December 31, 2025 year-end, with early adoption permitted. We are assessing the impact of this guidance on our disclosures; it will not have an impact on our results of operations, cash flows, or financial condition.

R.	Related Party

The Company follows ASC 850, “Related Party Disclosures”, for the identification of related parties and disclosure of related party transactions. See Note 13.

Annex F-65

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 3 – LEASES

A.	In January 2021 the Company has exercised an extension option of a lease agreement for the office space and warehouse in 14 Yad Harutozim, Netanya, Israel for a term of five years. The monthly lease payments under the lease agreement are NIS 38.9 (approximately $11). The annual discount rate is 4%.

B.	The components of operating lease expense for the period ended December 31, 2023 and 2022 were as follows:

	December 31,
	2023	2022
Operating lease expense	130	114

C.	Supplemental cash flow information related to operating leases was as follows:

	December 31,
	2023	2022

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	130	114
Right-of-use assets obtained in exchange for lease obligations (non-cash):
Operating leases	-	627

Annex F-66

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 3 – LEASES (cont.)

D.	Amounts reported in the balance sheets related to operating lease as of December 31, 2023 and 2022 are as follows:

	Year ended December 31,
	2023	2022

Operating leases:
Operating leases right-of-use asset	381	511

Current operating lease liabilities	131	134
Non-current operating lease liabilities	250	378
Total operating lease liabilities	381	512

E.	Future minimum lease payments under non-cancellable leases as of December 31, 2023, are as follows:

2024	134
2025	134
2026	136
Total operating lease payments	404

Less: imputed interest	(22)
Present value of lease liabilities	381

NOTE 4 – SHORT TERM LOANS

	December 31,
	2023	2022

Short term loans from Bank (1)	77	267
Long-term loan from Banks -current portion (note 8)	192	125
	269	392

(1)	Annual interest – Prime + 3%-4%

Annex F-67

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 5 – ACCOUNTS PAYABLE

	December 31,
	2023	2022

Open payables	403	172
Notes payable	57	252
	460	424

NOTE 6 – OTHER CURRENT LIABILITIES

	December 31,
	2023	2022
Advances received from customers	112	168
Employees and payroll accruals	93	95
Government Institutions	78	44
Accrued expenses	87	20
	370	327
Advances received from customers:

Opening balance	168	163
New Advance payments	81	94
Amount recognized as revenue	(130)	(69)
Foreigh currency translation adjustment	(7)	(20)
Closing balance	112	168

NOTE 7 – LONG TERM LOANS

	December 31,
	2023	2022
Long term from bank (1) (2)	285	311
Long term from Related party - Shalom (3)	97
Long term from Related party - Heirs of Binayamin Rimon (4)	560	432
Long-term loan from Banks -current portion	(192)	(125)
	750	618

(1)	Annual interest – Prime + 3%-4%.

As of
December 31, 2022	4.75%
December 2023, 2023	6.25%
Date of this report	6%

(2)	A shareholder is a guarantor for the loans from the bank

(3)	A loan received in accordance to the share purchase transactions completed on the year 2024. For payment not before January 1, 2025. See also note 1(B).

(4)	The loan is noted in NIS. It does not bear interest. For payment not before January 1, 2025.

Annex F-68

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 7 – LONG TERM LOANS (cont.)

Maturities of the loan from banks as of December 31, 2023, were as follows:

Year ended December 31,

2024	$192
2025	81
2026	12

Total	$285

NOTE 8 – SHAREHOLDERS’ EQUITY

Description of the rights attached to the Shares in the Company:

Common stock:

The Ordinary shares confer upon their holders the right to participate and vote in the shareholders’ meetings of the Company and the right to participate in any distribution of dividends.

NOTE 9 – COST OF REVENUES

	Year ended December 31
	2023	2022
Purchases	2,047	1,274
Changes in Inventory	(9)	39
Salaries and related expenses	282	411
Rent	91	99
Other expenses	237	218
	2,648	2,041

NOTE 10 – GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31
	2023	2022
Salaries and related expenses	289	340
Rent	39	42
Professional services	88	11
Consulting and marketing expenses	51	48
Other expenses	80	77
	547	518

Annex F-69

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(USD in thousands, except share and per share data)

NOTE 11 – INCOME TAX

Income of the company is taxable at corporate tax rate of 23%.

The Company have not received final tax assessments since its inception although the tax reports of the Company for the years ended by December 31, 2018 are deemed to be final.

As of December 31, 2023, the Company have carried forward losses for tax purposes of approximately $635 thousands , which can be offset against future taxable income, if any.

The following is reconciliation between the theoretical tax on pre-tax income, at the tax rate applicable to the Company (federal tax rate) and the tax expense reported in the financial statements:

	Year ended December 31
	2023	2022
Pretax income	536	117
Federal tax rate	23%	23%
Income tax computed at the ordinary tax rate	123	27
Non-deductible income	6	16

	129	43

Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	Year ended
	December 31,
	2023	2022
Deferred tax assets
Net operating losses carryforwards	148	245
Employees accruals	26	68

Gross deferred tax assets
Valuation allowance	-	-
Total deferred tax assets, net	174	313

Annex F-70

B. RIMON AGENCIES LTD.

NOTES TO FINANCIAL STATEMENTS

(U.S. dollars, except share and per share data)

NOTE 12 – RELATED PARTIES

A.	Transactions and balances with related parties

	Year ended December 31
	2023	2022
General and administrative expenses:
Officers’ compensation (former controlling shareholder)	55	73

Financing:
Financing expense	15	23

B.	Balances with related parties:

	As of December 31,
	2023	2022
Loans from related parties	699	475
Deposit held in trust by the related parties	(42)	(43)
	657	432

NOTE 13 – LIENS AND GURENTEES

●	The Controlling shareholders has provided a personal guarantee to the lending banks and also provided a lien on his personal funds to Bank Leumi.

●	The Company has provided a lien on one of the cars.

●	The Company has provided a bank guarantee to the Israeli Police (which is a customer of the Company).

●	The Company has provided a guarantee of NIS 10,000 the Israeli Ministry of Defense (a customer of the Company) – through a deposit of a similar amount in the bank and a lien on the deposit.

NOTE 14 – SUBSEQUENT EVENTS

1.	Shalom, the new controlling shareholder, is entitled to receive NIS 40,000 (approximately USD 11,000) a month, plus VAT.

2.	In 2024 Bank Leumi has removed the lien on Binyamin Rimon’s (the previous CEO and controlling shareholder) personal funds and cancel its negative pledge on the Company.

3.	In 2024 Bank HaPoalim has increased its credit to the Company. Bank HaPoalim has a floating pledge on the Company’s assets and a personal guarantee from Shalom – the current controlling shareholder.

4.	See Note 1B above.

Annex F-71

Annex G

Amendment No. 1

Amendment No. 1, dated as of February 11, 2025 (this “Amendment”), to the Securities Purchase Agreement and Call Option (the “Agreement”) dated as of December 15, 2024, by and among Nukkleus Inc., a Delaware corporation, Star 26 Capital, Inc, a Nevada corporation, the equity holders of the capital of the Seller listed on Schedule A attached thereto, and Menachem Shalom, solely in his capacity as the representative and agent of the Shareholders. Capitalized terms used herein not otherwise defined shall have the meanings given to such terms in the Agreement.

W I T N E S S E T H

WHEREAS, the boards of directors of the Company and the Seller have each determined that it is in the best interests of their respective shareholders to amend certain provisions of the Agreement;

WHEREAS, the consideration for the Investment shall be increased to $21,000,000 to consist of $5,000,000 in cash and an Investment Note in the principal amount of $16,000,000, with the amount of shares of common stock of the Company and Investment Warrants remaining as provided for in the Agreement;

WHEREAS, the parties agree to increase the amount to be lend by the Company to the Seller prior to Closing; and

WHEREAS, the parties are willing to enter into this Amendment in accordance with Section 10.6 of the Agreement on the terms and provisions contained in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.	The Investment.

(a)	Section 2.1.1 of the Agreement shall be amended by deleting said section in its entirety and replacing Section 2.1.1 with the following:

“2.1.1 invest in the Seller an aggregate of $21,000,000 which shall be made as of the Closing Date and shall consist of (i) a minimum cash payment of USD $5,000,000 and (ii) a promissory note, substantially in the form attached hereto as Exhibit B (the “Investment Note”) payable by the Company to the Seller in the principal amount of USD $16,000,000, less (a) the outstanding amounts due under the Seller Notes (as defined below) as of the Closing Date, and (b) any portion of the cash payment to the Shareholders under clause (i) of this section that exceeds USD $5,000,000. The parties hereto agree that the Seller Notes shall be deemed cancelled, void ab initio, and of no further force or effect upon issuance of the Investment Note, and in consideration of the deduction set forth in clause (a) of this section. The Seller further agrees to release the Company from any and all claims related to such notes and to execute any documents necessary to effect such cancellation and release upon the Company’s written request.

(b)	The reference in Section 2.1.2(ii) to “$10,000,000” shall be changed to “$16,000,000”.

Annex G-1

2.	The Option. Section 2.2 of the Agreement shall be amended by adding the following sentence after Section 2.2.1.4:

If the Company exercises the Option, payment of the full Option Exercise Price must be made in its entirety no later than three business days from the date of such exercise.

3.	Termination of Option. Section 2.2 of the Agreement shall be amended by adding the following at the end thereof:

“2.2.3 The Option shall automatically expire and have no further force and effect simultaneously upon the consummation of the Seller IPO.”

4.	Seller Notes. The reference in Section 6.10 of the Agreement shall be changed from “$1,000,000” to “$1,800,000”.

5.	Reference. On and after the date hereof, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Agreement in any Transaction Document or any other agreement, document or other instrument, shall mean, and be a reference to the Agreement, as amended by this Amendment. No other term or provision of the Agreement or any Transaction Document shall be affected by this Amendment other than as expressly provided herein.

6.	Execution. This Amendment may be executed and delivered in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by all the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7. Captions. The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.

8. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

Annex G-2

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the parties have executed this Amendment as of the date first written above.

NUKKLEUS INC.

By:	/s/ Reuven Yegana
Name:	Reuven Yegana
Title:	Member of the Board

By:	/s/ Anastasiia Kotaieva
Name:	Anastasiia Kotaieva
Title:	Member of the Board

STAR 26 CAPITAL, INC.

By:	/s/ Menachem Shalom
Name:	Menachem Shalom
Title:	CEO

SHAREHOLDERS’ REPRESENTATIVE

By:	/s/ Menachem Shalom
Name:	Menachem Shalom

Annex G-3

Annex H

Amendment No. 2

Amendment No. 2, dated as of May 13, 2025 (this “Amendment”), to the Securities Purchase Agreement and Call Option, dated as of December 15, 2024, as amended by Amendment No. 1 dated February 11, 2025 (as amended, the “Agreement”), by and among Nukkleus Inc., a Delaware corporation, Star 26 Capital, Inc, a Nevada corporation, the equity holders of the capital of the Seller listed on Schedule A attached thereto, and Menachem Shalom, solely in his capacity as the representative and agent of the Shareholders. Capitalized terms used herein not otherwise defined shall have the meanings given to such terms in the Agreement.

W I T N E S S E T H

WHEREAS, given the recent activities of the Seller, the parties agree to further increase the amount to be lend by the Company to the Seller prior to Closing; and

WHEREAS, the boards of directors of each of the Company and the Seller have determined that it is in the best interests of their respective shareholders to amend the Agreement on the terms and provisions provided for herein.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.	Seller Notes. The reference in Section 6.10 of the Agreement shall be changed from “$1,800,000” to “$3,000,000”.

2.	Fairness Opinion. The parties agree that a fairness opinion shall not be a closing condition to consummate the Transaction; accordingly, Section 7.2.5 of the Agreement is hereby deleted in its entirety.

3.	Reference. On and after the date hereof, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Agreement in any Transaction Document or any other agreement, document or other instrument, shall mean, and be a reference to the Agreement, as amended by this Amendment. No other term or provision of the Agreement or any Transaction Document shall be affected by this Amendment other than as expressly provided herein.

4.	Execution. This Amendment may be executed and delivered in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by all the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4. Captions. The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.

5. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

Annex H-1

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the parties have executed this Amendment as of the date first written above.

NUKKLEUS INC.

By:
Name:	Reuven Yegana
Title:	Member of the Board

STAR 26 CAPITAL, INC.

By:
Name:	Menachem Shalom
Title:	CEO

SHAREHOLDERS’ REPRESENTATIVE

By:
Name:	Menachem Shalom

Annex H-2